As filed with the Securities and Exchange Commission on October 22, 1997

                                                      Registration No. 333-
                                                                          -----
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     Capital Preferred Yield Fund - V, L.P.
      (Exact Name of registrant as specified in its governing instruments)

       Delaware                      7394                      84-1331690
(State of Organization)  (Primary Standard Industrial    (I.R.S. Employer
                          Classification Code Number)     Identification Number)

                           7175 West Jefferson Avenue
                                   Suite 4000
                            Lakewood, Colorado 80235
                                 (303) 980-1000
   (Address and telephone number of registrants' principal executive offices)

                           John F. Olmstead, President
                         CAI Equipment Leasing VI Corp.
                           7175 West Jefferson Avenue
                                   Suite 4000
                            Lakewood, Colorado 80235
                                 (303) 980-1000
            (Name, address and telephone number of agent for service)
                                ----------------

                                   Copies to:

                              Lyle B. Stewart, Esq.
                              Lyle B. Stewart, P.C.
                               3751 S. Quebec St.
                             Denver, Colorado 80237
                                 (303) 267-0920

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                                ----------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

                                                   CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                          Amount to         Proposed maximum         Proposed maximum           Amount of
       Title of each class of                be              offering price              aggregate            registration
    securities to be registered          registered             per unit              offering price               fee
--------------------------------------------------------------------------------------------------------------------------------
Units of Class A Limited
Partner Interest....................       500,000              $100.00                 $50,000,000              $15,152
================================================================================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     CAPITAL PREFERRED YIELD FUND - V, L.P.
                         Cross Reference Sheet Furnished
                             Pursuant to Rule 404(a)
             Between Items in Part I of Form S-1 and the Prospectus

         Registration Statement
         Item Number and Caption                                 Prospectus Caption
         -----------------------                                 ------------------
1.       Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus...............   Facing Page; Cover Page
2.       Inside Front and Outside Back Cover Pages
         of Prospectus........................................   Reports to Class A Limited Partners;
                                                                 Inside Cover Page; Table of Contents
3.       Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges.........................   Summary of the Offering; Risk
                                                                 Factors
4.       Use of Proceeds......................................   Estimated Use of Proceeds
5.       Determination of Offering Price......................   Risk Factors
6.       Dilution.............................................   *
7.       Selling Security Holders.............................   *
8.       Plan of Distribution.................................   Plan of Distribution; Investor
                                                                 Suitability and Minimum Investment
                                                                 Requirements; Subscription
                                                                 Procedures
9.       Description of Securities to be
         Registered...........................................   Summary of the Partnership Agreement
10.      Interests of Named Experts and Counsel...............   *
11.      Information with Respect to the Registrant
         (a)  Description of Business.........................   Investment Objectives and Policies
         (b)  Description of Property.........................   Investment Objectives and Policies
         (c)  Legal Proceedings...............................   *
         (d)  Market Price of and Dividends on the
              Registrant's Common Equity and Related
              Stockholder Matters.............................   *
         (e)  Financial Statements............................   Financial Statements
         (f)  Selected Financial Information..................   *
         (g)  Supplementary Financial Information.............   *
         (h)  Management's Discussion and Analysis of
              Financial Condition and Results of
              Operations......................................   Management's Discussion of Financial
                                                                 Condition
         (i)  Disagreements With Accountants on
              Accounting and Financial Disclosure.............   *
         (j)  Directors and Executive Officers................   Management
         (k)  Management Remuneration.........................   Compensation and Fees
         (l)  Security Ownership of Certain
              Beneficial Owners and Management................   Management
         (m)  Certain Relationships and Related
              Transactions....................................   Conflicts of Interest; Management
12.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..........................................   Fiduciary Responsibility of the
                                                                 General Partner

--------------------
*  Not Applicable

[Red Herring information to be placed on Outside Front Cover Page of Prospectus]

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in a State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                  SUBJECT TO COMPLETION, DATED ___________, 1997

PROSPECTUS

                     CAPITAL PREFERRED YIELD FUND - V, L.P.

                                   $1,200,000
                          12,000 Units Minimum Offering
                                  $100 per Unit
            Minimum Investment: 25 Units ($2,500); 10 Units ($1,000)
             for Individual Retirement Accounts and Qualified Plans


     Capital Preferred Yield Fund - V, L.P. (the "Partnership") is a newly-formed equipment leasing limited partnership. Neither it nor its General Partner currently has any operating assets or operating history. However, Affiliates of the General Partner have considerable experience in the equipment leasing industry. See "MANAGEMENT." This prospectus describes an investment in securities of the Partnership, which are called "Units." The Partnership may sell as little as $1,200,000 or as much as $50,000,000 of Units.

     Partnership objectives include: (i) to make monthly distributions of cash generated by its operations; and (ii) to reinvest undistributed cash flow and sale proceeds in additional equipment. See "INVESTMENT OBJECTIVES AND POLICIES."

          AN INVESTMENT IN UNITS OF THE PARTNERSHIP HAS SIGNIFICANT RISKS (SEE "RISK FACTORS" ON PAGE 21) including:

         o The cash realized from future sales or re-leases of the Equipment may be less than that projected; the Equipment may have little or no residual value at the termination of the Partnership.

         o A substantial portion of the distributions made to date by similar partnerships sponsored by Affiliates of the General
                  Partner have been, and a substantial portion of the distributions to be made by the Partnership are expected to be, a return of investors' capital contributions (i.e., the money you originally invested).

         o Lack of market for the Units - Limited Partners may be able to resell their Units, if at all, only at a discount.

         o Some of the Equipment acquired by the Partnership may be subject to leases under which the non-cancelable rental payments due during the initial term of the Lease are insufficient to permit the Partnership to recover the purchase price of the Equipment leased thereby.

         o The Partnership plans to borrow a portion of the money to be used to acquire some items of Equipment, creating a risk of loss of the Equipment if a Lessee defaults. Certain fees to be earned by the General Partner will also be greater as the percentage of leverage increases.

         o Affiliates of the General Partner manage similar existing partnerships and this may give rise to conflicts of interest.

         o The ownership and leasing of equipment and provision of financing may be adversely affected by various economic and business factors that are beyond the control of the General Partner.

         o For the reasons discussed under "Performance of Prior Investment Programs," Leastec Income Fund V, an affiliated partnership, experienced net losses for financial reporting purposes in 1990 and 1992. As a result, its partners will recover approximately 90% of their full initial investments.

                                                          (cover page continued)

     The Partnership will use investors' capital contributions (i.e., cash investments in the Partnership) to buy a wide range of equipment on lease to a diversified group of creditworthy businesses. The Partnership will use approximately 79% of the gross offering proceeds raised by the Partnership to purchase Equipment. See "ESTIMATED USE OF PROCEEDS" and "INVESTMENT OBJECTIVES AND POLICIES--The Equipment--Equipment Investment Criteria." The Partnership will reinvest cash from operations, in excess of amounts distributed to the Partners, in Equipment for seven or eight years, and anticipates that all Equipment will be sold and the Partnership liquidated in approximately eight to ten years. Up to 50.0% of the aggregate price of Equipment purchased may be borrowed. The General Partner will not contribute any capital to the Partnership. However, the Class B Limited Partner, which is affiliated with the General Partner, will contribute cash to the Partnership in an amount equal to 1.0% of investors' capital contributions. See "SUMMARY OF THE OFFERING."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------------------------

                                                                      Price to             Selling             Proceeds to
                                                                     the Public         Commissions(1)         Partnership
-----------------------------------------------------------------------------------------------------------------------------

Per Unit.......................................................   $       100.00        $       10.00        $        90.00
Minimum Offering (12,000 Units)(2).............................   $ 1,200,000.00        $  120,000.00        $ 1,080,000.00
Maximum Offering (500,000 Units)..........................        $50,000,000.00        $5,000,000.00        $45,000,000.00
-----------------------------------------------------------------------------------------------------------------------------


(1) See "PLAN OF DISTRIBUTION" for a description of certain commission discounts.

(2) All funds received prior to the Minimum Offering being sold will be placed in an interest-bearing escrow account with the Escrow Agent. The termination date of the Offering is the earliest of: (i) the date on which the Maximum Offering has been sold; (ii) the date twelve months from the date of this Prospectus if the Minimum Offering has not been sold; (iii) the date 24 months from the date of this Prospectus; and (iv) the date of the termination of the Offering by the General Partner. If the Minimum Offering has not been subscribed by 12 months from the date of this Prospectus, all subscription funds will be promptly returned to each subscriber, together with all interest earned thereon. See "PLAN OF DISTRIBUTION - Escrow Arrangements."

                 The date of this Prospectus is _____ __, 1998.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE, AND MAY ONLY BE TRANSFERRED AND RESOLD IN CONFORMITY WITH THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP AND IN COMPLIANCE WITH APPLICABLE LAW.

     CAPITAL PREFERRED YIELD FUND - V, L.P. IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND IS NOT SUBJECT TO REGULATION THEREUNDER.

     Unless otherwise indicated, all capitalized terms used in this Prospectus are defined in the Glossary that appears below.

     THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE THAT MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

     No dealer, salesman or any other person acting in any capacity whatsoever with respect to this Offering has any authority to give any information or to make any representations or warranties, either express or implied, other than those that may be contained in this Prospectus and, if given or made, such information, representations or warranties must not be relied upon as having been authorized by the General Partner.

     PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM OFFERING AMOUNT IS UNDER $5,000,000, YOU ARE CAUTIONED TO EVALUATE CAREFULLY THE PARTNERSHIP'S ABILITY TO ACCOMPLISH ITS STATED OBJECTIVES AND INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF SUBSCRIPTIONS.

     Until ____ __, 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

SUMMARY OF THE OFFERING......................................................  8
         Partnership.........................................................  8
         Business of the Partnership.........................................  8
         Risk Factors........................................................  9
         Class B Limited Partner............................................. 11
         Estimated Use of Proceeds........................................... 12
         Cash Distribution to Partners....................................... 12
         Summary of Compensation............................................. 13
         Conflicts of Interest............................................... 14
         Other Offerings by the General Partner and its
                  Affiliates................................................. 14
         Management; Financial Statements of the General Partner
                  and the Partnership........................................ 14
         Investment Objectives and Policies.................................. 15
         Federal Income Tax Consequences..................................... 16
         Capitalization...................................................... 16
         Summary of Partnership Agreement.................................... 17
         Transfer of Units................................................... 17
         Fiscal Year......................................................... 17
         Glossary of Terms................................................... 17

RISK FACTORS................................................................. 18
         A.       Business Risks............................................. 18
                  1.       General........................................... 18
                  2.       Residual Value of Equipment....................... 18
                  3.       Risk of Operating Leases.......................... 18
                  4.       Losses of Prior Program........................... 19
                  5.       Risks Associated with Lessee Default.............. 19
                  6.       Decreasing Interest Rate.......................... 19
                  7.       Competition....................................... 20
         B.       Partnership or Investment Risks............................ 20
                  1.       A Substantial Portion of the Cash
                           Distributions of Prior CAI Public
                           Partnerships has been a Return of Capital......... 20
                  2.       Lack of a Secondary Market for Units;
                           Restricted Transferability........................ 20
                  3.       Leverage--Risk of Loss of Equipment Through
                           Foreclosure....................................... 21
                  4.       Conflicts of Interest............................. 21
                  5.       Equipment and Lessees Unspecified; Investment
                           Delay; Investment Portfolio Composition........... 21

                  6.       Management of the Partnership; Limited Voting
                           Rights of Limited Partners........................ 22
                  7.       Subscription Payments May Be Held in Escrow
                           for Up to Twelve Months Before Being
                           Returned.......................................... 22
                  8.       Participation of a Security Sales Affiliate
                           in this Offering.................................. 22
                  9.       A Lack of Diversification of Equipment Would
                           Result if only the Minimum Offering were
                           Raised............................................ 23
                  10.      Redemption Price.................................. 23
                  11.      Limited Time Commitment........................... 23
                  12.      Uninsured Losses.................................. 23
                  13. Liability of Limited Partners for Certain Distributions; Limited Liability Not Clearly
                           Established....................................... 23
                  14.      Lack of Separate Counsel.......................... 24
         C.       Federal Income Tax and ERISA Matters....................... 24
                  1.       Federal Income Tax Matters........................ 24
                  2.       ERISA Matters..................................... 25

ESTIMATED USE OF PROCEEDS.................................................... 25

COMPENSATION AND FEES........................................................ 27
         Organizational and Offering Stage................................... 28
         Acquisition and Operating Stage..................................... 29
         Liquidation Stage................................................... 31
         Interest in Partnership Profits or Losses........................... 31

CONFLICTS OF INTEREST........................................................ 34
         Competition With the General Partner and its
                  Affiliates................................................. 34
                  Acquisition of Equipment................................... 35
                  Re-Leasing or Sale of Equipment............................ 35
                  Limitation on Purchase Prices.............................. 35
         Other Investment Activities......................................... 36
         Availability of Management Services................................. 36
         Compensation of the General Partner and Affiliates.................. 37
         Effect of Leverage on Compensation Arrangements..................... 37
         Determination of Reserves........................................... 38
         Participation of a Securities Sales Affiliate in this
                  Offering................................................... 38
         General Partner to Act as Tax Matters Partner....................... 38
         Lack of Separate Counsel............................................ 38

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER.............................. 39
         General  ........................................................... 39
         Conflicts of Interest............................................... 40
         Indemnification of the General Partner, Dealer-Manager
                  and Selling Dealers........................................ 41

MANAGEMENT................................................................... 42
         The General Partner................................................. 42
         Capital Associates, Inc............................................. 43
         Relationship of the Partnership and Affiliates...................... 43
         Management of the General Partner................................... 44

PERFORMANCE OF PRIOR INVESTMENT PROGRAMS..................................... 46
         Prior CAI Public Partnerships....................................... 46
         Prior CAI Private Programs.......................................... 47
         Losses in Residual Value............................................ 48
         Information About Prior Programs.................................... 49

INVESTMENT OBJECTIVES AND POLICIES........................................... 50
         The Equipment Leasing Industry...................................... 50
         Objectives of the Partnership....................................... 50
         The Equipment....................................................... 52
                  Acquisition of Equipment................................... 52
                  Equipment Investment Criteria.............................. 53
                  Purchase of Used Equipment................................. 54
                  Vendor Leasing Programs.................................... 54
                  Reinvestment............................................... 55
                  Diversification............................................ 55
                  Re-Leasing................................................. 55
                  Types of Equipment......................................... 56
         Market Factors and Residual Values.................................. 60
         Description of Leases............................................... 62
         Insurance........................................................... 63
         Joint Venture Equipment............................................. 64
         Leverage ........................................................... 65
         Cash Distributions to Partners...................................... 66
         Reinvestment of Undistributed Cash in Additional
                  Equipment.................................................. 68

CAPITALIZATION............................................................... 69

MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION............................... 69
         Liquidity and Capital Resources..................................... 69
         Operations.......................................................... 70

FEDERAL INCOME TAX CONSEQUENCES.............................................. 72
         General  ........................................................... 72
         Summary  ........................................................... 72
         Tax Opinion......................................................... 75
         Classification of the Partnership................................... 76
         Limitations on Deductions of Losses................................. 78
         Allocation of Partnership Profits and Losses........................ 82
         Cash Distributions.................................................. 84
         Sales or Other Dispositions of Units................................ 84
         Changes in Holdings of Units........................................ 86
         Dissolution of the Partnership...................................... 87

         Election to Adjust the Tax Basis of Partnership Assets.............. 88
         Organization and Syndication Expenses............................... 88
         Ownership of the Equipment and Status of the Leases as
                  True Leases................................................ 88
         Depreciation and Depreciation Recapture............................. 89
         Disposition of Equipment............................................ 91
         Method of Accounting................................................ 92
         Taxable Year........................................................ 92
         Treatment of Partnership Expenses................................... 92
         Investment by Qualified Plans or IRAs............................... 93
         Individual Alternative Minimum Tax.................................. 94
         Preparation and Filing of Tax Returns............................... 94
         Partnership Audits; Interest and Penalties.......................... 95
         Tax Shelter Registration............................................ 96
         Large Partnership Election.......................................... 97
         Tax Laws Subject to Change..........................................100
         State and Local Taxes...............................................101

INVESTMENT BY QUALIFIED PLANS................................................101
         Fiduciaries Under ERISA.............................................101
         Prohibited Transactions Under ERISA and the Code....................102
         Plan Assets.........................................................103
         Other ERISA Considerations..........................................104

SUMMARY OF THE PARTNERSHIP AGREEMENT.........................................105
         Distribution of Distributable Cash..................................105
         Allocation of Profits and Losses....................................107
         Voting Rights of Limited Partners...................................107
         Meetings ...........................................................108
         Books and Records...................................................108
         Rights, Obligations and Powers of General Partner...................108
         Restrictions........................................................109
         Partnership Expenses................................................110
         Liability of Limited Partners; Nonassessability of
                  Units......................................................110
         Liability of General Partner; Indemnification.......................111
         Dissolution and Liquidation of the Partnership......................111
         Withdrawal and Removal of General Partner...........................112
         Amendments to the Partnership Agreement.............................113
         Designation of Tax Matters Partner..................................113
         Applicable Law......................................................113
         Power of Attorney...................................................113

TRANSFER OF UNITS............................................................114
         Restrictions on the Transfer of Units...............................114
         Redemption of Units.................................................115

REPORTS TO CLASS A LIMITED PARTNERS..........................................116

PLAN OF DISTRIBUTION.........................................................116

         General  ...........................................................116
         Escrow Arrangements.................................................119

INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                                              SUBSCRIPTION PROCEDURES........121
         Individual Investment Suitability Considerations....................121
         State Requirements Concerning Investor Suitability and
                  Minimum Investment.........................................121
         Minimum Investment and Suitability Standards........................123
         How To Subscribe....................................................126

EXPERTS  ....................................................................128

LEGAL MATTERS................................................................128

ADDITIONAL INFORMATION.......................................................128

SALES MATERIAL...............................................................129

GLOSSARY ....................................................................129

FINANCIAL STATEMENTS.........................................................F-1

SCHEDULE I - ANTICIPATED EQUIPMENT PURCHASES.................................S-1

EXHIBITS:

         A.  Amended and Restated Agreement of Limited
               Partnership.................................................  A-1
         B.  Prior Performance Tables......................................  B-1
         C.  Subscription Agreement........................................  C-1

--------------------------------------------------------------------------------

                             SUMMARY OF THE OFFERING
--------------------------------------------------------------------------------

Partnership

     Capital Preferred Yield Fund - V, L.P. (the "Partnership") is a Delaware limited partnership that was formed on September 30, 1997. Class A Limited Partners (i.e., the investors) are not guaranteed any return from the Partnership, but, if and when there are cash distributions, are entitled to cash distributions prior to the distributions to the Class B Limited Partner and payment to the General Partner of a fee for services rendered in connection with managing the Partnership's Equipment. However, operating expenses and fees and expenses for services rendered during the Partnership's organizational or acquisition phases will be paid to the General Partner or its Affiliates and any necessary working capital will be provided for prior to any distributions to the investors. The Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") is attached as Exhibit A to this Prospectus. See "SUMMARY OF THE PARTNERSHIP AGREEMENT."

Business of the Partnership

     The Partnership intends to engage in the business of acquiring Equipment on lease to creditworthy Lessees. See "INVESTMENT OBJECTIVES AND POLICIES--The Equipment--Equipment Investment Criteria." No Equipment will be purchased for which a Lease has not been obtained. The Equipment will be leased initially for periods of approximately two to seven years. At the end of each Lease, the General Partner will have the right to either sell or re-lease the Equipment to the same or a different Lessee. The Partnership will use cash from operations that is not distributed to the Partners to purchase additional Equipment over a eight to ten year "Reinvestment Period" (seven years, unless extended up to an additional year by the General Partner). The General Partner anticipates that all Equipment will be sold and the Partnership liquidated between seven and eight years after the date on which at least 12,000 Units have been sold and the Partnership has received the funds therefor.

     It is expected that on or about __________, 1998, CAII will sell certain items of Equipment worth approximately $__________ to the Partnership. This sale shall be made pursuant to an installment sales contract which shall be fully paid within twelve months of its execution by the Partnership from the proceeds of the Offering. The interest rate payable to CAII under the installment sale contract shall be 8.75% per annum. The price paid by the Partnership pursuant to the installment sale contract shall comply with the limitations set forth under "CONFLICTS OF INTEREST Competition with the General Partner and its Affiliates Limitation on Purchase Prices". Schedule I to this Prospectus identifies certain Equipment that is expected to be purchased by the Partnership from CAII. After the Closing, it is anticipated that Equipment will be purchased on an all-cash basis or financed by non-affiliated third parties.

Risk Factors

     An investment in the Partnership has many risks. The "RISK FACTORS" Section of this Prospectus, which immediately follows this Section, contains a detailed discussion of the most important risks associated with an investment in Units. Please refer to that Section of this Prospectus for a discussion of the following specific risk factors as well as other relevant risk factors:

Business and Investment Risks:

          o The cash realized from future sales or re-leases of the Equipment may be less than that projected; the Equipment may have little or no residual value at the termination of the Partnership, depending on the ability of the Equipment purchased by the Partnership to hold its value over the term of the Partnership.

          o A substantial portion of the distributions made to date by similar partnerships sponsored by Affiliates of the General Partner have been, and a substantial portion of the distributions to be made by the Partnership are expected to be, a return of investors' capital contributions.

          o Limited Partners may be able to resell their Units, if at all, only at a discount. Investors must be prepared to hold their Units for the entire seven to nine year life of the Partnership since: (i) no secondary market is expected to exist for Units; and (ii) a buyer for Units (other than the Partnership under certain circumstances) may not exist. See "TRANSFER OF UNITS--Redemption of Units" for a discussion of redemption rights and prices.

          o Some of the Equipment acquired by the Partnership may be subject to leases under which the non-cancelable rental payments due during the initial term of the lease are insufficient to permit the Partnership to recover the purchase price of the Equipment.

          o The Partnership plans to borrow a portion of the money to be used to acquire some items of Equipment, creating a risk of loss of the Equipment if a Lessee defaults. Certain fees to be earned by the General Partner will also be greater as the percentage of leverage increases.

          o    Affiliates  of  the  General  Partner  manage  similar   existing
               partnerships and this may give rise to conflicts of interest.

          o The ownership and leasing of Equipment and provision of financing may be adversely affected by various economic and business factors that are beyond the control of the General Partner.

          o For the reasons discussed under "PERFORMANCE OF PRIOR INVESTMENT PROGRAMS - Losses in Residual Value," Leastec Income Fund V experienced net losses for financial reporting purposes in 1990 and 1992. As a result, its partners will recover approximately 90% of their full initial investments.

          o No one can predict whether the Limited Partners will receive cash distributions in an amount sufficient to return their original investment, nor the amount of profit thereon, if any, that they will ultimately receive.

          o The Equipment to be acquired and the Leases to be entered into by the Partnership have not been specified as of the date of this Prospectus and will be determined by the General Partner after the minimum offering of 12,000 Units (the "Minimum Offering") has been achieved.

          o Investors will not have the opportunity to vote except in extraordinary circumstances (for example, to approve, by a vote of not less than 50.0% of all Class A Limited Partnership interests, certain amendments to the Partnership Agreement).

          o    The risk relating to the creditworthiness of lessees and debtors.

          o The risks of loss of collateral inherent in all leveraged lease transactions.

          o Investors' subscription payments may be held in escrow for up to 12 months before being returned if the Minimum Offering is not sold. During such period investors will be deprived of the use of such funds, although interest will be earned on such funds.

          o Because both the General Partner and the Dealer- Manager are Affiliates of Capital Associates, Inc. ("CAI"), this Offering has not been the subject of an independent due diligence investigation, except that each Selling Dealer may conduct such an investigation if it so desires.

          o As interest rates decrease, lease rental rates are generally decreased, potentially lowering the overall rate of return on the Equipment and on the contributions of capital made to the Partnership by the Limited Partners.

          o A default by a Lessee could lead to loss of anticipated revenues which may result in the Partnership's inability to fully recover its investment in Equipment on lease to such Lessee.

Federal Income Tax Risks:

          o Investors may be required to report taxable income in excess of cash distributed to them.

     See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of material federal income tax issues.

Class B Limited Partner

     Capital Associates International, Inc. ("CAII") will be the Class B Limited Partner, will contribute cash in the amount of $10,000 for each $1,000,000 of investors' capital contributions (i.e., cash investments in the Partnership) to the Partnership and will agree to subordinate its interest in the cash distributions made to Class A Limited Partners and the General Partner. The contributions of the Class B Limited Partner will be made simultaneously with the purchase of Equipment by the Partnership.

     The Class A Limited Partners (the investors) will receive First Cash Distributions (i.e., monthly or quarterly cash distributions out of Distributable Cash in an amount equal to a certain percentage of the Class A Limited Partners' contributions to the Partnership) if funds are available. The Class B Limited Partner will receive its cash distribution for any Period only if the Class A Limited Partners have received all their accumulated and unpaid First Cash Distributions as discussed in detail below. See "Cash Distribution to Partners" below.

Estimated Use of Proceeds

     Of the Gross Offering Proceeds raised by the Partnership from the Class A Limited Partners, approximately 79% will be used to purchase Equipment, 1.0% will be allocated to reserves maintained for working capital of the Partnership and contingencies and the rest will go to pay fees and expenses incurred by the Sponsor of the Offering and others. See "ESTIMATED USE OF PROCEEDS" for a breakdown of the Partnership's estimate as to how the capital it raises will be used.

Cash Distribution to Partners

     From the aggregate monthly rental payments received from companies leasing Equipment owned by the Partnership, the Partnership will pay its operating expenses such as accounting, investor relations and legal fees, the costs of reports to the Class A Limited Partners and the General Partner's fee for management of the Partnership's Equipment (to the extent payable in light of its subordination) and will establish any necessary reserves for working capital and contingencies. Amounts remaining after the payment of these expenses and the establishment of such reserves, together with net proceeds from any sale of Partnership Equipment ("Distributable Cash"), will be used to make cash distributions to the Partners. The Partners may elect to take monthly or quarterly cash distributions. During the "Reinvestment Period" (a period that ends approximately seven to eight years after the Closing Date and during which undistributed cash will be used to purchase additional Equipment for the Partnership) cash distributions to the Class A Limited Partners, if any, is expected to be an amount equal to 10.5% on an annual basis (twelve 30-day months), of each investor's capital contribution to the Partnership (a substantial portion of which is expected to be a return of capital), if funds are available for distribution (the "First Cash Distributions"). After the Reinvestment Period, all rental payments net of operating expenses and reserves and all net proceeds of sales of Equipment will be distributed to the Partners. The Partnership Agreement prohibits the borrowing of funds solely for the purpose of making cash distributions to the Partners. See "INVESTMENT OBJECTIVES AND POLICIES - Cash Distributions to Partners" for a more detailed discussion of cash distributions by the Partnership.

Summary of Compensation

     The Dealer-Manager (an Affiliate of the General Partner that will select the Selling Dealers and manage the Offering) and the General Partner (which will acquire and manage the assets and business of the Partnership) will receive compensation for their services. The Section of this Prospectus entitled "COMPENSATION AND FEES" details the estimated amount and range of each item of compensation payable by the Partnership. The most significant items of compensation are:

          o Approximately 20.2% of the Gross Offering Proceeds (i.e., the aggregate capital contributions of all ---- Class A Limited Partners admitted to the Partnership) (assuming 50.0% leverage) will be used to pay the costs of organizing the Partnership, offering the Units to the public and acquiring Equipment and, of such percentage, up to 12.25% will be paid to the General Partner or an Affiliate and up to 8.5% is expected to be paid to unrelated Selling Dealers. See "ESTIMATED USE OF PROCEEDS." However, of the 12.25% of Gross Offering Proceeds paid to the General Partner, a substantial portion will be paid to third parties. See the discussion following the table in "COMPENSATION AND FEES" for an explanation of why the Partnership's Investment in Equipment is less than 80.0% of Gross Offering Proceeds, which is the NASAA Guideline standard for unleveraged Programs, due to the use of leverage by the Partnership. No more than 14.5% of Gross Offering Proceeds will be paid for expenses incurred in connection with preparing the Partnership for registration and subsequently offering and distributing it to the public.

          o The General Partner will generally be entitled to receive a management fee of 2.0% of the gross rental payments received pursuant to any lease of Equipment for services in managing the Partnership's Equipment. The General Partner's right to receive such compensation is subordinated to the Class A Limited Partners' (i.e., the ---- investors') receipt of First Cash Distributions, if funds are available. See "INVESTMENT OBJECTIVES AND POLICIES--Cash Distributions to Partners."

          o There are a number of other, smaller items of compensation in the form of expense reimbursements, presently estimated to total $158,000 for 1999, that the General Partner may receive during the operation of the Partnership. See "COMPENSATION AND FEES."

Conflicts of Interest

     The Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates. These conflicts may include, but are not limited to:

          o    the   lack  of   arm's   length   negotiations   in   determining
               compensation;

          o competition with other leasing programs sponsored by the General Partner or its Affiliates for (i) sources of equipment on lease to creditworthy lessees to be purchased, and (ii) purchasers of Equipment being disposed of; and

          o competition with other leasing programs sponsored by the General Partner or its Affiliates for management services.

     In addition to the fiduciary duty that the General Partner owes to the Class A Limited Partners (i.e., the investors), the Partnership Agreement contains certain provisions intended to minimize conflicts between the General
Partner and its Affiliates on the one hand and the Class A Limited Partners (i.e., the investors) on the other. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "CONFLICTS OF INTEREST."

Other Offerings by the General Partner and its Affiliates

     Affiliates of the General Partner have sponsored, and currently manage, five other public leasing programs with objectives similar to the Partnership (the "Prior CAI Public Partnerships") as well as fourteen non-public programs with different investment objectives. See "PERFORMANCE OF PRIOR INVESTMENT PROGRAMS" for more detailed information concerning such programs and the Prior Performance Tables included in Exhibit B to this Prospectus for tabular and statistical data concerning the five Prior CAI Public Partnerships.

Management; Financial Statements of the General Partner and the
Partnership

     The General Partner of the Partnership is CAI Equipment Leasing VI Corp., a Colorado corporation with offices located at 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235 (telephone (303) 980-1000). The General Partner will manage and control the affairs of the Partnership. See "MANAGEMENT" for a description of the officers and other key personnel who will be responsible for the management of the Partnership's business.

     See "FINANCIAL STATEMENTS" for the financial statements of the General Partner, the Partnership and CAI, the parent company of the General Partner.

Investment Objectives and Policies

     The Partnership intends to acquire various types of Equipment on lease to creditworthy businesses. The Equipment will be located primarily in North America. The Partnership may take advantage of leasing opportunities outside of North America; however, the aggregate Equipment Purchase Price of the amount of any Equipment leased outside of North America will be less than 10.0% of the aggregate Equipment Purchase Price of all the Partnership's Equipment. The terms of the Partnership's Leases are expected to range from two to seven years. After its initial term, each Lease will be expected to produce additional investment income from the re-lease and/or ultimate sale of the Equipment.

     The Partnership's overall investment objectives are to:

               (i) raise the maximum allowable capital from investors for investment in accordance with the Partnership's investment objectives described herein;

               (ii)  invest  such   capital  and  related   indebtedness   in  a
          diversified portfolio of Equipment subject to Leases with terms ranging from two to seven years;

               (iii) if funds are available for distribution from Distributable Cash, make cash distributions to the Class A Limited Partners in an amount equal to the First Cash Distributions during the Reinvestment Period (a period that ends approximately seven to eight years after the Closing Date);

               (iv) re-invest all available undistributed Cash From Operations (i.e., cash provided by the Partnership's operations after certain expenses and liabilities are paid, including reserves) and Cash From Sales (i.e., the net cash received by the Partnership from a sale or refinancing of Equipment) in additional Equipment during the Reinvestment Period to increase the amount of the Partnership's revenue-generating Equipment; and

               (v) sell or otherwise dispose of the Partnership's Equipment and other assets in an orderly manner and promptly distribute Cash From Sales thereof to the Partners within one to two years of the end of the Reinvestment Period.

     "Cash From Sales" means the cash received by the Partnership as a result of a Sale or refinancing, reduced by: (i) all debts and liabilities of the Partnership required to be paid as a result of the Sale, whether or not then payable (including any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner) and (ii) any amounts set aside as Reserves to the extent deemed reasonable by the General Partner. If the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, the amount of such obligations shall not be included in Cash From Sales and all payments subsequently received in cash by the Partnership with respect to such note or other evidence of indebtedness shall be included in Cash From Sales only upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If the Partnership has the right to retain insurance proceeds in connection with the damage or loss of Equipment, such proceeds shall be treated as Cash From Sales.

     See "INVESTMENT OBJECTIVES AND POLICIES" for a detailed discussion of: (i) the Partnership's proposed Equipment and Leases; (ii) the credit criteria to be employed by the General Partner in evaluating businesses for proposed Leases; and (iii) the nature of cash distributions to be made to the Class A Limited Partners (i.e., the investors).

Federal Income Tax Consequences

     The Section of this Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" contains a discussion of the material federal income tax issues pertinent to the Partnership. It also contains a description of Tax Counsel's legal opinion as to federal income tax matters that the Partnership will receive. The "FEDERAL INCOME TAX CONSEQUENCES" Section and the tax opinion, when read together, address the material federal income tax issues that are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by investors, prior to their subscription, to determine special tax consequences to them of an investment in the Partnership.

Capitalization

     The Section of this Prospectus entitled "CAPITALIZATION" details, in tabular form, the Partnership's current and projected capitalization.

Summary of Partnership Agreement

     The Section of this Prospectus entitled "SUMMARY OF THE PARTNERSHIP AGREEMENT" summarizes the Partnership Agreement at some length. Certain pertinent portions of the Partnership Agreement are also summarized under "REPORTS TO CLASS A LIMITED PARTNERS."

     Investors   should  be  particularly   aware  that  under  the  Partnership
Agreement:

          o    They will have limited voting rights;

          o    Their  Units  will  not  be  freely   transferable  and  even  if
               transferable, can probably only be sold at a discount; and

          o The fiduciary duty owed by the General Partner to the Class A Limited Partners (i.e., the investors) has been modified in recognition of its sponsorship of the Prior CAI Public Partnerships and future programs so as to avoid conflicts in fiduciary standards that would otherwise apply to the Sponsor of only one investment program.

     See "SUMMARY OF THE PARTNERSHIP AGREEMENT," "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER" and "CONFLICTS OF INTEREST" for further details.

Transfer of Units

     The  "TRANSFER  OF  UNITS"  Section  of  this   Prospectus   discusses  the
restrictions on transfer of Units, investors' limited right to present Units for possible redemption and other issues related to transfer of Units.

Fiscal Year

     The fiscal and taxable year of the Partnership will end on December 31.

Glossary of Terms

     For definitions of certain terms used in this Prospectus, see the Glossary below.

--------------------------------------------------------------------------------

                                  RISK FACTORS
--------------------------------------------------------------------------------

     The purchase of the Units may be considered speculative and is subject to certain risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider the following risks.

A.       Business Risks

     1. General. The Partnership will engage in the business of Equipment leasing, which entails certain economic and other risks, including, but not limited to, the following: (i) the risk of physical deterioration in use or technological obsolescence of some types of Equipment that it may lease; (ii) risk related to creditworthiness of Lessees generally and the possibility of Lessee default; (iii) fluctuations in general business and economic conditions; and (iv) the adoption of legislation or regulations that may affect the cost or manner of operation of the Equipment it acquires.

     2. Residual Value of Equipment. Each investor's ultimate investment return from the Partnership will depend in large part upon the Residual Value of the Partnership's Equipment at the time of its re-lease or Sale. Such Residual Value will depend upon several factors, such as general economic conditions at the time of Sale or re-lease, which will impact demand, technological obsolescence resulting from the introduction of more efficient models of equipment competing with the Equipment to be sold or released and the cost of such newer models.

     3. Risk of Operating Leases. The General Partner has not established what proportion of the Equipment portfolio will be subject to Full Payout Leases and what proportion will be subject to Operating Leases. A significant portion of the Partnership's Leases will be Operating Leases. The Lease rentals for the entire term of an Operating Lease are by definition insufficient to recover the purchase price of the subject Equipment. In order to recover its investment in such Equipment and make a profit, the Partnership must, on termination of an Operating Lease, either obtain a renewal from the original Lessee, find a new Lessee or sell the Equipment. Failure to secure renewal leases or to enter into new leases (or failure to do so at a sufficient lease rate), or failure to sell the Equipment at a sufficient sales price after the expiration of the initial or renewal term of a Lease, may result in the failure of the Partnership to achieve its objectives of maintaining a portfolio of Equipment that will have Residual Value and provide cash distributions for the return of investors' contributions.

     4. Losses of Prior Program. Leastec Income Fund V, a California Limited Partnership ("LIF"), a limited partnership that is managed by an Affiliate of the General Partner, has experienced operating losses, losses on the sale of equipment and writedowns of the value of equipment due to unexpected losses in the residual value of equipment estimated by management of that Program at the time such equipment was purchased. Due to these reductions in residual values LIF investors will not receive any return on their investment and will recover approximately 90% of their full initial investments in LIF. A significant portion of the equipment purchased by LIF was manufactured by IBM. See "PERFORMANCE OF PRIOR INVESTMENT PROGRAMS--Losses in Residual Value."

     5. Risks Associated with Lessee Default. If a Lessee defaults on its payment obligations under a Lease, the Partnership must repossess the Equipment. If the Partnership is unable to sell or re-lease the repossessed Equipment for adequate payment or rental or is unable to repossess such collateral promptly or at all, the Partnership could realize a loss of anticipated revenues that may result in the inability of the Partnership to fully recover its investment in such Equipment. Up to 35.0% of the Equipment subject to Initial Leases, by value (based on the aggregate Equipment Purchase Price of all such Equipment), could initially be leased to companies that are not Investment Grade Companies. Up to an additional 15.0% of the Equipment could be leased in an Investment Grade Pool containing leases to smaller unrated lessees. See "INVESTMENT OBJECTIVES AND POLICIES--The Equipment--Equipment Investment Criteria" for definitions of "Investment Grade Company" and "Investment Grade Pool". An additional percentage of the Equipment could be leased to companies that are not themselves Investment Grade Companies, but that are operating subsidiaries of such companies. Generally, the Partnership will not lease Equipment to a Lessee with a Net Worth less than $20,000,000 unless it is an Investment Grade Company. See "INVESTMENT OBJECTIVES AND POLICIES -- The Equipment --Equipment Investment Criteria."

     6. Decreasing Interest Rate. The Lease rentals (which include a factor representing return on the use of capital) related to Equipment to be purchased by the Partnership are influenced, in part, by the general level of interest rates. The current low interest rate environment generally acts to lower lease rental rates thereby potentially lowering the Partnership's overall rate of return on purchased Equipment and the Limited Partners' return on their Capital Contributions. However, interest rates would have to decrease further by substantial amounts before the return of the Limited Partners' Capital Contributions or the receipt of First Cash Distributions would be jeopardized.

     7. Competition. The equipment leasing industry is highly competitive, and the Partnership will face competition from various sources. There are numerous potential competitors, many of which may have greater financial resources than the Partnership and more experience than the General Partner. Leases offered by the Partnership will compete with those offered by manufacturers or their affiliates, in their lease programs. In addition to attractive financial terms, manufacturers may also provide certain ancillary services that neither the Partnership nor the General Partner can offer directly, such as maintenance services, warranty services, consulting and advisory services, purchase rights and trade-in privileges.

B.       Partnership or Investment Risks

     1. A Substantial Portion of the Cash Distributions of Prior CAI Public Partnerships has been a Return of Capital. A substantial portion of distributions made to date by the Prior CAI Public Partnerships sponsored by Affiliates of the General Partner has been a return of investors' capital contributions. See Table III of the Prior Performance Tables, which appear as Exhibit B to this Prospectus. Subscribers will not, by investing in Units, acquire any ownership interest in any Prior CAI Public Partnership and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in any such Prior CAI Public Partnership (notwithstanding the similarity in investment objectives and intended operations of such Programs and the Partnership) or that the prior performance of any such Prior CAI Public Partnership indicates the future results of operations of such Prior CAI Public Partnership.

     2. Lack of a Secondary Market for Units; Restricted Transferability. The Units are limited partnership interests. In order to avoid treatment of the Partnership as a "publicly traded partnership," the ability of the General Partner or the Partnership to create or participate in a "secondary market" for Units is severely limited. As a result of the foregoing, only a limited market for limited partnership interests such as the Units currently exists.

     The ability of an owner of Units to sell or otherwise transfer such Units (other than at a substantial discount) is extremely limited. As a result, an investor must view an investment in the Partnership as a long-term, illiquid investment. See "TRANSFER OF UNITS."

     3. Leverage--Risk of Loss of Equipment Through Foreclosure. The General Partner expects to cause the Partnership to borrow funds only on a long-term, non-recourse basis, which means that generally the lender's only claim or recourse is to repossess and sell the Equipment and no claim can be made against the Partnership or the Partners. Although the use of borrowings permits the Partnership to acquire more Equipment, borrowings may also increase the Partnership's risk of loss. Specifically, if a Lessee defaults in the payment of rentals due under a Lease that has been assigned to a lender, and if the Partnership is unable to either (i) release such Equipment upon rental terms comparable to those under the original Lease, or (ii) pay the debt it has incurred, the lender could foreclose on such Equipment and the Partnership could suffer a loss of its investment therein. Although unlikely in a material amount, the Partnership may also borrow funds on a recourse basis. The Partnership is permitted to borrow up to 50% of the aggregate Equipment Purchase Price, but may borrow less. Cash borrowed on a recourse basis will be limited to no more than 10% of the aggregate Equipment Purchase Price.

     4. Conflicts of Interest. The Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates. These conflicts may include: (i) the lack of arm's length negotiations in determining fees payable to the General Partner and its Affiliates; (ii) competition with Affiliates of the General Partner with respect to acquisition and disposition of suitable Equipment; (iii) competition with other equipment leasing programs sponsored by the General Partner or its Affiliates with respect to management services; and (iv) the conflict arising from the fact that distributions, Acquisition Fees and Management Fees paid to the General Partner and its Affiliates may increase due to the General Partner's decision to have the Partnership borrow funds (although the Partnership is not permitted to borrow funds solely to fund distributions). For more information concerning the nature of such potential conflicts, see "CONFLICTS OF INTEREST."

     5. Equipment and Lessees Unspecified; Investment Delay; Investment Portfolio Composition. Except as set forth in Schedule I hereto, the Equipment to be purchased by the Partnership and the Lessees to which such Equipment will be leased have not been determined as of the date of this Prospectus. The
General Partner will have complete discretion in investing the Net Offering Proceeds from the sale of Units and Partnership indebtedness within the limits set forth in "INVESTMENT OBJECTIVES AND POLICIES." Purchasers of Units must therefore rely solely on the judgment and ability of the officers of the General Partner with respect to the selection of Lessees, the purchase of Equipment, the financing, if any, of Equipment, the negotiations of the terms of the purchase of its Equipment and Leases and other aspects of the Partnership's business and affairs.

     There can be no assurance as to the ultimate composition of the Partnership's actual Equipment and Lease portfolio, as there is no way of anticipating what types of Equipment or Leases will be available on reasonable terms at the times the Partnership is ready to invest its funds. The General Partner may, in accordance with its best business judgment, vary the Partnership's Equipment portfolio and may invest a substantial portion of its Net Offering Proceeds and Cash From Operations and/or Cash From Sales in a lesser number of, or different, types of Equipment than described in "INVESTMENT OBJECTIVES AND POLICIES."

     6. Management of the Partnership; Limited Voting Rights of Limited Partners. All decisions with respect to management of the Partnership, including the determination as to which Equipment the Partnership will acquire and which Leases it will enter into or acquire, will be made exclusively by the General Partner. The success of the Partnership, to a large extent, will depend on the quality of its management, particularly as it relates to acquisition of Equipment and the re-leasing and disposition of its Equipment. Class A Limited Partners are not permitted to take part in the management of the Partnership or the establishment of the Partnership's investment objectives. Accordingly, potential investors should not purchase Units unless they are willing to entrust all aspects of the management of the Partnership to the General Partner. See "MANAGEMENT."

     Generally speaking, only extraordinary matters, such as certain proposed amendments to the Partnership Agreement, are required to be submitted for vote of the Limited Partners. For any matter submitted for vote of the Limited Partners, a vote of a Majority (holders of more than 50.0% of the Units) is required for approval. Any action taken by vote of a Majority will be effective for the Partnership and all of its Partners.

     7. Subscription Payments May Be Held in Escrow for Up to Twelve Months Before Being Returned. Investors' subscription payments may be held in escrow for up to 12 months before being returned if the Minimum Offering is not sold and during such period investors will be deprived of the use of such funds, although interest will be earned on such funds.

     8. Participation of a Security Sales Affiliate in this Offering. The Dealer-Manager is an Affiliate of the General Partner. As a result, the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager but may have the benefit of a review by, or for, each Selling Dealer.

     9. A Lack of Diversification of Equipment Would Result if only the Minimum Offering were Raised. The Partnership may begin operations with minimum capitalization of approximately $1,026,000, net of Front-End Fees and excluding the General Partner's and original limited partner's capital contributions. In this event, the ability of the Partnership to diversify its Equipment and Lease portfolio and enhance its profitability could be adversely affected by the amount of funds at its disposal. See "ESTIMATED USE OF PROCEEDS" and "CAPITALIZATION."

     10. Redemption Price. The right of presentment of Units for redemption has only been established to provide liquidity to individual investors for emergency needs and not as a procedure to approximate a fair value for Units. Redemption is at the General Partner's sole discretion and no assurance can be given that funds will be available to redeem Units of investors who wish to have their Units redeemed.

     11. Limited Time Commitment. The officers and employees of the General Partner will devote to the Partnership's affairs only such time as may be reasonably necessary to conduct its business. See "MANAGEMENT."

     12. Uninsured Losses. The Partnership will generally require Lessees to arrange, at their expense, for comprehensive insurance (including fire, liability and extended coverage) and to assume the risk of loss of the Equipment whether or not insured. The General Partner, in its discretion, may permit a Lessee to self-insure against such risks. However, there are certain types of losses (generally of a catastrophic nature such as war and earthquakes) that are either uninsurable or not economically insurable. Should such a disaster occur with respect to the Partnership's Equipment and, because of such disaster the Lessee is unable to honor its payment obligations, the Partnership could suffer a loss of capital invested in, and a loss of any profits and related cash flow that might be anticipated from, the lease of such Equipment. See "INVESTMENT OBJECTIVES AND POLICIES--Insurance."

     13. Liability of Limited Partners for Certain Distributions; Limited Liability Not Clearly Established. A Class A Limited Partner's personal liability for obligations of the Partnership generally will be limited, under the Delaware Act, to the amount of his Capital Contribution and his right to undistributed profits and assets of the Partnership. Under the Delaware Act, a Class A Limited Partner may be required to return to the Partnership any amount distributed for a period of three years from the date of such distribution if such distribution causes the liabilities of the Partnership (other than Partnership liabilities to Partners on account of their Partnership interests and Partnership non-recourse debt) to exceed the fair market value of the assets of the Partnership and if the Class A Limited Partner knew such facts at the time of such distribution. The Partnership Agreement provides for Class A Limited Partners to exercise certain rights relative to the internal affairs or organization of the Partnership (such as, for example, a right to vote on the removal of the General Partner or to terminate the Partnership). Under Delaware law, neither the existence nor the exercise of such rights will cause the Class A Limited Partners to be deemed to be taking part in the control of the Partnership's business. However, all states have not adopted the version of the Revised Uniform Limited Partnership Act enacted in Delaware. As a result, there can be no certainty that the courts of every state would conclude that the Class A Limited Partners were entitled to limited liability under all circumstances notwithstanding the provisions of the Partnership Agreement.

     14. Lack of Separate Counsel. The Class A Limited Partners, as a group, have not been represented by counsel. The Partnership, CAI, the General Partner and the Class B Limited Partner have been represented by the same counsel. If any potential Class A Limited Partner desires a legal analysis of the Offering by independent counsel, such party should engage its own counsel.

C.       Federal Income Tax and ERISA Matters.

     1. Federal Income Tax Matters. The federal income tax consequences of an investment in Units are complex and their impact may vary depending on each Class A Limited Partner's particular tax situation. Potential Class A Limited Partners should consider the following federal income tax risks, among others:

          o a Class A Limited Partner's share of Partnership taxable income may exceed his share of Distributable Cash from the Partnership in any Year;

          o the allocation of the Partnership's income, gains, losses, deductions and credits may be found to lack substantial economic effect and may be reallocated among the Partners in a manner different from that set forth in the Partnership Agreement;

          o the Partnership may not be treated for federal income tax purposes as the owner of its Equipment, or the Leases may not be treated as true leases, in which case the Partnership would not be permitted to claim depreciation deductions with respect to such Equipment;

          o tax-exempt Class A Limited Partners may be required to include substantially all of their distributive shares of Partnership income in the calculation of their unrelated business taxable income;

          o the Partnership may be treated as a publicly traded partnership, which would deprive Class A Limited Partners of the tax benefits of operating in partnership form;

          o the federal income tax returns of the Partnership might be subject to audit, in which event any adjustments to be made in the Partnership's income, gains, losses, deductions or credits would be made in a unified audit with regard to which Class A Limited Partners would have little, if any, control; and

          o    adverse changes in the federal income tax laws might occur, which
               could   affect   the   Partnership   retroactively   as  well  as
               prospectively.

The Partnership will rely on an opinion of Tax Counsel regarding certain federal income tax consequences of an investment in the Partnership, including the characterization of the Partnership as a partnership for federal income tax purposes. The opinion of Tax Counsel, however, is not binding on the IRS. See "FEDERAL INCOME TAX CONSEQUENCES."

     EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS TAX ADVISORS WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE LAW.

     2. ERISA Matters. The ERISA implications of an investment in Units by a qualified plan or IRA investor also are complex, and they may vary based on the particular circumstances of the investment. See "INVESTMENT BY QUALIFIED PLANS."

     EACH PROSPECTIVE QUALIFIED PLAN OR IRA INVESTOR SHOULD CONSULT ITS ADVISORS PRIOR TO AN INVESTMENT IN THE PARTNERSHIP.

--------------------------------------------------------------------------------

                            ESTIMATED USE OF PROCEEDS
--------------------------------------------------------------------------------

     The following table sets forth the General Partner's best estimate of the use of the Gross Offering Proceeds from the sale of the Minimum Offering ($1,200,000) and the Maximum Offering ($50,000,000). Because the Partnership has not made any acquisitions, certain of the amounts below cannot be precisely calculated at the present time and may vary substantially from these estimates. The following table assumes the Partnership will borrow an aggregate of 50.0% of the Gross Offering Proceeds Available for Investments. As shown below, it is projected that approximately 79.0% of Gross Offering Proceeds will be used to make investments in Equipment. The amount of Acquisition Fees paid depends on the amount the Partnership borrows.

                                                            Minimum Offering                      Maximum Offering
                                                            ----------------                      ----------------
                                                       Dollar                               Dollar
                                                       Amount               %(1)            Amount                %(1)
                                                       ------               ---             ------                ---
Gross Offering Proceeds(2)                          $ 1,200,000            100.00%       $50,000,000            100.00%
Public Offering Expenses:
  Sales Commissions(3)                              $    96,000              8.00%       $ 4,000,000              8.00%
  Dealer-Manager Fees(4)                                 24,000              2.00          1,000,000              2.00

Due Diligence Reimbursement(5)                            6,000              0.50            250,000              0.50
Organizational and Offering
  Expenses and Reimbursement(6)                          48,000              4.00          2,000,000              4.00
                                                    -----------            ------        -----------            ------
Total Public Offering Expenses(7)                   $   174,000             14.50%       $ 7,250,000             14.50%

Reserves(8)                                              12,000              1.00            500,000              1.00
                                                     ----------            ------        -----------            ------

Gross Offering Proceeds Available                   $ 1,014,000             84.50%       $42,250,000             84.50%
  for Investment

Acquisition Fees (attributable to                   $    66,204              5.52%       $ 2,762,633              5.53%
                                                     ----------             -----        -----------              ----
  Offering Proceeds and
  borrowings)(9)

Acquisition Expenses(10)                                  2,000              0.17%            25,000              0.05%
                                                     ----------             -----         ----------              ----

Gross Offering Proceeds Used to
  Purchase Equipment                                  $ 945,796             78.82%       $39,462,367             78.92%
                                                      =========             =====        ===========             =====

--------------------------

(1) All percentages shown in the table above are percentages of Gross Offering Proceeds.

(2) These figures do not include $120.00 in cash contributed by the original limited partner and the General Partner to the Partnership at time of its formation. Upon the Closing Date, the Original Limited Partner will withdraw and his Capital Contribution of $20.00 will be refunded.

(3) The Partnership will pay to participating broker-dealers a Sales Commission of $8.00 per Unit sold (8.0% of Gross Offering Proceeds), except for Units sold that are subject to volume discounts. Selling Dealers will be given the option to receive 6.0 percent of their full sales commission at closing and an additional 0.5 percent per year for five years rather than the full
     8.0 percent commission at closing. In no event shall the full sales commission exceed 10 percent. The General Partner expects that all Sales Commissions will be paid to unaffiliated Selling Dealers.

(4) The Partnership will pay the Dealer-Manager a Dealer-Manager Fee equal to $2.00 for each Unit sold (2.0% of Gross Offering Proceeds) for managing the Offering of Units and to reimburse, on a non-accountable basis, the wholesaling fees and expenses of the Sponsor.

(5) The Partnership may pay or reimburse bona fide due diligence fees and expenses actually incurred by actual or prospective Selling Dealers. Such due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of: (i) 0.5% of Gross Offering Proceeds; or (ii) the amount permitted to be paid pursuant to Section 34 of Article III of the NASD Rules of Fair Practice.

(6) The Partnership will pay the General Partner an amount equal to 4.0% of the Gross Offering Proceeds ($4.00 per Unit for all Units sold) as an O&O Expenses Reimbursement. The O&O Expenses Reimbursement will be paid on a non-accountable basis, which means that such compensation may be less than, or greater than, the actual costs and expenses paid by the General Partner in organizing the Partnership and offering Units for sale. The General Partner has agreed in the Partnership Agreement to pay all Reimbursable Organizational and Offering Expenses of the Partnership, including any amounts in excess of the O&O Expenses Reimbursement. See "PLAN OF DISTRIBUTION" and "SUMMARY OF THE PARTNERSHIP AGREEMENT."

(7)  No  more  than  14.5%  of  Gross   Offering   Proceeds  will  be  paid  for
     Organizational and Offering Expenses.

(8) The Partnership intends to establish initial Reserves equal to 1.0% of Gross Offering Proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.

(9) Acquisition Fees include the Origination Fee and Evaluation Fee payable to the General Partner as well as any fees paid by or on behalf of the Partnership to third parties in connection with the purchase by the Partnership of any Equipment. Acquisition Fees payable by or on behalf of the Partnership to unaffiliated finders and brokers will be deducted from the Origination Fee otherwise payable to the General Partner (until it is reduced to zero). The General Partner cannot estimate with certainty the amount of Acquisition Fees payable to third parties that will exceed such deductions. However, the maximum Acquisition Fees payable to the General Partner have been assumed for the purpose of this table.

(10) Acquisition Expenses are expected to include only legal fees and expenses, costs of appraisals and miscellaneous expenses paid or reimbursed by the Partnership relating to selection and acquisition of Equipment for the Partnership, whether or not acquired.

--------------------------------------------------------------------------------

                              COMPENSATION AND FEES
--------------------------------------------------------------------------------

     The following table summarizes all compensation or distributions that may or will be paid, directly or indirectly, by the Partnership to the General Partner and its Affiliates, including the Dealer-Manager. Such compensation and distributions were determined by the General Partner and were not subject to arm's length negotiation between the General Partner and the Partnership. Some of such compensation and distributions will be paid regardless of the success or profitability of the Partnership's operations.

     The General Partner directly controls the amount of Acquisition Fees (subject to overall limitations on all Front-End Fees) through the amount of borrowings it uses to acquire Equipment (which directly affects the Equipment Purchase Price and Acquisition Fees payable with respect to Equipment). The Partnership Agreement subordinates the timing of the General Partner's receipt of Management Fees and increased shares of Distributable Cash, and the Class B Limited Partner's receipt of distributions, to the receipt by the Class A Limited Partners of certain total amounts of Cash Distributions (as disclosed below). Notwithstanding the fact that some of the compensation disclosed below may vary in amount from the amounts projected, the total amounts of compensation payable to all Persons, including the General Partner, is limited by provisions of the Partnership Agreement that must comply with the requirements of: (i) the

North American Securities Administrators Association's Statement of Policy for Equipment Programs (the "NASAA Guideline"), which includes specific maximum Sponsor compensation and minimum use-of-proceeds requirements; and (ii) the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), which limit selling compensation. Where the Partnership Agreement contains limitations on certain categories of fees and expenses, the General Partner may not recover such fees and expenses by reclassifying them under a different category.

     The General Partner or its Affiliates may acquire up to 5.0% of the total Units sold for their own accounts and for investment purposes only, in which case they will receive allocations of Profits or Losses and distributions of Distributable Cash and Liquidation Proceeds in accordance with the ownership of such Units.

Form of (and Entity
Receiving) Compensation             Method of Compensation          Estimated Dollar Amount
-----------------------             ----------------------          -----------------------

                                 Organizational and Offering Stage
                                 ---------------------------------
Dealer-Manager Fees (payable       2.0% ($2.00 per Unit sold)     A minimum  of  $24,000  if the
to the Dealer-Manager).            of Gross Offering Proceeds     Minimum   Offering  of  12,000
                                   for its services rendered      Units is sold and a maximum of
                                   in managing the Offering.      $1,000,000   if  the   Maximum
                                                                  Offering  of 500,000  Units is
                                                                  sold.  See discussion of limit
                                                                  on  Front-End  Fees at the end
                                                                  of this table.

O&O Expenses Reimbursement         4.0%   ($4.00   per  Unit      A minimum  of  $48,000  if the
(payable to the General Partner).  sold)   of   the    Gross      Minimum   Offering  of  12,000
                                   Offering   Proceeds  (the      Units is sold and a maximum of
                                   "O&O             Expenses      $2,000,000   if  the   Maximum
                                   Reimbursement"),  whether      Offering  of 500,000  Units is
                                   the    General    Partner      sold.  See discussion of limit
                                   incurs       Reimbursable      on  Front-End  Fees at the end
                                   Organizational        and      of this table.
                                   Offering  Expenses  in  a
                                   greater or lesser  amount
                                   than  the  O&O   Expenses
                                   Reimbursement.        The
                                   General    Partner    has
                                   agreed in the Partnership
                                   Agreement  to pay  actual
                                   Reimbursable
                                   Organizational        and
                                   Offering   Expenses   for
                                   this Offering,  including
                                   any  amounts in excess of
                                   the     O&O      Expenses
                                   Reimbursement.


                                       28


                                 Acquisition and Operating Stage
                                 -------------------------------

Origination Fee (payable to        1.5%  of  the   Equipment      Origination   Fees   (assuming
the General Partner).              Purchase  Price  paid  by      50.0%    leverage    and    no
                                   the    Partnership    for      Acquisition Fees paid to third
                                   services    rendered   in      parties)      would      equal
                                   connection    with    the      approximately  2.36%  of Gross
                                   acquisition  of Equipment      Offering Proceeds (or $28,320)
                                   and  the  negotiation  of      if  the  Minimum  Offering  of
                                   the Leases, if originated      12,000   Units   is  sold  and
                                   by the General Partner or      approximately  2.36%  of Gross
                                   its  Affiliates,  or  the      Offering      Proceeds     (or
                                   review and any  necessary      $1,180,000)   if  the  Maximum
                                   modification    of    the      Offering  of 500,000  Units is
                                   Leases,  if originated by      sold. See discussion of limits
                                   an unaffiliated party.         on   Front-End   Fees  and  on
                                                                  Acquisition      Fees      and
                                                                  Acquisition  Expenses  at  the
                                                                  end of this table.

                                                                  Acquisition  Fees with respect
                                                                  to any Equipment payable by or
                                                                  on behalf  of the  Partnership
                                                                  to  unaffiliated  finders  and
                                                                  brokers will be deducted  from
                                                                  the   Origination   Fee   with
                                                                  respect   to  such   Equipment
                                                                  payable to the General Partner
                                                                  (until  the   Origination  Fee
                                                                  otherwise   payable   to   the
                                                                  General  Partner is reduced to
                                                                  zero, but the Partnership must
                                                                  bear    the    cost   of   the
                                                                  third-party Acquisition Fee to
                                                                  the extent that it exceeds the
                                                                  amount  of  such   Origination
                                                                  Fee). See discussion of limits
                                                                  on   Front-End   Fees  and  on
                                                                  Acquisition      Fees      and
                                                                  Acquisition  Expenses  at  the
                                                                  end of this table.

Evaluation Fee (payable to        2.0%  of  the   Equipment       Evaluation    Fees   (assuming
the General Partner).             Purchase  Price  paid  by       50.0%  leverage)  would  equal
                                  the    Partnership    for       approximately  3.1%  of  Gross
                                  services    rendered   in       Offering Proceeds (or $37,200)
                                  connection           with       if  the  Minimum  Offering  of
                                  evaluating            the       12,000   Units   is  sold  and
                                  suitability  of Equipment       approximately  3.1%  of  Gross
                                  and the  creditworthiness       Offering      Proceeds     (or
                                  of   the    Lessee    and       $1,550,000)   if  the  Maximum
                                  negotiation            of       Offering  of 500,000  Units is
                                  non-recourse   loans,  or       sold. See discussion of limits
                                  the     assignment     of       on   Front-End   Fees  and  on
                                  existing     non-recourse       Acquisition      Fees      and
                                  loans,   secured  by  the       Acquisition  Expenses  at  the
                                  Equipment.                      end of this table.



                                       29



Management Fee (payable            2.0%  of  monthly   Gross      Not determinable at this time.
to the General Partner).           Rentals  for all  Leases,
                                   paid  monthly  in arrears      The General Partner has agreed
                                   as    compensation    for      to    subordinate     (without
                                   services    rendered   in      interest)   its   receipt   of
                                   connection    with    the      monthly    payments   of   the
                                   management     of     the      Management Fees to the Class A
                                   Equipment.                     Limited  Partners'  receipt of
                                                                  the First  Cash  Distributions
                                                                  until the receipt by the Class
                                                                  A  Limited   Partners  of  all
                                                                  accrued but previously unpaid,
                                                                  and current,  installments  of
                                                                  First Cash Distributions.

Reimbursement for expenses         The   Partnership    will      Not determinable at this time.
of the General Partner and         reimburse   the   General
its Affiliates.                    Partner      and      its
                                   Affiliates   for  certain
                                   expenses incurred by them
                                   in  connection  with  the
                                   Partnership's operations,
                                   including  the  borrowing
                                   of  funds,   except  for:
                                   services  for which  they
                                   are    entitled    to   a
                                   separate  fee;   salaries
                                   and other costs allocated
                                   to a  Controlling  Person
                                   of a General  Partner  or
                                   an     Affiliate;     and
                                   Reimbursable    Organiza-
                                   tional   and     Offering
                                   Expenses in excess of the
                                   O&O Expenses Reimbursement.

Shares  of  Distributable          1.0%   of   Distributable      Not determinable at this time.
Cash distributable to the          Cash  until  both  Payout
General  Partner.                  and  170%   Recovery  are
                                   reached  by  the  Limited
                                   Partners and, thereafter,
                                   10.0%  of   Distributable
                                   Cash.

Shares  of  Distributable          1.0%   of   the   Limited      Not determinable at this time.
Cash distributable to the          Partners'     share    of
Class B Limited Partner.           Distributable Cash. These
                                   distributions         are
                                   subordinated to the Class
                                   A    Limited    Partners'
                                   receipt   of  First  Cash
                                   Distributions.




                                       30

                                      Liquidation Stage
                                      -----------------

Shares of Liquidation Proceeds     In   proportion   to  the      Not determinable at this time.
distributable  to  the General     positive balance in their
Partner and the Class B Limited    respective        Capital
Partner.                           Accounts.

                          Interest in Partnership Profits or Losses
                          -----------------------------------------

Partnership Profits and            The  General  Partner and      Not determinable at this time.
Losses for tax purposes            the   Class   B   Limited
(shares allocable to the           Partner will be allocated
General Partner and the            shares   of   Partnership
Class B Limited Partner).          Profits  and  Losses  for
                                   tax  purposes  that  will
                                   generally     approximate
                                   their      shares      of
                                   Distributable  Cash.  See
                                   "FEDERAL    INCOME    TAX
                                   CONSEQUENCES--Allocation
                                   of  Partnership   Profits
                                   and Losses."

     The Partnership Agreement provides that the Partnership's Investment in Equipment, which term includes the Partnership's equity investment from Gross Offering Proceeds in Equipment and Reserves for working capital, but excludes all Front-End Fees paid to or by any Person, including Dealer-Manager Fees, Sales Commissions, the O&O Expenses Reimbursement, Acquisition Expenses and Acquisition Fees (which include Origination Fees and Evaluation Fees as well as fees paid to third parties), will be not less than the greater of: (i) 80.0% of the Gross Offering Proceeds from sale of Units, reduced by .0625% for each 1.0% of borrowings encumbering Partnership Equipment; or (ii) 75.0% of the Gross Offering Proceeds from the sale of Units. An example demonstrating the mechanics of this formula is as follows:

               1. Calculate the percentage of indebtedness encumbering Partnership Equipment by dividing the amount of indebtedness by the aggregate Equipment Purchase Price of initial Partnership Equipment, excluding any Front-End Fees.

               2. Assume indebtedness of the Partnership is at 50.0%.

               3. .0625% multiplied by 50 = 3.125%.

               4. 80.0% - 3.125% = 76.875%

               5. 76.875% of Gross Offering Proceeds must be committed to Investment in Equipment.

     To the extent that such limitation is not otherwise satisfied, any Acquisition Fees payable or paid to the General Partner by the Partnership will be reduced or refunded by the General Partner to the Partnership to the extent necessary to comply with such limitation. Any such refund will bear interest calculated at a rate of 1.0% per month if such refund is not made within 30 days after the end of any calendar Quarter in which the Partnership's Investment in Equipment fails to satisfy such minimum investment.

     As described in the above  table,  the General  Partner will be entitled to receive Origination Fees from the Partnership for services rendered in connection with the acquisition of Equipment and the negotiation of a Lease, if originated by the General Partner or its Affiliates, or the review and any necessary modification of the Lease if the Lease is originated by an unaffiliated party. In calculating the Origination Fees, any Acquisition Fee with respect to any Equipment payable by or on behalf of the Partnership, or the General Partner or its Affiliates, to unaffiliated finders and brokers will be deducted from the Origination Fee with respect to such Equipment otherwise payable to the General Partner (until the Origination Fee otherwise payable to the General Partner is reduced to zero, but the Partnership must bear the cost of the third-party Acquisition Fee to the extent that it exceeds the amount of such Origination Fee). In addition, sellers of Equipment to the Partnership may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include the General Partner or any of its Affiliates. Such fees are not included in Acquisition Fees. However, the Equipment Purchase Price of any Equipment payable by the Partnership may reflect any such fees paid by the seller, so that in effect any such fees may be indirectly paid by the Partnership.

     Acquisition Fees (which include Origination Fees, Evaluation Fees and fees paid to third parties) payable by the Partnership are estimated to equal 3.5% of the aggregate Equipment Purchase Price paid for all items of Equipment acquired by the Partnership, subject to certain conditions and limitations specified in the Partnership Agreement. The Acquisition Fees presented in "ESTIMATED USE OF PROCEEDS" are calculated assuming that, on average, total indebtedness will equal 50.0% of the Equipment Purchase Price (excluding any Acquisition Fees) of all of the Partnership's Equipment. Based on such assumption, the total
Acquisition Fees payable upon the Partnership's initial investment in its Equipment (excluding any Acquisition Fees payable upon the investment of Reinvested Proceeds) are estimated at 5.52% of Gross Offering Proceeds. However, Acquisition Fees (including those payable to third parties) are subject to the limit on Front-End Fees.

     In addition to payment of the O&O Expenses Reimbursement, the Partnership will reimburse the General Partner and its Affiliates for: (i) the actual costs to them of services, goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner and its Affiliates; and (ii) administrative services necessary to the prudent operation of the Partnership, not in excess of the lesser of the General Partner's (or Affiliate's) costs or the costs that the Partnership would be required to pay to independent parties for comparable services. The Partnership's annual reports to the Class A Limited Partners will provide a breakdown of goods, materials and services provided by, and amounts reimbursed to, the General Partner and its Affiliates. For a more complete description of reimbursable expenses and limitations on reimbursement see Sections 5.2(e), (f) and (g) of the Partnership Agreement (Exhibit A to this Prospectus).

     Assuming the sale of 500,000 Units in 1998, the General Partner estimates that the following expenses would be reimbursed by the Partnership in 1999:

                  Salaries and benefits:
                           Accountants.................      $ 50,000
                           Professional staff..........      $ 35,000
                           Asset Management............      $ 14,000
                           Investor relations..........      $ 21,000
                  Computer and equipment...........          $ 35,000
                  Maintenance......................          $  3,000
                                                             --------

                  Total                                      $158,000


--------------------------------------------------------------------------------

                              CONFLICTS OF INTEREST
--------------------------------------------------------------------------------

     The Partnership will be subject to various conflicts of interest with the General Partner, its Affiliates and investment entities advised, managed or controlled by them. Certain provisions of the Partnership Agreement are intended to protect the Class A Limited Partners' interests; specifically, Sections 5.4 and 5.5 limit the General Partner's exercise of powers and its Affiliates' compensation, respectively. In addition, see "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER" for a discussion of the General Partner's fiduciary obligations to the Class A Limited Partners, which, in general, require the General Partner to consider the best interests of the Class A Limited Partners in managing the Partnership's assets and affairs.

     The General Partner intends to use its best business judgment and discretion, and to consider good business practices in resolving any conflicts that arise. The General Partner will use its best efforts to resolve the conflicts identified below as discussed. However, the General Partner and its Affiliates have no effective means of limiting such conflicts.

Competition With the General Partner and its Affiliates

     The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring equipment on lease to creditworthy lessees for their own respective accounts as well as for prior investment programs that they manage as general partners or otherwise (the "Prior Programs"). See "PERFORMANCE OF PRIOR INVESTMENT PROGRAMS." The General Partner or any of its Affiliates may in the future form or sponsor, or act as a general partner of, or as an advisor to, other investment programs (including other public equipment ownership and leasing partnerships) that have investment objectives similar to the Partnership's and that may be in a position to acquire the same Equipment at the same time as the Partnership. See "MANAGEMENT" for a chart of, and a description of, the relationships of the Partnership to the General Partner and relevant Affiliates.

     The Partnership Agreement does not prohibit the General Partner or its Affiliates from competing with the Partnership for equipment acquisitions, financing, refinancing, leasing, re-leasing or sale opportunities on its or their own behalf or on behalf of the Prior Programs. See Section 5.7 of the Partnership Agreement. Neither the General Partner nor any of its Affiliates will be obligated to present to the Partnership particular equipment acquisition, financing, refinancing, leasing and re-leasing opportunities that come to its attention, even if such opportunities are of a character that might be suitable for the Partnership. In general, however, the General Partner and its Affiliates will attempt to adhere to the following guidelines in evaluating whether to present a particular opportunity to the Partnership.

     Acquisition of Equipment. If the General Partner and its Affiliates are presented with a potential Equipment acquisition that meets the investment objectives and policies of the Partnership and one or more other Affiliates of the General Partner, they will analyze the Equipment already purchased by, and the investment objectives of, each Affiliate involved and will make the decision as to which Affiliate will purchase the Equipment based upon such factors, among others, as: (i) the amount of cash available in each Affiliate for such acquisition and the length of time such funds have been available; (ii) the current and long-term liabilities of each Affiliate; (iii) the effect of such acquisition on the diversification of each Affiliate's equipment portfolio by type of equipment and by length of lease term; (iv) the credit diversification (geographically and by industry) of each Affiliate's equipment portfolio; (v) the remaining time before the liquidation of the Partnership and each Affiliate;
(vi) the cash distribution objectives of each Affiliate; and (vii) the policy or limitations of each Affiliate relating to borrowings.

     Re-Leasing or Sale of Equipment. Conflicts may also arise between two or more Affiliates of the General Partner (including the Partnership) that may be seeking to re-lease or sell similar equipment at the same time. In any such case involving the Partnership, the first opportunity to re-lease or sell Equipment will generally be allocated to the Affiliate attempting to re-lease or sell equipment that has been subject to the lease that expired first, or, if the leases expire simultaneously, the lease that was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments that provide otherwise or where, in the General Partner's judgment, other circumstances make the application of such policy inequitable (such as the location of a potential lessee) or not economically feasible for a particular investment entity.

     Limitation on Purchase Prices. The Partnership may not acquire Equipment in which the Sponsor either has, or in the past has had, an interest, except for Equipment acquired on a temporary or interim basis (generally not longer than six months) by the Sponsor for the purpose of facilitating the acquisition by the Partnership of the Equipment or obtaining financing for the Partnership or any other purpose related to the business of the Partnership. The Partnership may acquire any such Equipment only if the Sponsor determines that: (i) such acquisition is in the best interests of the Partnership; (ii) such Equipment is to be purchased by the Partnership for a price no greater than the Cost of such Equipment to the Sponsor minus any rents or other proceeds that are received by the Sponsor in connection with the leasing of, or other arrangement with respect to, the Equipment, except compensation in accordance with Section IV of the NASAA Guidelines, unless the current value of Equipment to be acquired from it or an Affiliate is less than the price so calculated, in which case such Equipment shall be acquired at the lesser of (A) such price so calculated or (B) the then fair market value of such Equipment, as determined by an independent nationally-recognized equipment appraiser selected by the Sponsor; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Sponsor and the time acquired by the Partnership; and (iv) no other benefit arises out of such transaction to the Sponsor apart from compensation otherwise permitted by this Agreement.

Other Investment Activities

     Affiliates of the General Partner are not restricted from acquiring Equipment and engaging in leasing activities for their own account or for the account of others, and the General Partner is not restricted from forming or managing other investment entities that may be in competition with the Partnership. The Class A Limited Partners, as such, will not be entitled to the benefits of any such activities, programs or syndicates, or any income or profits derived therefrom.

Availability of Management Services

     Officers and directors of the General Partner are principally employed as officers of CAI, CAII and other Affiliates of the General Partner. See "MANAGEMENT." The General Partner may authorize one or more of its Affiliates to carry out its duties as General Partner of the Partnership. The General Partner and its Affiliates will be subject to conflicts of interest in allocating management time, services and functions among the businesses of the Partnership and the other entities for which such officers and directors may provide services. The officers, directors and employees of the General Partner and its Affiliates will devote such time to the affairs of the Partnership as they, in their sole discretion, determine in good faith to be necessary for the business and operations of the Partnership. The General Partner believes that it and its Affiliates will have sufficient staff, equipment or other resources to be fully capable of discharging their responsibilities to the Partnership and other entities.

     When the General Partner owes a fiduciary duty to the Partnership and to another Program sponsored by it, the General Partner may have a conflict in the allocation of fiduciary duties to each of such entities.

     The General Partner will attempt to resolve all of such conflicts by allocating services or fiduciary duties to all Programs needing services or fiduciary duties solely in proportion to their respective needs. The General Partner will not ignore the fiduciary obligation that it owes to any of such Programs. See "RISK FACTORS--Partnership or Investment Risks--General Partner Not Full Time."

Compensation of the General Partner and Affiliates

     The compensation payable by the Partnership to the General Partner and the Dealer-Manager has been determined unilaterally by the General Partner and, therefore, is not the result of arm's length negotiations. However, the amount of such compensation is believed to be representative of practices in the industry and complies with the NASAA Guideline as in effect on the date of this Prospectus. The General Partner and Dealer-Manager will receive substantial compensation from the sale of Units and the Partnership's acquisition and use of Equipment. Decisions involving these transactions will be made by the General Partner in its discretion. See "COMPENSATION AND FEES."

     A conflict of interest may also arise from decisions by the General Partner concerning the timing of the Partnership's purchases and sales of Equipment or the termination of the Partnership, each of which events will have an effect on the timing and amount of its compensation. In such circumstances, the interest of the General Partner and the Class B Limited Partner in continuing the Partnership and receiving subordinated Management Fees and cash distributions, for example, may conflict with the interests of the Class A Limited Partners in realizing an earlier return of their capital and any investment return thereon.

Effect of Leverage on Compensation Arrangements

     The General Partner may finance up to 50.0% of the aggregate purchase price of the Partnership's total Equipment. Since Acquisition Fees are based upon the purchase price of all Equipment acquired by the Partnership, including related borrowings, the General Partner would realize a greater amount of Acquisition Fees if a greater percentage of debt were employed. See "COMPENSATION AND FEES." The Partnership Agreement provides that the General Partner may not borrow cash on behalf of the Partnership solely to fund distributions. The possibility exists, however, that borrowings of the Partnership for other purposes may have the indirect effect of funding distributions to the Class A Limited Partners sufficient to allow the Class B Limited Partner to receive its subordinated distributions and to allow the General Partner to receive its subordinated Management Fee.

Determination of Reserves

     The amount of cash distributions from the Partnership to Class A Limited Partners is subject, among other things, to the discretion of the General Partner in establishing and maintaining for the Partnership Reserves for working capital and contingent liabilities. See "ESTIMATED USE OF PROCEEDS." Since the amount of Reserves will affect the potential liability of the General Partner to creditors of the Partnership, the General Partner may be considered to have a conflict of interest in determining the amount of such Reserves.

Participation of a Securities Sales Affiliate in this Offering

     Units will be sold on a best-efforts basis through CAI Securities Corporation, which will act as Dealer-Manager and will receive Dealer-Manager Fees with respect to the sales of all Units. Because of its affiliation with the General Partner, its review and investigation of the Partnership and of the information provided in this Prospectus will not constitute a review and investigation by an independent securities firm serving in the capacity of a dealer-manager.

General Partner to Act as Tax Matters Partner

     The General Partner has been designated as the Tax Matters Partner for the Partnership for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS or any legal proceeding. As Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the IRS, to settle tax disputes and to bind the Partnership and the Class A Limited Partners by such settlement. While the General Partner will seek to take into consideration the interest of the Class A Limited Partners generally in agreeing to any settlement of any disputed items of Partnership income and expense, there is no assurance that such settlement will be in the best interest of any specific Class A Limited Partner given his specific tax situation.

Lack of Separate Counsel

     The Class A Limited Partners, as a group, have not been represented by counsel. The Partnership, CAI, the General Partner and the Class B Limited Partner have been represented by the same counsel. The attorneys, accountants and other professionals who perform services for the Partnership will perform additional services for the General Partner, CAI and its Affiliates, and for other partnerships or entities that CAI will cause to be formed from time to time. However, should a dispute arise between or among the Partnership and the General Partner or any of its Affiliates, the General Partner will cause the Partnership to retain separate legal counsel, at the expense of the Partnership, to represent the Partnership in connection with such dispute.

--------------------------------------------------------------------------------

                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER
--------------------------------------------------------------------------------

General

     Under Delaware law, a general partner in a limited partnership generally is accountable to the limited partners and the partnership as a fiduciary and consequently must exercise good faith, fairness and loyalty in handling partnership affairs. However, the Delaware Act specifically permits this fiduciary duty to be modified in the partnership agreement. See "Conflicts of Interest" below and "SUMMARY OF THE PARTNERSHIP AGREEMENT--Rights, Obligations and Powers of General Partner." The Partnership Agreement includes a modification of this fiduciary duty, which is necessary to allow the General Partner and its Affiliates to function as sponsors of other equipment leasing programs and to invest in equipment for their own accounts. While this modification of the fiduciary duty may be viewed as a detriment to the Class A Limited Partners because it could reduce the Equipment and managerial resources available to the Partnership, the General Partner believes that its Affiliates' involvement in similar programs provides certain efficiencies that should benefit the Partnership in terms of reduced costs and increased opportunities. The modification of the General Partner's fiduciary duty to the Partnership benefits the General Partner and its Affiliates by allowing them to engage in more than one equipment leasing activity at a time and allocate equipment and managerial resources among themselves and the various entities in the manner that they deem appropriate.

     Delaware law provides that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a "class action") to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (a "partnership derivative action") to recover damages from a general partner or third parties with respect to an obligation to the partnership where the general partner has failed or refused to enforce the obligation. Accordingly, it appears, based on currently applicable law, that: (i) the Limited Partners of the Partnership have the right, subject to the provisions of applicable procedural rules and statutes, to (a) bring Partnership class actions, (b) enforce rights of all Limited Partners similarly situated, and (c) bring partnership derivative actions to enforce rights of the Partnership including, in each case, rights under certain rules and regulations of the Commission; and (ii) Limited Partners who have suffered losses in connection with the purchase or sale of their Partnership Interests due to a breach of fiduciary duty by the General Partner in connection with such purchase or sale, including misapplication by the General Partner of the proceeds from the sale of Partnership Interests, may have a right to recover such losses from the General Partner in an action based upon Rule 10b-5 under the Securities Exchange Act. In addition, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract could be viewed to apply with equal force to the General Partner.

     In defending against a suit by a Limited Partner for breach of fiduciary duty, the General Partner may have a number of defenses in any such legal action, including the defense that its actions come within the business judgment rule. Under that rule, the General Partner or the General Partner's directors would not, in general, be liable for actions taken in good faith and on the basis of an informed judgment (after reasonable investigation) that the course of conduct in question was consistent with the General Partner's duties to the Partnership. The General Partner would be able to raise only factual defenses negating the claims of the Limited Partner; essentially, the General Partner would be able to argue that its actions were reasonable and did not constitute a breach of its fiduciary duty to the Partnership and the Partners, as described in the Partnership Agreement.

Conflicts of Interest

     As permitted by the Delaware Act, the Partnership Agreement modifies the General Partner's fiduciary duty by providing that whenever a conflict of interest arises between another investment entity sponsored by the General Partner or its Affiliates on the one hand and the Partnership or any Limited Partner on the other hand, the General Partner, in resolving such conflict: (i) will consider the relative interests and investment objectives of the parties involved in such conflict or affected by such action; and (ii) may consider (a) any customary or accepted industry practices, and (b) any applicable generally accepted accounting practices or principles (see Section 5.7 of the Partnership Agreement). Thus, unlike the strict duty of a fiduciary who must act solely in the best interest of his beneficiary, the Partnership Agreement permits the General Partner to consider the interests of other investment entities sponsored by such General Partner or its Affiliates, to act as the general partner of more than one similar investment program and to allow the Partnership to benefit from its experience resulting therefrom, but relieves the General Partner and its Affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time.

Indemnification of the General Partner, Dealer-Manager and Selling
Dealers

     The Partnership Agreement provides that the General Partner will have limited liability to the Partnership and the Class A Limited Partners. It provides for the indemnification of the General Partner and its Affiliates for certain acts or omissions to act, provided that such actions or omissions were done in good faith and in a manner reasonably believed by the General Partner or Affiliate to be in the best interests of the Partnership and that such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such provisions in the Partnership Agreement, which could be asserted by the General Partner as a defense to suit by a Class A Limited Partner for alleged breach by the General Partner of its fiduciary duty in conducting the affairs of the Partnership.

     The Partnership Agreement also provides that, to the extent permitted by law, the Partnership will indemnify the General Partner against liability and related expenses (including attorneys' fees) incurred in certain dealings with third parties, provided that the conduct of the General Partner is consistent with the standards described in the preceding paragraph. In addition, the General Partner has agreed to indemnify the Dealer-Manager and the Selling Dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their fault) in connection with the offer or sale of Units. A successful claim for indemnification would deplete the Partnership's assets by the amount paid and could reduce the amount of distributions subsequently made to the Class A Limited Partners. The Partnership is not permitted, however, to indemnify the General Partner, its Affiliates or the Selling Dealers with respect to alleged violations of federal or state securities laws unless the alleged violator has successfully defended against the claim of violation or a court has approved a settlement of the claim.

--------------------------------------------------------------------------------

                                   MANAGEMENT
--------------------------------------------------------------------------------

The General Partner

     The General Partner is CAI Equipment Leasing VI Corp., a wholly owned subsidiary of Capital Associates, Inc. ("CAI"). CAI also owns all of the stock of Capital Associates International, Inc. ("CAII"), which will be the Class B Limited Partner of the Partnership. The General Partner was recently formed for the purpose of managing the Partnership. The General Partner will be responsible for supervising the Partnership's day-to-day operations, including, without limitation, acquiring the Equipment, reinvesting Partnership funds in Upgrades or additional Equipment, re-leasing and selling Equipment, borrowing funds, advising and assisting in locating, evaluating and negotiating the terms of Leases, collecting Lease revenues from Lessees, financing Upgrades, ensuring compliance by Lessees with all of their obligations under the Leases (including performance of maintenance and payment of insurance and taxes), instituting and prosecuting legal proceedings in the name of the Partnership and otherwise exercising appropriate remedies under the terms of the Leases and any other services reasonably required in connection with the lease, use and ownership of the Equipment. The General Partner may authorize one or more of its Affiliates to carry out its duties.

     The backgrounds of the executive officers and directors of the General Partner are set forth below. See "MANAGEMENT--Management of the General Partner."

     The General Partner may resign from the Partnership with the Consent of a Majority Interest of the Class A Limited Partners, and may be removed, under certain circumstances, by the Class A Limited Partners as set forth in the Partnership Agreement. See "SUMMARY OF THE PARTNERSHIP AGREEMENT--Withdrawal and Removal of General Partner." The General Partner and its Affiliates will receive substantial compensation for their services. See "COMPENSATION AND FEES." The officers and directors of the General Partner are to be indemnified by the General Partner in connection with their performance as officers and directors to the fullest extent permitted under applicable state law.

     CAI has capitalized the General Partner with a capital contribution of $1,000 in cash and its own non-negotiable, non-interest bearing, demand promissory note in a principal amount equal to the greater of: (i) 2.5% of Gross Offering Proceeds; or (ii) $1,000,000. See "FINANCIAL STATEMENTS" for the balance sheets of CAI and the General Partner. See footnote 3 to the audited balance sheet of the General Partner for a description of potential limitations on the payment of the demand promissory note.

Capital Associates, Inc.

     CAII was incorporated in 1976, at which time it acquired the operating partnership of its founders, which was engaged in the lease brokerage business. CAII continued in the lease brokerage business, developing relationships with many lessees that are in the "Fortune 500" and that continue to be a principal source of business for CAII today. CAII and its predecessor partnership have participated in over $3.0 billion of equipment leasing transactions.

     CAI was formed in September, 1986 as a holding company owning 100.0% of the equity in CAII as its sole asset. In February 1987, CAI made an initial public offering of its common stock. Both CAII and the General Partner are wholly owned subsidiaries of CAI.

     In 1995, MCC Financial Corporation ("MCC") acquired control of CAI. MCC beneficially owns and/or has voting control over a total of 2,833,369 shares of common stock constituting 56% of the outstanding shares of CAI common stock. Of the 2,833,369 shares, 257,500 shares are not owned by MCC, but MCC is entitled to vote those shares pursuant to proxies executed by the current owners, and MCC has entered into the Stock Purchase Agreements to purchase these shares in the future. James D. Walker and William K. Buckland each own 50% of the common stock of MCC.

Relationship of the Partnership and Affiliates

     The following diagram identifies certain relationships among the Partnership, the General Partner, the Dealer-Manager and the Class B Limited Partner. Solid lines represent ownership interests (as created by the Partnership Agreement) and dotted lines represent contractual relationships (excluding the relationships created by the Partnership Agreement).

                           --------------------------
                           |Capital Associates, Inc.|
                           --------------------------
            -------------------        |         ----------------
  ---------------------       -------------------       ----------------
  |Capital Associates |       | CAI Equipment   |       |CAI Securities|
  |International, Inc |       |Leasing VI Corp. |       |  Corporation |
  ---------------------       -------------------       ----------------
                     |                 |                  |
                     |                 |                  |
                     |                 |                  |
                                       |
                   -----------------------------------------
                   | Capital Preferred Yield Fund-V, L.P.  |
                   -----------------------------------------

Management of the General Partner

     Each of the following directors and executive officers of the General Partner assumed his/her position on October 1, 1997 and is to serve until his/her successor is elected and qualified:

Names                                  Position
-----                                  --------

John F. Olmstead                       President and Director

Dennis J. Lacey                        Senior Vice President and Director

Anthony M. DiPaolo                     Senior Vice President, Treasurer and
                                       Chief Administrative Officer and Director

Daniel J. Waller                       Vice President and Director

Richard H. Abernethy                   Vice President and Director

John A. Reed                           Vice President, Assistant Secretary
                                       and Director

David J. Andersen                      Chief Accounting Officer and Secretary

     The following biographical information relates to the persons listed above:

     John F. Olmstead, age 53, joined CAII in December 1988, is a Senior Vice President of CAI and CAII and is head of CAII's Public Equity and Syndications division. He has served as Chairman of the Board for Neo-kam Industries, Inc., Matchless Metal Polish Company, Inc. and ACL, Inc. for more than 5 years. He has over 20 years of experience holding various positions of responsibility in the leasing industry. Mr. Olmstead holds a Bachelor of Science degree from Indiana University and a Juris Doctorate degree from Indiana Law School.

     Dennis J. Lacey, age 44, became associated with CAII in October 1989 and currently serves as Chief Executive Officer, President and as a director of CAI and CAII. Formerly an audit partner with Coopers & Lybrand where Mr. Lacey's areas of expertise included equipment leasing, insurance, banking and real estate. He also has experience in mergers and acquisitions and deal structuring. Mr. Lacey holds a degree in Accounting and Finance from the University of West Florida.

     Anthony M. DiPaolo, age 38, joined CAII in July 1990 as an Assistant Treasurer and is currently Senior Vice President - Chief Financial Officer and Treasurer of CAI and CAII. He has held financial management positions as Chief Financial Officer for Mile High Kennel Club, Inc. from 1988 to 1990 and was Vice President/Controller for VICORP Restaurants, Inc. from 1987 to 1988. Mr. DiPaolo holds a Bachelor of Science degree in Accounting from the University of Denver.

     Daniel J. Waller, age 38, joined CAII in July 1990, as a manager of Investor Relations. Mr. Waller assumed the responsibility for the asset management department a short time later, and is currently the Vice President, Syndications for CAII. Prior to joining CAII, Mr. Waller was an audit manager with Coopers & Lybrand for over three years and gained considerable experience in the leasing industry. While at Coopers & Lybrand, Mr. Waller held positions with the company's International Accounting and Auditing Committee as well as the national Auditing Directorate. Mr. Waller holds a Bachelor of Arts degree in Accounting from the University of Northern Iowa.

     Richard H. Abernethy, age 42, joined CAII in April 1992 as Equipment Valuation Manager and currently serves as Vice President of Asset Management for CAII. Mr. Abernethy has 13 years experience in the leasing industry, including prior positions with Barclays Leasing Inc., from November 1986 to February 1992, and Budd Leasing Corporation, from January 1981 to November 1986. Mr. Abernethy holds a Bachelor of Arts degree in Business Administration from the University of North Carolina at Charlotte.

     John A. Reed, age 42, joined CAII in January 1990 as the Tax Director and Assistant Secretary. Mr. Reed was Vice President of Marketing and is responsible for all lease documentation and management of transaction structuring and processing until September 1997, when he was elected to the office of Vice President - Manager of Capital Markets Group for CAII. Prior to joining the
Marketing   Department,   Mr.  Reed  was  Vice  President  of  Credit  and  Debt

Administration. He spent seven and one half years with Coopers & Lybrand in the Tax Department and served on CAII's tax consulting engagement during that time. Mr. Reed holds a Bachelor of Arts degree in Social Sciences and Masters of Science in Accounting, from Colorado State University.

     David J. Anderson, age 44, joined CAII in August 1990 as Manager of Billing & Collections and currently serves as Assistant Vice-President/Chief Accounting Officer. Prior to joining CAII, Mr. Anderson was Vice-President/Controller for Systems Marketing, Inc., from 1985 to 1990, and previous to that worked in several senior staff positions at the Los Alamos National Laboratory and with Ernst & Whinney. Mr. Anderson holds a Bachelor of Business Administration degree in Accounting from the University of Wisconsin.


--------------------------------------------------------------------------------

                    PERFORMANCE OF PRIOR INVESTMENT PROGRAMS
--------------------------------------------------------------------------------

     The General Partner has been recently formed specifically for the purpose of acting as General Partner of the Partnership. Accordingly, it has not participated in any previous private or public programs. Affiliates of the General Partner have sponsored other public and private equipment investment programs as discussed below. Prospective investors in the Partnership should note that they will not, by investing in Units, acquire any ownership interest in any of the prior investment programs of Affiliates of the General Partner or in the General Partner.

Prior CAI Public Partnerships

     Affiliates of the General Partner have organized and acted as a general partner for seven publicly offered, income-oriented equipment leasing limited partnerships, none of which have been liquidated. Information is set forth in the following table as of June 30, 1997 unless otherwise indicated.

====================================================================================================================================

                           Offering             Amount               Number of
 Fund Name                  Period              Raised               Investors         Equipment Acquired          Equipment Sold
------------------------------------------------------------------------------------------------------------------------------------
Leastec Income Fund V,     1987-1989          $50,638,000            4,453               $ 93,161,303              $60,361,469
a California Limited
Partnership ("LIF")
------------------------------------------------------------------------------------------------------------------------------------
NorthStar Income Fund      1988-1989          $52,401,000            3,378               $ 63,710,439              $54,912,802
I, L.P. ("NorthStar")
------------------------------------------------------------------------------------------------------------------------------------
PaineWebber Preferred      1990-1991          $71,064,000            3,477               $116,199,090              $44,054,754
Yield Fund, L.P.
("PWPYF")
------------------------------------------------------------------------------------------------------------------------------------
Capital Preferred Yield    1990-1992          $63,660,750            4,148               $131,993,306              $62,014,586
Fund, a California
Limited Partnership
("CPYF")
------------------------------------------------------------------------------------------------------------------------------------
Capital Preferred Yield    1992-1994          $33,943,500            2,379               $ 74,448,546              $16,625,661
Fund-II ("CPYF-II")
------------------------------------------------------------------------------------------------------------------------------------
Capital Preferred Yield    1994-1996          $50,000,000            4,971               $ 85,726,945              $ 6,101,618
Fund-III ("CPYF-III")
------------------------------------------------------------------------------------------------------------------------------------
Capital Preferred Yield    1996-1998          $31,125,349            2,389               $ 45,167,752              $  0
Fund-IV ("CPYF IV")
====================================================================================================================================

     The percentages and amounts of cash distributions that represented investment income (after deductions for depreciation and amortization of initial direct costs of equipment) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for the Prior CAI
Public Partnerships for each year from their respective dates of formation through December 31, 1996, as well as for the period from January 1, 1997 to June 30, 1997, are included in Table III of the "PRIOR PERFORMANCE TABLES" attached as Exhibit B to this Prospectus. Certain additional investment information concerning the Prior CAI Public Partnerships as of June 30, 1997, is also included in Tables I, II and IV of the "PRIOR PERFORMANCE TABLES" attached as Exhibit B to this Prospectus.

Prior CAI Private Programs

     Affiliates of the General  Partner  sponsored 14 prior  private  investment programs (the "Prior Private Programs") in the form of grantor trusts or co-ownership programs between 1982 through 1987, raising $44,152,995 in capital from investors and purchasing equipment valued at approximately $192,293,990. Each of the Prior Private Programs acquired and leased, on a net basis, a highly-leveraged portfolio of specified equipment. The primary investment objectives of the Prior Private Programs were: (i) the generation of rental revenues sufficient to repay program equipment indebtedness; (ii) the generation of re-lease rental revenues and residual proceeds sufficient to return the investors' equity investment and an "economic" profit thereon; and (iii) realization of the federal income tax benefits resulting from the use of leverage. The Prior Private Programs sought to accomplish their investment objectives through high leverage (an average of approximately 80.0%). Accordingly, the Prior Private Programs generate minimal cash distributions to the investors until termination of their leases. None of the Prior Private Programs had investment objectives like the Partnership which is to maximize cash flow without any special tax benefits; therefore, they are not included in the Prior Performance Tables at Exhibit B to this Prospectus. Due to the failure of certain equipment to retain the re-lease and residual values projected at the time of acquisition by the Prior Private Programs, in general, the re-lease and/or residual revenues received by the Prior Private Programs and, consequently, the cash-on-cash returns to investors, have been significantly lower than forecasted at the inception of such Programs.

Losses in Residual Value

     At the time equipment is purchased by a Program, the general partner of the Program estimates the value of the equipment at the date in the future when the lease of such equipment expires (the "Residual Value"). If at any later time the general partner of a Program determines that the Residual Value of any equipment owned by the Program has suffered a permanent decline due to events such as the introduction of a more efficient or less costly model of such equipment, the Program records additional depreciation for the affected assets so that the new, lower Residual Value is reflected on the Program's balance sheet. If such writedowns in asset value are large enough, the Program might suffer an operating loss during the period in which the writedowns occur. In addition to any such writedowns, the Partnership would also suffer the loss of expected future rental income.

     In its form 10-K for the year ended December 31, 1992, LIF disclosed losses for the year ended December 31, 1992 of $1,344,759. In addition, LIF stated that, "it is likely that the limited partners (of which CAII is the largest with in excess of $2.5 million invested) will not recover their full initial investments to the Partnership." It has now been determined that the limited partners will not receive any return on capital and will receive approximately 90% of their original investment.

     A significant portion of the portfolio of LIF consisted of computers and computer peripherals. Of this equipment, a significant portion of such equipment was manufactured by IBM. During the late 1980s the resale market for IBM equipment declined significantly due to the frequent introduction of new models and technology by IBM during this period. Further, IBM became more active as a lessor of equipment manufactured by it during this period. This had the impact of narrowing the margins for all lessors of IBM equipment. Finally, LIF purchased a significant amount of equipment subject to Operating Leases. While the rentals on Operating Leases are typically higher than Full Payout Leases, the lease terms are typically much shorter. Therefore, equipment was coming off lease relatively early in its useful life during a time when the residual value of the equipment was falling due to the competitive and market factors as noted above. In addition, LIF's financial results were impacted by a recessionary national economy and a decline in interest rates, resulting in a decline of lease rates from the levels that existed at the time LIF was formed. Because leasing is an alternative to financing equipment purchases with debt, a general decline in interest rates at which companies can borrow debt results in a decline in leasing rates. Further, the recessionary national economy resulted in a higher than normal number of lessee bankruptcies in the LIF portfolio.

     Each Prior CAI Public Partnership has experienced some reductions in recorded Residual Values. This is a normal occurrence in the equipment leasing business. None of the other Prior CAI Public Partnerships have suffered the concentrations of Residual Value problems that LIF has suffered.

     While lower interest rates cause the rate of return on equipment leases to decrease, they do not directly impact the ability of lessors to sell or re-lease equipment at the end of the term of the original equipment lease. This is driven by economic factors that impact the demand for equipment. Lower interest rates have meant that the rate of returns for Prior CAI Public Partnerships have decreased marginally, but there has been no difficulty in re-leasing or selling equipment coming off lease in those partnerships, other than the problems of LIF discussed above.

Information About Prior Programs

     The General Partner will provide, upon request, the most recent Form 10-K Annual Report filed with the Commission for all or any of the Prior CAI Public Partnerships described herein that were reported to the Commission, and for a reasonable fee, all exhibits to each Form 10-K. Those who desire to have this information should call the Investor Operations Department of CAI at (800) 843-4552.

     For more detailed information regarding these Prior Programs, see the "PRIOR PERFORMANCE TABLES" attached as Exhibit B to this Prospectus.

--------------------------------------------------------------------------------

                       INVESTMENT OBJECTIVES AND POLICIES
--------------------------------------------------------------------------------

The Equipment Leasing Industry

     Equipment leasing is a method of financing long favored by American corporations. It has been used for over a hundred years by railroads to lease their rolling stock. It allows the user to conserve cash and still acquire the use of equipment it needs to operate its business. That's why 8 out of 10 U.S. companies lease all or some of their equipment.* Of the estimated $563.1 billion spent by businesses on productive assets in 1996, $168.9 billion or 30% was acquired through leasing.** Banks, large financial institutions, leasing companies and individuals own over $400 billion in equipment under lease.** As you can see below, equipment leasing is the largest single source of capital for American industry.
-------------------
                     Sources: *Equipment Leasing Association
                          **U.S. Department of Commerce
                        ***Equipment Leasing Association

Objectives of the Partnership

     The Partnership intends to acquire and lease various types of Equipment to creditworthy businesses. The terms of the Partnership's Leases are expected to range from two to seven years. After the initial term of its Lease, each item of Equipment will be expected to produce additional investment income from its re-lease or ultimate Sale.

     The Partnership's overall investment objectives are to:

         (i) raise the maximum allowable capital from investors for investment in accordance with the Partnership's investment objectives described herein (see "PLAN OF DISTRIBUTION");

         (ii) invest such capital and related indebtedness in a diversified portfolio of Equipment subject to Leases with terms ranging from two to seven years;

         (iii) if funds are available for distribution from Distributable Cash, make cash distributions to the Class A Limited Partners in an amount equal to the First Cash Distributions during the Reinvestment Period (a period that ends approximately seven years to eight years after the Closing Date);

         (iv) re-invest all available undistributed Cash From Operations and Cash From Sales in additional Equipment during the Reinvestment Period to increase the Partnership's portfolio of revenue-generating Equipment; and

         (v) sell or otherwise dispose of the Partnership's Equipment and other assets in an orderly manner and promptly distribute Cash From Sales thereof to the Partners within one to two years of the end of the Reinvestment Period.

     THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL BE SUCCESSFUL IN MEETING ANY OF ITS OBJECTIVES.

     The General Partner intends to make periodic evaluations of the Equipment and to use such evaluations at the end of the primary Lease term for each item of Equipment to determine whether such Equipment should remain in the Partnership's portfolio or be sold. This determination will involve an analysis of the Partnership's operating results, economic conditions, tax considerations, the nature and condition of the Equipment and other factors. Established markets exist for sale of used equipment of the type to be included in the Partnership's portfolio. The General Partner expects to obtain appropriate diversification in the Equipment portfolio by following the investment guidelines set forth below. See "The Equipment--Equipment Investment Criteria" below. The Partnership intends to dispose of all its Equipment and terminate within approximately eight to ten years after the Closing Date. However, after the end of the Reinvestment Period, the General Partner will continue to evaluate the Equipment portfolio and the value of future Lease rental payments in order to be able to make a determination to accelerate the collection of cash through the refinancing of the Leases and the sale of the underlying Equipment if economic conditions warrant.

     The General Partner has not established what proportion of the Equipment portfolio will be subject to Full Payout Leases and what proportion will be subject to Operating Leases. It is anticipated that a substantial portion of the Partnership's Leases will be Operating Leases. See "Description of Leases" below and "RISK FACTORS--Business Risks--Risks of Operating Leases."

     When required, the General Partner intends to arrange, through various unaffiliated service organizations, to provide for the installation, removal, maintenance and modification of the Equipment. The General Partner anticipates that the Equipment will be located primarily in North America. The Partnership may take advantage of leasing opportunities outside of North America; however, the aggregate Equipment Purchase Price of the amount of any Equipment leased outside of North America will be less than 10.0% of the aggregate Equipment Purchase Price of all the Partnership's Equipment.

The Equipment

     Acquisition of Equipment. All investment decisions relating to the acquisition of Equipment will be made by the General Partner in accordance with the Equipment investment criteria described herein and the undertakings set forth under "CONFLICTS OF INTEREST." Potential Equipment investments will be evaluated primarily on the basis of: (i) the extent to which the investment satisfies the Partnership's investment objectives, with special emphasis on the economic return to the Partnership; (ii) the creditworthiness of the Lessee; and
(iii) the type of Equipment to be purchased and leased. The Partnership expects to acquire and lease Equipment of the types described below. See "The Equipment--Types of Equipment" below.

     Affiliates of the General Partner have employees who have developed expertise in the evaluation of equipment residual values. Generally, evaluations of Residual Values will be done by such employees. However, where necessary or appropriate, the General Partner will obtain from unrelated third parties, at the expense of the Partnership, such reports, inspections or surveys as it considers necessary to determine the economic life, reliability and productivity of Equipment to be purchased and its suitability, desirability and demand in the industry in which it is to be used. Neither the General Partner nor its Affiliates will receive any fees in connection with any such third party reports, inspections or surveys.

     It is expected that on or about __________, 1998, CAII will sell certain items of Equipment worth approximately $__________ to the Partnership. This sale shall be made pursuant to an installment sales contract which shall be fully paid within twelve months of its execution by the Partnership from the proceeds of the Offering. The interest rate payable to CAII under the installment sale contract shall be ____% per annum. The price paid by the Partnership pursuant to the installment sale contract shall comply with the limitations set forth under "CONFLICTS OF INTEREST Competition with the General Partner and its Affiliates Limitation on Purchase Prices". Schedule I to this Prospectus identifies certain Equipment that is expected to be purchased by the Partnership from CAII. After the Closing, it is anticipated that Equipment will be purchased on an all-cash basis or financed by non-affiliated third parties.

     Upon the Sale of Equipment, the Partnership may receive purchase money obligations secured by liens on the Equipment. In such cases, the amount of such obligations will not be included in Cash From Sales generally distributable to the Limited Partners until, and only to the extent that, the obligations are realized in cash, whether by payment, Sale or other disposition.

     Equipment Investment Criteria. No less than 65.0% of the Equipment subject to Initial Leases, by value (based on the aggregate Equipment Purchase Price of all such Equipment), will either be in an Investment Grade Pool (as defined below) or initially be leased to Investment Grade Lessees (as defined below), including the operating subsidiaries of entities that are Investment Grade Companies. Leasing to such subsidiaries may involve more risk than leasing directly to the entity that is an Investment Grade Company. The General Partner will consider the advisability of requiring guaranties from the parent of such lessees on a case-by-case basis.

     "Investment Grade Lessee" means (a) a Lessee that has, or is an operating subsidiary of an entity (an "Investment Grade Company") that has (i) a net worth in excess of $100,000,000 (and no debt issues that are rated), or (ii) at least one debt issue with a credit rating by Moody's Investor Service, Inc. ("Moody's") of "Baa" or better, or its equivalent, assigned by another nationally recognized credit rating agency, including, among others, Standard & Poor's Corporation and A.M. Best Company, or (b) a Lessee, all of whose payments under a Lease to the Partnership have been unconditionally guaranteed or supported by a letter of credit issued by a company that has (i) a net worth in excess of $100,000,000, or (ii) at least one debt issue with a credit rating by Moody's of "Baa" or better, or its equivalent, assigned by another nationally recognized credit rating agency. Baa is a corporate bond credit rating. According to Moody's, bonds that are rated Baa are considered to be medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     "Investment Grade Pool" means a pool of Equipment Leases with an aggregate Equipment Purchase Price to the Partnership of in excess of $2,000,000, containing no less than twenty (20) unaffiliated Lessees, with all Lessees being business (no consumer Lessees), and containing no Lease with a total original Equipment purchase price of less than $5,000, provided, however, that the total Equipment Purchase Price in the Investment Grade Pool shall in no event be greater than 15% of the aggregate Equipment Purchase Price of the Equipment. See "Vender Leasing Programs" below.

     Other than in the Investment Grade Pool, the Partnership will acquire Equipment subject to a Lease with a Lessee that is not an Investment Grade Lessee only if the candidate Lessee is creditworthy, in the judgment of the General Partner. Generally, no Lessee will be treated as "creditworthy" for this purpose unless it has a Net Worth of at least $20,000,000.

     Not more than 15.0% of the aggregate Equipment Purchase Price of the Equipment will be invested in a single model of Equipment. There are no Equipment investment criteria concerning the age of the Equipment purchased; however, it is anticipated that a substantial portion of the Equipment purchased by the Partnership will be models introduced or equipment manufactured within the last five years. Not more than 15.0% of the Equipment, by value, will be subject to a Lease or Leases to a single Lessee or its Affiliates. The Partnership will not invest in limited partnership interests in other limited partnerships. The foregoing are investment criteria only; there can be no assurance as to the ultimate composition of the Partnership's actual Equipment portfolio, as there is no way to anticipate what lease transactions or types of Equipment may be available on reasonable terms at the time the Partnership is prepared to invest its funds. No assurance can be given that these objectives will be met. During the start-up phase of Partnership operations, some or all of these criteria may be waived by the General Partner for a limited period of time due to the small number of Leases the Partnership will initially enter into.

     Purchase of Used Equipment. Some portion of the Equipment purchased by the Partnership may be used equipment, that is, equipment sold to the Partnership or an Affiliate on a temporary basis by a seller other than the manufacturer. The Partnership intends to acquire primarily new equipment. However, the age of the Equipment purchased will depend on many factors, including the anticipated length of the product cycle for the type of Equipment being purchased, the lease terms and the price. Since a portion of the Equipment will be subject to technological obsolescence, but not to physical depreciation, used equipment (which can often be purchased more cheaply than new equipment) may in many cases represent a more economical investment than new equipment of the same type.

     Vendor Leasing Programs. CAII expects to provide lease financing programs to vendors and manufacturers of business equipment, who will market their products to business customers, including small businesses without any formal credit ratings. Small business leasing will be a new segment of the leasing industry for CAII and its affiliates. The General Partner anticipates that the Partnership will purchase a pool of these vendor directed leases that meets the criteria set forth in the definition of "Investment Grade Pool" above. The amount invested in this vendor program pool of leases will in no event exceed 15% of the aggregate Equipment Purchase Price of all of the Partnership's Equipment.

     Reinvestment. The Partnership expects to purchase additional Equipment during the Reinvestment Period with Distributable Cash not distributed to the Partners. The General Partner anticipates that reinvestment of Distributable Cash during the Reinvestment Period will facilitate the purchase of Upgrades for Equipment already owned and leased by the Partnership, thereby enhancing the Residual Value of such Equipment. It is also anticipated that reinvestment in Equipment will reduce the average age of the Equipment portfolio. Equipment purchased with Reinvested Proceeds will be subject to the Equipment investment criteria set forth above. The Partnership will be given a right of first refusal to purchase any Upgrade leased by a General Partner or an Affiliate relating to Equipment owned by the Partnership. The Partnership may purchase additional Equipment after the Reinvestment Period, but only if a commitment to purchase such Equipment was made by the Partnership during the Reinvestment Period or if the Equipment is an Upgrade to Equipment purchased by the Partnership prior to the end of the Reinvestment Period.

     Diversification. Diversification is generally desirable to minimize the effects of changes in specific industries and local economic conditions and the risks of technological or economic obsolescence of any particular type of Equipment or similar risks. However, the extent of the Partnership's diversification, in the aggregate and within each category of Equipment, will depend on the amount of Net Offering Proceeds available to the Partnership from the sale of Units and the availability of various types of Equipment. The General Partner does intend to cause the Partnership to invest at least 65.0% of its acquisition funds in low technology Equipment, such as railroad cars, trucks and trailers, construction Equipment, mining Equipment, production Equipment and warehouse Equipment. No more than 35.0% of its acquisition funds would be invested in other types of Equipment. There can be no assurance that such goals can be reached and that this intended "mix" of Equipment will be realized.

     Re-Leasing. Initial Lease terms will vary according to the type of Equipment. Generally such Lease terms will be for approximately two to seven years. At the termination of the Initial Lease terms, the General Partner will attempt to arrange for the Equipment to be re-leased (either to the original Lessee or to a new Lessee) if it determines that re-leasing is in the best interests of the Partnership at such time. The terms of such Subsequent Leases will vary.

     The General Partner anticipates beginning to dispose of Equipment immediately after the close of the Reinvestment Period (i.e., seven to eight years after the Closing Date). The General Partner anticipates that all Equipment will be sold (in some cases subject to Leases) and the Partnership liquidated between seven and eight to ten years after the Closing Date. No assurance can be given that the Partnership will in fact be successful in the re-leasing or selling of any item of its Equipment profitably.

     Types of Equipment. The primary Equipment types that the General Partner anticipates considering for purchase by the Partnership are described below. However, the General Partner may consider acquiring other Equipment types as market conditions require and product development continues, and there can be no assurance that the Partnership will acquire Equipment of the type, make or model described below.

                  Materials Handling Equipment. Materials handling equipment includes forklift trucks, pallet trucks and various other types of equipment utilized to transport merchandise or other items in bulk quantities.

                  Warehouse Equipment. The Partnership may acquire and lease conveyor systems and related equipment used on assembly lines and for the transport of finished and unfinished products through various stages of production. Warehouse equipment includes counters, pallets, racks and bins which are used in the organization and operation of warehouses and distribution facilities. The equipment comes in a variety of models depending on the design of the product to be stored and the design of the warehouse or distribution facility.

                  Manufacturing Equipment. Manufacturing equipment includes, but is not limited to, machine tools such as lathes, drill presses, injection molding and extrusion equipment, turning mills and grinders used in the manufacturing of various products and components.

                  Production Equipment. The Partnership may acquire various types of metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a wide variety of machinery and equipment.

                  General Purpose Plant Equipment. Plant equipment includes racking, shelving, storage bins, portable steel storage sheds and pallets, as well as numerous other items used in manufacturing plants.

                  Printing Equipment. Printing equipment includes various sizes of printing presses, offset press equipment and pre-press equipment used in the publication, commercial printing and newspaper industries.

                  Graphics Printing Equipment. Graphics printing equipment includes print setters, automatic drafting machines and laser printers which are used for the printing of graphic designs and drawings. CAD/CAM (computer assisted design and manufacturing machines) includes all equipment which is used for the visual display of designs and drawings.

                  Communications Equipment. Telephone communications equipment is used in voice transmission activities and includes such equipment as telephone systems, automatic call direction systems, voice recorders, central switching equipment, telephone handsets and connecting and/or wiring equipment. Radio and television communications equipment includes items used in cable television, radio and wire telegraph communications, transmitters and control and amplification equipment. The Partnership may acquire satellite and microwave transmission facilities, as well as other equipment used in the transmission of information via satellite. Data communications equipment includes terminals, cables, transmission wires, modems, teleprinters and related data communications support equipment. Computer peripheral equipment includes tape drives, disk drives, printers, terminals and monitors used in tandem with central processing units.

                  Computer Systems. The Partnership may acquire various types of personal computer equipment, local area network equipment, file servers, printers and other related equipment used to process data and programming applications.

                  Energy Equipment. Energy management systems include thermostats and regulators as well as other equipment used in the conservation and regulation of power supplies. Energy production equipment includes compression and pumping equipment, storage facilities, transmission lines, generation facilities and other processing equipment. Energy conversion equipment includes distillation, fractionation and modification equipment as well as tanks and pumping equipment used to convert energy from one form to another.

                  Office Furniture. Office equipment includes desks, chairs, bookcases, cabinets, credenzas and tables manufactured by Steelcase and Herman Miller, among others.

                  Retail Store Fixtures. Retail store fixtures include racking, shelving, display cases and freezers, as well as other equipment for use in the display and stocking of items in retail facilities.

                  Medical Equipment. The Partnership may acquire and lease diagnostic and radiology equipment, magnetic resonance imaging systems, X-ray equipment and monitoring equipment manufactured by Siemens, General Electric and Beckman, as well as other manufacturers. Hospital equipment includes drug dispensers, cabinets, counters, tables and other furniture and medical support equipment.

                  Research and Test Equipment. Research equipment includes spectrometers, oscilloscopes, gas and liquid chromatographs, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems and other equipment used in research programs. Laboratory and test equipment includes physical testing centrifuges, measuring instruments, graphic plotters and printers, analyzers and other general purpose laboratory and test equipment used in research and testing facilities.

                  Railroad Equipment. The Partnership may acquire power driven locomotives used to pull passenger and cargo railcars. Locomotives are manufactured by General Electric and General Motors, among others. Railroad cars include, but are not limited to, tank cars, hopper cars, frame, flat cars and passenger cars used by railroad companies for the shipment of cargo and passengers over long and short distances. Railroad maintenance equipment includes stationary and mobile equipment used by railroads in track, locomotive and railcar maintenance.

                  Over-the-road Tractors. A "tractor" refers to the power unit of a tractor-trailer combination and consists of the cab, frame, engine and drive train. Manufacturers of cabs include Ford, General Motors, International, Peterbilt, Freightliner, Kenworth and Mack. Engines may be manufactured by cab manufacturers or by other manufacturers such as Cummins or Caterpillar.

                  Heavy Trucks and Other Vehicles. Heavy duty trucks are large trucks in which the engine and load carrying part are mounted on a single frame. These trucks can be used for the local delivery of large products or for the hauling of construction materials. Heavy duty trucks are manufactured by General Motors, Ford and various other manufacturers. Other motor vehicles may include vans, light trucks and automobiles to be used by the Lessee in its trade.

                  Heavy Duty Trailers, Intermodal Containers and Chassis. Trailers are the container portion of a tractor trailer rig, which are manufactured in a variety of sizes and designs. A trailer may be enclosed or a flat bed for the shipment of larger or oversized products. Trailers are manufactured by a number of companies including Fruehauf, Great Dane and Trailmobile. Intermodal containers include general dry cargo containers and special purpose containers, such as refrigerated containers, tank containers, half-height containers, flat rack containers, open-top containers and special purpose containers. Chassis are the frame portion of a unit which includes tires, wheels, axles, suspensions and which support the containers for local or long distance transport over the road.

                  Construction Equipment. Construction equipment includes rollers, bulldozers, graders, cranes, asphalt spreaders and cement spreaders and other types of equipment used in the building of residential and commercial structures and road, bridge and other civil engineering projects.

                  Semiconductor and Circuit Board Manufacturing and Testing Equipment. Includes equipment used in the manufacture of silicon wafers where the final product is an integrated circuit. This would include but not be limited to photolithography equipment, etching systems, ion implantation and thin film deposition. The category would also include equipment used to mount chips on printed circuit boards (chip placement, screen printing and board cleaning). Also included would be equipment used to test wafers, finished chips and entire circuit boards. Included would be ULSF testers, memory testers, mixed signal testers for telecommunications products, and board functionality testers.

                  Below Ground Mining Equipment. Equipment used in the underground mining of coal and other metals. The equipment would include continuous miners, shuttle cars, hydraulic roof supports, conveyors, etc.

                  Above Ground Mining Equipment. Mining equipment includes trucks with 80 to 190 - ton capacity, haulers, bulldozers, backhoes, front-end loaders, scrapers and spreaders used in mining.

Market Factors and Residual Values

     The market for used Equipment at the end of a Lease will determine the Residual Value of the Equipment at that time. Such Residual Value will depend on many factors, including the rate of Equipment obsolescence, competitive practices, the physical condition of particular Equipment and the general state of the economy at such time.

     Obsolescence has not been as significant a factor with respect to market and Residual Values for certain kinds of used Equipment, such as industrial, mining and transportation Equipment ("General Equipment") as it has for used high technology Equipment such as computer and telecommunication Equipment ("High Technology Equipment"). This fact has tended to result in a longer market life and a more stable residual curve for used General Equipment. Proceeds from renewals and extensions of existing leases and from leases to different lessees represent a significant portion of the residual value of used Equipment.
Renewals, extensions and new leases of used General Equipment tend to be increased due to a lack of significant technological change. There exist active used Equipment markets and wholesale brokers for such Equipment, which usually allow remarketing opportunities to be quickly utilized for used General Equipment.

     Physical deterioration and maintenance practices are significant factors affecting the value of used General Equipment. However, provisions within Lease agreements concerning required maintenance and return conditions generally serve to ensure resale value for this Equipment. The demand for certain types of used General Equipment is affected by the economic strength of particular industries, as well as by general economic conditions. Due to the broad range of General Equipment in which the Partnership may invest, it is not possible to describe specifically the variety of market factors and residual values that may be associated with the General Equipment invested in by the Partnership.

     The used Equipment market for High Technology Equipment has developed as a result of a number of factors, including: (i) frequent upgrading of Equipment by computer users as the result of advances in technology, broadening of user applications and the need for greater capacity; (ii) in the case of computer peripheral Equipment, certain manufacturers' practices of designing new mainframes so that their existing peripheral Equipment may be used in connection with them; and (iii) certain manufacturers' policies of selling used Equipment only at new Equipment prices, except in certain limited circumstances, and of furnishing maintenance, service and parts to owners of their used as well as new Equipment.

     To the extent the Partnership invests in a particular manufacturer's High Technology Equipment initially, the market and residual value of that portion of its portfolio invested in such Equipment will be susceptible to changes in such manufacturer's marketing policies and the possibility that such manufacturer may lose its market position in the High Technology Equipment marketplace because of the development of an innovative system of High Technology Equipment by a third party. The General Partner is expected to take into account Residual Value expectations in the pricing of the Leases.

     Computer technology has developed rapidly in recent years and is expected to continue to do so. Technological advances have permitted continued reductions in the cost of computer processing capacity, thereby permitting applications not previously economically feasible. Software is sometimes interchangeable between old and new Equipment, and older Equipment is sometimes capable of performing many of the same functions as newer Equipment. However, technological advances and other factors have caused dramatic reductions in the market price of older models of Equipment from the prices at which they were originally introduced, which in some cases was only a few years earlier.

     Like computer-related Equipment, telecommunications technology and the integration of computer components into and with telecommunications Equipment have developed rapidly in recent years and are expected to continue to do so. Technological advances, the divestiture by AT&T of certain of its assets and operations and the introduction of foreign-manufactured telephone Equipment have permitted continued reductions in the cost of telecommunications Equipment.

     The rate at which High Technology Equipment may decline in value over time will depend primarily on the rate of introduction of new, technically advanced models and the pricing of such models. This introduction of a newer model of Equipment with an improved price/performance relationship will tend to cause the secondary market's price for an older model to decline, as the new model becomes available in quantities sufficient to displace the older model and meet any increased demand for Equipment with superior performance characteristics until the price/performance relationship of the older model is in line with that of the newer model.

Description of Leases

     Only Equipment subject to a Lease will be acquired by the Partnership. Each Lease acquired by the Partnership will be a Triple Net Lease, which will require the Lessee to repair and maintain the Equipment, pay all taxes relating to the Lease and Lessee's use of the Equipment (other than taxes measured by the net income or net capital of the lessor), and bear the entire risk of the Equipment being lost, damaged, destroyed or rendered unfit or unavailable for use. Generally, each Lease will require the Lessee to provide liability and casualty insurance on the Equipment naming the lessor or its nominee as an additional insured or loss payee, although the General Partner in its sole discretion may permit a creditworthy Lessee to self-insure. Generally, the responsibility of the Lessee to pay rent under the Lease will be absolute and unconditional and not subject to abatement, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever unless the Partnership breaches its covenant of quiet enjoyment. Generally, the Lessee will indemnify and hold the Partnership harmless from and against any and all claims, costs, expenses, damages, losses, and liability incurred as a result of, or incident to, the ownership, management, control, use, operation or storage of the Equipment, any defect in the Equipment, the use during the term of the Lease of any design, article or material in connection with the construction or operation of the Equipment that infringes, or is claimed to infringe, upon any patent or other right or any default by Lessee in the performance of its obligations under the Lease. However, the General Partner may agree to vary such terms in negotiations with a Lessee or third party seller of Equipment already subject to Lease if it determines that such action is in the best interest of the Partnership. CAI and its Affiliates, including the Partnership, maintain both a "blanket" casualty policy and "umbrella" liability policies insuring CAI and its Affiliates, including the Partnership. See "Insurance" below.

     Leases may be initially entered into by CAII as lessor and, upon selection by the General Partner, assigned to the Partnership or may initially be entered into by a third party lessor and assigned by such lessor or another party to the Partnership. Frequently, the lessor's obligations will remain with the originating lessor and only the lessor's rights under the Lease will be assigned to the Partnership. It is currently anticipated that all Initial Leases assigned to the Partnership will have a fixed base Lease rate, as opposed to a percentage or floating rate rental.

     In general, the terms of the Leases will depend upon a variety of factors, including the desirability of each type of lease (from both an investment and a tax perspective), the relative demand among prospective lessees for short-term and longer-term leases, the type and use of Equipment and its anticipated
Residual Value, the business of that lessee and its credit rating, the availability and cost of financing, regulatory considerations, the accounting treatment of the Lease sought by the Lessee or the Partnership and other competitive factors.

Insurance

     The Partnership will purchase and maintain such insurance policies or self-insurance programs as the General Partner deems reasonably necessary to protect the interests of the Partnership (to the extent such policies or acceptable self-insurance programs are not maintained by the Lessees or other parties for the benefit of the Partnership). CAI and its Affiliates, including the Partnership, maintain both a "blanket" casualty policy and "umbrella" liability policies insuring CAI and its Affiliates, including the Partnership. The Partnership does not currently intend to carry business interruption insurance covering loss of income resulting from Equipment loss or damage.

     The policies described above have or will have such limits and deductible amounts as the General Partner deems advisable, based on the costs involved and the operations of the Partnership. In addition, such policies have or will have certain exclusions from coverage for risks that are uninsurable or are not insurable at rates deemed reasonable by the General Partner. Such exclusions include damage or loss by war, nuclear accidents, earthquakes and other similar risks. The Partnership will not assume the cost of any portion of liability insurance that would insure the General Partner for any liability as to which the General Partner is prohibited from being indemnified under the Partnership Agreement. The Partnership may purchase and pay for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable property and engaged in similar business, and the General Partner and its Affiliates, employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Partnership is not increased thereby. There is no assurance, however, that any such insurance will be available or, if available, that it will be at a rate acceptable to the Partnership.

Joint Venture Equipment

     It is an objective of the Partnership to maximize direct ownership of all its Equipment and to minimize joint investments except when joint ownership of Equipment will increase diversification of the Partnership's Equipment or Lease portfolio or promote other Partnership objectives. The General Partner will invest in joint ventures (including general partnerships, with other limited partnerships sponsored by the General Partner and its Affiliates or any non-Affiliate) only if such action is in the best interest of the Partnership and such investment satisfies the criteria set forth in the following two sentences. In the case of joint ventures with non-Affiliates, the Partnership must acquire a controlling interest in the joint venture and the joint investment must otherwise comply with the Partnership's investment criteria as to the proposed Lease. In the case of joint investments with other Programs sponsored by the General Partner or an Affiliate, the Partnership will only invest in such joint ventures under the following circumstances: (i) all participating Programs including the Partnership have substantially identical investment objectives; (ii) participation by the Partnership will not result in the General Partner, its Affiliates or any other Person receiving any fees from the joint venture that duplicate fees contemplated and permitted by the terms of the Partnership Agreement; (iii) the compensation payable to the General Partner and its Affiliates is substantially identical for the Partnership and all other participating Programs; (iv) the Partnership has a right of first refusal to buy if another Program desires to sell equipment held in the joint venture; (v) the investment of each Program participating in the joint venture including the Partnership is on substantially the same terms and conditions; and (vi) the joint venture is done either for the purpose of effecting appropriate diversification for the Partnership and all other participating Programs or for the purpose of relieving the General Partner or its Affiliates of a commitment to acquire Equipment in those instances where the General Partner or its Affiliates is holding title to Equipment on an interim basis for the purpose of
(a) facilitating acquisition of such Equipment by the Partnership, (b) arranging financing for the Partnership, or (c) for any other purpose related to the business of the Partnership, provided that: (I) such action is in the best interests of the Partnership, (II) such Equipment is purchased by the Partnership for a price no greater than the cost of such Equipment to the General Partner or its Affiliates plus compensation described in the Partnership Agreement, (III) there is no difference in the interest terms of the loans secured by the Equipment at the time acquired by the General Partner or its Affiliates and at the time acquired by the Partnership, and (IV) no other benefit arises out of such transaction to the General Partner apart from compensation contemplated by the Partnership Agreement.

     A risk of joint ventures with non-Affiliates is that an impasse may be reached when both parties must agree on a management decision. If neither party has the funds to buyout the other, a forced sale could result in losses to both joint ventures.

Leverage

     The Partnership will utilize borrowings: (i) to finance the purchase of Equipment; and (ii) to invest the proceeds thereof in additional Equipment and, at times, Reserves. It is expected that a substantial portion of the purchase price of certain Equipment will be borrowed by the Partnership on a non-recourse basis and that such Equipment will be used to secure such borrowings. In such cases, it is expected that title to the Equipment would remain with the Partnership, but that a security interest in the Equipment would be granted to the bank or other institution that provides the financing for the purchase of that Equipment. The Partnership will only finance the purchase of Equipment on a non-recourse basis (i.e., the Lender may look only to Lease rentals and the Equipment for repayment, and not to the Partnership's other assets). Under any Equipment Lease that is financed, net rentals, if paid, will be sufficient, at a minimum, to repay the related non-recourse debt. No Equipment or Lease provides security for the financing of any other Equipment or Lease.

     Generally speaking, the "mix" of the Partnership's investments will include: (i) Equipment subject to "leveraged" Leases (all or a substantial portion of the rental revenues from which will be assigned to a lender to pay debt service used in the acquisition of the Equipment subject to such Lease); and (ii) Equipment subject to "unleveraged" Leases (all of the gross revenues from which will be retained by the Partnership and be applied to discharge the cash needs of the Partnership other than debt service). Since the rentals with respect to the Partnership's "leveraged" Leases are expected to be payable to the lender, the gross revenues from its "unleveraged" Leases must be sufficient, after allowing for contingencies such as Lessee defaults, to meet the cash needs of the Partnership other than debt service.

     The actual amount borrowed by the Partnership for the purchase of Equipment and the terms of such borrowings will depend upon the availability of financing, interest rates and other costs to the Partnership, and the General Partner's determination that the amount borrowed is desirable in light of the Partnership's investment objectives and policies. The Partnership may have total borrowings up to 50.0% of the aggregate purchase price to the Partnership of all its Equipment as determined when all Net Offering Proceeds are fully invested. There is, however, no limit on borrowings relating to an individual item of Equipment.

     Equipment leases have on occasion been held by the courts to be loan transactions subject to state usury laws. Severe penalties, including loss of interest and treble damages, may be imposed upon persons who violate such usury laws. The Partnership will seek to structure its Leases in such a manner as to avoid application of the usury laws of the states in which it conducts its operations. However, in a lawsuit, a transaction that the Partnership believes to be exempt from, or in compliance with, such usury laws could be alleged to be a loan that violates a usury law, and there can be no assurance that some of the amounts that the Partnership receives on its investments may not be characterized as interest charges and fees that are held to be usurious.

Cash Distributions to Partners

     From the aggregate monthly rental payments received from companies leasing Equipment owned by the Partnership, the Partnership will pay its operating expenses such as accounting, investor relations and legal fees, the costs of reports to the Class A Limited Partners and the General Partner's Management Fee (to the extent payable in light of its subordination) and will establish any necessary reserves. The net amount is called "Cash From Operations." Amounts remaining after the payment of these expenses and the establishment of Reserves, together with net proceeds from any Sale of Partnership Equipment ("Cash From Sales"), will be used to make cash distributions to the Partners. The Partners may elect to take monthly or quarterly cash distributions. During the Reinvestment Period (a period that ends approximately seven years after the Closing Date and during which undistributed cash will be used to purchase additional Equipment for the Partnership) cash distributions to the Class A Limited Partners, if any, is expected to be an amount equal to 10.5% on an annual basis (twelve 30-day months), of each investor's Capital Contribution to the Partnership (a substantial portion of which is expected to be a return of capital), if funds are available for distribution ("First Cash Distributions"). After the Reinvestment Period, all Cash From Operations and Cash From Sales will be distributed to the Partners, except for cash used to purchase Equipment that the General Partner committed during the Reinvestment Period to purchase on behalf of the Partnership or Upgrades for Equipment already owned by the Partnership.

     The distribution of Cash From Operations and Cash From Sales is subject to the availability of funds from such sources and, accordingly, there can be no assurance that any such anticipated distributions will be made or that any or all of the Capital Contributions of the Class A Limited Partners will be returned out of Cash From Operations and Cash From Sales.

     During the Reinvestment Period, the General Partner will receive 1.0% of all cash distributed to the Partners, if any. The Class A Limited Partners (i.e., the investors) will receive cash distributions equal to 10.5%, on an annual basis, of their Capital Contributions to the Partnership if funds are available. The Class B Limited Partner will receive cash distributions equal to 10.5%, on an annual basis, of its Capital Contributions to the Partnership if funds are available.

     The Class B Limited Partner will not receive otherwise payable cash distributions for any month if the Class A Limited Partners (i.e., the investors) have not received their First Cash Distributions on a cumulative basis. The Class B Limited Partner's interest is therefore subordinated to the Class A Limited Partners' (i.e., the investors') interests.

     After the Reinvestment Period, the sharing of cash distributions will continue generally as described in the preceding paragraph until the Limited Partners (including the investors) have received cash distributions equal to both (i) their Capital Contributions plus a 10.0% annual, cumulative return compounded daily, and (ii) 170.0% of their Capital Contributions. Thereafter, the General Partner will receive 10.0% of all cash distributions, the Class A Limited Partners (i.e., the investors) will receive 89.1% of all cash distributions and the Class B Limited Partner will receive 0.9% of all cash distributions.

     At liquidation of the Partnership, Liquidation Proceeds will be distributed in proportion to the positive balances in each Partner's Capital Account.

     EACH CASH DISTRIBUTION MAY CONSIST, IN WHOLE OR IN PART, OF: (i) AN INVESTOR'S PRO RATA SHARE OF THE PARTNERSHIP'S NET INCOME GENERATED FROM OPERATIONS, AFTER DEDUCTION OR AMORTIZATION OF NON-CASH EXPENSES (SUCH AS DEPRECIATION AND INITIAL DIRECT COSTS) AND CASH EXPENSES (SUCH AS INTEREST ON

INDEBTEDNESS), (AS DETERMINED UNDER GAAP); OR (ii) A RETURN OF INVESTORS' ORIGINAL CAPITAL INVESTMENT (ON A GAAP BASIS). A SUBSTANTIAL PORTION OF EACH CASH DISTRIBUTION MAY CONSIST OF AN INVESTOR'S ORIGINAL CAPITAL INVESTMENT, WHICH, UNDER GAAP, IS DEEMED TO BE THAT PORTION OF CASH DISTRIBUTIONS THAT IS NOT ATTRIBUTABLE TO PARTNERSHIP NET INCOME FOR THE PERIOD OF THE DISTRIBUTION, IRRESPECTIVE OF WHETHER SUCH DISTRIBUTIONS HAVE IN FACT BEEN PAID FROM CASH FROM CURRENT OR PAST OPERATIONS. ACCORDINGLY, CASH DISTRIBUTIONS RECEIVED BY A CLASS A LIMITED PARTNER MAY NOT, IN ALL INSTANCES, BE CHARACTERIZED SOLELY OR PRIMARILY AS INVESTMENT INCOME EARNED ON SUCH CLASS A LIMITED PARTNER'S INVESTMENT IN THE PARTNERSHIP. THE PARTNERSHIP EXPECTS THAT THE PROCEEDS FROM SALE OR OTHER DISPOSITION OF THE PARTNERSHIP'S EQUIPMENT (WHICH IS EXPECTED TO OCCUR AT THE END OF EACH RESPECTIVE LEASE OF SUCH EQUIPMENT) WILL BE SIGNIFICANTLY LESS THAN THE PARTNERSHIP'S ORIGINAL PURCHASE PRICE OF SUCH EQUIPMENT, IN LARGE PART BECAUSE THE PARTNERSHIP'S EQUIPMENT IS EXPECTED TO DECLINE IN VALUE (i.e., GENERALLY BE FULLY DEPRECIATED OVER A THREE TO FIVE YEAR PERIOD). ACCORDINGLY, THE SUCCESS OF THE PARTNERSHIP IN REALIZING BOTH A RETURN OF CAPITAL AND INVESTMENT INCOME ON ITS EQUIPMENT WILL DEPEND HEAVILY ON: (i) ITS ABILITY TO (a) GENERATE SIGNIFICANT OPERATING CASH FLOW FROM ITS EQUIPMENT DURING THE TERMS OF THE LEASES OF SUCH EQUIPMENT, AND (b) REINVEST A SUBSTANTIAL PORTION OF ITS NET CASH FLOWS (AFTER DISTRIBUTIONS TO INVESTORS) AND EQUIPMENT SALE PROCEEDS IN ADDITIONAL EQUIPMENT DURING THE REINVESTMENT PERIOD; AND (ii) THE RESIDUAL VALUE THAT IT REALIZES FROM ITS ENTIRE EQUIPMENT PORTFOLIO DURING AND AFTER THE REINVESTMENT PERIOD (THE PERIOD THAT ENDS APPROXIMATELY SEVEN YEARS AFTER THE CLOSING DATE). SEE "RISK FACTORS--BUSINESS RISKS--RESIDUAL VALUE OF EQUIPMENT." THERE CAN BE NO ASSURANCE THAT INVESTORS WILL RECEIVE THE RETURN OF THEIR ENTIRE ORIGINAL CAPITAL INVESTMENT IN THE PARTNERSHIP OR ANY INVESTMENT INCOME ON SUCH INVESTMENT.

     THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL BE SUCCESSFUL IN MEETING ANY OF ITS OBJECTIVES.

Reinvestment of Undistributed Cash in Additional Equipment

     The Partnership intends to reinvest substantially all undistributed Cash From Operations and Cash From Sales throughout the Reinvestment Period in additional Equipment. However, the Partnership intends to make sufficient cash distributions to the Class A Limited Partners during the Reinvestment Period to enable them to pay when due their respective federal income taxes on any gain on the Sale of Equipment (assuming that each Class A Limited Partner is in a 31.0% federal income tax bracket).

     The Cash From Sales realized by the Partnership from the Sale or other disposition of an item of Equipment (including indemnity and insurance payments arising from the loss or destruction of the Equipment), after the payment of, or provision for, all related Partnership liabilities, may be reinvested at the sole discretion of the General Partner, during the Reinvestment Period.

--------------------------------------------------------------------------------

                                 CAPITALIZATION
--------------------------------------------------------------------------------

     The capitalization of the Partnership, as of the date of this Prospectus and as adjusted to reflect the sale of the Minimum Offering of Units, is as follows:

                                               As of
                                             the Date
                                              of This          Minimum Offering
                                           Prospectus(1)        (12,000 Units)
                                           ------------        ----------------

General Partner's
Capital Contribution(1)                       $100               $      100

Class A Limited Partners'
Capital Contributions(2)                         0                1,200,000

Class B Limited Partner's
Capital Contributions(3)                         0                   12,000

Original Limited
Partner's Capital
Contribution(1)                                 20                        0(2)
                                             -----                ---------

Total Capitalization(4)                       $120               $1,212,100

(1) The Partnership was originally capitalized by the contribution of $100 by the General Partner and $20 by the Original Limited Partner.

(2) The Original Limited Partner will withdraw from the Partnership and receive a return of his original Capital Contribution on the Closing Date upon the admission of the initial Limited Partners to the Partnership.

(3) The Class B Limited Partner will contribute cash equal to $10,000 for each $1,000,000 of investors' Capital Contributions.

(4) The amounts shown reflect the Gross Offering Proceeds from the sale of Units at $100.00 per Unit before deduction of certain fees and expenses described in "ESTIMATED USE OF PROCEEDS."


--------------------------------------------------------------------------------

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
--------------------------------------------------------------------------------

Liquidity and Capital Resources

     As reflected above under "CAPITALIZATION," the Partnership currently has limited funds because none of the capital anticipated to be raised by the Partnership through the Offering is yet available on the date of this Prospectus. The Partnership plans to raise funds from investors by means of this Offering, and then to use approximately 79.0% of those funds, together with up to 50.0% indebtedness, to invest in Equipment. That is, the Partnership's total investment in Equipment (including both Net Offering Proceeds and borrowed funds) is expected to be approximately 156.0% of Gross Offering Proceeds (assuming the Maximum Offering and 50.0% leverage). See "ESTIMATED USE OF PROCEEDS."

     Pending investment in Equipment, the Net Offering Proceeds of this Offering will be held in short-term, liquid investments. The Partnership intends to establish Reserves of approximately 1.0% of the Gross Offering Proceeds, which the General Partner believes should be sufficient to satisfy the Partnership's general liquidity requirements. However, liquidity could be adversely affected by unanticipated operating costs or losses. To the extent that the Reserves are insufficient to satisfy future cash requirements of the Partnership, the General Partner expects that additional funds would be obtained from Cash From Operations, bank loans, short-term loans from the General Partner and Cash From Sales.

     Following completion of the Minimum Offering of 12,000 Units and upon the Closing Date, the proceeds of Units sold to Class A Limited Partners admitted at the Closing will be released to the Partnership from the Escrow Account and applied to the payment or reimbursement of Dealer-Manager Fees, Sales Commissions, the O&O Expenses Reimbursement and the Due Diligence Reimbursement, leaving estimated Net Offering Proceeds available for investment in Equipment and operations of approximately 85.5% of the Gross Offering Proceeds from sale of Units. During the Offering period, proceeds of the sale of Units will increase the Partnership's cash assets rapidly. Investment in Equipment and the Partnership's capital needs for such purpose will be determined by the rate of Unit sales. During the balance of the Reinvestment Period, except for infusions of Cash From Operations and Cash From Sales and reinvestment of those funds in additional Equipment, the capital needs and resources of the Partnership are expected to be relatively stable. For more information concerning the anticipated use of proceeds from the sales of Units, see "ESTIMATED USE OF PROCEEDS" and "INVESTMENT OBJECTIVES AND POLICIES."

Operations

     The Partnership is newly formed and has had no operations to date. It is expected that on or about _____ __, 1998, CAII will sell certain items of Equipment worth approximately $__________ to the Partnership. Currently, specific identification of such Equipment has not been made. This sale shall be made pursuant to an installment sales contract which shall be paid within twelve months of its execution by the Partnership from the proceeds of the Offering. The price paid by the Partnership pursuant to the installment sale contract shall comply with the limitations set forth under "CONFLICTS OF INTEREST - Competition with the General Partner and its Affiliates - Limitation on Purchase Prices". After the receipt and acceptance of subscriptions for the Minimum Offering of 12,000 Units and the Closing, it is anticipated that Equipment will be purchased on an all-cash basis or financed by non-affiliated third parties. During the period commencing with the Closing Date and continuing until the Partnership is dissolved, the Partnership will be in active operations. The operations of the Partnership will consist primarily of the ownership and leasing of the Equipment. See "INVESTMENT OBJECTIVES AND POLICIES."

     The Partnership will acquire Equipment with Net Offering Proceeds and indebtedness of up to 50.0% of the Partnership's aggregate purchase price for all of its Equipment. The Partnership currently has no arrangements with, or commitments from, any Lender with respect to any such borrowings. The General Partner anticipates that any acquisition financing or other borrowings will be obtained from institutional lenders. See "INVESTMENT OBJECTIVES AND POLICIES--Leverage."

     The Partnership will account for leases of Equipment as either direct finance or operating leases for financial reporting purposes. Direct finance leases are defined as those leases which transfer substantially all of the benefits and risks of ownership of the Equipment to the lessee and, therefore, are not depreciated. Operating leases are depreciated on a straight-line basis over the lease term to an amount equal to the estimated residual value at the lease termination date. In contrast, for tax reporting purposes, the General Partner anticipates that substantially all of its Equipment will be depreciated to zero over the Equipment's related tax life (which may differ from the lease term). Consequently, the differing treatments of depreciation result in (i) different Partnership income calculated for financial reporting and tax purposes with the result that the Partnership will likely generate taxable losses in the early Years and taxable income in the later Years of the Partnership and (ii) different gain or loss calculated for financial reporting and tax purposes upon a sale, exchange or other disposition of an item of Equipment. Thus, in many cases, taxable gains will be realized on the sale of Equipment even though the proceeds of such sale do not exceed the book value of such Equipment for financial reporting purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Depreciation and Depreciation Recapture."

--------------------------------------------------------------------------------

                         FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

General

     The following discussion is a summary of the anticipated material federal income tax consequences of an investment in the Partnership to prospective Class A Limited Partners who are individuals and citizens or residents of the United States ("U.S.").

     All statements set forth below with respect to the federal income tax consequences of the purchase of Units, and the formation and proposed operations of the Partnership, are based upon the Code, the applicable Treasury Regulations promulgated or proposed thereunder, current positions of the IRS and existing judicial decisions. These authorities are subject to change or modification at any time. Any such changes or modifications that occur may be retroactive with respect to pending or completed transactions. See "Tax Laws Subject to Change" below. The following discussion is also supplemented by the opinion of counsel to the Partnership (the "Tax Opinion"), Ballard Spahr Andrews & Ingersoll ("Tax Counsel"), a copy of which is available from the General Partner upon request.

     No tax ruling from the IRS has been or will be obtained with respect to any of the federal income tax matters discussed below. There can be no assurance that the conclusions set forth below or in the Tax Opinion will not be successfully challenged by the IRS, or significantly modified (retroactively or prospectively) by new legislation or interpretive regulations, changes in IRS positions or judicial decisions.

     THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WILL VARY DEPENDING ON A CLASS A LIMITED PARTNER'S INDIVIDUAL CIRCUMSTANCES. PROSPECTIVE CLASS A LIMITED PARTNERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE OF UNITS. INVESTORS SUBJECT TO SPECIAL TAX RULES, SUCH AS QUALIFIED PLANS, IRAS, OTHER TAX-EXEMPT ENTITIES AND FOREIGN INVESTORS, ARE SPECIALLY CAUTIONED TO CONSULT THEIR OWN TAX ADVISORS BEFORE INVESTING IN THE PARTNERSHIP.

Summary

     The following is a summary of, and is qualified by, the more extensive discussion of the federal income tax consequences set forth in this section. PROSPECTIVE INVESTORS SHOULD REVIEW THE ENTIRE "FEDERAL INCOME TAX CONSEQUENCES" SECTION OF THIS PROSPECTUS CAREFULLY WITH THEIR PROFESSIONAL ADVISORS BEFORE MAKING AN INVESTMENT IN THE PARTNERSHIP.

     Tax Opinion. Tax Counsel has rendered its opinion to the Partnership concerning certain material federal income tax consequences. See "Tax Opinion" below. There are certain other issues as to which Tax Counsel cannot express an opinion at this time. Those issues, and the reasons why Tax Counsel cannot render an opinion concerning those issues at this time, are incorporated where relevant in this "FEDERAL INCOME TAX CONSEQUENCES" Section.

     Classification as a Partnership. Subject to certain conditions, Tax Counsel has opined that the Partnership will be classified as a partnership for federal income tax purposes. As a result, the Partnership will not be subject to tax, but each Partner will be required to include on his own federal income tax return his allocable share of each item of Partnership income, gain, loss and deduction for each taxable year, without regard to cash distributions (if any) received by the Partner during such year. See "Classification of the Partnership and Partnership/Partner Taxation" below.

     Treatment of Partnership Income and Deductions. The Partnership will adopt the calendar taxable year for federal income tax reporting purposes. The Partnership's information tax returns will be prepared using the accrual method of accounting. In general, the Partnership will report its income, when and as earned, and its deductions, when and as paid or incurred.

     Subject to certain conditions, Tax Counsel has opined that the Profit and Loss allocation provisions in the Partnership Agreement will be respected for federal income tax purposes. See "Allocation of Partnership Profits and Losses" below.

     Several limitations apply to the deductibility by a Partner of his allocable share of Partnership losses. Accordingly, losses allocated to a Partner in any taxable year may not be fully available in that taxable year to offset the Partner's income from other sources. See "Limitations on Deductions of Losses" below.

     Cash Distributions. Cash distributions to a Partner (including decreases in a Partner's share of Partnership liabilities) will reduce his adjusted tax basis in his Units. Cash distributions that exceed a Partner's adjusted basis for his Units will be taxable to him. See "Cash Distributions" below.

     Ownership of Equipment and Status of Leases. The ability of the Partnership to claim depreciation deductions with respect to its Equipment (see "Depreciation and Depreciation Recapture" below) depends on the Partnership being treated as the owner of the Equipment and the Leases being treated as "true leases," rather than as conditional sales or financing arrangements, for federal income tax purposes. The General Partner intends to acquire Equipment in a manner that will permit the Partnership to be treated as the owner of the Equipment. In addition, the General Partner intends to acquire Leases, substantially all of which will be "true leases," and not conditional sales or financing arrangements. See "Ownership of the Equipment and Status of the Leases as True Leases" below.

     Treatment of Organization and Syndication Expenses. Certain costs of organizing the Partnership may be amortized and deducted over a 60-month period. However, the costs of selling or promoting the sale of Units are not deductible or amortizable. See "Organization and Syndication Expenses" below.

     Treatment of the Management Fees. Subject to certain limitations, Tax Counsel has opined that the Management Fees will be deductible for federal income tax purposes. See "Treatment of Partnership Expenses" below.

     Disposition of Equipment. The Partnership's gain or loss on the disposition of Equipment will be equal to the difference between the proceeds received by the Partnership on disposition (plus any indebtedness to which the Equipment is subject) and the Partnership's adjusted tax basis in the Equipment. All of such gain, if any, is expected to be taxed as ordinary income because of the depreciation recapture rules. In certain circumstances, a Partner's share of such gain may exceed his share of cash proceeds from the disposition. See "Disposition of Equipment" below.

     Disposition of Units. On disposition of Units, a Partner generally will recognize gain or loss equal to the difference between the cash received (plus the decrease in his share of Partnership indebtedness) and the Partner's adjusted tax basis in his Units. All of such gain is expected to be taxed as ordinary income because of the depreciation recapture rules. In certain circumstances, the amount of such gain may exceed the cash received by the Partner. See "Sales or Other Dispositions of Units" below.

     Dissolution of the Partnership. On dissolution of the Partnership, a Partner will recognize gain if the cash received by him (plus the decrease in his share of Partnership indebtedness) exceeds his adjusted tax basis in his Units. In certain circumstances, the amount of such gain may exceed the cash received by the Partner. See "Dissolution of the Partnership" below.

     Investment by Qualified Plans or IRAs. The Partnership will generate unrelated business taxable income to Partners that are Qualified Plans or IRAs. See "Investment by Qualified Plans or IRAs" below and "INVESTMENT BY QUALIFIED PLANS."

     Large Partnership Election. If eligible, the Partnership intends to make an election to be treated as an "electing large partnership" for federal income tax purposes. See "Large Partnership Election" below.

Tax Opinion

     Tax Counsel's opinions, which are set forth below, are based on the facts described in this Prospectus, the discussion set forth in this "FEDERAL INCOME TAX CONSEQUENCES" Section and certain representations made by the General Partner. Any changes in these facts, misstatements of fact, inaccuracy in these representations or omissions to state a material fact may adversely affect Tax Counsel's opinion.

     The opinions set forth below are subject to the conditions, restrictions and limitations of, and are intended to be read only in conjunction with, the more detailed discussion set forth below. Tax Counsel has not currently expressed an opinion as to any issue not specifically identified below.

     The Tax Opinion states that, in the opinion of Tax Counsel:

          (i) Assuming that the Partnership complies with the restrictions on transfer of Units set forth in the Partnership Agreement, the Partnership (a) will be classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation, and (b) will not be treated as a "publicly-traded partnership" (a "PTP") for Code ss. 7704 purposes;

          (ii) The allocations of Profits, Losses and items of income, gain, loss, deduction and credit set forth in the Partnership Agreement will be respected for federal income tax purposes; and

          (iii)The Partnership will be (a) required to capitalize the Acquisition Fees (other than the Evaluation Fee) into the adjusted tax basis of the Equipment to which those Acquisition Fees relate, (b) required to capitalize the Evaluation Fee into the adjusted tax basis of the Equipment and any indebtedness to which those fees relate and (c) permitted to deduct the Management Fee in the Year to which it relates.

     The Tax Opinion also states that, in the opinion of Tax Counsel, this Section of the Prospectus addresses all material federal income tax issues relating to the formation and proposed operations of the Partnership and an investment in, and the ownership of, Units by Class A Limited Partners who are U.S. citizens or residents.

     Finally, the Tax Opinion states that, in the opinion of Tax Counsel, this Section of the Prospectus is in conformity with current provisions of the Code, Treasury Regulations and other legal authority in effect as of the date of this Prospectus, as Tax Counsel has interpreted them.



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


     Prospective Class A Limited Partners should be aware that the Tax Opinion represents Tax Counsel's best legal judgment as to the issues in question, but is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will not challenge any of the conclusions reached in the Tax Opinion, or that any of those conclusions would be sustained in court if challenged.

     As of the date of the Tax Opinion, the Partnership has not acquired any Equipment or Leases. Accordingly, Tax Counsel has not rendered opinions regarding, among other things, (i) the status of the Partnership as the owner of any specific item of Equipment for federal income tax purposes; (ii) the status of any specific Lease as a "true" lease for federal income tax purposes; or
(iii) the proper depreciation treatment of any specific item of Equipment for federal income tax purposes. The General Partner does not intend at this time to seek an advance ruling from the IRS with respect to any of these issues. However, the General Partner will consult, in its sole and absolute discretion, with Tax Counsel regarding the aforementioned issues, when and as it deems such consultation necessary.

Classification of the Partnership and Partnership/Partner Taxation

     The availability of the tax benefits from an investment in the Partnership depends, in the first instance, on the Partnership being classified as a partnership for federal income tax purposes. Although the Partnership is a partnership for state corporate and partnership law purposes, it would be subject to federal income tax in the same manner as a corporation if it were classified as either (i) an "association" under the Code ss. 7701 Treasury Regulations or (ii) a PTP under Code ss. 7704.

     Code ss. 7701 Treasury Regulations. Under the applicable provisions of the Code ss. 7701 Treasury Regulations, a business entity that is not described in one of seven specified categories can elect how it will be classified for federal income tax purposes. In default of any such election, a domestic entity that has two or more members will be classified as a "partnership" unless such entity was in existence prior to January 1, 1997, and such entity claimed a different classification prior to such date. The Partnership was not in existence prior to January 1, 1997. The General Partner has represented that it will make no election under the regulations with regard to its classification and that the Partnership will at all times have two or more Partners.

     Based upon the foregoing representations, Tax Counsel is of the opinion that the Partnership will satisfy all of the prerequisites of the Treasury Regulations for default classification as a "partnership", and, therefore, will be treated as a "partnership" for federal income tax purposes.

     PTP Rules. Under Code ss. 7704, PTPs generally are taxed as corporations for federal income tax purposes. In addition, Code ss. 469 applies special passive loss limitations (see "Limitations on Deductions of Losses--Passive Loss Limitation" below) to certain items of income and deduction of PTPs that are not taxed as corporations.

     The Partnership would be a PTP if the Units are (i) "traded on an established securities market" or (ii) "readily tradable on a secondary market (or the substantial equivalent thereof)." The Units will not be traded on an "established securities market." Accordingly, the Partnership will not be treated as a PTP unless its Units are "readily tradable on a secondary market (or the substantial equivalent thereof)."

     Treas. Reg. ss. 1.7704-1 provides safe-harbor guidelines for determining whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is not anticipated that a secondary trading market or the substantial equivalent thereof will develop for the Units. Moreover, the Partnership Agreement places significant restrictions on the transfer of Units that are intended to ensure compliance by the Partnership with one or more of the IRS' administrative safe harbors. Accordingly, in the opinion of Tax Counsel, assuming that the Partnership complies with the restrictions on transfer of Units set forth in the Partnership Agreement, the Partnership will not be treated as a PTP for purposes of Code ss.ss. 7704 and 469.

     Partnership Taxation. If, as anticipated, the Partnership is treated as a partnership for federal income tax purposes, each Class A Limited Partner will be required to report on his own federal income tax return his distributive share of each item of Partnership income, gain, loss, deduction, credit and tax preference for any Year of the Partnership ending with or within his own taxable year, whether or not the Partnership makes any cash distributions to him during the Year. The taxable year for recognition of each item of Partnership income, gain, loss, deduction, credit and tax preference will be determined by the Partnership's accrual method of accounting, rather than under the individual Class A Limited Partner's method of accounting. See "Method of Accounting" below. During the Reinvestment Period and any period during which the Partnership uses funds to repay borrowings, the amount of cash to be distributed to the Class A Limited Partners may be less than their respective shares of Partnership taxable income. If the Partnership sustains a net loss for federal income tax purposes in any Year, each Class A Limited Partner will be entitled to deduct his distributive share of that loss on his individual federal income tax return, subject to the limitations discussed in "Limitations on Deductions of Losses" below, as well as any other applicable loss or deduction limitations.

     If the Partnership were taxable as a corporation rather than a partnership, the Partnership's net losses, if any, would not pass through to and be deductible by the Class A Limited Partners, and the Partnership's income (net of available loss carryforwards) would be taxed to the Partnership at the rates applicable to corporations (up to 35% currently). In that event, cash distributions by the Partnership generally would be treated as taxable dividends to the extent of the Partnership's current or accumulated earnings and profits. Distributions in excess of current or accumulated earnings and profits would be treated first as a return of basis and the balance generally would be taxable as capital gain.

Limitations on Deductions of Losses

     A Class A Limited Partner may deduct on his own federal income tax return his distributive share of Partnership losses (if any) in a Year in an amount up to, but not in excess of, the lesser of (i) his adjusted basis for, or (ii) his amount at risk with respect to, his Units at the end of the Partnership's Year in which the loss occurs. Losses in excess of a Class A Limited Partner's adjusted basis or amount at risk are treated as a deduction in the Class A Limited Partner's next succeeding taxable year, subject again to the same basis and at-risk limitations, as discussed below.

     It is anticipated that substantially all of a Class A Limited Partner's share of Partnership losses, if any, will constitute passive losses for purposes of the passive loss rules. A Class A Limited Partner who is subject to the passive loss rules will be permitted to deduct his share of any Partnership losses that are not otherwise limited by the basis and at-risk limitations only against his passive income. Passive losses in excess of this limitation will be subject to the carryforward rules discussed below.

     A Class A Limited Partner also may be subject to certain limitations on the deduction of interest and miscellaneous itemized deductions as discussed in more detail below.

     Basis Limitation. A Class A Limited Partner's initial tax basis for his Units will be equal to the amount of cash contributed by such Class A Limited Partner to the Partnership. A Class A Limited Partner's initial basis will thereafter be increased by (i) any additional cash contributions made by the Class A Limited Partner to the Partnership (none of which are required by the Partnership Agreement), (ii) his distributive share of Partnership taxable and tax-exempt income and (iii) his share (plus subsequent increases, if any, in his share) of Partnership non-recourse liabilities. A Class A Limited Partner's initial basis will thereafter be decreased (but not below zero) by his share of
(a) Partnership distributions, (b) Partnership losses and nondeductible expenditures that are not properly chargeable to capital account and (c) decreases in his share of Partnership non-recourse liabilities.

     The General Partner has represented that the Partnership will not borrow funds for use by the Partnership from any Partner or any person "related" to a Partner, within the meaning of the applicable Treasury Regulations. Accordingly, a Class A Limited Partner should be entitled to include his share of any Partnership nonrecourse liabilities in the tax basis of his Class A Units. However, as discussed below, a Class A Limited Partner will not be considered "at risk" with respect to any Partnership nonrecourse liabilities. Therefore, the inclusion in basis of any Partnership nonrecourse liabilities will not enhance a Class A Limited Partner's ability to deduct currently his share of any Partnership losses.

     At-Risk Limitation. The Partnership's Equipment leasing activities will be subject to the at-risk rules. The at-risk rules will apply to Class A Limited Partners who are individuals (including individuals who purchase Units directly or through partnerships or S corporations) or closely-held C corporations. A Class A Limited Partner who is subject to the at-risk rules generally may not deduct his share of Partnership losses in excess of his amount at risk with respect to his Units as of the end of his taxable year.

     A Class A Limited Partner's amount at risk will initially be equal to the amount of money paid for his Units, excluding (with certain exceptions set forth in the applicable Treasury Regulations) any amounts that the Class A Limited Partner (i) borrows from a person who has an interest in the Partnership (other than as a creditor) or a related person to a person (other than the Class A Limited Partner) who has an interest in the Partnership (other than as a creditor) or (ii) is protected against loss of by way of nonrecourse borrowings, guarantees, stop-loss agreements or other similar arrangements. A Class A Limited Partner's initial amount at risk will thereafter be increased by (a) any additional cash contributions made by the Class A Limited Partner to the Partnership (none of which are required by the Partnership Agreement), (b) his distributive share of Partnership taxable and tax-exempt income and (c) his share (plus subsequent increases, if any, in his share) of liabilities for which the Class A Limited Partner is considered to be at risk. A Class A Limited Partner's initial amount at risk will thereafter be decreased by his share of
(A) Partnership distributions, (B) Partnership losses and nondeductible expenditures that are not properly chargeable to capital account and (C) decreases in liabilities for which the Class A Limited Partner is at risk. Class A Limited Partners will not be personally liable for repayment of any Partnership-level indebtedness. Accordingly, Class A Limited Partners will not be permitted to include any portion of any Partnership indebtedness in their amounts at risk for their Units.

     The at-risk rules will apply to each at-risk activity conducted by the Partnership. In general, all leased personal property placed in service in the same taxable year must be treated as treated as a single activity. The Partnership intends to treat all of its leased Equipment, regardless of the Year in which the Equipment is placed in service, as a single activity for purposes of the at-risk rules. If the Partnership's Equipment leasing activities were found to consist of more than one activity for purposes of the at-risk rules, it is not clear how a Class A Limited Partner would allocate his amount at risk among such multiple activities.

     If a Class A Limited Partner's amount at-risk is reduced below zero (for example, because of distributions or changes of Partnership indebtedness from recourse to non-recourse), he will recognize income to the extent of that negative reduction, and the amount recaptured will be treated as a deduction allocable in the next succeeding taxable year. The amount recaptured under the preceding sentence may not exceed (i) the amount of losses from the activity previously allowed, if any, reduced by (ii) the amount of losses previously recaptured, if any.

     Passive Loss Limitation. A "passive activity" is (i) any trade or business activity in which the taxpayer (in this case, a Class A Limited Partner) does not materially participate or (ii) any rental activity. Under one or both of these definitions, the Partnership's Equipment leasing activities will be considered a "passive activity." The passive loss rules will apply to Class A Limited Partners who are individuals, estates, trusts, personal service corporations or certain closely-held corporations. A Class A Limited Partner who is subject to the passive loss rules may only deduct his share of Partnership passive losses against his passive income from the Partnership and other sources.

     Passive income does not include personal service income, portfolio income or income from a non-rental trade or business in which the taxpayer materially participates. Personal service income generally includes, for example, earned income (i.e., wages, salary, professional fees, etc.), amounts includible in gross income under Code ss. 83 (property transferred for the performance of services), amounts includible in gross income under Code ss.ss. 402 and 403 (qualified plan distributions) and certain deferred compensation. Portfolio income generally includes (with several significant exceptions) interest, dividends, royalties, annuities and gain or loss from the disposition of (i) property that is held for investment (and that is not an interest in a passive activity) and (ii) property that normally produces interest, dividend, annuity, or royalty income. Interest on the investment of working capital also constitutes portfolio income.

     Passive losses that are disallowed for any taxable year may be carried forward to succeeding taxable years indefinitely to offset the taxpayer's passive income, subject to the basis and at-risk limitations discussed above. Upon a fully taxable disposition of a taxpayer's entire interest in a passive activity, any suspended passive losses generally may be recognized and allowed against income (without regard to the characterization of such income as passive, portfolio, etc.), subject to the basis and at-risk limitations discussed above.

     The Partnership intends to group all of its leasing activities as a single "activity" for purposes of the passive loss rules. Accordingly, each Class A Limited Partner will be required to treat his interest in the Partnership as a single "activity" for purposes of the passive loss rules.

     Interest on funds borrowed for use in a passive activity (for example, Partnership-level borrowings) and on funds borrowed by an investor to acquire an interest in a passive activity (for example, Class A Limited Partner-level borrowings to acquire Units) is generally taken into account in determining the amount of income or loss from a passive activity, and is not subject to the investment interest limitation. See "--Limitations on the Deductibility of Interest" below.

     Limitations on the Deductibility of Interest. Code ss. 265 disallows any deduction for interest on indebtedness that is deemed to have been incurred or continued to purchase or carry tax-exempt obligations. A Class A Limited Partner who incurs indebtedness to acquire Units at a time when he owns tax-exempt obligations could be viewed as having incurred the indebtedness in order to avoid the necessity of liquidating his tax-exempt holdings. Accordingly, interest paid or accrued on such indebtedness could be disallowed under Code ss. 265.

     Interest expense that is not disallowed under Code ss. 265 is deductible to the extent permitted under Code ss. 163. Code ss. 163(d) permits a non-corporate taxpayer to claim a deduction for "investment interest" paid or incurred during a taxable year only to the extent of the taxpayer's net investment income for that year. Investment interest disallowed solely by reason of the investment interest limitation may be carried forward to succeeding taxable years and will again be subject to the limitation in those years. Interest on indebtedness incurred to purchase Units and a Class A Limited Partner's share of Partnership-level interest expense will be treated as (i) investment interest, to the extent allocable to portfolio income (for example, interest income from investment of working capital) generated by the Partnership and as (ii) a passive activity deduction, to the extent allocable to a passive activity (for example, the Equipment leasing operations) conducted by the Partnership. In general, interest will be allocated between portfolio investments and passive activities by tracing the disbursement of the proceeds of such indebtedness.

     Limitation on Miscellaneous Itemized Deductions. A non-corporate taxpayer may deduct miscellaneous expenses only to the extent such expenses exceed, in the aggregate, two percent (2%) of the taxpayer's adjusted gross income. This limitation would apply to individual Class A Limited Partners if the proposed activities of the Partnership do not constitute a trade or business. There is a risk that the IRS may contend, in any taxable year, that each non-corporate Class A Limited Partner's share of each of the Partnership's otherwise deductible expenses constitutes a miscellaneous expense, potentially subject to the two percent (2%) floor. The General Partner believes that the proposed activities of the Partnership will constitute a trade or business, but there can be no assurance that the IRS will not assert a contrary position on audit.

Allocation of Partnership Profits and Losses

     Code ss. 704(b) provides that a Partner's distributive share of Partnership Profits and Losses and each item thereof is to be determined in accordance with the allocation provisions in the Partnership Agreement, unless the allocations do not have "substantial economic effect." The Code ss. 704(b) Treasury Regulations provide that an allocation has substantial economic effect if it satisfies a two-part test. First, the allocations must have "economic effect." Second, the economic effect must be substantial when weighed against the shift in tax consequences resulting from the allocation.

     With respect to, and in order to comply with, the "economic effect" requirement, the Partnership Agreement provides (i) that a Capital Account will be established for each Partner, (ii) that each Partner's Capital Account will be maintained in accordance with the applicable Code ss. 704(b) Treasury Regulations and (iii) for the distribution of Liquidation Proceeds to the Partners in accordance with the positive balances in their respective Capital Accounts. The Partnership Agreement does not require Partners to restore deficit balances in their Capital Accounts upon liquidation of the Partnership; however, the Partnership Agreement does contain "minimum gain chargeback," "qualified income offset" and special provisions relating to the allocation of deductions and losses attributable to nonrecourse indebtedness provisions which apply to all Partners. Finally, the Partnership Agreement states that its Profit and Loss allocation provisions are intended to comply with the Code ss. 704(b) Treasury Regulations and authorizes the General Partner to make such adjustments to the allocation provisions (after consulting with Tax Counsel) as are necessary to comply with the Code ss. 704(b) Treasury Regulations.

     Under the Code ss. 704(b) Treasury Regulations, the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by the partners from the partnership, independent of tax consequences. The allocations in the Partnership Agreement should satisfy the "substantiality" requirement.

     The Partnership has elected the "traditional method with curative allocations" for dealing with book/tax disparities for property (other than cash) contributed to the Partnership. The Class B Limited Partner is the only Partner who may contribute property other than cash to the Partnership in exchange for its interest in the Partnership.

     Based on the foregoing, in the opinion of Tax Counsel, the allocations of Profits and Losses and items of income, gain, loss and deduction set forth in the Partnership Agreement will be respected for federal income tax purposes. There can be no assurance, however, that the IRS will agree with Tax Counsel's opinion on this issue. If the allocations in the Partnership Agreement are held not to have substantial economic effect, the Partnership's Profits and Losses would be allocated among the Class A Limited Partners in accordance with their respective interests in the Partnership (as determined in accordance with the Code ss. 704(b) Treasury Regulations), in which case a Class A Limited Partner might be credited or charged with a greater or lesser amount of Partnership Profits or Losses than is set forth in the Partnership Agreement.

Cash Distributions

     Cash distributions by the Partnership will not be taxable to a Class A Limited Partner unless the distributions exceed the Class A Limited Partner's adjusted tax basis for his Units immediately prior to the distribution; however, the adjusted tax basis of a Class A Limited Partner's Units will be reduced (but not below zero) by the amount of each such distribution. Cash distributions to a Class A Limited Partner in excess of his adjusted basis generally will be treated as gain from the sale or exchange of his Units, taxable (as capital gain or ordinary income) in accordance with the rules described in "Sales or Other Dispositions of Units" below. Additionally, a decrease in a Class A Limited Partner's share of Partnership nonrecourse liabilities will be treated as a distribution of cash to the Class A Limited Partner in the amount of the decrease, with the result that the Class A Limited Partner will recognize gain (or ordinary income) to the extent that the amount of any deemed cash distribution (plus the amount of any actual cash distribution) exceeds his adjusted basis in his Units.

Sales or Other Dispositions of Units

     The tax consequences of the disposition of Units will depend, in large part, on the form of such disposition, i.e., a sale or exchange of Units to a Person other than the Partnership, a redemption of Units by the Partnership, a gift of Units to a charitable organization, other gifts of Units, etc. The federal income tax consequences of a disposition of Units will vary depending on a Class A Limited Partner's individual circumstances. Prospective Class A Limited Partners, therefore, are urged to consult their own professional tax advisors regarding the federal income tax consequences of a disposition of their Units.

     Sale of Units to a Person Other than the Partnership. A Class A Limited Partner will recognize gain or loss on the sale or exchange of his Units to a Person other than the Partnership in an amount equal to the difference between
(i) the sale or exchange proceeds (including the decrease, if any, in the Class A Limited Partner's share of Partnership nonrecourse liabilities) and (ii) his adjusted basis in the Units sold or exchanged. Except as discussed below, that gain or loss will be capital gain or loss if, at the time of disposition, the Class A Limited Partner holds his Units as capital assets.

     Upon a fully taxable disposition of a Class A Limited Partner's entire interest, the Class A Limited Partner is permitted to recognize losses previously disallowed under the passive loss rules. Regulations proposed by the IRS indicate a similar treatment for losses previously disallowed under the at-risk rules. Unlike losses carried forward under the passive loss and at-risk rules, losses disallowed under the basis limitation rules are apparently lost upon disposition of a Class A Limited Partner's entire interest.

     The proceeds from the sale or exchange by a Class A Limited Partner of his Units to a Person other than the Partnership will be treated as an amount realized from the sale or exchange of property that is not a capital asset to the extent that the proceeds are attributable to Partnership "unrealized receivables" and/or "inventory items" ("Ordinary Income Items"). The portion of the proceeds attributable to Partnership Ordinary Income Items, to the extent in excess of a Class A Limited Partner's adjusted basis in his Units that is allocable to his share of these Partnership items, will be taxable as ordinary income.

     Depreciation recapture with respect to the Equipment (see "Depreciation and Depreciation Recapture" below) will constitute an "unrealized receivable". It is not anticipated that the Partnership will have any "inventory items." Because of the depreciation recapture rules, it is anticipated that substantially all of the income realized, if any, by a Class A Limited Partner on the sale or exchange of his Units to a Person other than the Partnership will be taxed as ordinary income.

     Redemption of Units. Cash payments made by the Partnership to a Class A Limited Partner in redemption of all or a portion of his Units will be taxed in generally the same manner as cash distributions received by a Class A Limited Partner from the Partnership. See "Cash Distributions" above. The portion of the redemption proceeds received in exchange for the Class A Limited Partner's interest in Ordinary Income Items (determined for this purpose to exclude inventory items that have not appreciated substantially in value), to the extent in excess of that portion of his adjusted basis in his Units that is allocable to his share of these items, will be taxed as ordinary income. The remaining redemption proceeds (i.e., the aggregate redemption proceeds reduced by the amount of proceeds attributable to the Class A Limited Partner's exchanged interest in Ordinary Income Assets) will not be taxable to the Class A Limited Partner unless such remaining redemption proceeds exceed the Class A Limited Partner's remaining adjusted basis (after reduction for the portion of such basis allocated to the Ordinary Income Items) for his Units immediately prior to the distribution; however, the adjusted tax basis of the Class A Limited Partner's Units will be reduced (but not below zero) by the amount of such remaining redemption proceeds.

     Because of the depreciation recapture rules, it is anticipated that substantially all of the income realized, if any, by a Class A Limited partner on a redemption of his Units will be taxed as ordinary income.

     In the case of a redemption of all of a Class A Limited Partner's Units, such Partner may recognize a loss to the extent that his adjusted basis in his Units exceeds the cash redemption proceeds from the Partnership. No loss will be recognized in the case of a redemption of less than all of a Class A Limited Partner's Units.



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


     Gift(s) of Units. As a general rule, no gain or loss will be recognized by a Class A Limited Partner as the result of a gift of Units. However, gain or loss will be recognized if Units are transferred by gift while Partnership liabilities are outstanding and in other circumstances. Noncharitable gifts of Units may be subject to a gift tax.

     Any losses previously disallowed under the at-risk and passive loss rules will be added to the transferor's basis immediately prior to a gift transfer of a Class A Limited Partner's entire interest. Losses previously disallowed under the basis limitation rules will be lost upon a gift transfer of the Class A Limited Partner's entire interest.

Changes in Holdings of Units

     If changes in holdings of Units occur during a Year (for example, because of the admission of Class A Limited Partners or as a result of the sale of Units by Class A Limited Partners), each Class A Limited Partner's distributive share of Partnership tax items will be determined by taking into account the varying interests of the Class A Limited Partners during that Year.

     The Partnership intends to use the semi-monthly convention to determine the Class A Limited Partners' respective interests in the Partnership in any Year in which Class A Limited Partners are admitted to the Partnership after acquiring Units from the Partnership. Under this convention, a Class A Limited Partner entering the Partnership on or before the 15th day of the month will be treated as having entered on the first day of the month, and a Class A Limited Partner entering the Partnership after the 15th day of a month (and before the end of the month) will be treated as entering the Partnership on the first day of the next month.

     All transferees of Partnership interests from other Partners will be treated as entering the Partnership on the first day of the next month, except in the case where such transferees have acquired the entire interest of the transferor Partner (in which case the actual date of transfer will be treated as the date of entry).

     The Partnership intends to allocate its income and deduction items for each Year on a daily basis taking into account the foregoing conventions. Although these allocation conventions have been sanctioned by the legislative history of
Section 706(d) of the Code, the IRS has failed to issue regulations interpreting this statutory provision. Accordingly, there can be no assurance that the allocation conventions employed by the Partnership to account for issuances and transfers of Partnership interests will be accepted by the IRS.

Dissolution of the Partnership

     Upon the dissolution of the Partnership, a Class A Limited Partner will be required to take into account his distributive share of each item of Partnership income, gain, loss and deduction for the Year of dissolution. In addition, each Class A Limited Partner will recognize gain or loss equal to the difference between any cash received from the Partnership (including, the decrease, if any, in the Class A Limited Partner's share of Partnership nonrecourse liabilities) and his adjusted basis in his Units immediately prior to the distribution. Except as discussed below, that gain or loss generally will be treated as long-term or short-term capital gain or loss, depending on the Class A Limited Partner's holding period for his Units.

     If fifty percent (50%) or more of the total interests in Partnership capital and Profits are sold or exchanged within a twelve (12) month period, the Partnership will be treated for federal income tax purposes as if it had terminated with the following consequences. The Partnership will be treated as


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


if it had contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, the terminated partnership had distributed interests in the new partnership to the Partners in proportion to their respective interests in the terminated partnership and in liquidation of the terminated partnership. Because of the absence of a market for the Units and the restrictions on transfer of Units set forth in the Partnership Agreement, it is not anticipated that fifty (50%) or more of the capital and Profits' interests in the Partnership will be sold or exchanged within any single twelve (12) month period.

Election to Adjust the Tax Basis of Partnership Assets

     Under Code ss. 754, the Partnership may elect to adjust the tax basis of Partnership assets in the case of a distribution of property to a Partner or in the event of a transfer of Partnership Interests by sale or exchange or as a result of the death of a Partner. The General Partner has the authority to make this election for the Partnership but, because such an election may not be advantageous to all Class A Limited Partners and because of the accounting complexities that can result from such an election, the General Partner does not presently intend to make the election.

Organization and Syndication Expenses

     Under Code ss. 709, amounts paid or incurred to organize the Partnership ("Organization Expenses") or to sell or promote the sale of Units ("Syndication Expenses") are not currently deductible. However, the Partnership may elect to treat its Organization Expenses (but not its Syndication Expenses) as deferred expenses and amortize and deduct such expenses over a period of not less than sixty (60) months, beginning with the month in which the Partnership commences business. The General Partner intends to treat Sales Commissions, the Dealer-Manager Fee(s) and substantially all of the O&O Expenses Reimbursement as nondeductible, non-amortizable Syndication Expenses, and to amortize the remainder of the O&O Expenses Reimbursement ratably over sixty (60) months. There can be no assurance that the IRS will not disagree with the General Partner's characterization of certain portions of the O&O Expenses Reimbursement as an amortizable Organization Expense.

Ownership of the Equipment and Status of the Leases as True Leases

     The federal income tax consequences anticipated from an investment in Units depend, in substantial part, on the Partnership being treated as the owner of its Equipment and the Leases being treated as true leases (and not financing transactions or conditional sales) for federal income tax purposes. The determination of whether the Partnership will be the owner of its Equipment and whether the Leases will qualify as true leases (and not financing transactions, conditional sales or other arrangements) for federal income tax purposes is, in part, a factual and, in part, a legal determination, based on all the circumstances.

     The General Partner anticipates that the Partnership will be considered the owner of all of its Equipment for federal income tax purposes. However, due to the factual nature of each Equipment purchase transaction, Tax Counsel is unable to express an opinion prior to the Partnership's purchase of a specific item of Equipment as to whether the Partnership will be treated as the owner of that item for federal income tax purposes. The General Partner does not intend to seek an advance ruling from the IRS regarding the Partnership's ownership of any item of Equipment. However, the General Partner will consult, in its sole and absolute discretion, with Tax Counsel regarding the tax ownership of a given item of Equipment, when and as it deems such consultation necessary.




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


     The General Partner anticipates that all of its Leases will be treated as true leases (and not financing transactions, conditional sales or other arrangements) for federal income tax purposes. However, due to the factual nature of each Lease, Tax Counsel is unable to express an opinion prior to the Partnership acquiring or entering into a specific Lease as to whether that Lease will be treated as a true lease for federal income tax purposes. The IRS requires that a number of conditions be satisfied before it will favorably consider an advance ruling request that a lease should be treated as a true lease for federal income tax purposes, and not as a conditional sale or financing transaction. It is anticipated that most of the Leases will not satisfy all of these advance ruling guidelines. The General Partner does not intend to seek an advance ruling from the IRS regarding the status of any Lease as a true lease. However, the General Partner will consult, in its sole and absolute discretion, with Tax Counsel regarding the status of a specific Lease as a true lease, when and as it deems such consultation necessary.

     If the Partnership is not treated as the owner of its Equipment or a Lease is treated as a conditional sale, financing arrangement or other arrangement, the Partnership and the Class A Limited Partners would not be entitled to depreciation deductions for that Equipment. Depending on the facts and circumstances, a Class A Limited Partner's distributive share of income from the Leases might constitute either passive income or portfolio income for purposes of the passive loss rules.

Depreciation and Depreciation Recapture

     The General Partner anticipates that substantially all of its Equipment will be eligible for depreciation under the Modified Accelerated Cost Recovery System ("MACRS") rules described below. However, because the Partnership has not acquired any Equipment at this time, Tax Counsel is unable to express an opinion as to whether any specific item of Equipment that the Partnership will acquire in the future will qualify for MACRS depreciation. The General Partner will consult, in its sole and absolute discretion, with Tax Counsel regarding the qualification of specific items of Equipment for depreciation under the MACRS rules, when and as it deems such consultation necessary.

     The Partnership might choose not to depreciate all of its Equipment under the normal MACRS rules. Instead, the Partnership might elect to depreciate certain of its Equipment using the alternative MACRS rules, which provide for a slower rate of depreciation over a longer recovery period, with the result that the Partnership will generate smaller (or no) taxable losses in the early Years and smaller taxable income in the later Years of the Partnership.

     Classification of Property. MACRS assigns most tangible personal property to one of the following three classes: (i) "3-year MACRS Property," which is property with a class life of four years or less, (ii) "5-year MACRS Property," which is property with a class life of more than four years and less than 10 years, and (iii) "7-year MACRS Property," which generally includes property with a class life of between 10 and 16 years and any other tangible personal property that is not assigned to a specific class life. The General Partner anticipates that at least ninety percent (90%) of its Equipment will be 3-year, 5-year or 7-year MACRS Property.

     Cost Recovery Allowances and Placed-In-Service Conventions. The cost of MACRS Property is recovered using the applicable (i) depreciation method, (ii) recovery period and (iii) placed-in-service convention. The cost of 3-year, 5-year and 7-year MACRS Property is recovered over 3, 5 and 7 years, respectively, using the two hundred percent (200%) declining balance method, switching to the straight-line method when that method produces a larger annual depreciation allowance.



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


     MACRS Property generally is subject to the half-year convention, which treats all property placed in service or disposed of during a Year as placed in service or disposed of in the middle of the year. Thus, one-half of the first year MACRS allowance is allowed in the year the property is placed in service, regardless of the actual date the property is placed in service, and a half year's MACRS allowance is allowed for the year in which the property is disposed of or is otherwise retired from service, regardless of the date of disposition. However, if more than forty percent (40%) of all MACRS Property placed in service during a Year is placed in service during the last three months of the year, all MACRS Property placed in service during the year is considered to be placed in service at the mid-point of the quarter in which it is actually placed in service.

     Alternative MACRS Rules. Certain types of property must, by statute, be depreciated using the alternative MACRS rules. The Partnership does not anticipate that it will acquire any material amount of Equipment that must be depreciated using the alternative MACRS rules. The Partnership may elect to depreciate certain of its Equipment using the alternative MACRS rules. Under this method, the cost of Equipment for which the Partnership has made an alternative MACRS election is recoverable using the straight-line method over the statutorily prescribed alternative recovery periods (which are longer than the normal MACRS recovery periods), taking into account the placed-in-service conventions discussed above.

     First-Year Depreciation/Short Taxable Year Rules. The IRS has promulgated rules for computing MACRS depreciation allowances for (i) MACRS property placed in service in a Year consisting of less than twelve (12) full months, (ii) MACRS property disposed of prior to the end of the recovery period and (iii) MACRS property when the recovery period for such property includes all or part of a short Year other than the Year in which the property is placed in service. The General Partner will comply with these rules to the extent applicable to any of its Equipment.

     Basis for Depreciation. The Partnership will compute the allowable MACRS depreciation deduction for an item of Equipment for any Year by multiplying the basis of the Equipment (or adjusted basis, depending on whether the Partnership is using the MACRS depreciation tables or not) by the recovery percentage applicable to that Year. The basis of Equipment is equal to the sum of the cash paid for the Equipment plus the principal amount of any indebtedness and other capital costs (such as Acquisition and Origination Fees) incurred in connection with the purchase.

     Depreciation Recapture. Under the depreciation recapture provisions of Code ss. 1245, gain, if any, recognized on the sale or other disposition of an item of Equipment will generally be treated as ordinary income to the extent of prior depreciation deductions claimed. See "Cash Distributions," "Sales or Other Dispositions of Units" above and "Disposition of Equipment" below.

Disposition of Equipment

     A sale, exchange or other disposition of an item of Equipment, including a foreclosure on Equipment securing Partnership indebtedness, generally will result in gain (or ordinary income) or loss to the extent of the difference between the amount realized by the Partnership (including any liabilities assumed or taken subject to by the purchaser) and the Partnership's adjusted tax basis in the Equipment. It is anticipated that all of the gain realized by the Partnership on a sale or exchange of (or by reason of a foreclosure on) Equipment will be treated as ordinary income because of the depreciation recapture rules discussed above. In the case of a foreclosure or other disposition of Equipment where the only amount realized by the Partnership is forgiveness of nonrecourse debt, the Partners may recognize taxable gain without receiving any cash distribution with which to pay the tax on the gain. The General Partner does not presently anticipate that the Partnership will sell any of its Equipment on the installment basis.

Method of Accounting

     The Partnership will report its income for federal income tax purposes using the accrual method of accounting. Under the accrual method, income is reportable in the Year when earned, whether or not it has been actually or constructively received, and expenses are deductible in the Year in which all events have occurred that determine the fact of the Partnership's liability, the amount of that liability is determinable with reasonable accuracy and "economic performance," within the meaning of Code ss. 461(h), has occurred. Class A Limited Partners will be required to report each item of Partnership income, gain, loss, deduction, credit and tax preference when it accrues to the Partnership under the accrual method of accounting. Therefore, a cash method Class A Limited Partner may be required to report items of Partnership income, gain, loss, deduction, credit and tax preference, even if these items would not otherwise be taken into account under the Class A Limited Partner's method of accounting.

     The General Partner does not anticipate that any material amount of the Leases will be subject to the Code ss. 467 "constant rental accrual" rules. If these rules were to apply to any Lease, the Partnership might be required to report more rental income with respect to that Lease than it actually received from the lessee in a particular Year. The General Partner will consult, in its sole and absolute discretion, with Tax Counsel regarding the applicability of the Code ss. 467 "constant rental accrual" rules to a specific Lease, when and as it deems such consultation necessary.

Taxable Year

     The Partnership will adopt a December 31 year end for federal income tax purposes.

Treatment of Partnership Expenses

     As described in "COMPENSATION AND FEES," the General Partner and its Affiliates will receive certain payments from the Partnership in addition to their distributive shares of Partnership income.

     In the opinion of Tax Counsel, the Partnership should be (i) required to capitalize the Acquisition Fees and the Origination Fees into the adjusted tax basis of the Equipment to which those fees relate, (ii) required to capitalize the Evaluation Fees into the adjusted tax basis of the Equipment and any indebtedness to which those fees relate and (iii) permitted to deduct the Management Fee in the year to which it relates.

     The Partnership intends to claim the maximum federal income tax deductions allowable. There can be no assurance, however, that some or all of these deductions will not be challenged by the IRS.

Investment by Qualified Plans or IRAs

     The income earned by a Qualified Plan or by an IRA is generally exempt from federal income taxation. If, however, a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income is subject to federal income tax to the extent it exceeds $1,000 during any taxable year, and it generally is taxable at trust or, in certain cases, corporate income tax rates, and may be subject to the alternative minimum tax.

     The Partnership's Equipment leasing activities generally would be treated as an unrelated trade or business, and a Class A Limited Partner's distributive share of income or gain from the Partnership would be treated in the same manner as if the income were realized directly by the Class A Limited Partner. Therefore, except as discussed below, a Qualified Plan or IRA that purchases


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


Units will be subject to the tax on UBTI to the extent that the Partnership generates any taxable income or gains from its Equipment leasing activities. Income from Partnership property subject to acquisition indebtedness also will be included in the UBTI of a tax-exempt Class A Limited Partner. For this purpose, a liability will constitute acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of property. Finally, depreciation recapture income from the Partnership will be included in the calculation of UBTI.

     As a result of the foregoing, the General Partner believes that a tax-exempt Class A Limited Partner will be required to include substantially all of the income derived from the Partnership in the calculation of UBTI.

     The Code contains certain limitations on the availability of MACRS depreciation deductions with respect to property owned by a partnership that has both tax-exempt entities and individuals and taxable entities as partners. These limitations may apply to the proportionate share of property owned by the Partnership that is attributed to the tax-exempt Class A Limited Partners. See "Depreciation and Depreciation Recapture" above.

Individual Alternative Minimum Tax

     An individual taxpayer is subject to a two-tiered, graduated rate alternative minimum tax ("AMT"). The lower 26% rate applies to the first $175,000 of alternative minimum taxable income ("AMTI") in excess of the applicable statutory exemption amount. The higher 28% rate applies to AMTI, less the applicable statutory exemption amount, in excess of $175,000.

     AMTI means taxable income adjusted for the items listed in Code ss.ss. 56 and 58, and increased by the amount of tax preference items under Code ss. 57 for the taxable year. In determining a taxpayer's AMTI, the Code ss. 469 passive loss rules and the Code ss. 163(d) investment interest limitation apply.

     It is anticipated that the only AMT adjustment likely to result from an investment in the Partnership is the excess of MACRS accelerated depreciation claimed on Equipment over the depreciation allowable under the AMTI rules with respect to such Equipment (i.e., the 150% declining balance method, switching to straight-line when it would produce a larger deduction).

     The applicability of the individual AMT to a prospective Class A Limited Partner will depend upon the investor's particular circumstances. Each prospective Class A Limited Partner, therefore, is urged to consult his own professional tax advisors regarding the AMT consequences of investing in the Partnership.

Preparation and Filing of Tax Returns

     The General Partner intends to retain a nationally recognized firm of public accountants to review the Partnership's annual federal information return (Form 1065), including Schedules K-1, which the Partnership will be required to distribute to Class A Limited Partners, and other tax returns that the Partnership may be required to file. The Schedules K-1 issued by the Partnership will present investor capital account balance information prepared on a federal income tax basis and will provide each Class A Limited Partner with the information necessary to enable the Class A Limited Partner to prepare and file his own income tax returns (including any unrelated business taxable income information). However, the actual preparation and filing of those returns will be the personal responsibility of each Class A Limited Partner.

     A Class A Limited Partner will be required to treat all items of Partnership income, gain, loss and deduction in a manner that is consistent with the treatment of such items on the Partnership's tax return unless (i) the Partnership fails to file a return or (ii) the Class A Limited Partner wishes to


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


take a position that is inconsistent with the Partnership return position. In either of these cases, the Class A Limited Partner must file a statement (Form
8082) with his return stating that the Partnership has not filed a return or identifying the inconsistency, as the case may be.

Partnership Audits; Interest and Penalties

     The IRS may audit some or all items reported by the Partnership or the Class A Limited Partners, either as a result of the selection of the Partnership's annual information tax return for audit or in connection with the audit of the personal tax return of one or more Class A Limited Partners. In the event of an audit, the tax treatment of all Partnership items will be determined at the Partnership level in a single, unified Partnership audit proceeding, rather than in separate audit proceedings with each individual Class A Limited Partner, unless, in unusual circumstances, the Partnership items reported by a Class A Limited Partner on his return are treated as "non-Partnership items" by the IRS. A Class A Limited Partner's non-Partnership items and items reported on his return that are not attributable to the Partnership will continue to be subject to audit at the individual Partner level, regardless of the outcome of the Partnership level proceeding.

     The Partnership Agreement designates the General Partner as the Tax Matters Partner of the Partnership. The Tax Matters Partner will be the official representative of the Partnership in dealings with the IRS regarding Partnership matters, and will be authorized to take action with respect to the treatment of Partnership items that will be binding on some or all of the Class A Limited Partners without their knowledge or consent.

     The IRS will be required to furnish notice of the commencement and result of any Partnership-level audit to each Class A Limited Partner having at least a one percent (1%) interest in Partnership Profits whose name appears on the Partnership's return or is furnished to the IRS by the Tax Matters Partner, and to the designated representative of any group of less-than-1% Class A Limited Partners having at least a five percent (5%) interest in the aggregate (a "Notice Group") if notice is expressly requested. Any Class A Limited Partner having less than a one percent (1%) interest who is not a member of a Notice Group will not be entitled to notice. Each Class A Limited Partner will have the right to participate in any Partnership administrative or judicial proceeding and to enter into a settlement agreement with the IRS with respect to any Partnership item, which will be binding on all parties to the agreement. The General Partner will be authorized, as Tax Matters Partner, to enter into a settlement agreement with the IRS that is binding on a less-than-1% Class A Limited Partner (other than a member of a Notice Group), unless the Class A Limited Partner files a statement with the IRS to the contrary.

     The rules generally applicable to partnership audits are subject to modification if the Partnership elects to be treated as an "electing large partnership" under Section 775 of the Code. See "--Large Partnership Election" below.

     If a deficiency in tax is determined as the result of an audit, each Class A Limited Partner will be liable for the payment of his share of the deficiency, plus compound interest at the then-applicable rate. Interest on tax deficiencies is nondeductible.

     Code ss. 6662 imposes an "accuracy-related penalty" in the amount of twenty percent (20%) of any tax underpayment attributable, among other things, to (i) negligence or intentional disregard of rules or regulations, (ii) a substantial understatement of tax or (iii) a substantial valuation overstatement. This penalty does not apply if the taxpayer can show that there was reasonable cause for the underpayment and that the taxpayer acted in good faith with respect to the underpayment. In the case of a tax underpayment attributable to a substantial understatement of tax, the penalty also does not apply to the extent that the taxpayer had "substantial authority" for the position taken on the return or the facts relevant to that position were adequately disclosed on the taxpayer's return or in a statement attached to the return and the taxpayer had a "reasonable basis" for such position. However, in no event will a corporation be treated as having a "reasonable basis" for its treatment of any item attributable to any "multiple party financing transaction" (which would include the transactions contemplated by the Partnership) if such treatment does not clearly reflect the income of the corporation. There can be no assurance that the IRS will not disagree with the treatment by a Class A Limited Partner of certain Partnership and non-Partnership items on his federal income tax return, and seek to assess an accuracy related penalty against the Class A Limited Partner by reason of the treatment of such item(s).

Tax Shelter Registration

     The General Partner has determined that the Partnership is not a "tax shelter" for purposes of the tax shelter registration rules. Accordingly, the Partnership will not be registered with the IRS as a tax shelter.

Large Partnership Election

     For taxable years beginning after December 31, 1997, the Taxpayer Relief Act of 1997 (the "1997 Act") generally permits any partnership that had 100 or more partners in the preceding taxable year to elect under Section 775 of the Code to be treated as an electing large partnership ("Large Partnership Election"). The Large Partnership Election applies to the year for which made and all subsequent years and cannot be revoked without the consent of the IRS. The General Partner anticipates that the Large Partnership Election will be made for the first Year in which the Partnership becomes eligible. INVESTORS SHOULD REVIEW THIS SECTION CAREFULLY SINCE THE FEDERAL INCOME TAX RULES APPLICABLE TO AN ELECTING LARGE PARTNERSHIP DIFFER SIGNIFICANTLY FROM THE FEDERAL INCOME TAX RULES GOVERNING OTHER PARTNERSHIPS THAT HAVE BEEN SET FORTH ABOVE.

     If the Partnership makes the Large Partnership Election, the taxable income of the Partnership will be generally computed in the same manner as that of an individual, with certain modifications. These modifications include disallowing the deduction for personal exemptions, the net operating loss deduction and certain itemized deductions. All limitations and other provisions affecting the computation of taxable income or any credit (except for the at risk, passive loss and itemized deduction limitations, and any other provision specified in Treasury regulations) will be applied at the Partnership (and not the Partner) level. All elections affecting the computation of taxable income or any credit generally are made by the Partnership. In addition, the normal rules regarding a Partnership's determination of the components of the distributive shares of the Partners will be modified. The nature of these modifications is set forth below.

     Capital Gains. Capital gains and losses would be netted at the Partnership level if the Partnership makes the Large Partnership Election. A Partner would take into account separately his distributive share of the Partnership's net capital gain or net capital loss. Such net capital gain or loss would be treated as long-term capital gain or loss.

     Any excess of net short-term capital gain over net long-term capital loss would be consolidated with the Partnership's other taxable income and would not be separately reported.

     A Partner's distributive share of the Partnership's net capital gain would be allocated between passive loss limitation activities and other activities. The net capital gain would be allocated to passive loss limitation activities to the extent of net capital gain from sales and exchanges of property used in connection with such activities, and any excess would be allocated to other activities. A similar rule would apply for purposes of allocating any net capital loss.

     Any gains and losses of the Partnership under Section 1231 would also be netted at the Partnership level. Net Section 1231 gain would be treated as long-term capital gain and would be subject to the rules described above. Net
Section 1231 loss would be treated as ordinary loss and consolidated with the Partnership's other taxable income.

     Deductions. If the Partnership makes the Large Partnership Election, two special rules would apply in determining a Partner's distributive share of deductions. First, miscellaneous itemized deductions would not be separately reported to Partners. Instead, 70 percent of the amount of such deductions would be disallowed at the Partnership level; the remaining 30 percent would be allowed at the Partnership level in determining taxable income, and would not be subject to the two-percent floor at the Partner level.

     Second, charitable contributions would not be separately reported to the Partners. Instead, the charitable contribution deduction would be allowed at the Partnership level in determining taxable income, subject to the limitations applicable to corporate donors.

     Passive Losses. If the Partnership makes the Large Partnership Election, a Partner's distributive share of the Partnership's taxable income or loss from passive loss limitation activities would be treated as an item of income or loss from the conduct of a trade or business that is a single passive activity. Thus, the Partnership generally would not be required to report items from multiple activities separately.

     A Partner would take into account separately his distributive share of the Partnership's taxable income or loss from activities other than passive loss limitation activities. Such distributive share would be treated as an item of income or expense with respect to property held for investment. Thus, portfolio income (e.g., interest and dividends) would be reported separately to a Partner and would be reduced by portfolio deductions and allocable investment interest expense.

         Alternative Minimum Tax. If the Partnership makes the Large Partnership Election, AMT adjustments and preferences would be combined at the Partnership level. The Partnership would report to Partners a net AMT adjustment separately computed for passive loss limitation activities and other activities. In determining a Partner's alternative minimum taxable income, a Partner's distributive share of any net AMT adjustment would be taken into account instead of making separate AMT adjustments with respect to Partnership items. The net AMT adjustment would be determined by using the adjustments applicable to individuals (in the case of Partners other than corporations), and by using the adjustments applicable to corporations (in the case of corporate Partners).

     Information Returns. If the Large Partnership Election is made, the Partnership must furnish information returns to Partners by March 15 following the close of each Year.

     No Constructive Partnership Terminations. If the Partnership makes the Large Partnership election, the Partnership's existence for tax purposes would not terminate if 50 percent of its interests are sold or exchanged within a 12-month period.

     Audit Procedures. If the Partnership makes the Large Partnership Election, it would be subject to the unified audit rules discussed above. However, any Partnership audit adjustments generally would flow through to the Partners for the Year in which the adjustment takes effect. Thus, the current-Year Partners' share of current-Year Partnership items of income, gains, losses, deductions, or credits will be adjusted to reflect Partnership adjustments that take effect in that Year regardless of whether the current-Year Partner was a Partner in the Year with respect to which the adjustment was made. The adjustments generally will not affect prior-Year returns of any Partners (except in the case of changes to any Partner's distributive share).

     In lieu of flowing an audit adjustment through to its Partners, the Partnership could elect to pay an imputed underpayment. The imputed underpayment generally would be calculated by netting the adjustments to the income and loss items of the Partnership and multiplying that amount by the highest federal income tax rate (whether individual or corporate; currently, the top individual rate of 39.6 percent). A Partner may not file a claim for credit or refund of his allocable share of the payment. If the Partnership makes the Large Partnership Election, the General Partner anticipates that the Partnership will also elect to pay imputed underpayments on any audit adjustments.

     Regardless of whether the Partnership elects to flow audit adjustments through to its Partners, the Partnership, rather than the Partners individually, would generally be liable for any interest and penalties that result from a partnership adjustment if the Large Partnership Election is made. Interest would be computed for the period beginning on the return due date for the adjusted Year and ending on the earlier of the return due date for the Year in which the adjustment takes effect or the date the Partnership pays the imputed underpayment.

     If the Large Partnership Election is made, penalties (such as the accuracy and fraud penalties) would be determined on a Year-by-Year basis (without offsets) based on an imputed underpayment. All accuracy penalty criteria and waiver criteria (such as reasonable cause, substantial authority, etc.) would be determined as if the Partnership were a taxable individual. Accuracy and fraud penalties would be assessed and accrue interest in the same manner as if asserted against a taxable individual.

     Any payment for Federal income taxes, interest, or penalties that the Partnership would be required to make if the Large Partnership Election is made would be non-deductible (as is the case generally if such payments are made by an individual).

     Administrative Proceedings. If the Large Partnership Election is made, a Partner would not be permitted to report any Partnership items inconsistently with the Partnership return, even if the Partner notifies the IRS of the inconsistency. The IRS may treat a Partnership item that was reported inconsistently by a Partner as a mathematical or clerical error and immediately assess any additional tax against that Partner.

     As under the unified audit procedures generally, the IRS would be able to challenge the reporting position of the Partnership by conducting a single administrative proceeding to resolve the issue with respect to all Partners. However, Partners would have no right individually to participate in settlement conferences or to request a refund.

     Partnership Representative. The 1997 Act requires each electing large partnership to designate a partner or other person to act on its behalf for all federal income tax matters. If the Partnership makes the Large Partnership Election, the Partnership Agreement designates the General Partner to act on its behalf for this purpose.

     Notice Requirements. If the Large Partnership Election is made, the IRS would not be required to give notice to individual Partners of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS would only be required to send notice of a partnership adjustment to the Partnership itself by certified or registered mail. The IRS could give proper notice by mailing the notice to the last known address of the Partnership, even if the Partnership had terminated its existence.



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


Tax Laws Subject to Change

     Frequent and substantial changes have been, and will likely continue to be, made to the federal income tax laws. The changes made to the Code by such legislation are pervasive and, in many cases, have yet to be interpreted by the IRS or the courts. The recent changes that have been made that directly impact the federal income tax consequences of the purchase of Units and the formation and operation of the Partnership have been incorporated where relevant in this "FEDERAL INCOME TAX CONSEQUENCES" Section.

     Prospective Class A Limited Partners are urged to consult their own tax advisors regarding current developments with respect to the recent changes to the federal income tax laws and other pending and future federal income tax legislation. State and Local Taxes

     A detailed analysis of the state and local tax consequences of an investment in the Partnership is beyond the scope of this Prospectus. Accordingly, each prospective Class A Limited Partner is advised to consult with his own tax advisor regarding these consequences and the preparation of any state or local tax returns that a Class A Limited Partner may be required to file.

     The Tax Matters Partner is authorized under the Partnership Agreement to file group or composite state tax returns on behalf of the Class A Limited Partners if permitted under state law and beneficial to such Partners as a whole.

--------------------------------------------------------------------------------

                          INVESTMENT BY QUALIFIED PLANS
--------------------------------------------------------------------------------

Fiduciaries Under ERISA

     A fiduciary of a Qualified Plan is, as hereinafter described, subject to certain requirements under ERISA, including the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the Qualified Plan's participants and beneficiaries. A fiduciary is required (i) to perform the fiduciary's duties with the skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity, and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, (ii) to diversify investments so as to minimize the risk of large losses unless it is clearly prudent under the circumstances not to do so, and (iii) to act in accordance with the Qualified Plan's governing documents insofar as they are consistent with the provisions of ERISA.

     Fiduciaries with respect to a Qualified Plan include any persons who exercise any discretionary authority or control, respecting the management or disposition of its funds or other property. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified Plan's investments, is a fiduciary of that Qualified Plan. Also, an investment professional who provides investment advice for a fee and whose advice will serve as a primary basis for a Qualified Plan's investment decisions may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

     While the beneficiary ("owner" or "account holder") of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Also, where a participant in a Qualified Plan exercises control over the participant's individual account in the Qualified


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


Plan in a "self-directed  investment" arrangement that meets the requirements of
Section 404(c) of ERISA, no person who would otherwise be a fiduciary of the Qualified Plan may be held responsible for the consequences of the participant's investment decisions. Finally, certain Qualified Plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participants are the sole proprietor and his spouse or the partners and their spouses, and certain Qualified Plans of corporations in which at all times (before and after the investment) the only participant(s) is or are an individual and/or his spouse who own(s) 100.0% of the corporation's stock, are generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary duty rules with respect to a Qualified Plan should consider those rules in the context of the particular circumstances of the Qualified Plan before authorizing an investment of a portion of the Qualified Plan's assets in Units.

Prohibited Transactions Under ERISA and the Code

     Code  Section  4975  (which  applies to all  Qualified  Plans and IRAs) and
Section 406 of ERISA (which does not apply to IRAs or to certain Qualified Plans that, under the rules summarized above, are not subject to ERISA's fiduciary duty rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("Disqualified Persons"). Disqualified Persons include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other Disqualified Persons.

     "Prohibited transactions" include, among others, the following: (i) any direct or indirect transfer or use of a Qualified Plan's or IRA's assets to or for the benefit of a Disqualified Person; (ii) any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and (iii) any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA in connection with a transaction involving the assets of the Qualified Plan or the IRA. Under ERISA, a Disqualified Person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. In addition, ERISA authorizes additional penalties and further relief. Code Section 4975 imposes excise taxes on a Disqualified Person that engages in a prohibited transaction with a Qualified Plan or IRA.

     In order to avoid the  occurrence  of a prohibited  transaction  under Code
Section 4975 or Section 406 of ERISA, Units may not be purchased by a Qualified Plan or IRA from assets as to which the General Partner or any of its Affiliates are fiduciaries. Additionally, fiduciaries of, and other Disqualified Persons with respect to, Qualified Plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular Qualified Plan's or IRA's decision to purchase Units.

Plan Assets

     If the Partnership's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the General Partner or its Affiliates. In addition, certain of the transactions described in this Prospectus in which the Partnership might engage, including certain transactions with Affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to Qualified Plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the General Partner in violation of ERISA.

     Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except investments in certain publicly offered securities from the application of the "look-through" principle.

     In order to qualify for the exception described above, the securities in question must be: (i) freely transferable; (ii) owned by at least 100 investors independent of the issuer and of one another; and (iii) either (a) registered under Section 12(b) or 12(g) of the Securities Exchange Act, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Securities Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the issuer's fiscal year during which the offering occurred.

     The General Partner believes that the Units will be "freely transferable" within the meaning of the Department of Labor regulations, and that at least 100 investors independent of the issuer and of one another will subscribe for the purchase of Units. Finally, no Units will be sold except pursuant to an effective registration statement under the Securities Act, and the Partnership intends to make the required filings under the Securities Exchange Act. Therefore, the Partnership should qualify for the "publicly offered" exception, so that the Partnership's assets should not be "plan assets" of any Qualified Plan or IRA investor, and the Partnership's underlying assets should not be treated as "plan assets" of Qualified Plan or IRA investors for purposes of determining whether any prohibited transaction has occurred.

Other ERISA Considerations

     In addition to the considerations discussed above in connection with the "plan asset" issue, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether: (i) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA; (ii) the purchase is prudent in light of the potential difficulties that may exist in liquidating Units; (iii) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments and other liquidity needs; (iv) the investment is made solely in the interests of plan participants; and (v) the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan's rules and policies.

     Trustees or custodians of IRAs are required annually to report the fair market value of the IRA's assets. Failure to furnish the required information may subject the trustee or custodian of an IRA to a fine of $50 for each failure. Because there is not expected to be a market created in which the Units are traded, the value of an investment in the Units may not be readily ascertainable. Neither the Partnership nor the General Partner has any obligation to value the Units in response to inquiries from trustees or custodians of IRAs.

--------------------------------------------------------------------------------

                      SUMMARY OF THE PARTNERSHIP AGREEMENT
--------------------------------------------------------------------------------

     The Partnership Agreement, which is Exhibit A to this Prospectus, is the governing instrument that establishes the Partnership's right under the laws of the State of Delaware to operate as a limited partnership, and contains the rules under which the Partnership will be operated. The rights and obligations of the Partners will be governed by the Partnership Agreement. Many of the principal provisions of the Partnership Agreement have been summarized elsewhere in this Prospectus under various headings. The following summary and the other Sections of this Prospectus summarizing the provisions of the Partnership
Agreement do not purport to be complete and are qualified in their entirety by reference to the Partnership Agreement. Should any discrepancies exist between the summaries contained in these Sections and the Partnership Agreement, the latter will govern.

     PROSPECTIVE INVESTORS SHOULD STUDY THE PARTNERSHIP AGREEMENT CAREFULLY BEFORE INVESTING IN THE PARTNERSHIP.

Distribution of Distributable Cash

     The Partnership will distribute Distributable Cash to its Partners if funds are available. "Distributable Cash" is made up of Cash From Operations (i.e., total rental proceeds for the month, net of Partnership monthly operating expenses and Reserves) and Cash From Sales (i.e., net proceeds from the sale of Partnership Equipment during the month). While the General Partner will have sole discretion over the timing and amount of cash to be distributed to the Partners, the Partners may elect whether to have Distributable Cash distributed to them monthly or quarterly. The First Cash Distributions payable to the Class A Limited Partners (i.e., cash distributions payable out of Distributable Cash in an annualized, cumulative preferred amount as explained in the Partnership Agreement) will be allocated in equal monthly amounts, to the extent of available funds, computed on the basis of a 360- day year composed of twelve 30-day months. However, payments may be made quarterly if the Partner so elects. Liquidation Proceeds (i.e., cash available for distribution to the Partners upon liquidation of the Partnership) will be distributed in the manner described in "Dissolution and Liquidation of the Partnership" below.

     During the Reinvestment Period (which will run seven to eight years following the Closing Date of this Offering), Distributable Cash generally will be distributed in the following order and priority: (i) first, 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class) (without any distributions to the Class B Limited Partner), until the Class A Limited Partners (as a class) receive an amount equal to their First Cash Distributions (which amount will be equal to at least 10.5% of their Capital Contributions as set by the General Partner in accordance with the Partnership Agreement); and
(ii) second, 1.0% to the General Partner and 99.0% to the Class B Limited Partner (without any distribution to the Class A Limited Partners), until the Class B Limited Partner receives an amount equal to its Class B Subordinated Distribution (which amount will be equal to 10.5% of the Class B Limited Partner's Capital Contributions as set by the General Partner in accordance with the Partnership Agreement). Distributable Cash, if any, in excess of the amounts described in (i) and (ii) in the preceding sentence will be reinvested in Equipment as Reinvested Proceeds. Except, Distributable Cash that would otherwise be reinvested in Equipment as Reinvested Proceeds shall be distributed to the Partners as Tax Distributions (99.0% to the Limited Partners (as a class) and 1.0% to the General Partner) if necessary to provide funds for payment of income taxes on the Sale of Equipment.

     After the Reinvestment Period, and until such time as the Limited Partners achieve "Payout" (i.e., generally, an amount equal to such Limited Partner's capital contributions to the Partnership plus an additional return on investment) and "170% Recovery" (i.e., generally, the time at which the cumulative distributions to the Limited Partners equal 170.0% of their Capital Contributions), Distributable Cash generally will be distributed in the following order and priority: (i) first, 1.0% to the General Partner and 99.0% to the Class A Limited Partners (without any distributions to the Class B Limited Partner), until the Class A Limited Partners receive their First Cash Distributions; (ii) second, 1.0% to the General Partner and 99.0% to the Class B Limited Partner (without any distribution to the Class A Limited Partners), until the Class B Limited Partner receives its Class B Subordinated Distribution; (iii) third, 1.0% to the General Partner and 99.0% to the Class A Limited Partners (without any distributions to the Class B Limited Partner), until the Class A Limited Partners achieve Payout; (iv) fourth, 1.0% to the General Partner and 99.0% to the Class B Limited Partner (without any distribution to the Class A Limited Partners), until the Class B Limited Partner achieves Payout; and (v) fifth, 1.0% to the General Partner and 99.0% to the Limited Partners (to be shared 99.0% by the Class A Limited Partners and 1.0% by the Class B Limited Partner), until the Limited Partners achieve 170% Recovery. All distributions of Distributable Cash to the Limited Partners will be counted towards achievement of Payout and 170% Recovery.

     After the Reinvestment Period, and after the Limited Partners achieve Payout and 170% Recovery, Distributable Cash will be distributed 10.0% to the General Partner, 89.1% to the Class A Limited Partners and 0.9% to the Class B Limited Partner.

Allocation of Profits and Losses

     Each item of the Partnership's income, gain, loss, deduction or credit will be allocated among the General Partner and the Limited Partners, as provided in
Section 4.2 of the Partnership Agreement. In general, these allocations will be made on the same basis as cash distributions, as described above.

Voting Rights of Limited Partners

     The Limited Partners will have no right to participate in the management or control of the Partnership's business. However, pursuant to the Partnership Agreement, a Majority Interest of the Class A Limited Partners may vote to: (i) amend the Partnership Agreement in certain respects; (ii) dissolve the Partnership; (iii) remove the General Partner and elect a replacement General Partner in accordance with the terms of the Partnership Agreement; and (iv) approve or disapprove the Sale of all or substantially all of the assets of the Partnership, other than in the ordinary course of the Partnership's operations as described herein. Pursuant to Delaware law, Limited Partners may also vote to approve a merger or consolidation of the Partnership with another entity (although Delaware law provides for no appraisal or dissenters' rights for those Limited Partners who might dissent from a merger or consolidation).

     In general, so long as the Class B Limited Partner is an Affiliate of the General Partner, the Class B Limited Partner has no voting rights. However, any amendment that would adversely affect the percentage interest of the Class B Limited Partner in Partnership Profits or Losses, or cash distributions to the Class B Limited Partner under the Partnership Agreement, requires the Consent of the Class B Limited Partner, and a Class B Limited Partner that is an Affiliate of the General Partner may vote with respect to reconstitution of the
Partnership and continuation of its business after dissolution of the Partnership by formation of an identical new partnership. In addition, a Class B Limited Partner that is not an Affiliate of the General Partner may vote with respect to the admission of an additional or successor General Partner.

Meetings

     The General Partner may call a meeting of the Limited Partners at any time. The General Partner is required to call such a meeting upon receipt of a written request signed by Class A Limited Partners holding 10.0% or more of the total outstanding Units. In addition, the General Partner may, and upon written request of Class A Limited Partners holding 10.0% or more of the Units must, submit any matter upon which Limited Partners are entitled to vote to the Class A Limited Partners for a vote by Consent without a meeting. See "Voting Rights of Limited Partners" above. The Partnership does not intend to hold annual or other periodic meetings of the Limited Partners.

Books and Records

     The fiscal and taxable year of the Partnership will be the year ending December 31. The books and records of the Partnership will be maintained at the office of the General Partner, at 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235 and will be available for examination by any Partner or its duly authorized representatives at all reasonable times. Any Partner or its duly authorized representatives will be permitted access to all records of the Partnership at all reasonable times for inspection or copying (at such Partner's cost). An alphabetical list of the names, addresses, and business telephone numbers of the Class A Limited Partners along with the number of Units held by each of them (the "Participant List") will be maintained as a part of the books and records of the Partnership and will be available for inspection by any Class A Limited Partner or its designated agent at the home office of the Program upon the request of the Class A Limited Partner. The Participant List will be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List will be mailed to any Class A Limited Partner requesting the Participant List within ten days of the request. The General Partner is subject to certain sanctions for failure to produce, on request, a copy of the Participant List for a Class A Limited Partner if the request is made for the purpose of protecting the Class A Limited Partner's interest in the Partnership rather than for commercial purposes.

Rights, Obligations and Powers of General Partner

     The General Partner has full, complete and exclusive discretion and authority to manage and control the business of the Partnership. See Article Five of the Partnership Agreement for a detailed description of the rights and powers given to the General Partner. However, the General Partner is prohibited from taking or causing the Partnership to take certain actions, particularly in areas of potential conflicts of interest. See Section 5.5 of the Partnership Agreement for a detailed description of these limitations on the rights and powers of the General Partner. For example, the General Partner is not permitted to cause the Partnership to participate in a "roll-up" transaction. A "roll-up" is a transaction in which the Limited Partners would exchange their interests in the Partnership for ownership interests in a newly-formed entity, which would acquire all of the Partnership's (and perhaps other partnerships') assets and the ownership interests in the new entity would be publicly traded (see Section 5.5(a)(xxii) of the Partnership Agreement).

     The General Partner is required to take certain actions in managing the business of the Partnership, including the devotion of sufficient time to the affairs of the Partnership as required to perform its duties under the Partnership Agreement. See Section 5.6 of the Partnership Agreement for a detailed description of the duties of the General Partner.

Restrictions

     No loans may be made by the Partnership to the General Partner or any Affiliate. The General Partner or any Affiliate may lend funds on a short-term basis to the Partnership, but only with interest rates: (i) not in excess of the


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General  Partner's or Affiliate's own cost of borrowing;  (ii) in any event, not in excess of the interest rate charged (without reference to the General Partner's or any Affiliate's financial abilities or guaranties) by unrelated lenders on a comparable loan for the same purpose in the same geographic area; and (iii) that shall not exceed by more than 3.0% per annum the "prime rate" from time to time announced by The Bank One, Colorado, N.A. Neither the General Partner nor any Affiliate shall provide Permanent Financing for the Partnership. For this purpose "Permanent Financing" means that some portion of principal and interest on the financing provided by the General Partner or any Affiliates is due and payable more than 12 months after the date of the loan. The Partnership shall not acquire any Equipment in exchange for Units. The Partnership shall not acquire Equipment from a Program in which the General Partner or an Affiliate has an interest. Neither the General Partner nor any Affiliate shall receive any
rebates  or  give-ups  or,  nor  by  the  making  of  any  reciprocal   business
arrangements,   circumvent  the   restrictions   contained  in  the  Partnership
Agreement, the NASAA Guidelines or in applicable state securities laws and regulations relating to transactions between the Partnership and the General Partner and its Affiliates.

Partnership Expenses

     Except as provided in the Partnership Agreement, all Partnership expenses will be billed directly to and paid directly by the Partnership. The General Partner and its Affiliates are entitled to reimbursement for certain expenses incurred by them in connection with the Partnership. Reimbursement for services, goods and materials provided to the Partnership will be at actual cost, and reimbursement for administrative services provided by the General Partner or its Affiliates will be at the lower of actual cost or the amount customarily charged for such services in the same geographic location. See Section 5.2 of the Partnership Agreement.

Liability of Limited Partners; Nonassessability of Units

     In general, no Limited Partner will be personally liable for the debts, liabilities, contracts or other obligations of the Partnership. However, if any Limited Partner participates in the control of the Partnership's business, he may jeopardize this limitation on his liability. Consequently, the Partnership Agreement provides that no Limited Partner may participate in the management or control of the Partnership's business or have power or authority to bind the Partnership, subject to certain voting rights summarized below.

     No Limited Partner may be assessed for additional Capital Contributions at any time. Under the Delaware Act, a Limited Partner's Capital Contribution and his share of the Partnership's assets and undistributed Profits are subject to the risks of the Partnership's business, but the Limited Partner is not otherwise responsible for the Partnership's obligations. Notwithstanding the foregoing, the Delaware Act provides that a Limited Partner may be liable to the Partnership for the return of distributions for a period of three years from the date of the distributions when, after giving effect to the distributions, the liabilities of the Partnership (other than liabilities to Partners on account of their Partnership Interests and liabilities for which the recourse of creditors is limited to specified property of the Partnership) exceed the unencumbered fair value of the assets of the Partnership; however, this is only true if a Limited Partner knew at the time of the distribution that the distribution was made in violation of Delaware law. If the laws of one or more jurisdictions other than Delaware are determined to control their liabilities, Limited
Partners   could  have  more   extensive   liability  for  the  return  of  such
distributions.



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


Liability of General Partner; Indemnification

     The General Partner will be liable for all general obligations of the Partnership to the extent not paid by the Partnership. However, Affiliates of the General Partner will not be liable for any such obligations.

     The General Partner and its Affiliates are entitled to indemnification from the Partnership in connection with good-faith actions taken by the General Partner or its Affiliates that do not constitute negligence or misconduct. See "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER" and the detailed indemnification provisions of Section 5.8 of the Partnership Agreement.

Dissolution and Liquidation of the Partnership

     The Partnership will continue in full force and effect until December 31, 2009, unless dissolved earlier as a result of certain events. See Section 9.1 of the Partnership Agreement for a detailed description of these events.

     Upon dissolution of the Partnership, the Partnership's assets will be liquidated and Liquidation Proceeds will be applied to the payment of obligations of the Partnership to Partnership creditors, the expenses of liquidation and the establishment of any reserves for contingencies that the liquidating trustee considers necessary.

     The Sale or other disposition of all or substantially all the assets of the Partnership is an event of dissolution under the Partnership Agreement. If such sale or other disposition occurs in the ordinary course of the Partnership's business as described herein, the Limited Partners are not required to vote upon such sale or other disposition. Such sale is anticipated to occur after the Reinvestment Period and the Partnership is anticipated to be liquidated within eight to ten years after the Initial Closing. After paying all liabilities and expenses and providing for these reserves, the liquidating trustee will distribute any remaining Liquidation Proceeds to the Partners in proportion to their positive Capital Account balances (after all appropriate adjustments to Capital Accounts are made). See Section 9.3 of the Partnership Agreement for the detailed rules under which a determination of each Partner's final Capital Account balance will be made.

     Although, as a general matter the Partnership Agreement prohibits the sale of Equipment to the Sponsor or an Affiliate, the Partnership Agreement does permit the sale to the Sponsor, upon the Consent of a Majority Interest, of all of the Partnership's Equipment, at fair market value supported by an appraisal by an independent appraiser, in connection with the dissolution and liquidation of the Partnership where the proceeds of such sale are used to redeem or liquidate 100% of the outstanding Units together with accrued distributions to the date of such redemption or liquidation.

Withdrawal and Removal of General Partner

     The General Partner may not withdraw voluntarily from the Partnership without the Consent of a Majority Interest of the Class A Limited Partners. The General Partner is not permitted to sell, transfer or assign all or any portion of its interest in the Partnership. The transfer must meet the conditions set out in Section 6.2 of the Partnership Agreement and comply with the provisions of the Delaware Act with respect to admission of a successor or additional General Partner.

     In this regard, Section 6.2 of the Partnership Agreement provides that, unless otherwise prohibited by the Delaware Act at the time Consent is necessary, upon execution of the Partnership Agreement, each Class A Limited Partner consents to the admission of a successor or additional General Partner, provided that a Majority Interest already has consented to that admission.



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


     The Class A Limited Partners may, by vote of a Majority Interest, remove any General Partner from the Partnership and elect a replacement General Partner.

     Upon the Voluntary Withdrawal of the General Partner or the removal of the General Partner by the Class A Limited Partners (other than removal for cause), the Partnership will pay to the departing General Partner the fair market value of its General Partner Partnership Interest ("Fair Market Value"). Upon the Voluntary Withdrawal or the removal (other than a removal for cause) of the General Partner, the Class B Limited Partner will retain the Class B Interest on the same terms and conditions as if the General Partner had not withdrawn. See
Section 6.4 of the Partnership Agreement for repayment of General Partner short-term loans and advances in the event of removal by the Class A Limited Partners.

     Upon the  removal  for  cause of a General  Partner  by the Class A Limited
Partners, the Fair Market Value of the removed General Partner's Partnership Interest will be deemed to be zero. In this situation, the Class B Limited Partner will retain the Class B Interest on the same terms and conditions as if the removal of the General Partner had not occurred. The term "cause" means the commission of any act or failure to take any action that, as determined by a court of competent jurisdiction in a final judgment subject to no further appeals, constitutes gross negligence, willful misconduct or fraud and has a material adverse effect on the Partnership.

Amendments to the Partnership Agreement

     In addition to amendments adopted by a Majority Interest of the Class A Limited Partners (see "Voting Rights of Limited Partners" above), the Partnership Agreement may be amended by the General Partner, without the Consent of the Class A Limited Partners, in certain circumstances if the amendment is not adverse to the interests of the Class A Limited Partners. In addition, the power of attorney contained in the Partnership Agreement empowers the General Partner to amend the Partnership Agreement to admit additional, substitute or successor General or Limited Partners into the Partnership in accordance with the terms of the Partnership Agreement. See Section 13.2 of the Partnership Agreement.

Designation of Tax Matters Partner

     Pursuant to Code Section 6231 and the applicable Treas. Regs., the General Partner will be designated the initial "Tax Matters Partner" for purposes of federal income tax audits of Partnership income, gain, loss, deduction or credit. As Tax Matters Partner, the General Partner will also be responsible for filing, on behalf of the Partnership, all federal, state, local and foreign tax returns required by applicable law.

Applicable Law

     The Partnership Agreement will be governed, construed and enforced in accordance with the laws of the State of Delaware.

Power of Attorney

     Each Class A Limited Partner, by the execution of the Partnership Agreement by his attorney-in-fact, grants to the General Partner a power of attorney to enable the General Partner to execute, on the Class A Limited Partner's behalf, all instruments and documents necessary to carry out all of the purposes of the Partnership Agreement.



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--------------------------------------------------------------------------------

                                TRANSFER OF UNITS
--------------------------------------------------------------------------------

Restrictions on the Transfer of Units

     The Partnership Agreement substantially restricts the assignability and transferability of Units. Consequently, an investor must view an investment in the Partnership as a long-term, illiquid investment. Except for assignments by operation of law, a Class A Limited Partner may not assign all or any part of his Units unless the assignment is approved by the General Partner.

     There is no public or secondary market for the Units, and none is expected to develop. Moreover, Units may only be transferred if certain requirements are satisfied, and transferees may become Class A Limited Partners only with the Consent of the General Partner. Under Sections 7.3 and 7.5 of the Partnership Agreement, the assignment or other transfer of Units will be subject to compliance with the minimum investment and suitability standards imposed by the Partnership. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES."

     Under presently applicable state securities law ("Blue Sky") guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of Units must generally satisfy minimum investment and investor suitability standards similar to those that were applicable to the original Offering of Units and, following a transfer of less than all of his Units, each Class A Limited Partner must generally retain a sufficient number of Units to satisfy the minimum investment standards applicable to his initial purchase of Units. In the case of a transfer in which a member firm of the NASD is involved, that firm must be satisfied that a proposed transferee of Units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Section 34 to the NASD Rules of Fair Practice and must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

     So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership," the General Partner will not permit any interest in a Unit to be assigned on a "secondary public market (or the substantial equivalent thereof)" as defined under the Code and applicable Treas. Regs. (a "Secondary Market"). If the General Partner determines, in its sole discretion, that a proposed assignment was effected on a Secondary Market, the proposed assignment will be void, and the Partnership and the General Partner have the right to refuse to recognize any proposed assignment and to take any action deemed necessary or appropriate, in the General Partner's discretion, so that the assignment is not in fact recognized. See "FEDERAL INCOME TAX CONSEQUENCES--Classification of the Partnership--PTP Rules." By becoming Class A Limited Partners, the investors agree to provide all information that the General Partner deems necessary in order to determine whether a proposed transfer was effected on a Secondary Market.

     The transfer of a Unit requires that a substitute Class A Limited Partner be admitted to the Partnership in place of the transferor, and the General Partner may obtain an opinion of counsel (at its cost and expense) on certain matters related to the substitution. In addition, the Partnership may require further payments to the Partnership to cover the costs of the substitution, including the cost of the opinion. The Partnership also will require that a fee, set by the General Partner from time to time, be paid to cover in part the Partnership's cost of processing the assignment. The Assignee must make certain representations and warranties as set forth in the Partnership Agreement,


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


including the agreement of the Assignee to be bound by the provisions of the Partnership Agreement. The General Partner must otherwise consent to the substitution, and that consent may be withheld in the sole discretion of the General Partner. Any transferee will be admitted to the Partnership on the day they acquire Units for purposes of determining the interest of such Class A Limited Partners in Profits, Losses and other specifically allocated items hereunder and in distributions of Distributable Cash hereunder.

     The Partnership shall amend the Partnership Agreement at least once each calendar quarter to effect the substitution of substituted Class A Limited Partners, although the General Partner may elect to do so more frequently. In the case of assignments where the assignee does not become a substituted Class A Limited Partner, the Partnership shall recognize the assignment not later than the first day of the calendar month following receipt of notice of assignment and required documentation.

     The securities laws of some states impose additional restrictions on transfers of the Units, including application of certain investor suitability standards to prospective transferees or assignees. See "PLAN OF DISTRIBUTION."

Redemption of Units

     A Class A Limited Partner has a limited right to request that the Partnership redeem all or part of his Units. This limited redemption procedure is intended to provide a Class A Limited Partner some relief from the illiquidity of his Units in extraordinary circumstances. Except in cases of Personal Emergencies (including the death of a Class A Limited Partner), the right to request redemption does not arise until 36 months after the Closing Date. If the General Partner decides, in its sole discretion, to cause the Partnership to redeem the offered Units, the Partnership will pay to the requesting Class A Limited Partner an amount equal to the Class A Limited Partner's Unrecovered Capital Contribution, attributable to that Class A Limited Partner's redeemed Units as of the last day of the Quarter prior to the Quarter in which the redemption request was received.


--------------------------------------------------------------------------------

                       REPORTS TO CLASS A LIMITED PARTNERS
--------------------------------------------------------------------------------

     The General Partner will perform investor services for the Partnership, and will furnish the Class A Limited Partners with the information relating to the Partnership that is required to be set forth in the Class A Limited Partner's individual federal income tax return no later than March 15. Within 120 days after the end of each Year, the General Partner, on behalf of the Partnership, also will furnish each Person who was a Class A Limited Partner during the Year with an annual report. The annual report will contain financial statements of the Partnership (prepared in accordance with generally accepted accounting principles) reported upon by independent public accountants. The General Partner, on behalf of the Partnership, will also furnish Class A Limited Partners, within 60 days of the end of the first three Quarters of each Year, a quarterly report containing the same financial information required for the report on Form 10-Q to be filed by the Partnership with the Commission.




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--------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

General

     Subject to the conditions set forth in this Prospectus and in accordance with the terms and conditions of the Partnership Agreement and the Dealer-Manager Agreement between the Partnership and the Dealer-Manager, the Partnership will offer, through the Dealer-Manager, on a "best efforts" basis, the Maximum Offering of 500,000 Units, all of which are priced at $100.00 per Unit (except for certain Units that may be purchased by a single subscriber eligible for Volume Discounts or rebated Sales Commissions, as described below). The Selling Dealers and the Dealer-Manager will sell as many Units as they can, but there is no guarantee that any specified amount of money will be raised, except that no Units will be sold unless 12,000 Units are subscribed for. The Partnership may not commence business until it has received Offering proceeds of at least $1,000,000 in excess of the expenses incurred in connection with the registration, offer and public distribution of the Partnership which are required to be paid. The Minimum Offering is anticipated to provide the Partnership with this $1,200,000 minimum and allow it to commence business. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--Minimum Investment and Suitability Standards." The Dealer-Manager will receive an amount equal to 2.0% of the Gross Offering Proceeds on all sales of Units as a Dealer-Manager Fee.

     The General Partner, and the employees (and, at the option of the General Partner, the spouses and dependent children of employees) of CAI, its wholly owned subsidiaries and of the Selling Dealers (and, at the option of the General Partner, spouses and dependent children of such persons) may purchase Units for investment purposes on the same terms and conditions as other investors, except that, at the sole option of the General Partner, they may purchase Units net of Sales Commissions or may apply such Sales Commissions to purchase additional Units. No Units purchased by the General Partner or Affiliates may be included in determining whether the Partnership has met the Minimum Offering amount ($1,200,000).

     Units will be sold through the Selling Dealers. In the event of the sale of Units by a Selling Dealer, the Partnership will pay to the Selling Dealer, through the Dealer-Manager, a Sales Commission equal to 8.0% of the Gross Offering Proceeds from the sale of Units. Selling Dealers will be given the option to receive 6.0 percent of their full sales commission at closing and an additional 0.5 percent per year for five years rather than the full 8.0 percent sales commission at closing. In no case shall the full sales commission exceed
10.0 percent. These arrangements are set forth more fully in the Selling Dealer Agreement filed as an exhibit to the Registration Statement, of which this Prospectus is a part. The Dealer-Manager may reallow up to one-half of its Dealer-Manager Fee to certain Selling Dealers.

     The total marketing compensation to be paid to the Dealer-Manager, all participating Selling Dealers and all wholesalers in connection with the Offering of Units in the Partnership (regardless of source), including Sales Commissions and Dealer-Manager Fees, and wholesale commissions and salaries, expenses, seminars and sale incentives will not exceed a maximum of 10.0% of the Gross Offering Proceeds, except that the Partnership may pay the Due Diligence Reimbursements. Amounts paid or advanced for Sales Commissions and Due Diligence Reimbursements will be made only for bona fide sales or due diligence activities as referenced in Section 5(B)(iii) of Section 34 of the NASD Rules of Fair Practice. See "COMPENSATION AND FEES."

     The Dealer-Manager Agreement and the Selling Dealer Agreements contain provisions for the indemnification of the Dealer-Manager and the Selling Dealers by the Partnership with respect to certain liabilities, including liabilities under the Securities Act.

     The Dealer-Manager will provide a discount to the applicable purchaser of the Units an amount equal to 1.0% of the purchase price per Unit, a discount of $1.00 on $8.00 Sales Commission (a "Volume Discount"), for all purchases of $500,000 or more. The Volume Discount applies to an investor's entire purchase of Units, and the discount will be used to purchase additional Units. Such reductions reflect the savings of selling expenses expected by the Dealer-Manager to be achieved in the sale of the quantities of Units specified. Although due to such discounts, amounts discounted to subscribers may vary, the proceeds to the Partnership, net of Sales Commissions and Volume Discount, if any, will remain the same, and the investor's Capital Contribution will be credited with the full purchase price per Unit in the same manner as all other Class A Limited Partners.

     For purposes of computing the Volume Discount, subscriptions for Units may be aggregated if: (i) the legal and beneficial ownership of Units to be purchased is identical to the legal and beneficial ownership of all other Units to be aggregated; (ii) all such Units are purchased through the same Selling Dealer; and (iii) the request to combine more than one subscription for Units is made at the time of the subsequent subscription. Any request for aggregating subscriptions will be subject to verification by the Dealer-Manager, whose determination will be final.

     The Class A Limited Partners may elect to have their cash distributions from the Partnership reinvested in Units during the Offering period. During such Offering period, periodic Supplements containing updated financial and other information about the Partnership will be provided to those Class A Limited Partners who elect to have their cash distributions reinvested in Units. The Partnership may issue partial Units if an investment is not made in multiples of $100.00.

     Continued offering beyond one year from each state's original effective date is subject to approval by the applicable state securities authorities of most states.

Escrow Arrangements

     Commencing on the effective date of this Prospectus, and until subscriptions for 12,000 Units have been accepted by the General Partner, all funds received by the Dealer-Manager from subscriptions for Units will be placed in an escrow account, at the Partnership's expense, with the Escrow Agent. The escrow account will be interest-bearing. Prior to the Closing, the escrowed funds may only be invested in bank accounts, including savings accounts and bank money market accounts, short-term certificates of deposit issued by a bank having a net worth of at least $10,000,000 or short-term securities issued or guaranteed by the United States government.

     The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's subscription funds. As soon as possible after the receipt and acceptance by the General Partner of subscriptions for the Minimum Offering of 12,000 Units, the Partnership will admit as Class A Limited Partners all subscribers whose subscriptions have been received and accepted by the Partnership, and the funds representing their subscriptions will be released from the escrow account to the Partnership.

     Interest earned, if any, on subscription funds of subscribers who are admitted to the Partnership will be remitted to the subscribers by the General Partner as soon as practical after their admission. Interest, if any, will be calculated with the subscription proceeds weighted to reflect the length of time each subscriber's funds were held in escrow, prior to their admission. In addition, the General Partner will pay to each subscriber who is admitted to the Partnership at the Closing an amount equal to the difference between an interest rate of 10.5% per annum on such subscriber's subscription payment and the amount that is earned on such subscriber's subscription payment while it is held in the escrow account. After the Closing, subscribers' funds will not be held in escrow and, accordingly, no such amounts will be paid to subscribers.

     If the Minimum Offering of 12,000 Units has not been subscribed for by the Termination Date, then the Partnership will cancel all existing subscriptions and all subscription funds will be released from escrow and returned promptly to each subscriber, together with all interest earned on those funds (with the subscription proceeds weighted to reflect the length of time each subscriber's funds were held in escrow). At that time, the Partnership will be terminated and no further attempt will be made to solicit additional subscriptions.

     In addition, any Net Offering Proceeds from the sales of Units in the Partnership (other than Reserves) that have not been invested or committed to investment in Equipment within 24 months after the date of this Prospectus (in the case of funds received by the Partnership within twelve months after the date of this Prospectus) or within twelve months after the Termination Date (in the case of funds received by the Partnership after twelve months after the date of this Prospectus) will be returned, without interest, to the Class A Limited Partners in proportion to their respective Capital Contributions. Any such returned Net Offering Proceeds will include, in addition, a return of a proportionate share of the O&O Expenses Reimbursement, Dealer-Manager Fees and any Sales Commissions paid to the General Partner or its Affiliates.

     The General Partner and its Affiliates, including the Dealer-Manager, will have the right, but not the obligation, to subscribe for and purchase up to 5.0% of the offered Units, subject to the same terms and conditions contained in this Prospectus, for their own accounts; none of these Units will be counted toward ascertaining whether the Minimum Offering of 12,000 Units has been subscribed for. All Units purchased by the General Partner or its Affiliates will be purchased solely for investment purposes and not with a present view toward resale or distribution.

     Until subscriptions for the Minimum Offering of 12,000 Units are received by the Partnership and the Closing is held, all subscription payments should be made payable to "Capital Preferred Yield Fund - IV, L.P., Escrow Account." The proceeds of Unit sales prior to the Closing will be deposited in an escrow account with the Escrow Agent. These investors will become Limited Partners simultaneously with the release from impound under the Escrow Agreement on the date of the Closing. After the Closing, all subscription checks should be made payable to "Capital Preferred Yield Fund - V, L.P." After the Closing, subscription checks will be delivered to the Partnership by the Dealer-Manager or Selling Dealers on a daily basis and each investor will become a Class A Limited Partner as of the date on which his subscription is accepted by the General Partner, subject to his subscription check "clearing" under the applicable banking regulations.

--------------------------------------------------------------------------------

            INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                             SUBSCRIPTION PROCEDURES
--------------------------------------------------------------------------------

Individual Investment Suitability Considerations

     Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the Units and none is expected to develop. Accordingly, only Persons who want to receive regular cash distributions over the term of the Partnership, are able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase Units. Investors subscribing for Units should carefully consider the risk factors and other special considerations (including the lack of a market for Units and the resulting long-term nature of an investment in Units) described under "RISK FACTORS" and "TRANSFER OF UNITS." An investment in Units is not appropriate for investors who must rely on cash distributions with respect to their Units as a primary or essential source of income to meet their necessary living expenses.

     The Units are subject to substantial transfer restrictions and may be transferred only in compliance with applicable federal and state securities laws and regulations, and only after the transferor and transferee submit a duly executed transfer application in form and content acceptable to the General Partner. Generally speaking, an investor may only sell Units to a Person who meets the suitability standards established by the Partnership and any more stringent suitability standards established by the state of the proposed transferee's residence or domicile. Other transfers (such as by gift) may also be subject to the same suitability standards and minimum investment standards as for an initial purchase of Units. The Partnership will require certain assurances that these standards are met. Moreover, the General Partner has the right to impose significant restrictions on the transfer of Units under certain circumstances. See "TRANSFER OF UNITS" for a more detailed description of the conditions that must be satisfied in order to transfer Units.

State Requirements Concerning Investor Suitability and Minimum Investment

     Units will only be sold to an investor who makes a minimum purchase of 25 Units ($2,500) except for sales to an IRA or Qualified Plan, for which the minimum purchase (except for residents of the states of Iowa and Minnesota) is 10 Units ($1,000). In addition, Units will be sold only to Persons who: (i) either have (a) an annual gross income of at least $45,000, plus a net worth of at least $45,000, or (b) a net worth of at least $150,000; or (ii) satisfy the suitability standards applicable in the state of their residence or domicile, if those standards are more stringent. All computations of net worth exclude the value of the investor's home, home furnishings and personal property and motor vehicles or automobiles. In the case of sales to IRAs or Qualified Plans, the foregoing standards must be met by the beneficiary, by the IRA or Qualified Plan, or by the person who directly or indirectly supplies the funds to purchase the Units if said person is the IRA or Qualified Plan administrator.

     The foregoing standards represent minimum requirements, and a Person's satisfaction of these standards does not mean that an investment in the Partnership would be suitable for that Person. A prospective investor should consult his personal tax and financial advisors to determine whether an investment in the Partnership would be appropriate for him in light of his particular tax and investment situation.

     An investor need not manually execute a Subscription Agreement in order to purchase Units unless: (i) the Units are purchased in a discretionary account; or (ii) the investor resides in one of the states listed in the Subscription Documents. In either instance, the Selling Dealer will require such investors to personally execute a Subscription Agreement. Corporations, partnerships, trusts, IRAs and Qualified Plans subscribing for Units may be subject to additional subscription requirements. Selling Dealers are prohibited by the Rules of Fair Practice of the NASD from executing any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

     An investment in the Partnership will not, in and of itself, create an IRA or Qualified Plan and, in order to create an IRA or Qualified Plan, an investor must himself comply with all applicable provisions of the Code and ERISA. IRAs or Qualified Plans, and other tax-exempt organizations, when making a decision whether to invest in the Partnership, should consider the following: (i) substantially all income or gain realized by such entity will be "unrelated business taxable income" and subject to the unrelated business tax; (ii) Partnership Equipment might be considered "plan assets" with respect to Class A Limited Partners that are beneficiaries of Qualified Plans for purposes of ERISA and the excise taxes imposed by Section 4975 of the Code; and (iii) such entities, because they are exempt from federal income taxation, will be unable to take full advantage of the tax benefits, if any, generated by the Partnership. See "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES--Investment by Qualified Plans or IRAs" and "INVESTMENT BY QUALIFIED PLANS."

     A "Fiduciary" or "Investment Manager" (as these terms are defined in Sections 3(21) and 3(28) of ERISA, respectively) of a Qualified Plan, or a fiduciary of another tax-exempt organization, should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether an investment in the Partnership is appropriate and economically advantageous for a Qualified Plan or other tax-exempt organization. See "RISK FACTORS," "INVESTMENT OBJECTIVES AND POLICIES," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

Minimum Investment and Suitability Standards

     The Selling Dealer Agreement between the Dealer-Manager and each Selling Dealer and the Dealer-Manager Agreement between the Partnership and the Dealer-Manager require that the broker-dealer selling Units in the Partnership make every reasonable effort to determine whether a purchase of Units is a suitable and appropriate investment for the investor based on the investor's overall investment objectives and investment portfolio structure and based on information provided by the purchaser to the broker-dealer regarding his financial situation and investment objectives and, if so and upon receipt of a subscription for Units, the broker-dealer must promptly transmit to the General Partner all subscription payments and duly-executed Subscription Agreements received by it. Each broker-dealer selling Units shall maintain records of the information used to determine that an investment in Units is suitable and appropriate for each investor. Each broker-dealer selling Units shall maintain these records for at least six years.

     In making this determination, the broker-dealer shall ascertain that the prospective investor:

               a. meets the minimum income and net worth standards established for the Partnership;

               b. can reasonably benefit from the Partnership based on the prospective investor's overall investment objectives and portfolio structure;

               c. is able to bear the economic risk of the investment based on the prospective investor's overall financial situation; and

               d.   has apparent understanding of:

                    (1)  the fundamental risks of the investment;

                    (2)  the  risk  that  the   investor  may  lose  the  entire
                         investment;

                    (3)  the lack of liquidity of the Units;

                    (4)  the restrictions on transferability of the Units;

                    (5) the background and qualifications of the Sponsor or the Persons responsible for directing and managing the Partnership; and

                    (6)  the tax consequences of the investment.

     The Sponsor or any broker-dealer selling the Units on behalf of the Sponsor or the Partnership may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. The Sponsor or the broker-dealer shall send each investor a confirmation of his or her purchase.

     Units will only be sold to investors who represent that they meet the suitability standards set forth in this Section and in the Subscription Agreement, attached as Exhibit C to this Prospectus or, if applicable, the higher standards set forth in the following table. Investors seeking to transfer Units subsequent to their initial investment may be subject to the securities laws of the state in which the transfers are deemed to take place, which laws are subject to change. The Subscription Agreement or a Transferee Agreement with equivalent transferee representations is required to be executed by each Person acquiring Units to evidence his compliance with these standards and the requirements of applicable laws.

     All net worth figures in the following table are exclusive of the investor's home, home furnishings and personal property and motor vehicles and automobiles.

     In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

                                                                                                  Subscription
                          Minimum Investment             Suitability Standards                     Agreement
                          ------------------      ---------------------------------              -------------
                             (In Units)

                                    IRAs and                         Annual
                                   Qualified       Net               Gross                 Net      Signature
State                  Regular       Plans        Worth     plus     Income      or       Worth     Required
-----                  -------     ---------      -----     ----     ------      --       -----     ---------

Alabama                   25           10        $45,000           $45,000              $150,000        No
Alaska                    25           10         45,000            45,000               150,000        No
Arizona                   25           10         45,000            45,000               150,000        No
Arkansas                  25           10         45,000            45,000               150,000        No
California                25           10         45,000            45,000               150,000        No
Colorado                  25           10         45,000            45,000               150,000        No
Connecticut               25           10         45,000            45,000               150,000        No
Delaware                  25           10         45,000            45,000               150,000        No
Dist. of Columbia         25           10         45,000            45,000               150,000        No
Florida                   25           10         45,000            45,000               150,000        No
Georgia                   25           10         45,000            45,000               150,000        No
Hawaii                    25           10         45,000            45,000               150,000        No
Idaho                     25           10         45,000            45,000               150,000        No
Illinois                  25           10         45,000            45,000               150,000        No
Indiana                   25           10         45,000            45,000               150,000        No
Iowa                      25           25         45,000            45,000               150,000       Yes
Kansas                    25           10         45,000            45,000               150,000        No
Kentucky                  25           10         45,000            45,000               150,000        No
Louisiana                 25           10         45,000            45,000               150,000        No
Maine                     25           10         45,000            45,000               150,000       Yes
Maryland                  25           10         45,000            45,000               150,000        No
Massachusetts             25           10         60,000            60,000               225,000       Yes
Michigan*                 25           10         45,000            45,000               150,000       Yes
Minnesota                 25           20         45,000            45,000               150,000       Yes
Mississippi               25           10         45,000            45,000               150,000        No
Missouri                  25           10         60,000            60,000               225,000       Yes
Montana                   25           10         45,000            45,000               150,000        No
Nebraska                  50           10         45,000            45,000               150,000       Yes
Nevada                    25           10         45,000            45,000               150,000        No
New Hampshire             25           10         45,000            45,000               150,000       Yes
New Jersey                25           10         45,000            45,000               150,000       Yes


                                       98


                          Minimum Investment             Suitability Standards                     Agreement
                          ------------------      ---------------------------------              -------------
                             (In Units)

                                    IRAs and                         Annual
                                   Qualified       Net               Gross                 Net      Signature
State                  Regular       Plans        Worth     plus     Income      or       Worth     Required
-----                  -------     ---------      -----     ----     ------      --       -----     ---------

New Mexico                25           10         45,000            45,000               150,000       Yes
New York                  25           10         45,000            45,000               150,000        No
North Carolina            25           10         60,000            60,000**             225,000       Yes
North Carolina            25           10         60,000            60,000**             225,000       Yes
North Dakota              25           10         45,000            45,000               150,000        No
Ohio*                     25           10         45,000            45,000               150,000       Yes
Oklahoma                  25           10         45,000            45,000               150,000       Yes
Oregon                    25           10         45,000            45,000               150,000        No
Pennsylvania*             25           10         45,000            45,000               150,000        No
Rhode Island              25           10         45,000            45,000               150,000        No
South Carolina            25           10         45,000            45,000               150,000        No
South Dakota              25           10         45,000            45,000               150,000       Yes
Tennessee                 25           10         45,000            45,000               150,000       Yes
Texas                     25           10         45,000            45,000               150,000       Yes
Utah                      25           10         45,000            45,000               150,000        No
Vermont                   25           10         45,000            45,000               150,000        No
Virginia                  25           10         45,000            45,000               150,000        No
Washington                25           10         45,000            45,000               150,000       Yes
West Virginia             25           10         45,000            45,000               150,000        No
Wisconsin                 25           10         45,000            45,000               150,000        No
Wyoming                   25           10         45,000            45,000               150,000        No

--------------------

*    The investment in Units may not exceed 10.0% of the investor's net worth.
** In North Carolina, income requirements apply to taxable income, rather than gross income.

How To Subscribe

     An investor who meets the suitability standards described above may subscribe for Units. Except in cases where execution of a Subscription Agreement is required, as described in "State Requirements Concerning Investor Suitability and Minimum Investment" above, a subscriber need only provide his securities sales representative with a check for the applicable subscription payment, made payable as provided in the next paragraph, in order to subscribe for Units. The subscription check should be in an amount equal to $100.00 for each Unit for which he wishes to subscribe.

     Until subscriptions for the Minimum Offering of 12,000 Units are received by the Partnership and the Closing is held, all subscription payments should be made payable to "Capital Preferred Yield Fund - V, L.P., Escrow Account." The proceeds of Unit sales prior to the Closing will be deposited in an escrow account with the Escrow Agent. These investors will become Limited Partners simultaneously with the release from impound under the Escrow Agreement on the date of the Closing. After the Closing, all subscription checks should be made payable to "Capital Preferred Yield Fund - V, L.P." After the Closing, subscription checks will be delivered to the Partnership by the Dealer-Manager or Selling Dealers on a daily basis and each investor will become a Class A Limited Partner as of the date on which his subscription is accepted by the General Partner, subject to his subscription check "clearing" under the applicable banking regulations.

     Each subscription payment held in escrow will begin earning interest upon the earlier to occur of one business day after receipt and deposit of the funds. Interest earned will be allocated by the General Partner based on the length of time each subscriber's funds were held following the bank clearance period. Interest earned upon each subscriber's subscription payment will be promptly paid to the subscriber after the Closing.

     The General Partner will promptly review, and accept or reject (in its sole discretion), each subscription within 30 days of receipt. Investors whose subscriptions are accepted by the General Partner will receive prompt written confirmations of the acceptance from the General Partner or its agents. Any rejected subscriptions will be returned to subscribers immediately after the rejection.

     By signing a Subscription Agreement (or by paying for Units in a jurisdiction where a signature is not required), each investor will make all of the representations and warranties contained in the Subscription Agreement set forth in Exhibit C to this Prospectus and will be bound by all the terms of the Subscription Agreement and the Partnership Agreement.

     The Subscription Agreement contains additional representations, including representations to be made by IRAs and Qualified Plans and by agents and fiduciaries. In addition, all subscribers, by specifying whether they are U.S. citizens, U.S. resident aliens or residents of other countries, will make a representation as to whether they are or are not "United States persons" as defined in Code Section 7701(a)(30). The Partnership will require these representations to be made by each subscriber in order to assist NASD-registered securities sales representatives, Selling Dealers and the Dealer-Manager in determining whether an investment in Units is suitable for the subscriber. The General Partner will rely upon the accuracy and completeness of the subscriber's representations in complying with its obligations under applicable state and federal securities laws and may assert the representations as a defense against the subscriber or securities regulatory agencies. The General Partner has the right to reject a subscription from any subscriber who does not make the requisite representations or who is otherwise believed not to be a suitable investor for Units. In addition, each subscription is subject to acceptance and may be rejected by the General Partner in its sole discretion, in whole or in part and for any reason.

     The NASD's Rules of Fair Practice require that any member of, or person associated with, the Dealer-Manager or a Selling Dealer who sells or offers to sell Units must make every reasonable effort to assure that each potential subscriber is a suitable investor for a Partnership investment in light of the Person's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors and further requires each Selling Dealer and subscriber or offeree to make a determination of suitability. The Dealer-Manager and each Person selling Units cannot rely upon representations made by a subscriber in a Subscription Agreement alone in making a determination of the suitability of the investment for the subscriber.

     A sale of Units may not be completed by receiving payment for the Units from an investor until at least five business days after the date the investor receives a final Prospectus. The broker-dealer selling Units to an investor is obligated in the Selling Dealer Agreement to send a confirmation of each purchase by an investor to him or her.

--------------------------------------------------------------------------------

                                     EXPERTS
--------------------------------------------------------------------------------

     The balance sheets of Capital Preferred Yield Fund - V, L.P., as of October 15, 1997, CAI Equipment Leasing VI Corp., as of October 15, 1997, and Capital Associates, Inc., as of May 31, 1997, have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


--------------------------------------------------------------------------------

                                  LEGAL MATTERS
--------------------------------------------------------------------------------

     Certain legal matters have been passed upon for the Partnership and General Partner by Lyle B. Stewart, P.C., Denver, Colorado, and certain federal income tax matters have been passed upon for the Partnership and the General Partner by Ballard Spahr Andrews & Ingersoll, Denver, Colorado. See "CONFLICTS OF INTEREST--Lack of Separate Representation."


--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


     A registration statement under the Securities Act has been filed with the Commission, Washington, D.C. 20549, with respect to the securities offered in this Prospectus. This Prospectus contains certain information concerning the Partnership, but does not contain certain other information set forth in the Registration Statement and exhibits thereto. The omitted information may be obtained from the principal office of the Commission in Washington, D.C. upon payment of the fee prescribed by its rules and regulations, or may be examined there without charge.


--------------------------------------------------------------------------------

                                 SALES MATERIAL
--------------------------------------------------------------------------------


     In addition to and apart from this Prospectus, the Partnership may utilize certain sales material in the Offering. This material may include an investor sales promotion brochure, a question and answer sales booklet, a prepared speech for public seminars, a videotape and slide presentation for use at public seminars, an invitation to attend public seminars, prospecting letters, a mailing card, "tombstone" advertisements and radio and television advertisements. In certain jurisdictions these sales materials may not be available. Other than as described in this Prospectus, no other sales material has been authorized for use in connection with this Offering. This Offering is made only by means of this Prospectus. Although the information contained in the sales material does not conflict with any of the information contained in this Prospectus, the sales material does not purport to be complete and should not be considered as a part of this Prospectus or the registration statement of which this Prospectus is a part, as incorporated in this Prospectus or the registration statement by reference or as forming the basis of the Offering.

--------------------------------------------------------------------------------

                                    GLOSSARY
--------------------------------------------------------------------------------

     As used in this Prospectus, the following terms shall have the meanings set forth below.

          "Acquisition Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses relating to selection and acquisition of Equipment for the Partnership, whether or not acquired.

          "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment acquired by the Partnership, including without limitation the Origination Fee and the Evaluation Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

          "Adjusted Capital Contribution" means, as of the date of determination, a Partner's Capital Contribution, reduced to not less than zero by: (i) any return of Capital Contributions pursuant to Section 3.8; and (ii) cash distributions from Cash From Operations and Cash From Sales received by the Partnership during the period subsequent to the Termination Date and actually paid to Partners after the Termination Date in excess of the Preferred Return. A Partner's Adjusted Capital Contribution for the purpose of computing Payout shall not be reduced by any cash distributions made between the Closing Date and the Termination Date.

          "Affiliate" means, when used with reference to a specified Person: (i) any Person that directly or indirectly controls, is controlled by or is under common control with the specified Person; (ii) any Person that is an officer, director or trustee of or partner in, or serves in a similar capacity with respect to, the specified Person or with respect to which the specified Person serves in a similar capacity; and (iii) any Person that directly or indirectly is the beneficial owner of, or controls 10.0% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of, or controls 10.0% or more of any class of equity securities or in which the specified Person otherwise has a substantial beneficial interest.

          "Assignee"  means a  Person  to whom an  interest  in any  Partnership
Interest  has  been  assigned  in  a  manner  permitted  under  the  Partnership
Agreement.

          "CAI" means Capital Associates, Inc., the parent corporation of the General Partner and the Class B Limited Partner.

          "CAII" means Capital Associates International, Inc., a subsidiary of CAI.

          "Capital Account" means the capital account maintained for each Partner pursuant to Section 3.6 of the Partnership Agreement.

          "Capital Contribution" means the amount of investment in the Partnership whether in cash, cash equivalents or other property that a Partner contributes to the Partnership, minus any amounts returned pursuant to Section
3.8 of the  Partnership  Agreement.  In the case of  Units,  the  term  "Capital
Contribution" shall always mean $100.00 per Unit, minus any amounts returned pursuant to Section 3.8 of the Partnership Agreement.

          "Cash From Operations" means the cash funds provided from the Partnership's operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, amounts placed in Reserves (net of any amounts released from Reserves because the need for such Reserves has ceased), capital improvements, replacements, and liabilities (other than cash funds withdrawn from Reserves) including without limitation all fees, reimbursements and other expenses paid to the General Partner, its Affiliates or any other Person. "Cash From Operations" does not include Cash From Sales.

          "Cash From Sales" means the cash received by the Partnership as a result of a Sale or refinancing, reduced by: (i) all debts and liabilities of the Partnership required to be paid as a result of the Sale, whether or not then payable (including any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner) and (ii) any amounts set aside as Reserves to the extent deemed reasonable by the General Partner. If the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, the amount of such obligations shall not be included in Cash From Sales and all payments subsequently received in cash by the Partnership with respect to such note or other evidence of indebtedness shall be included in Cash From Sales only upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If the Partnership has the right to retain insurance proceeds in connection with the damage or loss of Equipment, such proceeds shall be treated as Cash From Sales.

          "Class A Limited Partners" means those Limited Partners designated as Class A Limited Partners from time to time on the books and records of the Partnership (in their capacities as Limited Partners).

          "Class B Interest" means the Partnership Interest received by the Class B Limited Partner in exchange for its Capital Contribution.

          "Class B Limited Partner(s)" means initially Capital Associates International, Inc. and any successor Class B Limited Partner(s) designated as such on the books and records of the Partnership.

          "Class B Subordinated Distributions" means cash distributions payable to the Class B Limited Partner(s) out of Distributable Cash in an annualized, subordinated amount equal to 10.5% of the Class B Limited Partner's Capital Contributions.

          "Closing" means the sale of Units in an amount equal to at least the Minimum Offering and the delivery of subscribed funds held in escrow by the Escrow Agent to the Partnership.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor law.

          "Commission" means the Securities and Exchange Commission.

          "Consent" means, as the context may require, the: (i) consent given by a vote at a meeting called and held in accordance with the provisions of Section
11.1 of the Partnership Agreement; (ii) prior written consent of a Person to do the act or thing for which the consent is solicited; or (iii) act of granting such consent.

          "Controlling Person" means any person, regardless of title, who: (i) performs executive or senior management functions for the General Partner or its Affiliates similar to those of executive management or senior management; (ii) is a director of the General Partner or its Affiliates; (iii) holds a 5.0% or more equity interest in the General Partner or its Affiliates; or (iv) has the power to direct or cause the direction of a General Partner or Affiliates through ownership of voting securities, by contract or otherwise.

          "Cost" means the reasonable, necessary and actual expenses incurred by the General Partner or its Affiliates, as determined in accordance with generally accepted accounting principles, in holding title to Equipment on a temporary or interim basis.

          "Dealer-Manager"  means  CAI  Securities  Corporation,   a  California
corporation, and any successor entity.

          "Dealer-Manager Agreement" means the Dealer-Manager Agreement among the Partnership, the General Partner and the Dealer-Manager.

          "Dealer-Manager Fee" means the fee payable to the Dealer-Manager by the Partnership pursuant to Section 5.4(a)(i)(B) of the Partnership Agreement.

          "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss.17-101, et seq., as amended and in effect from time to time, and any successor to such act.

          "Disability" means that an individual is unable to perform his or her duties as an employee at a then existing job by reason of illness, injury or incapacity for one hundred and twenty (120) consecutive days, or such individual's employer or disability insurer has determined that such individual is disabled for the purposes of applicable disability insurance, if any.

          "Distributable Cash" means Cash From Operations and Cash From Sales available to the Partnership during the Period for which distributions to Partners by the Partnership are to be made.

          "Due Diligence Reimbursement" means the bona fide due diligence fees and expenses payable by the Partnership to Selling Dealers, in an amount equal to the lesser of: (i) 0.5% of Gross Offering Proceeds; and (ii) the maximum amount allowable under the NASD Rules of Fair Practice.

          "Equipment" means any new, used or reconditioned equipment and related tangible property acquired by the Partnership and any equity interest of the Partnership therein, whether directly or indirectly through a nominee, joint venture or otherwise.

          "Equipment Purchase Price" means the price paid upon the purchase or Sale of a particular item of Equipment, including the amount of Acquisition Fees and all liens and mortgages on the Equipment, but excluding points and prepaid interest.

          "Equipment Sale Commission" means the brokerage fee paid for services rendered in connection with the purchase or Sale of Equipment which is reasonable, customary and competitive in light of the size, type and location of the Equipment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means Bank One, Colorado, N.A., a national banking association (or another banking institution named by the General Partner in the event Bank One, Colorado, N.A. is unable to serve as Escrow Agent).

          "Evaluation Fee" means the fee paid by the Partnership to the General Partner pursuant to Section 5.4(a)(iii)(B) of the Partnership Agreement.

          "Fees" means all amounts payable by the Partnership to the General Partner or its Affiliates in connection with the operations of the Partnership, including the Evaluation Fee, the Origination Fee, O&O Expenses Reimbursement, Sales Commissions and Management Fee.

          "First Cash Distributions" means cash distributions, payable to the Class A Limited Partners out of Distributable Cash in an annualized, cumulative preferred amount equal to 10.5% (based upon a year of 360 days with twelve months of 30 days each), of the Class A Limited Partners' Capital Contributions, provided, however, that the General Partner, in its sole discretion, may increase such percentage from time to time, but not decrease it below 10.5%.

          "Front-End Fees" means the fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phases, including without limitation Leasing Fees, Acquisition Expenses, Acquisition Fees and Organizational and Offering Expenses, including Sales Commissions, Dealer-Manager Fees, O&O Expenses Reimbursement, Due Diligence Reimbursement and any other similar fees, however designated (including fees paid with respect to Equipment purchased with Reinvested Proceeds). Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer or vendor of Equipment to any of its employees or contractors unless such Persons are Affiliates of the Sponsor.

          "Full Payout Lease" means a Lease under which the non-cancelable rental payments due during the initial term of the Lease are sufficient to permit the Partnership to recover the Equipment Purchase Price of the Equipment leased thereby.

          "General Partner" means CAI Equipment Leasing V Corp. and any additional or successor general partner admitted to the Partnership pursuant to Article Six of the Partnership Agreement.

          "Gross Offering Proceeds" means the aggregate Capital Contributions of all Class A Limited Partners admitted to the Partnership.

          "Gross Rentals" means the gross dollar amount received by the Partnership as rental payments for the use of any Equipment subject to a Lease.

          "Initial Lease" means the first Lease to which an item of Equipment is subject immediately following the acquisition of such Equipment by the Partnership, including Equipment purchased with Net Offering Proceeds as well as Reinvested Proceeds. The term "Initial Lease" includes the Lease to which an item of Equipment is subject on the date the Partnership acquires such item of Equipment.

          "Investment in Equipment" means the amount of Gross Offering Proceeds actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired by the Partnership, including the purchase of Equipment, Reserves allocable thereto (except that Reserves in excess of 3.0% shall not be included) and other cash payments such as interest and taxes but excluding Front-End Fees.

          "IRA" means an Individual Retirement Account.

          "IRS" means the Internal Revenue Service.

          "Lease" means a Full Payout Lease or an Operating Lease, and includes all Initial Leases and Subsequent Leases, as well as an executed binding lease agreement pursuant to which either the Partnership or the General Partner or any of its Affiliates is the lessor, regardless of whether the lease term has commenced as of the subject date or is to commence in the future, which agreement is assignable by the General Partner or such Affiliate to the Partnership, provided, however, that such agreement shall be held by the General Partner or Affiliate on a temporary or interim basis, generally not longer than six months after the acquisition of the Equipment subject to the agreement by the General Partner or Affiliate.

          "Leasing Fee" means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

          "Lessee" means the lessee under a Lease.

          "LIF" means Leastec Income Fund V, a California Limited Partnership, an Affiliate of the Partnership.

          "Limited Partner" means any Class A Limited Partner or the Class B Limited Partner.

          "Liquidation Proceeds" means all cash (from whatever source) available for distribution to the Partners upon liquidation of the Partnership.

          "Majority Interest" means the holders of more than 50.0% of the aggregate outstanding Units; provided, however, that, in the case of any matter to be voted on in which the General Partner or its Affiliates has an interest, the Units held by the General Partner and its Affiliates shall not be treated as outstanding for this purpose.

          "Management of Equipment" means providing the personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Partnership Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of the Partnership Equipment pursuant to
Section 5.2 of the Partnership Agreement.

          "Management Fee" means the fee payable to the General Partner pursuant to Section 5.4(a)(iv) of the Partnership Agreement.

          "Maximum Offering" means the sale of 500,000 Units by the Partnership.

          "Minimum Offering" means the sale of 12,000 Units by the Partnership.

          "NASAA Guideline(s)" means the Statement of Policy Regarding Equipment Programs adopted on November 20, 1986, effective January 1, 1987, as amended on April 22, 1988 and October 24, 1991 by the North American Securities Administrators Association, Inc.

          "Net Disposition Proceeds" means the proceeds realized by the Partnership from sale, refinancing or other disposition of Partnership equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment, less all Partnership liabilities.

          "Net Offering Proceeds" means the Gross Offering Proceeds minus Sales Commissions, Dealer-Manager Fee, O&O Expenses Reimbursement and initial Reserves in the amount of 1.0% of Gross Offering Proceeds.

          "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciation cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

          "170% Recovery" means the time at which the cumulative amount of Distributable Cash distributed to the Limited Partners (as a class) (taking into account all prior and concurrent distributions of Distributable Cash to the Limited Partners (as a class) under Section 4.1(a)(i) and (ii) of the Partnership Agreement) equals 170.0% of the Capital Contributions of the Limited Partners (as a class).

          "O&O Expenses Reimbursement" means a non-accountable payment by the Partnership to the General Partner pursuant to Section 5.4(a)(ii) of the Partnership Agreement.

          "Offering"   means  the  offering  of  Units   contemplated   by  this
Prospectus.

          "Operating Lease" means a Lease under which the non-cancelable rental payments due during the initial term of the Lease are not sufficient to permit the Partnership to recover the Equipment Purchase Price of the Equipment leased thereby.

          "Organizational and Offering Expenses" means expenses incurred in connection with preparing the Partnership for registration and subsequently offering and distributing it to the public, including sales commissions paid to broker-dealers in connection with the distribution of Units and all advertising expenses except advertising expenses related to the leasing of the Partnership's Equipment.

          "Origination Fee" means the fee paid by the Partnership to the General Partner pursuant to Section 5.4(a)(iii)(A) of the Partnership Agreement.

          "Partner" means a General Partner or a Limited Partner.

          "Partnership" means Capital Preferred Yield Fund - IV, L.P., a Delaware limited partnership.

          "Partnership Agreement" means the Agreement of Limited Partnership pursuant to which the Partnership was formed, as it may be amended, supplemented or restated from time to time.

          "Partnership Interest" means the interest of a Partner in the Partnership, whether held by such Partner or an immediate or subsequent Assignee thereof, including without limitation such Partner's right to: (i) receive a distributive share of the Profits or Losses and distributions of cash and/or other Partnership property; (ii) receive a distributive share of the Partnership's assets; and (iii) if a General Partner, participate in the management of the business and affairs of the Partnership.

          "Payout" means the time(s) when the aggregate amount of distributions actually paid to the Limited Partners (as a class) from Distributable Cash and Liquidation Proceeds, if any, during the period subsequent to the Termination Date (taking into account all prior and concurrent distributions of Distributable Cash to the Limited Partners (as a class) under Section 4.1(a)(i) and (ii) of the Partnership Agreement received from the Partnership during the period subsequent to the Termination Date and excluding allocations for bookkeeping purposes not actually paid) equals the amount of the Limited Partners' aggregate Capital Contributions plus their Preferred Return as of the date of determination.

          "Period" means a time period less than or equal to a Quarter.

          "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other legal entity.

          "Personal Emergency" means a situation in which a Class A Limited Partner or his or her spouse or child dies, or is confined to a hospital for a period of 90 or more consecutive days, or to a nursing home or other long-term care facility for a period of 30 or more consecutive days, is divorced or suffers a Disability.

          "Preferred Return" means a 10.0% annual, cumulative return, compounded daily (from whatever sources), on the Limited Partners' Adjusted Capital Contributions, calculated from the Termination Date.

          "Profits" or "Losses" means profits or losses, as the case may be, of the Partnership as determined for federal income tax purposes, and items of income, gain, loss, deduction or credit entering into the computation thereof; provided that if, in keeping with the provisions of Treas. Reg. ss.1.704-1(b) and Temp. Reg. ss.1.704-1T(b)(4)(iv), any asset of the Partnership is accounted for on the Partnership books and in the Capital Accounts of the Partners at an amount other than its adjusted basis for tax purposes, then, for purposes of accounting for such items on the Partnership books and in the Capital Accounts of the Partners, items of income, gain, loss, deduction or credit shall be calculated based upon the carrying value of the asset on the Partnership books; and provided further that, in determining Profits or Losses for any Year, any items of income, gain, loss or deduction specially allocated under any of the provisions of Sections 4.4 and 4.6 of the Partnership Agreement for such Year shall not be taken into account.

          "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

          "Prospectus" means the prospectus on file with the Commission at the time the registration statement on Form S-1 (File No. 33-80849) becomes effective (including alternative versions of the prospectus prepared for and disseminated in different jurisdictions in order to accommodate state securities considerations). If the prospectus filed on behalf of the Partnership pursuant to Rule 424 of the rules and regulations of the Commission under the Securities Act differs from the prospectus on file at the time the registration statement becomes effective, or if the prospectus is thereafter amended or supplemented pursuant to such Rule 424, the term "Prospectus" shall refer to the Prospectus filed pursuant to such Rule 424 from and after the date on which it shall have been so filed or mailed to the Commission for filing.

          "Qualified Plan" means any qualified pension, profit-sharing or stock bonus plan.

          "Quarter" means the three-calendar-month period commencing on the first day of each Year (or such shorter period ending on the last day of the Year), and each additional three-calendar-month period included within each Year (or such shorter period ending on the last day of a Year).

          "Reimbursable Organizational and Offering Expenses" means those expenses incurred in connection with or related to the formation and qualification of the Partnership or a nominee thereof, the registration and qualification of the Units under applicable federal and state laws and the marketing, distribution, sale and processing of the Units, including without limitation the following: (i) legal fees and disbursements and accounting costs for the Partnership, the General Partner and the Dealer-Manager, printing costs and the costs of delivering, mailing or shipping Prospectuses (including any amendments or supplements thereto) and related sales material; (ii) the costs of preparing, printing, filing and delivering a registration statement with respect to the Units (including any amendments or supplements thereto), a "Blue Sky Survey" and all underwriting and sales agreements; (iii) the cost of filing and recording such certificates or other documents as are necessary to comply with the laws of the State of Delaware for the formation of a limited partnership and thereafter for the continued good standing of a limited partnership; (iv) the cost of any escrow arrangements, including any compensation to the Escrow Agent; and (v) filing fees payable to the Commission, to state securities commissions and to the NASD, but excluding Front-End Fees.

          "Reinvested Proceeds" means any Distributable Cash remaining after First Cash Distributions and Class B Subordinated Distributions and required distributions to the General Partner, pursuant to Section 4.1 of the Partnership Agreement, and used to purchase Equipment during the Reinvestment Period.

          "Reinvestment Period" means the period from the Closing Date until the end of the Quarter during which the date that is seven years (unless extended for an additional one to four fiscal quarters by the General Partner) from the Closing Date, occurs.

          "Reserves" means amounts allocated to reserves maintained for working capital of the Partnership and contingencies, as provided in Section 5.2(d) of the Partnership Agreement.

          "Residual Value" means the net amount realized upon the Sale of Equipment.

          "Sale" means the sale, exchange, involuntary conversion, casualty (other than a casualty followed by refurbishing or replacement), condemnation or other disposition of assets by the Partnership.

          "Sales   Commission"   means  the  fee  payable  to  the  unaffiliated
broker-dealers selling the Units by the Partnership pursuant to Section 5.4(a)(i)(A) of the Partnership Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Selling Dealer Agreement" means the Selling Dealer agreement, the form of which is included as Exhibit 1(b) to the registration statement on Form S-1 (No. 33-80849) for this Offering.

          "Selling Dealers" means broker-dealers selling the Units.

          "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any Person who shall manage or participate in the management of the Partnership, and any Affiliate of any such Person. Sponsor does not include a Person whose only relation with the Partnership is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and broker-dealers whose only compensation is for professional services rendered in connection with the offering of Partnership interests.

          "Subscription Agreement" means the Subscription Agreement included as Exhibit C to this Prospectus.

          "Subsequent   Lease"  means  any  Lease  that   commences   after  the
termination, or constitutes an extension, renewal or re-lease, of an Initial Lease.

          "Tax Counsel" means Ballard Spahr Andrews & Ingersoll, or other recognized tax counsel engaged by the General Partner.

          "Tax Distributions" means amounts distributed to the Partners to provide Partners with amounts to pay federal income taxes (assuming such Partners are taxed in the 31.0% bracket) with respect to gains from Sales, but only to the extent that such taxes exceed the amounts distributed pursuant to Sections 4.1(a)(i)(A) and (B) of the Partnership Agreement.

          "Tax Matters Partner" means the Partner designated pursuant to Section
10.5 of the Partnership Agreement.

          "Temp. Reg." means temporary regulations issued by the U.S. Treasury Department pursuant to the Code, including any subsequent amendments thereto, or any regulations subsequently issued in lieu thereof.

          "Termination Date" means the earliest of: (i) the date on which the Maximum Offering has been sold; (ii) the date twelve months from the date of this Prospectus if the Minimum Offering has not been sold; (iii) the date 24 months from the date of this Prospectus; and (iv) the date of the termination of the Offering by the General Partner.

          "Treas. Reg." means final regulations issued by the U.S. Treasury Department pursuant to the Code, including any subsequent amendments thereto, or any regulations subsequently issued in lieu thereof.

          "Triple Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and under which the non-cancelable rental payments pursuant to such Lease are net to the Partnership.

          "Unit" means a unit of limited partnership interest in the Partnership held by a Class A Limited Partner, representing an initial Capital Contribution of $100.00. The Partnership may issue partial Units if an investment is not made in multiples of $100.00.

          "Unrecovered Capital Contribution" means, with respect to a Unit, the excess of (i) the Capital Contribution allocable to the Unit over (ii) the distributions from any source paid by the Partnership with respect to such Unit.

          "Upgrade" means Equipment that is designed to be added or connected to existing Equipment in order to enhance the function and performance of such Equipment.

          "Volume Discount" means the volume discounts described and defined under "PLAN OF DISTRIBUTION - General."

          "Voluntary Withdrawal" means the withdrawal of the General Partner pursuant to subsections (1), (6), (7), (8), (9) or (10) of Section 17-402 of the Delaware Act.

          "Withdrawal" means those events of withdrawal provided for by Section 17-402 of the Delaware Act, except for subsections (4) and (5) of Section 17-402 of the Delaware Act.

          "Year" means the Partnership's annual accounting period for financial accounting and federal income tax purposes, which ends on December 31.

                              FINANCIAL STATEMENTS



                                                                          Page
                                                                          ----
CAI Equipment Leasing VI Corp.
    Report of Independent Accountants                                     F - 2
    Balance Sheet as of October 15, 1997
             and notes to Balance Sheet                                   F - 3

Capital Preferred Yield Fund-V, L.P.
    Report of Independent Accountants                                     F - 6
    Balance Sheet as of October 15, 1997
             and notes to Balance Sheet                                   F - 7

Capital Associates, Inc.
    Report of Independent Accountants                                     F - 9
    Consolidated Balance Sheet as of May 31, 1997
             and notes to Balance Sheet                                   F - 10
    Unaudited Consolidated Balance Sheet as of August 31, 1997
             and notes to Balance Sheet                                   F - 25

                          Independent Auditors' Report







The Board of Directors
CAI Equipment Leasing VI Corp.:

We have audited the accompanying balance sheet of CAI Equipment Leasing VI Corp. (a wholly owned subsidiary of Capital Associates, Inc.) as of October 15, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CAI Equipment Leasing VI Corp. as of October 15, 1997, in conformity with generally accepted accounting principles.



                                                       /s/KPMG Peat Marwick LLP
                                                       -------------------------
                                                       KPMG Peat Marwick LLP


Denver, Colorado
October 15, 1997


CAI EQUIPMENT LEASING VI CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

Balance Sheet

October 15, 1997
---------------------------------------------------------------------------------------------


Assets

Cash ..........................................................................   $       900
Investment in Capital Preferred Yield Fund-V, L.P. ............................           100
                                                                                  -----------

     Total assets .............................................................   $     1,000
                                                                                  ===========

Commitments and contingencies (note 1)

Stockholder's equity:
     Common stock $.01 par value, authorized
       issued and outstanding, 1,000 shares ...................................            10
     Additional paid-in capital ...............................................     1,000,990
     Less demand note receivable from Capital Associates, Inc. (note 3) .......    (1,000,000)
                                                                                  -----------

     Total stockholder's equity ...............................................         1,000

     Total liabilities and stockholder's equity ...............................   $     1,000
                                                                                  ===========






See accompanying notes to balance sheet.

CAI EQUIPMENT LEASING VI CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

Notes to Balance Sheet

October 15, 1997
--------------------------------------------------------------------------------


(1)  Organization and Purpose

     CAI Equipment Leasing VI Corp. (the "Company"), a wholly-owned subsidiary of Capital Associates, Inc. ("CAI"), was incorporated in the State of Colorado on September 30, 1997 for the purpose of acting as general partner of Capital Preferred Yield Fund-V, L.P., a Delaware Limited Partnership (the "Partnership"). The primary activity of the Partnership is to acquire equipment on lease to third parties. The fiscal year end of the Company is May 31. The principal market for the Company's activities is in North America.

     As general partner, the Company is primarily responsible for the acquisition, leasing and remarketing of the Partnership's equipment. The Company also provides day-to-day management, accounting, investor relations and other administrative services to the Partnership. The Company has agreed to pay all of the Partnership's organization and offering expenses. The Company is reimbursed by the Partnership for Partnership organization and offering expenses in an amount equal to 4% of gross offering proceeds, which may be more or less than the expenses incurred by the Company.

     Capital Associates International, Inc. ("CAII"), a wholly-owned subsidiary of CAI, is committed to contribute cash to the Partnership equal to 1% of gross offering proceeds from the sale of Class A limited partnership interest in exchange for a Class B limited partnership interest.

     Neither the Company nor the Partnership has had any operations to date.

     The Company will receive computer system support and usage, financial management services and other corporate administrative services from CAII and its affiliates at no cost.

     The Company has guaranteed the repayment of certain indebtedness of CAII under the terms of a Continuing Guaranty, Security and Subordination Agreement (the "Agreement"). The amount of the guarantee will not exceed the net worth of the Company, after deducting the note receivable from CAI (the "Note") (as discussed in Note 3). The Agreement grants the counterparty a security interest in all of the existing and future assets of the Company other than the Note to secure repayment of the indebtedness.


(2)  Significant Accounting Policies

     Investment in Capital Preferred Yield Fund-V, L.P.

CAI EQUIPMENT LEASING VI CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

Notes to Balance Sheet (continued)

October 15, 1997
--------------------------------------------------------------------------------



(2)  Significant Accounting Policies, continued

     The Company's investment in the Partnership is accounted for using the equity method. Income related to the Company's Partnership investment is recorded when earned. Cash distributions received from the Partnership reduce the Company's investment in the Partnership. Income related to management and equipment acquisition services is recorded when earned.


(3)  Demand Note Receivable

     The demand note receivable ("Note") is due, on demand, from CAI and is non-interest bearing. The Note represents a portion of the initial capital contribution to the Company by CAI and will be classified as a reduction of stockholder's equity until paid. In addition, CAI has agreed to contribute such additional amount or amounts necessary, if any, to maintain the net worth of the Company and its partnership status for Federal income tax purposes.

     CAI presently funds its operations using its recourse credit facility. CAI will be required to be in compliance with the terms of such facility in order to pay the balance of the Note.

                          Independent Auditors' Report



The Partners
Capital Preferred Yield Fund-V, L.P.:

We have audited the accompanying balance sheet of Capital Preferred Yield Fund-V, L.P. as of October 15, 1997. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Capital Preferred Yield Fund-V, L.P. as of October 15, 1997, in conformity with generally accepted accounting principles.



                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                       KPMG Peat Marwick LLP


Denver, Colorado
October 15, 1997



                      CAPITAL PREFERRED YIELD FUND V, L.P.

                                  BALANCE SHEET

                                October 15, 1997

                                      ASSET

Cash ..............................................................         $120
                                                                            ====


                                PARTNERS' CAPITAL

Partners' capital:
         General partner ..........................................         $100
         Limited partner ..........................................           20
                                                                            ----

                                                                            $120
                                                                            ====








See accompanying notes to balance sheet.

                      CAPITAL PREFERRED YIELD FUND-V, L.P.

                             NOTES TO BALANCE SHEET


NOTE 1.           ORGANIZATION AND OPERATIONS:

         Capital preferred Yield Fund-V, L.P. (the "Partnership") was organized on September 30, 1997 as a limited partnership under the laws of the State of Delaware pursuant to an agreement of Limited Partnership (the "Agreement"). The Partnership was formed for the purpose of acquiring certain types of equipment on lease to third parties. The Partnership will continue until September 30, 2009 unless sooner terminated in accordance with the terms of the Agreement. The Partnership has had no operations to date other than activities relating to its formation. The Partnership has adopted a December 31 year end.

         The general partner of the Partnership is CAI Equipment Leasing VI Corp., a wholly-owned subsidiary of Capital Associates, Inc. ("CAI"). Capital Associates International, Inc., a wholly-owned subsidiary of CAI, has committed to contribute cash to the Partnership equal to 1% of gross offering proceeds in exchange for a subordinated Class B limited partnership interest.

         The general partner has authorized the issuance of up to $50,000,000 of Class A limited partnership units to be issued at $100 per unit.

         The general partner has agreed to pay all of the Partnership's organization and offering expenses. The Partnership will pay the general partner a non-accountable reimbursement for all organizational and offering expenses of the partnership equal to 4% of gross offering proceeds, which may be more or less than the expenses incurred by the general partner.

         The general partner will have responsibility for all aspects of the Partnership's operation and will be entitled to receive management fees as compensation for service performed in connection with managing the day-to-day operations and equipment.

         An origination fee is payable to the general partner, or its affiliates, for services rendered in connection with the acquisition of equipment and the negotiation of leases if originated by the general partner or its affiliates, or the review and any necessary modification of the lease if the lease is originated by an unaffiliated party. An evaluation fee is payable to the general partner, or its affiliates, for services rendered in connection with evaluating the suitability of the equipment and the creditworthiness of the lessee and negotiation of non-recourse loans, or the assignment of existing non-recourse loans, collateralized by the equipment.

                          INDEPENDENT AUDITORS' REPORT







The Stockholders and Directors
Capital Associates, Inc.:

We  have  audited  the  accompanying   consolidated  balance  sheet  of  Capital
Associates, Inc. and subsidiaries as of May 31, 1997. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Capital Associates, Inc. and subsidiaries as of May 31, 1997, in conformity with generally accepted accounting principles.


                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                       KPMG Peat Marwick LLP



Denver, Colorado
July 11, 1997


                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
               (Dollars in thousands, except shares and par value)

                                     ASSETS

                                                                   May 31, 1997
                                                                   ------------

Cash and cash equivalents .......................................   $   6,194
Receivable from affiliated limited partnerships .................         726
Accounts receivable, net ........................................         417
Equipment held for sale or re-lease .............................       1,242
Residual values, net, arising from equipment under
     lease sold to private investors ............................       4,334
Net investment in direct finance leases .........................       7,700
Leased equipment, net ...........................................      71,443
Investment in affiliated limited partnerships ...................       6,642
Other ...........................................................       3,674
Deferred income taxes ...........................................       2,300
Discounted lease rentals assigned to lenders arising
     from equipment sale transactions ...........................      41,845
                                                                    ---------
                                                                    $ 146,517
                                                                    =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Recourse bank debt ..............................................   $  20,712
Accounts payable - equipment purchases ..........................      30,231
Accounts payable and other liabilities ..........................      10,607
Discounted lease rentals ........................................      61,466
                                                                    ---------
                                                                      123,016
                                                                    ---------
Commitments and contingencies (Notes 10, 13 and 14)

Stockholders' equity:
     Common stock, $.008 par value, 15,000,000 shares
       authorized, 5,157,000 and 5,139,000 shares issued ........          32
     Additional paid-in capital .................................      16,897
     Retained earnings ..........................................       6,854
     Treasury stock, at cost ....................................        (282)
                                                                    ---------
           Total stockholders' equity ...........................      23,501
                                                                    ---------
                                                                    $ 146,517
                                                                    =========


                   The accompanying notes are an integral part
                      of this consolidated balance sheet.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


1.   Summary of Significant Accounting Policies

     General Accounting Principles

     Nature of Operations

     Capital Associates, Inc. ("CAI" or the "Company") was incorporated as a holding company in October 1986. Its principal operating subsidiary, Capital Associates International, Inc. ("CAII"), is primarily engaged in
     (1) buying, selling, leasing, and remarketing new and used equipment, (2) managing equipment on and off lease, (3) sponsoring, co-sponsoring, managing and co-managing publicly-registered income funds and (4) arranging equipment-related financing. The principal market for the Company's activities is the United States.

     Use of Estimates

     The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. For leasing entities, this is principally the estimate of residual values, as discussed below. Actual results could differ from those estimates.

     Principles of Consolidation

     The consolidated balance sheet includes the accounts of CAI and its subsidiaries. Intercompany accounts and transactions are eliminated in consolidation.

     The Company has investments in affiliated public income funds (the "PIFs", consisting of both general partnership and subordinated limited partnership interests) and other 50%-or-less owned entities. Such investments are primarily accounted for using the equity method.

     The  parent   company's   assets  consist  solely  of  its  investments  in
     subsidiaries and it has no liabilities separate from its subsidiaries.

     Cash and Cash Equivalents

     Cash and cash equivalents include highly liquid investments with an original maturity of three months or less.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


1.   Summary of Significant Accounting Policies, continued

     General Accounting Principles, continued

     Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Equipment Held for Sale or Re-lease

     Equipment held for sale or re-lease, recorded at the lower of cost or market value less cost to sell, consists of equipment previously leased to end users which has been returned to the Company following lease expiration. The May 31, 1997 carrying value consists primarily of one aircraft.

     Stock Option Plan

     Prior to June 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB Opinion No. 25"), and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On June 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in fiscal year 1996 and future fiscal years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


1.   Summary of Significant Accounting Policies, continued

     General Accounting Principles, continued


     Recently Issued Financial Accounting Standards

     During fiscal 1997, the Company adopted SFAS No. 125, Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No. 125"). SFAS No. 125 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of SFAS No. 125 did not have a material impact on the Company's financial position or results of operations.


     Equipment Leasing and Sales

     Lease Accounting - Statement of Financial Accounting Standards No. 13, Accounting for Leases, requires that a lessor account for each lease by either the direct financing, sales-type or operating lease method. Direct financing and sales-type leases are defined as those leases which transfer substantially all of the benefits and risks of ownership of the equipment to the lessee. The Company currently utilizes (i) the direct financing or the operating lease method for substantially all of the Company's lease originations and (ii) the sales-type or the operating lease method for substantially all lease activity for an item of equipment subsequent to the expiration of the initial lease term. After the origination of a lease, the Company may engage in financing of lease receivables on a non-recourse basis (i.e., "non-recourse debt" or "discounted lease rentals") and/or equipment sale transactions to reduce or recover its investment in the equipment.

     The Company's accounting methods and their financial reporting effects are described below:

        Lease Inception

        Direct Financing Leases ("DFLs") - The cost of equipment is recorded as net investment in DFLs. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds) as determined by the Company. In estimating such values, the Company considers all relevant information and circumstances regarding the equipment and the lessee.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


1.   Summary of Significant Accounting Policies, continued

     General Accounting Principles, continued

     Equipment Leasing and Sales, continued

        Operating Leases ("OLs") - The cost of equipment is recorded as leased equipment and is depreciated on a straight-line basis over the lease term to an amount equal to the estimated residual value at the lease termination date. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds) as determined by the Company. In estimating such values, the Company considers all relevant information and circumstances regarding the equipment and the lessee.

        Transactions Subsequent to Lease Inception

        Non-recourse Discounting of Rentals - The Company may assign the future rentals from leases to financial institutions at fixed interest rates on a non-recourse basis. In return for such assigned future rentals, the Company receives the discounted value of the rentals in cash. In the event of default by a lessee, the financial institution has a first lien on the underlying leased equipment, with no further recourse against the Company. Cash proceeds from such financings are recorded on the balance sheet as discounted lease rentals.

        Sales to Private Investors of Equipment Under Lease - The Company may sell title to leased equipment that in some cases is subject to existing discounted lease rentals in equipment sale transactions with third-party investors. In such transactions, the investors obtain ownership of the equipment as well as rights to equipment rentals. Upon sale, the Company records equipment sales revenue equal to the sales price of the equipment which may include a residual interest retained by the Company (recorded as an asset at present value using an appropriate interest rate) and records equipment sales cost equal to the carrying value of the related assets (including remaining unamortized IDC).

        Other accounts arising from private equity sales include:

           Discounted Lease Rentals, etc. - Pursuant to FASB Technical Bulletin No. 86-2, although private investors and PIFs may acquire the equipment sold to them by the Company subject to the associated non-recourse debt (i.e., discounted lease rentals), the debt is not removed from the balance sheet unless such debt has been legally assumed by the third-party investors. If not legally assumed, a corresponding asset ("discounted lease rentals assigned to lenders arising from equipment sale transactions") is recorded representing the present value of the end user rentals receivable relating to such transactions.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

1.   Summary of Significant Accounting Policies, continued

     General Accounting Principles, continued

     Equipment Leasing and Sales, continued

        Transactions Subsequent to Initial Lease Termination

        After the initial term of equipment under lease expires, the equipment is either sold or re-leased. When the equipment is sold, the remaining net book value of equipment sold is removed and gain or loss recorded. When the equipment is re-leased, the Company utilizes the sales-type method (described below) or the OL method (described above).

        Sales-type Leases

        The excess of the present value of (i) future rentals and (ii) the estimated residual value (collectively, "the net investment") over the carrying value of the equipment subject to the sales-type lease is reflected in operations at the inception of the lease. Thereafter, the net investment is accounted for as a DFL, as described above.

     Allowance for Losses

     An allowance for losses is maintained at levels determined by management to adequately provide for any other than temporary declines in asset values. In determining losses, economic conditions, the activity in used equipment markets, the effect of actions by equipment manufacturers, the financial condition of lessees, the expected courses of action by lessees with regard to leased equipment at termination of the initial lease term, and other factors which management believes are relevant, are considered. Recoverability of an asset value is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If a loss is indicated, the loss to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Asset chargeoffs are recorded upon the termination or remarketing of the underlying assets. Assets are reviewed quarterly to determine the adequacy of the allowance for losses.

     The Company evaluates the realizability of the carrying value of its investment in its PIFs based upon all estimated future cash flows from the PIFs. As a result of such analyses, certain distributions have been accounted for as a recovery of cost instead of income.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

2.  Residual Values Arising from Equipment Under Lease Sold to Private Investors

     As of May 31, 1997, the equipment types for which the Company recorded the present value of the estimated residual values arising from sales of equipment under lease to private investors were (in thousands):

                Description                                               1997
                -----------                                               ----

     Material handling ..............................................   $ 1,869
     Furniture and fixtures .........................................     1,220
     Mining and manufacturing .......................................       881
     Aircraft .......................................................       160
     Other miscellaneous equipment ..................................       204
                                                                      ---------
     Total equipment residuals ......................................   $ 4,334
                                                                        =======

     Residual values arising from equipment under lease sold to private investors were net of an allowance for losses of $157,000 as of May 31, 1997.

     In certain sale transactions, the Company agreed to hold backs related to the lessee's performance. Pursuant to such agreements, a portion of the sales proceeds was placed in an interest-bearing escrow account until such time as the performance objectives are met. Escrowed amounts related to these transactions were $642,000 at May 31, 1997, and are included in other assets in the accompanying consolidated balance sheet.

     During fiscal year 1997, the Company received two promissory notes in connection with the settlement of litigation, which are also included in other assets in the accompanying consolidated balance sheets. The carrying values of these notes were $719,000 at May 31, 1997.

     Future payments from the sale proceeds hold backs and promissory notes are as follows (in thousands):

           Years ending                              Sales Proceeds                     Promissory
              May 31,                                  Hold Backs                          Notes
           ------------                              --------------                     ----------
                1998                                    $     42                      $      644
                1999                                          28                             483
                2000                                         730                              85
                2001                                           -                             661
                2002                                           -                             165
                                                         -------                       ---------
           Total payments                                    800                           2,038
           Less future interest income                      (158)                         (1,319)
                                                         -------                       ---------
           Carrying value at May 31, 1997                $   642                      $      719
                                                         =======                      ==========

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


3.   Net Investment in DFLs

     The components of the Company's net investment in DFLs as of May 31, 1997 were (in thousands):
                                                                          1997
                                                                          ----

     Minimum lease payments receivable .....................            $ 8,133
     Estimated residual values .............................                692
     IDC ...................................................                 72
     Less unearned income ..................................             (1,197)
                                                                        -------
                                                                        $ 7,700
                                                                        =======
4.   Leased Equipment, net

     The Company's investment in equipment under OLs, by major classes, as of May 31, 1997 were (in thousands):
                                                                          1997
                                                                          ----

     Material handling equipment ..................................... $ 25,083
     Computer equipments and peripheral Computer equipment ...........   21,776
     Other technology and communication equipment ....................   21,701
     Furniture and fixtures ..........................................    7,227
     Other ...........................................................    4,885
     Aircraft ........................................................    1,327
     IDC .............................................................      831
                                                                       --------
                                                                         82,830
     Less accumulated depreciation ...................................  (10,680)
     Less allowance for losses .......................................     (707)
                                                                       --------
                                                                       $ 71,443
                                                                       ========

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

5.   Future Minimum Lease Payments

     Future minimum lease payments receivable from noncancelable leases on equipment owned by the Company as of May 31, 1997, are as follows (in thousands):

        Years Ending May 31,           DFLs                       OLs
        -------------------            ----                       ---

             1998                   $ 3,297                 $   20,566
             1999                     2,663                     18,345
             2000                     1,683                     13,619
             2001                       284                      9,142
             2002                       105                      7,569
           Thereafter                   101                      1,991
                                    -------                   --------
                                    $ 8,133                   $ 71,232
                                    =======                   ========

6.   Significant Customer and Concentration of Credit Risk

     During fiscal year 1997 and 1996, payments from one lessee accounted for 13% and 11%, respectively, of total leasing revenue. In addition, other equipment sales revenue related to equipment leased to that lessee accounted for 77% and 88% of total other equipment sales revenue during fiscal years 1997 and 1996, respectively. No lessee accounted for 10% or more of the Company's revenues in fiscal year 1995.

     The Company leases various types of equipment to companies in diverse industries throughout the United States. To minimize credit risk, the Company generally leases equipment to (i) companies that have a credit rating of not less than Baa as determined by Moody's Investor Services, Inc., or comparable credit ratings as determined by other recognized credit rating services, or (ii) companies, which although not rated by a recognized credit rating service or rated below Baa, are believed by the Company to be sufficiently creditworthy to satisfy the financial obligations under the lease. At May 31, 1997, substantially all equipment under OLs and DFLs owned by the Company was leased to companies meeting the above credit criteria.

7.   Discounted Lease Rentals

     Discounted lease rentals outstanding at May 31, 1997 bear interest at rates between 5% to 15% with a weighted average rate of 8.8%. Aggregate maturities of such non-recourse obligations are (in thousands):

           Years Ending May 31:
           -------------------

                1998                                     $ 33,418
                1999                                       21,024
                2000                                        6,711
                2001                                          313
                                                         --------
                                                         $ 61,466
                                                         ========

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


8.   Recourse Bank Debt

     The Company extended its recourse bank debt and revolving credit facilities (the "Bank Facility") on November 27, 1996. The lender group currently consists of Norwest Bank Colorado, National Association, Agent, Norwest Equipment Finance, Inc., Collateral Agent, The Sumitomo Bank, Limited and The First National Bank of Boston. The Borrower under the Bank Facility is Capital Associates International, Inc.
     ("CAII"), a wholly-owned subsidiary of the Company.

     The Bank Facility consists of three components, a term loan facility (the "Term Loan"), a revolving working capital credit facility (the "Working Capital Facility") and a revolving warehousing credit facility (the "Warehouse Facility"). The principal terms of the three facilities are as follows (in thousands):

                                          Working  Capital                                                           Total
                                             Term Loan               Facility           Warehouse Facility        Borrowings
                                          ----------------           -------            ------------------        ----------
      Maturity Date                       November 30, 1997       November 30, 1997       November 30, 1997            N/A
      Maximum amount                           N/A                   $ 7,500              Lesser of $ 22,805           N/A
                                                                  or borrowing base
      Borrowings at May 31, 1997              $ 2,167                     --                 $ 18,545                $ 20,712
                                              =======                -------                 ========                ========

      Potential availability
         at May 31, 1997                        N/A                  $ 7,500                 $     --                $  7,500
                                              =======                =======                 ========                ========

      Borrowings at May 31, 1996              $ 6,500                $    --                 $ 11,038                $ 17,538
                                              =======                =======                 ========                ========

      Interest rate at May 31, 1997       Prime* plus .75%        Prime* plus .75%        Prime* plus .50%

       * Agent's Prime at May 31, 1997 was 8.25%.

      The Bank Facility (1) is collateralized by all of CAII's assets and (2) is senior, in order of priority, to all of CAII's indebtedness, subject to certain limited exceptions. The Company and certain of the Company's and CAII's subsidiaries have guaranteed CAII's obligations under the Bank Facility and have pledged all of their assets, with limited exceptions, to collateralize their guarantees. The Bank Facility restricts CAII's ability to pay dividends or loan or advance funds to the Company.

     As of May 31, 1997, the Company was in compliance with the terms of the Bank Facility.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

 9.   Related Parties

      PIFs:

      The Company sponsors or co-sponsors seven PIFs (five of which purchased equipment under lease from the Company during fiscal year 1997). The Company, through its PIF general partner subsidiaries, acts as either a general partner or co-general partner of each PIF for which it receives general partner distributions and management fees. The Company, through CAII, also acts as the Class B limited partner of each PIF for which it receives Class B limited partner distributions. The Class B limited partner is required to make subordinated limited partnership investments in the PIFs. The Class B limited partner has a maximum remaining obligation to make further cash contributions of approximately $0.2 million, relating solely to CPYF IV.

10.   Income Taxes

      Significant components of the Company's deferred tax liabilities and assets as of May 31, 1997 were as follows (in thousands):

                                                                                                      1997
                                                                                                      ----
      Deferred income tax liabilities:
         Direct finance leases accounted for as operating leases
               for income tax purposes, and equipment depreciation
               for tax purposes in excess of financial reporting depreciation ..................   $    --
         Residual values and other receivables arising from equipment under lease sold to private investors recognized for financial
               reporting purposes, but not for tax reporting purposes ..........................      1,700
                                                                                                    -------
      Total deferred income tax liabilities ....................................................      1,700
      Deferred income tax assets:
               Other assets and liabilities, net ...............................................        600
               Investment tax credit carryforwards .............................................      1,300
               AMT credit carryforwards ........................................................      3,300
                                                                                                   --------
      Total deferred income tax assets .........................................................      5,200
      Valuation allowance for deferred income tax assets .......................................     (1,200)
                                                                                                   --------
               Net deferred income tax assets ..................................................      4,000
                                                                                                   --------
      Net deferred income tax asset ............................................................   $  2,300
                                                                                                   ========

      The Company has established a valuation allowance for deferred taxes due to the uncertainty that the full amount of the ITC carryforward will be utilized prior to expiration. The Company believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the remaining deferred tax assets.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


10.   Income Taxes, continued

      At May 31, 1997, the Company has an ITC carryforward of $1.3 million, which expires from 1998 through 2001, and AMT credits of $3.3 million.
      Under present federal tax law, AMT credits may be carried forward indefinitely and may be utilized to reduce regular tax liability to an amount equal to AMT liability. Due to a change in control, provisions of the Internal Revenue Code limit the annual future ITC carryforward and AMT credit carryforward utilization to approximately $300,000 per year.


11.   Common and Preferred Stock

      The Company has authority to issue 2,500,000 shares of preferred stock at $0.008 par value. At May 31, 1997, no shares of preferred stock had been issued.


12.   Stock Options

      The Company has a qualified incentive stock option plan whereby stock options may be granted to employees to purchase shares of the Company's common stock at prices equal to the market price of the Company's stock on date of grant. The Company has a non-qualified plan covering all directors except the CEO. Common stock received through the exercise of qualified incentive stock options which are sold by the optionee within two years of grant or one year of exercise result in a tax deduction for the Company equivalent to the taxable gain recognized by the optionee.

      During July 1996, the Company purchased 104,000 outstanding options issued to non-employees at a cost to the Company of $138,000, which was equal to the difference of $2.45 and the exercise price of each option purchased. The cost was reflected as a charge to additional paid-in capital in the accompanying May 31, 1997 consolidated balance sheet.

      The Company applies APB Opinion No. 25 in accounting for its stock option plans. Accordingly and since the Company awards stock options at fair market value, no compensation cost has been recognized for its stock options in the financial statements.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


12.   Stock Options, continued

      Additional information on shares subject to options is as follows:

                                                             1997
                                               ---------------------------------
                                               Number of        Weighted-average
                                                options          exercise price
                                               ---------        ----------------
Outstanding at beginning of year ...........    693,000            $   1.23
Granted ....................................     90,000                2.88
Exercised ..................................    (19,000)                .81
Purchased ..................................   (104,000)               1.13
Forfeited ..................................    (11,000)               2.10
                                                -------
Outstanding at the end of the year .........    649,000                1.47
                                                =======

Options exercisable at year-end ............    606,000
Weighted-average fair value of options
     granted during the year ...............   $   2.35

      The following table summarizes information about stock options outstanding at May 31, 1997:

                                                   Options outstanding                              Options exercisable
                                        -----------------------------------------                ------------------------
                                                        Weighted-
                                                         average         Weighted                                Weighted
                                        Number          remaining        average                 Number           average
          Range of                        of           contractual       exercise                  of            exercise
      exercise prices                   options           life             price                 options           price
      ---------------                   -------        -----------       --------                -------         --------

      $ 0.01 - $ 1.00                   128,000          4.5 years        $ 0.71                 128,000          $ 0.71
      $ 1.01 - $ 2.00                   375,000          5.0 years          1.29                 373,000            1.29
      $ 2.01 - $ 3.00                   146,000          8.0 years          2.62                 105,000            2.48
                                        -------                                                  -------

                                        649,000          5.5 years          1.47                 606,000            1.37
                                        =======                                                  =======


                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

13.   Legal Proceedings

      The Company is involved in the following legal proceedings:

      a. The Company is involved in certain arbitration proceedings pursuant to the requirements of the National Association of Securities Dealers ("NASD"), representing three claims against CAI Securities Corporation, a wholly owned subsidiary of the Company. All three claims allege breach of fiduciary duty, breach of contract, negligence and misrepresentation with regard to the sale of limited partnership units in Leastec Income Fund V ("LIFV"), a limited partnership whose general partner is an affiliate of the Company. The three claims involve investments in LIFV of approximately $625,000 and seek damages of $838,000 and special punitive and exemplary damages (one claim specifies $1,500,000 in such damages while the other two claims do not specify an amount). All three claims have been brought by the same company on behalf of three investors. Management has been of the belief that it has good and substantial defenses against these claims and that the Company's subsidiary will prevail. In July 1997, one of the cases, seeking $500,000 in damages and $1,500,000 in punitive damages, was heard by an NASD arbitration panel and that arbitration panel has now determined that there was no breach of fiduciary duty, no breach of contract, no negligence and no misrepresentation with regard to the sale of limited partnership units of LIFV and the subsequent financial reporting thereof and that no award is due the claimant under any of his claims. The claimant was assessed $7,300 in forum fees by the NASD for the arbitration proceeding.

      b. The Company is involved in other routine legal proceedings incidental to the conduct of its business. Management believes that none of these legal proceedings will have a material adverse effect on the financial condition or operations of the Company

14.   Commitments

      The  Company   leases  office  space  under   long-term   and   short-term
      non-cancelable operating leases. The leases contain renewal options and provide for annual escalation for utilities, taxes and service costs.

      Minimum future rental payments required by such leases are as follows (in thousands):

         Year Ending May 31,
         ------------------

              1998                                         $   452
              1999                                             395
              2000                                             367
                                                           -------
                                                           $ 1,214
                                                           =======

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

15.   Disclosures about Fair Value of Financial Instruments

      The following disclosure of the estimated fair value of financial instruments was made in accordance with Statements of Financial Standards No. 107 ("SFAS No. 107"), Disclosures about Fair Value of Financial Instruments. SFAS No. 107 specifically excludes certain items from its disclosure requirements such as the Company's investment in leased assets. Accordingly, the aggregate fair value amounts presented are not intended to represent the underlying value of the net assets of the Company.

      The carrying amounts at May 31, 1997 for cash and cash equivalents, accounts receivable, recourse bank debt, accounts payable-equipment purchases and accounts payable and other liabilities approximate their fair values due to the short maturity of these instruments, or because the related interest rates approximate current market rates.

      As of May 31, 1997, discounted lease rentals and discounted lease rentals assigned to lenders arising from equipment sale transactions of $61,466,000 and $41,845,000, respectively, have fair values of $57,817,000 and $39,361,000, respectively. The fair values were estimated utilizing market rates of comparable debt having similar maturities and credit quality as of May 31, 1997.


                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                             (Dollars in thousands)

                                     ASSETS

                                                                      August 31,
                                                                         1997
                                                                      ---------

Cash and cash equivalents .........................................   $   5,331
Receivables from affiliated limited partnerships ..................         520
Accounts receivable, net ..........................................         462
Equipment held for sale or re-lease ...............................         891
Residual values and other receivables arising from
    equipment under lease sold to private investors ...............       4,734
Net investment in direct finance leases ...........................       7,002
Leased equipment, net .............................................      64,300
Investments in affiliated limited partnerships ....................       5,874
Other .............................................................       3,776
Deferred income taxes .............................................       2,300
Discounted lease rentals assigned to lenders
    arising from equipment sale transactions ......................      35,181
                                                                      ---------
                                                                      $ 130,371
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Recourse bank debt ................................................   $  16,613
Accounts payable - equipment purchases ............................      25,373
Other liabilities .................................................       8,478
Discounted lease rentals ..........................................      56,265
                                                                      ---------
                                                                        106,729
                                                                      ---------
Stockholders' equity:
    Common stock ..................................................          32
    Additional paid-in capital ....................................      16,897
    Retained earnings .............................................       6,994
    Treasury stock ................................................        (281)
                                                                      ---------
Total stockholders' equity ........................................      23,642
                                                                      ---------
                                                                      $ 130,371
                                                                      =========

                          The accompanying notes are an
                              integral part of this
                           consolidated balance sheet.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (Unaudited)




1.  Basis of Presentation

    The accompanying  unaudited  consolidated balance sheet has been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, it does not include all of the information and disclosures required by generally accepted accounting principles for annual balance sheet. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. For further information, please refer to the financial statements of Capital Associates, Inc. (the "Company"), and the related notes, included within the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 (the "1997 Form 10-K"), previously filed with the Securities and Exchange Commission.

                                   SCHEDULE I


[Equipment list to be inserted at time Registration Statement is declared effective]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          Other Expenses of Issuance and Distribution*

Filing Fees - Securities and Exchange Commission.............$   15,152.00
Filing Fee - NASD............................................     5,500.00
Accounting Fees and Expenses.................................    30,000.00
Legal Fees and Expenses......................................   100,000.00
Blue Sky Fees and Expenses...................................    50,000.00
Printing Expenses (including Sales Materials)................   180,000.00
Marketing.................................................... 1,000,000.00
Miscellaneous................................................    84,000.00
                                                              ------------
           Total Expenses....................................$1,439,652.00


---------------------

* All amounts are estimated maximums except Securities and Exchange Commission and NASD filing fees. The Partnership will pay to the General Partner a non-accountable reimbursement equal to 4% of the Gross Offering Proceeds. Accordingly, the General Partner is assuming without recourse to the Partnership responsibility for the payment of all Reimbursable Organizational and Offering Expenses of the Partnership, including any amounts which exceed such reimbursement.

ITEM 14.          Indemnifications of Directors and Officers

     The Partnership's Partnership Agreement contains certain indemnification provisions indemnifying the General Partner and its Affiliates including any directors and officers of the General Partner against certain liabilities. Reference is made to Section 5.8 of the Partnership Agreement (Exhibit A to the Prospectus). The Bylaws of the General Partner provide for indemnification of its directors and officers and the Articles of Incorporation provide for limitation of liability of the directors to the fullest extent permitted under Colorado law. The officers and directors of the General Partner, the General Partner, the General Partner itself and the Partnership will benefit from a standard general partner liability and limited partnership reimbursement insurance policy which will reimburse the Partnership or make direct payments for certain claims which the Partnership may be obligated to pay under Section
5.8 of the Partnership Agreement.

ITEM 15.          Recent Sales of Unregistered Securities

                  In  connection  with the  formation  of the  Partnership,  the
General Partner will make nominal contributions to the capital of the Partnership, and Capital Associates International, Inc., a Colorado corporation, as Class B Limited Partner, has agreed to contribute cash to the Partnership equal to approximately 1% of the Partnership's capital. These sales are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as they do not involve any public offering.

ITEM 16.          Exhibits and Financial Statement Schedules

                  (a)      Exhibits.  See Exhibit Index.

                  (b) Financial Statements Schedules. All schedules have been omitted as the required information is inapplicable or is presented in the Prospectus, in the balance sheets or related notes.

ITEM 17.          Undertakings

                  1.       The undersigned Registrant hereby undertakes:

                           A.      To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                   (i) To  include  any  prospectus  required by
         section 10(a)(3) of the Securities Act of 1933;

                                  (ii) To reflect in the prospectus any facts or
         events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                            B.      That,  for  the  purpose  of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          C.     To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner or other controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the General Partner or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the General Partner or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                       EXHIBIT A


















              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     CAPITAL PREFERRED YIELD FUND - V, L.P.

                                TABLE OF CONTENTS


ARTICLE ONE         DEFINITIONS..............................................  1

ARTICLE TWO         CONTINUATION, NAME, PLACE OF BUSINESS, PURPOSE
                    AND TERM................................................. 18

    SECTION 2.1     Continuation of Partnership.............................. 18
    SECTION 2.2     Name, Principal Office and Name and Address of
                    Registered Agent for Service of Process.................. 18
    SECTION 2.3     Purpose.................................................. 18
    SECTION 2.4     Term..................................................... 18

ARTICLE THREE       PARTNERS AND CAPITAL..................................... 19

    SECTION 3.1     General Partner.......................................... 19
    SECTION 3.2     Original Limited Partner................................. 19
    SECTION 3.3     Class B Limited Partner.................................. 19
    SECTION 3.4     Class A Limited Partners................................. 19
    SECTION 3.5     Partnership Capital...................................... 21
    SECTION 3.6     Capital Accounts......................................... 21
    SECTION 3.7     Loans By Partners........................................ 22
    SECTION 3.8     Return of Capital........................................ 22
    SECTION 3.9     Liability of Limited Partners............................ 23
    SECTION 3.10    Investment in Equipment.................................. 23

ARTICLE FOUR        DISTRIBUTIONS AND ALLOCATIONS............................ 24

    SECTION 4.1     Distributions............................................ 24
    SECTION 4.2     Allocations of Profits and Losses........................ 27
    SECTION 4.3     Special Allocations...................................... 30
    SECTION 4.4     Tax Allocations.......................................... 32
    SECTION 4.5     Curative Allocations; Uniformity of Units................ 34
    SECTION 4.6     Changes in Units or Partnership Interests................ 35

ARTICLE FIVE        RIGHTS, OBLIGATIONS AND POWERS OF GENERAL
                    PARTNER.................................................. 36

    SECTION 5.1     Multiple General Partners................................ 36
    SECTION 5.2     Management of Partnership................................ 36
    SECTION 5.3     Authority of General Partner............................. 38
    SECTION 5.4     Authority of General Partner and Its
                    Affiliates to Deal With Partnership...................... 43
    SECTION 5.5     Limitations and Restrictions on Exercise of
                    Powers of General Partner................................ 46
    SECTION 5.6     Duties and Obligations of General Partner................ 51
    SECTION 5.7     Other Activities......................................... 52
    SECTION 5.8     Limitation on Liability of General Partner and
                    Affiliates; Indemnification.............................. 53


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ARTICLE SIX         CHANGES IN GENERAL PARTNER............................... 55

    SECTION 6.1     Certain Withdrawals of General Partner................... 55
    SECTION 6.2     Admission of Additional or Successor General
                    Partner.................................................. 56
    SECTION 6.3     Consent of Class A Limited Partners to
                    Admission of Additional or Successor General
                    Partner.................................................. 56
    SECTION 6.4     Effect of Voluntary Withdrawal of General
                    Partner or Removal of General Partner by
                    Class A Limited Partners................................. 57

ARTICLE SEVEN       ASSIGNMENT OF PARTNERSHIP INTERESTS
                                         OF LIMITED PARTNERS................. 59

    SECTION 7.1     Assignment............................................... 59
    SECTION 7.2     Withdrawal of Limited Partners........................... 59
    SECTION 7.3     Assignment of Partnership Interests...................... 59
    SECTION 7.4     Distributions............................................ 60
    SECTION 7.5     Restrictions on Assignment............................... 60
    SECTION 7.6     Redemption of Partnership Units.......................... 61

ARTICLE EIGHT       ADMISSION OF LIMITED PARTNERS AND SUBSTITUTED
                    LIMITED PARTNERS......................................... 63

    SECTION 8.1     Admission of Limited Partners............................ 63
    SECTION 8.2     Admission of Substituted Limited Partners................ 63

ARTICLE NINE        DISSOLUTION AND LIQUIDATION OF PARTNERSHIP............... 64

    SECTION 9.1     Events Causing Dissolution............................... 64
    SECTION 9.2     Continuation of Business of Partnership After
                    Dissolution.............................................. 65
    SECTION 9.3     Liquidation.............................................. 66
    SECTION 9.4     Cancellation of Certificate of Limited
                    Partnership.............................................. 68
    SECTION 9.5     Reasonable Time for Winding Up........................... 68
    SECTION 9.6     Return of Capital........................................ 68
    SECTION 9.7     No Capital Account Restoration........................... 68

ARTICLE TEN         BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX
                    ELECTIONS................................................ 69

    SECTION 10.1    Books and Records........................................ 69
    SECTION 10.2    Accounting Method........................................ 70
    SECTION 10.3    Bank Accounts............................................ 70
    SECTION 10.4    Reports.................................................. 70
    SECTION 10.5    Designation, Duties and Expenses of Tax Matters
                    Partner.................................................. 72
    SECTION 10.6    Authority of Tax Matters Partner......................... 73

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ARTICLE ELEVEN      MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS........... 74

    SECTION 11.1    Meetings................................................. 74
    SECTION 11.2    Voting Rights of Limited Partners........................ 75
    SECTION 11.3    Management of the Partnership............................ 77
    SECTION 11.4    Other Activities......................................... 77

ARTICLE TWELVE      NON-FOREIGN STATUS....................................... 78

    SECTION 12.1    Certification of Non-Foreign Status...................... 78
    SECTION 12.2    Withholding on Certain Amounts Attributable
                    to Interests of Non-Resident Alien Partners.............. 78

ARTICLE THIRTEEN             MISCELLANEOUS PROVISIONS........................ 78

    SECTION 13.1    Appointment of General Partner As Attorney-
                    In-Fact.................................................. 78
    SECTION 13.2    Signatures; Amendments................................... 80
    SECTION 13.3    Ownership By Limited Partners of General
                    Partner or Its Affiliates................................ 81
    SECTION 13.4    Notices.................................................. 81
    SECTION 13.5    Binding Provisions....................................... 82
    SECTION 13.6    Applicable Law........................................... 82
    SECTION 13.7    Counterparts............................................. 82
    SECTION 13.8    Separability of Provisions............................... 82
    SECTION 13.9    Captions................................................. 82
    SECTION 13.10   Partnership Property; No Partition....................... 82
    SECTION 13.11   No Benefit to Third Parties.............................. 83


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
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     CAPITAL PREFERRED YIELD FUND - V, L.P.


     This Amended and Restated Agreement of Limited Partnership of Capital Preferred Yield Fund - V, L.P. (the "Partnership") is made as of ___________ __, 1998 by and among CAI Equipment Leasing VI Corp., a Colorado corporation (the "General Partner"), as the General Partner, Capital Associates International, Inc., a Colorado corporation (the "Class B Limited Partner"), as the Class B Limited Partner, John F. Olmstead (the "Original Limited Partner"), as the original Limited Partner, and those Persons admitted to the Partnership from time to time as Class A Limited Partners (the "Class A Limited Partners").


                                    Recitals

     A. The General Partner executed a Certificate of Limited Partnership, dated as of September 30, 1997, establishing the Partnership pursuant to the Delaware Act (as defined below) and the General Partner and the Original Limited Partner entered into an Agreement of Limited Partnership, dated as of September 30, 1997, setting forth certain of the terms and conditions of their agreements and understandings regarding the Partnership.

     B. The parties hereto desire to enter into this Amended and Restated Agreement of Limited Partnership to provide for the: (i) continuation of the Partnership; (ii) admission of Class A Limited Partners and the Class B Limited Partner; (iii) withdrawal of John F. Olmstead as the Original Limited Partner; and (iv) terms and conditions for the operation of the Partnership.


                                    Agreement

     In consideration of the premises and mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

     Defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires






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otherwise,  the singular  includes the plural and the masculine  gender includes the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

          "Accountants" means KPMG Peat Marwick LLP, or such other nationally recognized firm of independent public accountants as may be engaged from time to time by the General Partner on behalf of the Partnership.

          "Acquisition Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses relating to selection and acquisition of Equipment for the Partnership, whether or not acquired.

          "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment acquired by the Partnership, including without limitation the Origination Fee and the Evaluation Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

          "Adjusted Capital Account Deficit" means, with respect to any Capital Account as of the end of any Year, the amount by which the balance in such Capital Account is less than zero, after giving effect through the end of such Year to all of the capital account adjustments required under Treas. Reg. ss.ss.1.704-1(b), 1.704-2 and 1.752-1 through -5.

          "Adjusted Capital Contribution" means, as of the date of determination, a Partner's Capital Contribution, reduced to not less than zero by: (i) any return of Capital Contributions pursuant to Section 3.8; and (ii) cash distributions from Cash From Operations and Cash From Sales received by the Partnership during the period subsequent to the Termination Date and actually paid to Partners after the Termination Date in excess of the Preferred Return. A Partner's Adjusted Capital Contribution for the purpose of computing Payout shall not be reduced by any cash distributions made between the Closing Date and the Termination Date.

          "Affiliate" means, when used with reference to a specified Person: (i) any Person that directly or indirectly controls, is controlled by or is under common control with the specified Person; (ii) any Person that is an officer, director or trustee of or partner in, or serves in a similar capacity with respect to, the specified Person or with respect to which the specified Person serves in a similar capacity; and (iii) any Person that directly or indirectly is the beneficial owner of or controls 10.0% or more of any class of equity

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securities  of, or  otherwise  has a  substantial  beneficial  interest  in, the specified Person or of which the specified Person is directly or indirectly the owner of or controls 10.0% or more of any class of equity securities or in which the specified Person otherwise has a substantial beneficial interest.

          "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

          "Assign"  or  "Assignment"  means,  with  respect  to any  Partnership
Interest or any part thereof, to offer, sell, assign, transfer, give or otherwise dispose of, whether voluntarily or by operation of law, except that, in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

          "Assignee" means a Person to whom an interest in any Partnership Interest has been Assigned in a manner permitted under this Agreement.

          "Bankruptcy" or "Bankrupt" as to any Person means the: (i) filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been finally dismissed within 120 days); (ii) insolvency of such Person as finally determined by a court proceeding; (iii) filing by such Person of a petition or application for a determination of insolvency or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (iv) commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment-of-debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein or such proceeding is contested by such Person and has not been finally dismissed within 120 days.

          "Basis" means, with respect to an item of property, the adjusted tax basis of such property for federal income tax purposes.

          "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. ss.1.704-1(b)(2)(iv)(d)-(g).

          "CAI" means Capital Associates, Inc., the parent corporation of the General Partner and the Class B Limited Partner.

          "Capital Account" means the capital account maintained for each Partner pursuant to Section 3.6.

          "Capital Contribution" means the amount of investment in the Partnership whether in cash, cash equivalents or other property that a Partner contributes to the Partnership, minus any amounts returned pursuant to Section
3.8. In the case of Units, the term "Capital Contribution" shall always mean $100.00 per Unit, minus any amounts returned pursuant to Section 3.8.

          "Cash From Operations" means the cash funds provided from the Partnership's operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, amounts placed in Reserves (net of any amounts released from Reserves because the need for such Reserves has ceased), capital improvements, replacements and liabilities (other than cash funds withdrawn from Reserves), including without limitation all fees, reimbursements and other expenses paid to the General Partner, its Affiliates or any other Person. "Cash From Operations" does not include Cash From Sales.

          "Cash From Sales" means the cash received by the Partnership as a result of a Sale or refinancing, reduced by: (i) all debts and liabilities of the Partnership required to be paid as a result of the Sale, whether or not then payable (including any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner) and (ii) any amounts set aside as Reserves to the extent deemed reasonable by the General Partner. If the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, the amount of such obligations shall not be included in Cash From Sales and all payments subsequently received in cash by the Partnership with respect to such note or other evidence of indebtedness shall be included in Cash From Sales only upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If the Partnership has the right to retain insurance proceeds in connection with the damage or loss of Equipment, such proceeds shall be treated as Cash From Sales.

          "Certificate" means the certificate of limited partnership for the Partnership, as amended, restated or otherwise modified from time to time.

          "Class A Limited Partners" means those Limited Partners designated as Class A Limited Partners from time to time on the books and records of the Partnership (in their capacities as Limited Partners).

          "Class B Interest" means the Partnership Interest received by the Class B Limited Partner in exchange for its Capital Contribution.

          "Class B Limited Partner(s)" means initially Capital Associates International, Inc. and any successor Class B Limited Partner(s) designated as such on the books and records of the Partnership.

          "Class B Majority" means Class B Limited Partners who (in their capacities as Class B Limited Partners), at any time, have aggregate Adjusted Capital Contributions representing more than 50.0% of the total aggregate Adjusted Capital Contributions of all Class B Limited Partners (in their capacities as Class B Limited Partners) at such time.

          "Class B Subordinated Distributions" means cash distributions payable to the Class B Limited Partner(s) out of Distributable Cash in an annualized, subordinated amount equal to 10.5% of the Class B Limited Partner's Capital Contributions.

          "Closing" means the sale of Units in an amount equal to at least the Minimum Offering and the delivery of subscribed funds held in escrow by the Escrow Agent to the Partnership.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor law.

          "Commission" means the Securities and Exchange Commission.

          "Consent" means, as the context may require, the: (i) consent given by a vote at a meeting called and held in accordance with the provisions of Section 11.1; (ii) prior written consent of a Person to do the act or thing for which the consent is solicited; or (iii) act of granting such consent.

          "Controlling Person" means any person, regardless of title, who: (i) performs executive or senior management functions for the General Partner or its Affiliates similar to those of executive management or senior management; (ii) is a director of the General Partner or its Affiliates; (iii) holds a 5.0% or more equity interest in the General Partner or its Affiliates; or (iv) has the power to direct or cause the direction of a General Partner or Affiliates through ownership of voting securities, by contract or otherwise.

          "Cost" means the reasonable, necessary and actual expenses incurred by the General Partner or its Affiliates, as determined in accordance with generally accepted accounting principles, in holding title to Equipment on a temporary or interim basis.

          "Dealer-Manager"  means  CAI  Securities  Corporation,   a  California
corporation, and any successor entity.

          "Dealer-Manager Agreement" means the Dealer-Manager Agreement among the Partnership, the General Partner and the Dealer-Manager.

          "Dealer-Manager Fee" means the fee payable to the Dealer-Manager by the Partnership pursuant to Section 5.4(a)(i)(B).

          "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss.17-101, et seq., as amended and in effect from time to time, and any successor to such Act.

          "Depreciation," for any Year or other period, shall mean the depreciation, amortization or other cost recovery deduction allowable with respect to an item of property for such Year or other period as determined for federal income tax purposes; provided, however, that, if the Value of such item of property differs from its Basis at the beginning of such Year or other period, Depreciation shall be determined as provided in Treas. Reg. ss.1.704-1(b)(2)(iv)(g)(3).

          "Distributable Cash" means Cash From Operations and Cash From Sales available to the Partnership during the Period for which distributions to Partners by the Partnership are to be made.

          "Due Diligence Reimbursement" means the bona fide due diligence fees and expenses payable by the Partnership to Selling Dealers, in an amount equal to the lesser of: (i) 0.5% of Gross Offering Proceeds; and (ii) the maximum amount allowable under the NASD Rules of Fair Practice.

          "Equipment" means any new, used or reconditioned equipment and related tangible property acquired by the Partnership and any equity interest of the Partnership therein, whether directly or indirectly through a nominee, joint venture or otherwise.

          "Equipment Purchase Price" means the price paid upon the purchase or Sale of a particular item of Equipment, including the amount of Acquisition Fees and all liens and mortgages on the Equipment, but excluding points and prepaid interest.

          "Equipment Sale Commission" means the brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary and competitive in light of the size, type and location of the Equipment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means Bank One, Colorado, N.A., a Colorado banking association (or another banking institution named by the General Partner in the event Bank One is unable to serve as Escrow Agent).

          "Evaluation Fee" means the fee paid by the Partnership to the General Partner pursuant to Section 5.4(a)(iii)(B).

          "Fees" means all amounts payable by the Partnership to the General Partner or its Affiliates in connection with the operations of the Partnership, including the Evaluation Fee, the Origination Fee, O&O Expenses Reimbursement, Sales Commissions and Management Fee.

          "First Basic Rent Date" means, with respect to any Lease, the date upon which the first periodic rent payment is due, following installation of all of the Equipment under the Lease.

          "First Cash Distributions" means cash distributions, payable to the Class A Limited Partners out of Distributable Cash in an annualized, cumulative preferred amount equal to 10.5% for the two-year period beginning with the date of the Prospectus, provided that after the termination of such period the General Partner, at its sole discretion, may reset such percentage to 11.0% for the succeeding two-year period, and/or may reset such percentage to 12.0% for the remaining term of the Partnership after the date four years from the date of the Prospectus (based upon a year of 360 days with twelve months of 30 days each), of the Class A Limited Partners' Capital Contributions.

          "Front-End Fees" means the fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phases, including without limitation Leasing Fees, Acquisition Expenses, Acquisition Fees and Organizational and Offering Expenses, including Sales Commissions, Dealer-Manager Fees, O&O Expenses Reimbursement, Due Diligence Reimbursement and any other similar fees, however designated (including fees paid with respect to Equipment purchased with Reinvested Proceeds). Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer or vendor of Equipment to any of its employees or contractors unless such Persons are Affiliates of the Sponsor.

          "Full Payout Lease" means a Lease under which the non-cancelable rental payments due during the initial term of the Lease are sufficient to permit the Partnership to recover the Equipment Purchase Price of the Equipment leased thereby.

          "General Partner" means CAI Equipment Leasing V Corp. and any additional or successor general partner admitted to the Partnership pursuant to Article Six.

          "Gross Offering Proceeds" means the aggregate Capital Contributions of all Class A Limited Partners admitted to the Partnership.

          "Gross Rentals" means the gross dollar amount received by the Partnership as rental payments for the use of any Equipment subject to a Lease.

          "Initial Lease" means the first Lease to which an item of Equipment is subject immediately following the acquisition of such Equipment by the Partnership, including Equipment purchased with Net Offering Proceeds as well as Reinvested Proceeds. The term "Initial Lease" includes the Lease to which an item of Equipment is subject on the date the Partnership acquires such item of Equipment.

          "Investment in Equipment" means the amount of Gross Offering Proceeds actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired by the Partnership, including the purchase of Equipment, Reserves allocable thereto (except that Reserves in excess of 3.0% shall not be included) and other cash payments such as interest and taxes but excluding Front-End Fees.

          "IRA" means an Individual Retirement Account.

          "IRS" means the Internal Revenue Service.

          "Lease" means a Full Payout Lease or an Operating Lease, and includes all Initial Leases and Subsequent Leases, as well as an executed binding lease agreement pursuant to which either the Partnership or the General Partner or any of its Affiliates is the lessor, regardless of whether the lease term has commenced as of the subject date or is to commence in the future, which agreement is assignable by the General Partner or such Affiliate to the Partnership, provided, however, that such agreement shall be held by the General Partner or Affiliate on a temporary or interim basis, generally not longer than six months after the acquisition of the Equipment subject to the agreement by the General Partner or Affiliate.

          "Leasing Fee" means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

          "Lessee" means the lessee under a Lease.

          "Limited Partner" means any Class A Limited Partner or the Class B Limited Partner.

          "Liquidation Period" means the period beginning on the first day after the end of the Reinvestment Period, and ending on the date on which the Partnership is finally liquidated.

          "Liquidation Proceeds" means all cash (from whatever source) available for distribution to the Partners upon liquidation of the Partnership.

          "Majority Interest" means the holders of more than 50.0% of the aggregate outstanding Units; provided, however, that, in the case of any matter to be voted on in which the General Partner or its Affiliates has an interest, the Units held by the General Partner and its Affiliates shall not be treated as outstanding for this purpose.

          "Management of Equipment" means providing the personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Partnership Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of the Partnership Equipment pursuant to
Section 5.2.

          "Management Fee" means the fee payable to the General Partner pursuant to Section 5.4(a)(iv).

          "Maximum Offering" means the sale of 500,000 Units by the Partnership.

          "Minimum Offering" means the sale of 12,000 Units by the Partnership.

          "NASAA Guidelines" means the Statement of Policy Regarding Equipment Programs adopted on November 20, 1986, effective January 1, 1987, as amended on April 22, 1988 and October 24, 1991, by the North American Securities Administrators Association, Inc.

          "Net Capital Contributions" means the Capital Contributions of the Class A Limited Partners, reduced by the Sales Commissions, Dealer-Manager Fee and O&O Expenses Reimbursement allocated to the Limited Partners under Section 4.3(f) (excluding any of these items that are amortizable under Code Section
709).

          "Net Disposition Proceeds" means the proceeds realized by the Partnership from sale, refinancing or other disposition of Partnership equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment, less all Partnership liabilities.

          "Net Offering Proceeds" means the Gross Offering Proceeds minus Sales Commissions, Dealer-Manager Fee, O&O Expenses Reimbursement and initial Reserves in the amount of 1.0% of Gross Offering Proceeds.

          "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

          "Nonrecourse Deductions" means losses, deductions or Code ss.705(a)(2)(B) attributable to "Nonrecourse Liabilities" (as defined in Treas. Reg. ss.1.752-1(a)(2)) of the Partnership. The amount of Nonrecourse Deductions shall be determined pursuant to Treas. Reg. ss.1.704-2(c).

          "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person, sent by courier service and receipted for or sent by registered or certified mail, postage prepaid, to such Person at the last known address of such Person.

          "170.0% Recovery" means the time at which the cumulative amount of Distributable Cash distributed to the Limited Partners (as a class) (taking into account all prior and concurrent distributions of Distributable Cash to the Limited Partners (as a class) under Section 4.1(a)(i) and (ii)) equals 170.0% of the Capital Contributions of the Limited Partners (as a class).

          "O&O Expenses Reimbursement" means a non-accountable payment by the Partnership to the General Partner pursuant to Section 5.4(a)(ii).

          "Offering" means the offering of Units contemplated by this Agreement.

          "Operating Lease" means a Lease under which the non-cancelable rental payments due during the initial term of the Lease are not sufficient to permit the Partnership to recover the Equipment Purchase Price of the Equipment leased thereby.

          "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership) acceptable to the General Partner.

          "Organizational and Offering Expenses" means expenses incurred in connection with preparing the Partnership for registration and subsequently offering and distributing it to the public, including sales commissions paid to broker-dealers in connection with the distribution of Units and all advertising expenses except advertising expenses related to the leasing of the Partnership's Equipment.

          "Origination Fee" means the fee paid by the Partnership to the General Partner pursuant to Section 5.4(a)(iii)(A).

          "Partner" means a General Partner or a Limited Partner.

          "Partner Nonrecourse Deductions" means losses, deductions or Code ss.705(a)(2)(B) expenditures attributable to Partner Nonrecourse Debt (as defined in Treas. Reg. ss.1.704-2(b)(4)). The amount of Partner Nonrecourse Deductions shall be determined pursuant to Treas. Reg. ss.1.704-2(i)(2).

          "Partnership Interest" means the interest of a Partner in the Partnership, whether held by such Partner or an immediate or subsequent Assignee thereof, including without limitation such Partner's right to: (i) receive a distributive share of the Profits or Losses and distributions of cash and/or other Partnership property; (ii) receive a distributive share of the Partnership's assets; and (iii) if a General Partner, participate in the management of the business and affairs of the Partnership.

          "Payout" means the time(s) when the aggregate amount of distributions actually paid to the Limited Partners (as a class) from Distributable Cash and Liquidation Proceeds, if any, during the period subsequent to the Termination Date (taking into account all prior and concurrent distributions of Distributable Cash to the Limited Partners (as a class) under Section 4.1(a)(i) and (ii) received from the Partnership during the period subsequent to the Termination Date and excluding allocations for bookkeeping purposes not actually paid) equals the amount of the Limited Partners' aggregate Capital Contributions plus their Preferred Return as of the date of determination.

          "Period" means a time period less than or equal to a Quarter.

          "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other legal entity.

          "Personal Emergency" means a situation in which a Class A Limited Partner or his or her spouse or child dies, or is confined to a hospital for a period of 90 or more consecutive days, or to a nursing home or other long-term care facility for a period of 30 or more consecutive days, or the Class A Limited Partner is divorced.

          "Preferred Return" means a 10.0% annual, cumulative return, compounded daily (from whatever sources), on the Limited Partners' Adjusted Capital Contributions, calculated from the Termination Date.

          "Profits" or "Losses" means profits or losses, as the case may be, of the Partnership as determined for federal income tax purposes, and items of income, gain, loss, deduction or credit entering into the computation thereof, with the following adjustments:

               (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income;

               (b) Code ss.705(a)(2)(B) expenditures of the Partnership that are not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income;

               (c) if the Value of any property is adjusted pursuant to the definition of "Value", the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits and Losses;

               (d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Value of such property, notwithstanding that the Basis of such Property differs from its Value;

               (e) in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account in computing Profits and Losses;

               (f) to the extent of any adjustment of the Basis of any Property pursuant to Code ss.ss.734(b) or 743(b) is required pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain or loss, as the case may be, from the disposition of the property and shall be taken into account in computing Profits and Losses;

               (g) notwithstanding anything in this Agreement to the contrary, any items of income, gain, loss or deduction specially allocated under any provisions of Sections 4.4 and 4.6 shall not be taken into account in computing Profits and Losses; and

               (h) for purposes of this Agreement, any deduction for loss on a sale or exchange of property which is disallowed to the Partnership under Code ss.ss.267(a)(1) or 707(b) shall be treated as a Code ss.705(a)(2)(B) expenditure.

          "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

          "Prospectus" means the prospectus on file with the Commission at the time the registration statement on Form S-1 (File No. ________) becomes effective (including alternative versions of the prospectus prepared for and disseminated in different jurisdictions in order to accommodate state securities considerations). If the prospectus filed on behalf of the Partnership pursuant to Rule 424 of the rules and regulations of the Commission under the Securities Act differs from the prospectus on file at the time the registration statement becomes effective, or if the prospectus is thereafter amended or supplemented pursuant to such Rule 424, the term "Prospectus" shall refer to the Prospectus filed pursuant to such Rule 424 from and after the date on which it shall have been so filed or mailed to the Commission for filing.

          "Qualified Plan" means any qualified pension, profit-sharing or stock bonus plan.

          "Quarter" means the three-calendar-month period commencing on the first day of each Year (or such shorter period ending on the last day of the Year), and each additional three-calendar-month period included within each Year (or such shorter period ending on the last day of a Year).

          "Record Date" means the date established by the General Partner for determining the identity of: (i) Class A Limited Partners entitled to receive notice of or vote at any meeting of Class A Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting; or (ii) Partners entitled to receive any notice, report or distribution of

Liquidation Proceeds or, with respect to distributions of Distributable Cash, the first business day in New York, New York after the end of the Period with respect to which such distributions shall be made.

          "Record Holder" means the Limited Partner or Assignee in whose name a Unit or the Class B Interest, as the case may be, or interest therein is registered on the books of the Partnership, as of the close of business on a Record Date.

          "Reimbursable Organizational and Offering Expenses" means those expenses incurred in connection with or related to the formation and qualification of the Partnership or a nominee thereof, the registration and qualification of the Units under applicable federal and state laws and the marketing, distribution, sale and processing of the Units, including without limitation the following: (i) legal fees and disbursements and accounting costs for the Partnership, the General Partner and the Dealer-Manager, printing costs and the costs of delivering, mailing or shipping Prospectuses (including any amendments or supplements thereto) and related sales material; (ii) the costs of preparing, printing, filing and delivering a registration statement with respect to the Units (including any amendments or supplements thereto), a "Blue Sky Survey" and all underwriting and sales agreements; (iii) the cost of preparing and printing this Agreement, other solicitation material and related documents and the cost of filing and recording such certificates or other documents as are necessary to comply with the laws of the State of Delaware for the formation of a limited partnership and thereafter for the continued good standing of a limited partnership; (iv) the cost of any escrow arrangements, including any compensation to the Escrow Agent; and (v) filing fees payable to the Commission, to state securities commissions and to the NASD, but excluding Front-End Fees.

          "Reinvested Proceeds" means any Distributable Cash remaining after First Cash Distributions and Class B Subordinated Distributions and required distributions to the General Partner, pursuant to Section 4.1, and used to purchase Equipment during the Reinvestment Period.

          "Reinvested Profits" means Profits, if any, for each Year (or Period) in excess of the aggregate Profits described in Section 4.2(a)(i) and (ii).

          "Reinvestment Period" means the period from the Closing Date until the end of the Quarter during which the date that is seven years from the Closing Date occurs, unless extended up to an additional four Quarters by election of the General Partner.

          "Removal Effective Date" means the effective date of removal of a General Partner as provided herein or as otherwise agreed between the removed General Partner and any successor General Partner(s).

          "Reserves" means amounts allocated to reserves maintained for working capital of the Partnership and contingencies, as provided in Section 5.2(d).

          "Residual Value" means the net amount realized upon the Sale of Equipment.

          "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

                  (a) a transaction involving Partnership securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

                  (b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                           (i)       Limited Partner voting rights;

                           (ii)      the term of existence of the Partnership;

                           (iii)     General Partner compensation; or

                           (iv)      the Partnership's investment objectives.

          "Roll-Up Entity" means the partnership, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

          "Sale" means the sale, exchange, involuntary conversion, casualty (other than a casualty followed by refurbishing or replacement), condemnation or other disposition of assets by the Partnership.

          "Sales   Commission"   means  the  fee  payable  to  the  unaffiliated
broker-dealers selling the Units by the Partnership pursuant to Section 5.4(a)(i)(A).

          "Schedule A" means the schedule of the General and Class B Limited Partners' names and addresses.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any Person who shall manage or participate in the management of the Partnership, and any Affiliate of any such Person. Sponsor does not include a Person whose only relation with the Partnership is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and broker-dealers whose only compensation is for professional services rendered in connection with the offering of Partnership interests.

          "Subscription Agreement" means the Subscription Agreement included as Exhibit C to the Prospectus.

          "Subsequent   Lease"  means  any  Lease  that   commences   after  the
termination, or constitutes an extension, renewal or re-lease, of an Initial Lease.

          "Tax Counsel" means Ballard Spahr Andrews & Ingersoll, or other recognized tax counsel engaged by the General Partner.

          "Tax Distributions" means amounts distributed to the Partners to provide Partners with amounts to pay federal income taxes (assuming such Partners are taxed in the 31.0% bracket) with respect to gains from Sales, but only to the extent that such taxes exceed the amounts distributed pursuant to Sections 4.1(a)(i)(A) and (B).

          "Termination Date" means the earliest of: (i) the date on which the Maximum Offering has been sold; (ii) the date 12 months from the date of the Prospectus if the Minimum Offering has not been sold; (iii) the date 24 months from the date of the Prospectus; and (iv) the date of the termination of the Offering by the General Partner.

          "Treas. Reg." means final regulations issued by the U.S. Treasury Department pursuant to the Code, including any subsequent amendments thereto, or any regulations subsequently issued in lieu thereof.

          "Triple Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and under which the non-cancelable rental payments pursuant to such Lease are net to the Partnership.

          "Unit" means a unit of limited partnership interest in the Partnership held by a Class A Limited Partner, representing an initial Capital Contribution of $100. The Partnership may issue partial Units if an investment is not made in multiples of $100.00.

          "Unrecovered Capital Contribution" means, with respect to a Unit, the excess of (i) the Capital Contribution allocable to the Unit over (ii) the distributions from any source paid by the Partnership with respect to such Unit.

          "Upgrade" means Equipment that is designed to be added or connected to existing Equipment in order to enhance the function and performance of such Equipment.

          "Value" with respect to any property shall mean:

               (a) The fair market value of any property on the date a Partner contributes such property to the Partnership;

               (b) The fair market value of:

                    (i) any property on the date the Partnership distributes all or any portion of such property to a Partner as consideration for all or a portion of the Partner's Partnership Interest (see Treas. Reg. ss.1.704-1(b)(2)(iv)(f)(5)(ii));

                    (ii) all of the  Partnership's  properties  on the  date  of
                         liquidation  of  the  Partnership   (see  Treas.   Reg.
                         ss.1.704-1(b)(2)(iv)(f)(5)(ii)); or

               (c) The Basis of an item of property in all other circumstances.

See Section 3.6 (a) below for a discussion of instances in which the Partnership shall increase the Capital Accounts of the Partners to reflect revaluations of Partnership property in accordance with Treas. reg. ss.1.704-1(b)(2)(iv)(d), (f) and (g). The Value of Property shall be increased or decreased, as the case may be, to reflect any adjustments to the Basis of such Property pursuant to Code ss.ss.734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv); provided, however, that no adjustment shall be made under this paragraph in respect of any matter as to which an adjustment has been made under paragraphs (i), (ii) or (iii) above.

          "Voluntary Withdrawal" means the withdrawal of the General Partner pursuant to subsections (1), (6), (7), (8), (9) or (10) of Section 17-402 of the Delaware Act.

          "Withdrawal" means those events of withdrawal provided for by Section 17-402 of the Delaware Act, except for subsections (4) and (5) of Section 17-402 of the Delaware Act.

          "Year" means the Partnership's annual accounting period for financial accounting and federal income tax purposes, which ends on December 31.


                                   ARTICLE TWO

             CONTINUATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM

SECTION 2.1    Continuation of Partnership.

          The parties hereto hereby enter into and continue the Partnership pursuant to the provisions of the Delaware Act, and such other provisions of applicable law as shall pertain to limited partnerships organized pursuant to the Delaware Act.

SECTION 2.2    Name, Principal Office and Name and Address of
               Registered Agent for Service of Process.

          The Partnership shall continue to be conducted under the name "Capital Preferred Yield Fund - V, L.P." The principal place of business and office of the Partnership shall be 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235. The registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801. The registered agent of the Partnership for service of process at such address shall be The Corporation Trust Company.

SECTION 2.3    Purpose.

          The Partnership is organized for the object and purpose of: (i) acquiring, upgrading, purchasing, exchanging, leasing, assigning, owning, modifying, financing, borrowing, maintaining, operating, improving, selling, creating security interests in, pledging, reinvesting in, transferring or otherwise disposing of Equipment and other personal property of all kinds, in any part of the world; and (ii) establishing, acquiring, conducting and carrying on any business or businesses suitable, necessary, useful or convenient in connection therewith.

SECTION 2.4    Term.

          The Partnership shall continue in full force and effect until December 31, 2009, unless dissolved prior thereto pursuant to this Agreement or by law.

                                  ARTICLE THREE

                              PARTNERS AND CAPITAL

SECTION 3.1    General Partner.

          The address of the General Partner is 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235. Its Capital Contribution from time to time shall be the amount reflected in the books and records of the Partnership. The General Partner shall not be required to make any additional Capital Contributions to the Partnership, other than as provided in Section 9.3.

SECTION 3.2    Original Limited Partner.

          By his execution hereof, the Original Limited Partner hereby withdraws as the Original Limited Partner and the parties hereto agree to the return to him of his Capital Contribution.

SECTION 3.3    Class B Limited Partner.

          The address of the Class B Limited Partner is 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235. The Class B Limited Partner agrees to contribute, from time to time on or immediately after each date on which the Partnership acquires Equipment, cash as its Capital Contributions to the Partnership in an aggregate amount equal to $10,000 for every $1,000,000 in Gross Offering Proceeds received by the Partnership as of that date; provided that, as of the Termination Date, the aggregate amount of the cash shall equal 1.0% of Gross Offering Proceeds as of the Termination Date. The Class B Limited Partner's Capital Contribution from time to time shall be the amount reflected in the books and records of the Partnership. The Class B Limited Partner shall not be required to make any other Capital Contributions to the Partnership. The Class B Limited Partner shall not purchase any Units.

SECTION 3.4    Class A Limited Partners.

          (a) The General Partner is authorized to admit Class A Limited Partners to the Partnership from time to time by selling not more than the Maximum Offering, provided that no Class A Limited Partners shall be admitted to the Partnership until acceptable subscriptions for the Minimum Offering have been received.

          (b) The minimum investment of each Class A Limited Partner shall be 25 Units (10 Units for IRAs and Qualified Plans) representing a Capital
Contribution of $2,500 ($1,000 for IRAs and Qualified Plans). Such Capital Contribution shall be made in full in cash. Aggregate purchases of Units by the General Partner, the Dealer-Manager, their respective Affiliates and employees of any of them must be less than 5.0% of total Units sold.

          (c) The names and addresses of the Class A Limited Partners admitted as provided herein, and their Capital Contributions from time to time, shall be as reflected in the books and records of the Partnership. The Partnership shall not be required to recognize any Class A Limited Partner as a nominee, agent or representative of any beneficial owner, but shall treat all Class A Limited Partners as the beneficial owners of their respective Units.

          (d) The offering of Units for sale shall terminate on the Termination Date.

          (e) All funds in respect of Units for which subscriptions have been received prior to the Closing Date shall be deposited in an interest-bearing escrow account with the Escrow Agent. Subscriptions for Units shall be accepted or rejected by the General Partner within 30 days after their receipt. The General Partner retains the unconditional right to refuse to accept any subscriber as a Class A Limited Partner, in which event the funds delivered by such subscriber shall be promptly returned to the subscriber without deduction. Upon receipt of subscriptions acceptable to the General Partner for not less than the Minimum Offering prior to the Termination Date and the determination of the General Partner to proceed to Closing, the Closing Date shall be set by the General Partner, and the Escrow Agent shall release such subscription funds to the Partnership at the Closing. Before commencing business, the Partnership shall have received gross proceeds from the offering of not less than $1,200,000 after payment of all Organizational and Offering Expenses. Any interest earned on monies paid by each subscriber during the period that such monies are held in escrow prior to the Closing shall be paid to each such subscriber following release of subscription funds. If the Escrow Agent does not receive acceptable subscriptions for at least the Minimum Offering on or before the Termination Date, the Escrow Agent shall return all monies deposited by subscribers, together with any interest earned thereon. Subject to Section 3.4(b), the General Partner and its Affiliates shall have the right to subscribe for Units for their own accounts, but any such subscriptions shall not be included for purposes of determining whether the Minimum Offering has been achieved.

          After the Closing Date, additional subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Class A Limited Partners at such times as the General Partner shall determine.

          (f) To accomplish the purpose of this Section 3.4, the General Partner is hereby authorized to do all things necessary to admit such Class A Limited Partners, including without limitation registering the Units under the Securities Act, qualifying the Units for sale with state securities regulatory authorities or perfecting exemptions from qualification and entering into underwriting or selling arrangements with the Dealer-Manager for the solicitation of the Units, upon such terms and conditions as the General Partner may deem advisable.

          (g) Each subscriber whose subscription is acceptable to the General Partner as contemplated by Section 3.4(e) shall become a Class A Limited Partner as of the Closing Date or, in the case of subscriptions accepted after the Closing Date, such later date as the General Partner shall determine. Any subscriber shall be admitted to the Partnership within 15 days after release of his funds from escrow to the Partnership. Any Partner whose subscription is accepted by the General Partner after the Closing Date shall be admitted to the Partnership not later than the last day of the calendar month following the date their subscription was accepted by the General Partner.

SECTION 3.5    Partnership Capital.

          (a) No Partner shall be paid interest on any Capital Contribution.

          (b) Except as otherwise provided in this Agreement, the Partnership shall not redeem or repurchase any Unit, no Partner shall have the right to withdraw, or receive any return of, his Capital Contribution and no Capital Contribution may be returned in the form of property other than cash.

          (c) No Class A Limited Partner shall have priority over any other Class A Limited Partner, either as to the return of his Capital Contribution or as to Profits or Losses or distributions, except as otherwise specifically provided herein.

          (d) The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner.

          (e) A creditor who makes a nonrecourse loan to the Partnership shall not have or acquire at any time, solely as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a creditor or secured creditor, as the case may be.

SECTION 3.6    Capital Accounts.

          (a) The Partnership shall establish and maintain a separate Capital Account for each Partner according to the rules of Treas. Reg. ss.1.704-1(b)(2)(iv). For this purpose, the Partnership shall, upon the occurrence of the events specified in Treas. Reg. ss.1.704-1(b)(2)(iv)(d) and

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



(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treas. Reg. ss.1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property; provided, however, that the admission of an additional subscriber to the Partnership as a Class A Limited Partner in accordance with
Section 3.4(e) shall not be treated, for purposes of this Agreement, as an event specified in Treas. Reg. ss.1.704-1(b)(2)(iv)(d), (f) or (g).

          (b) For purposes of computing the amount of any item of Partnership income, gain, loss or deduction to be allocated pursuant to Article Four, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of Depreciation used for this purpose).

          (c) Profit or Loss shall be charged or credited to the Capital Accounts in accordance with the manner in which such items are allocated pursuant to Article Four, taking into account the special allocations of Sections 4.4 and 4.6.

          (d) Upon the transfer of all or any portion of a Unit, Class B Interest or a General Partner Partnership Interest, the portion of the Capital Account of the transferor that is attributable to the transferred Unit, Class B Interest or General Partner Partnership Interest shall carry over to the transferee. However, if the transfer causes a termination of the Partnership under Code ss.708(b)(1)(B), the Capital Account that carries over to the transferee shall be adjusted in accordance with the constructive liquidation and reconstitution rules under Treas. Reg. ss.1.708-1.

SECTION 3.7    Loans By Partners.

          Loans by Partners to the Partnership shall not be considered Capital Contributions. If any Partner advances funds to the Partnership in excess of his Capital Contribution, such advances shall not increase the Capital Account balance of such Partner. The amount of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of Partnership assets in accordance with the terms and conditions upon which such advances are made.

SECTION 3.8    Return of Capital.

          Without any deductions for sales commissions and other Front-End Fees payable to any Person, any portion of the Class A Limited Partners' Capital Contributions received by the Partnership within 12 months after the date of the Prospectus (except for any amounts set aside for Reserves) and not invested in or committed to the purchase of Equipment within 24 months after the date of the Prospectus, and any portion of the Class A Limited Partners' Capital Contributions received by the Partnership after 12 months after the date of the Prospectus and not invested in or committed to the purchase of Equipment within 12 months after the Termination Date, shall be distributed pro rata to all Class A Limited Partners (in proportion to their Capital Contributions) as a return of capital. Any funds with respect to which the Partnership has executed, within the applicable period described in the preceding sentence, a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract contemplating the acquisition by the Partnership of Equipment, shall be deemed committed to investment on that date for purposes hereof but shall subsequently be required to be returned to the Class A Limited Partners if the investment of such funds is not consummated or the contingent payments are not made.

SECTION 3.9    Liability of Limited Partners.

          The liability of each Limited Partner for the losses, debts, liabilities and obligations of the Partnership shall, so long as such Limited Partner complies with the provisions of Section 11.3, be limited to his Capital Contribution and his share of the assets and any undistributed Profits of the Partnership. No Limited Partner shall be required to lend funds to the Partnership or, after his Capital Contribution has been paid, make any further capital or other contribution to the Partnership. It is the intent of the Partners that no distribution (or any part of any distribution) made to any Limited Partner pursuant to Article Four shall be deemed, for the purposes of the Delaware Act only, a return or withdrawal of capital, even if such distribution represents, in full or in part, an allocation of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Partnership's income, and that no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. If any court of competent jurisdiction holds, however, that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partner.



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



SECTION 3.10   Investment in Equipment.

          The General Partner shall cause Investment in Equipment to be at least an amount that is the greater of (a) 80.0% of Gross Offering Proceeds reduced by
 .0625% for each 1.0% of indebtedness encumbering Partnership Equipment, or (b) 75.0% of Gross Offering Proceeds. The percentage of indebtedness encumbering Partnership Equipment shall be calculated by dividing the amount of indebtedness by the aggregate Equipment Purchase Price of Partnership Equipment, excluding any Front-End Fees. The amount of indebtedness encumbering Partnership Equipment shall be calculated as of the date on which the level of Investment in Equipment is being tested, after giving effect to any transaction occurring on such date that would affect the level of Investment in Equipment. To the extent that such limitation is not otherwise satisfied, any Acquisition Fees payable or paid to the General Partner by the Partnership shall be reduced or refunded by the General Partner to the Partnership to the extent necessary to comply with such limitation. Any such refund shall bear interest calculated at a rate of 1.0% per month if such refund is not made within 30 days after the end of any calendar quarter in which the Partnership's Investment in Equipment fails to satisfy such minimum investment.


                                  ARTICLE FOUR

                          DISTRIBUTIONS AND ALLOCATIONS

SECTION 4.1    Distributions.

          (a) Distributable Cash. Distributable Cash for each Period shall be distributed to the Partners on the Payment Date (see Section 4.1(f) below) in the order and priority set forth in Section 4.1(a)(i), (ii) and (iii).

                           (i)      During the Reinvestment Period.  During the
         Reinvestment  Period,   Distributable  Cash  shall  be  distributed  or
         reinvested (as the case may be) in the following order and priority:

                                    (A) First,  1.0% to the General  Partner and
                  99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the Class A Limited Partners (as a class) receive an amount of Distributable Cash equal to the First Cash Distributions;

                                    (B) Second, any remaining Distributable Cash
                  (after taking into account distributions described in Section 4.1(a)(i)(A)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the Class B Limited Partners (as a class) receive an amount of Distributable Cash equal to the Class B Subordinated Distributions; and

                                    (C) Third, all remaining  Distributable Cash
                  (after taking into account distributions described in Section 4.1(a)(i)(A) and (B)) shall be treated as Reinvested Proceeds reinvested according to the reinvestment guidelines set forth in Section 5.2(h).

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




                           Notwithstanding the foregoing, during the Reinvestment Period, Distributable Cash, in excess of amounts distributed pursuant to Section 4.1(a)(i)(A) and (B), shall be distributed to the Partners as Tax Distributions, if necessary to provide funds for payment of income taxes on the sale of Equipment. Tax Distributions shall be distributed 1.0% to the General Partner and 99.0% to the Limited Partners (as a class), on a pari passu basis.

                      (ii) After the Reinvestment Period and Prior to Achievement of Payout and 170.0% Recovery. After the Reinvestment Period and until achievement by the Limited Partners of Payout and 170.0% Recovery, Distributable Cash for each Period shall be distributed in the following order and priority:

                                    (A) First,  1.0% to the General  Partner and
                  99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the Class A Limited Partners (as a class) receive an amount of Distributable Cash equal to the First Cash Distributions;

                                    (B) Second, any remaining Distributable Cash
                  (after taking into account distributions  described in Section
                  4.1 (a)(ii)(A)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the Class B Limited Partners (as a class) receive an amount of Distributable Cash equal to the Class B Subordinated Distributions;

                                    (C) Third, any remaining  Distributable Cash
                  (after taking into account distributions described in Section 4.1(a)(ii)(A) and (B)) 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the Class A Limited Partners (as a class) achieve Payout;

                                    (D) Fourth, any remaining Distributable Cash
                  (after taking into account distributions described in Section 4.1(a)(ii)(A)-(C)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the Class B Limited Partners (as a class) achieve Payout; and

                                    (E) Fifth, any remaining  Distributable Cash
                  (after taking into account distributions described in Section 4.1(a)(ii)(A)-(D)) 1.0% to the General Partner and 99.0% to the Limited Partners (as a class), on a pari passu basis, until such time as the Limited Partners (as a class) achieve 170.0% Recovery.

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




                    (iii) After the Reinvestment Period and After Achievement of Payout and 170.0% Recovery. After the Reinvestment Period and after achievement by the Limited Partners of Payout and 170.0% Recovery, Distributable Cash for each Period shall be distributed 10.0% to the General Partners (as a class) and 90.0% to the Limited Partners (as a class), on a pari passu basis.

                           Notwithstanding  anything  in Section  4.1(a)(ii)  or
         (iii) to the contrary, after the Reinvestment Period, Distributable Cash available for distribution to the Partners (after taking into account distributions described in Section 4.1(a)(ii)(A) and (B)), shall be distributed to the Partners, on a pari passu basis, to the extent of and in proportion to the aggregate amount of Reinvested Profits previously allocated to the General Partner and the Limited Partners (as a class) pursuant to Section 4.2(a). All distributions under this paragraph shall be applied toward the distributions of Distributable Cash under Section 4.1(a)(ii)(C)-(E) and 4.1(a)(iii).

                  (b) Liquidation Proceeds. Liquidation Proceeds shall be distributed to the Partners, on a pari passu basis, in proportion to the positive balances in their Capital Accounts at the time of such distribution as provided in Section 9.3(b).

                  (c)      Sharing of Distributions to Partners.

                           (i) General Partners. All distributions of Distributable Cash to the General Partners (as a class) shall be shared by the General Partners, on a pari passu basis, in proportion to their respective percentage General Partner Partnership Interests as of the Record Date for the distribution.

                      (ii) Class A Limited Partners. All distributions of Distributable Cash to the Class A Limited Partners (as a class) shall be shared by the Class A Limited Partners, on a pari passu basis, in proportion to their respective holdings of Units as of the Record Date for the distribution; however, notwithstanding the foregoing, Distributable Cash relating to Periods during which one or more Class A Limited Partners are admitted to the Partnership shall be shared by the Limited Partners pro rata based on the number of days during such Period that each Class A Limited Partner is a Partner of the Partnership and on the number of Units that each Class A Limited Partner holds during such Period.

                     (iii) Class B Limited Partners. All distributions of Distributable Cash to the Class B Limited Partners (as a class) shall be shared by the Class B Limited Partners, on a pari passu basis, in proportion to their respective percentage Class B Interests as of the Record Date for the distribution.

                     (iv) Limited Partners. All distributions of Distributable Cash to the Limited Partners (as a class) shall be shared 99.0% by the Class A Limited Partners (as a class) and 1.0% by Class B Limited Partners (as a class), on a pari passu basis.

                  (d) Determination of Distributees. All distributions pursuant to Section 4.1 shall be made to the Persons shown on the Partnership's books and records as Partners as of the Record Date for the distribution.

                  (e) Withholding. The General Partner may withhold from distributions to any Partner any amount required to be withheld pursuant to the Code or any other law, rule or regulation. Any amount so withheld shall be treated as a distribution to the affected Partner.

                  (f) Payment Dates. Distributable Cash for each Period shall be accrued in the name of the Partners not later than 30 days after the end of each such Period. However, the Partners may elect to have such cash distributed to them either monthly or quarterly by the General Partner.

SECTION 4.2    Allocations of Profits and Losses.

                  (a) Profits. After first giving effect to the allocations, if any, pursuant to Sections 4.3, 4.4 and 4.5, Profits for any Year shall be allocated in the following order and priority:

                      (i) First, Profit shall be allocated to the Partners in proportion to, and to the extent of, Losses allocated to the Partners pursuant to Section 4.2(b) for all prior Years, in reverse chronological order and priority (as set forth in Section 4.2(b)). To the extent any allocations of Losses are offset pursuant to this
         Section 4.2(a)(i), such Losses shall be disregarded for purposes of computing subsequent allocations as described in this Section 4.2(a)(i);

                     (ii) Second, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)) 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Class A Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and the Class A Limited Partners (as a class) under this

         Section 4.2(a)(ii) for all prior Years) to the aggregate distributions of Distributable Cash made to them under Section 4.1(a)(i)(A) and
         (a)(ii)(A) for the Year and all prior Years;

                    (iii) Third, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i) and (ii)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Class B Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and Class B Limited Partners (as a class) under this Section 4.2(a)(iii) for all prior Years) to the aggregate distributions of Distributable Cash made to them under Section 4.1(a)(i)(B) and
         (a)(ii)(B) for the Year and all prior Years;

                     (iv) Fourth, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)-(iii)) 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Class A Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and the Class A Limited Partners (as a class) under this
         Section 4.2(a)(iv) for all prior Years) to the aggregate distributions of Distributable Cash made to them under Section 4.1(a)(ii)(C) for the Year and all prior Years;

                  (v) Fifth, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)-(iv)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Class B Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and the Class B Limited Partners (as a class) under this
         Section 4.2(a)(v) for all prior Years) to the aggregate distributions of Distributable Cash made to them under Section 4.1(a)(ii)(D) for the Year and all prior Years;

                 (vi) Sixth, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)-(v)) 1.0% to the General Partner and 99.0% to the Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and the Limited Partners (as a class) under this Section 4.2(a)(vi) for all prior Years) to the aggregate distributions of Distributable Cash made to them under Section 4.1(a)(ii)(E) for the Year and all prior Years; and

                (vii) Seventh, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)-(vi)) 10.0% to the General Partner and 90.0% to the Limited Partners (as a class).

                           Reinvested  Profits  shall be  allocated in  the same
manner described in Section 4.2(a)(iv)-(vii) as if the Reinvested Proceeds to which such Reinvested Profits relate had actually been distributed to the Partners, in such Year, as Distributable Cash in accordance with Section 4.1(a)(ii)(C)-(E) and Section 4.1(a)(iii). All allocations under this paragraph shall be applied toward the allocations of Profit under Section 4.2(a)(iv)-(vii).

                           All  allocations of  Profit  for  each Year  shall be
made after giving effect to all distributions of Distributable Cash made on or before the date of such allocations.

                           All  Profits relating  to  transactions  resulting in
Liquidation Proceeds shall be allocated in the manner set forth in this Section 4.2(a) as if the Liquidation Proceeds relating thereto constituted Distributable Cash and had been previously distributed in the same manner described in Section 4.1(a)(ii) and (iii) as Distributable Cash.

                  (b) Losses. After giving effect to the allocations, if any, described in Sections 4.3, 4.4 and 4.5, Losses for any Year shall be allocated in the following order and priority:

                           (i) First, to the Partners in proportion to, and to the extent of, any Profits allocated as described in Section 4.2(a)(ii) for the Year and all prior Years, in reverse chronological order and priority (as set forth in Section 4.2(a)(ii)-(vii)). To the extent any allocations of Profits are offset as described in this Section 4.2(b)(i), such Profits shall be disregarded for purposes of computing subsequent allocations as described in this Section 4.2(b)(i); and

                      (ii) Second, 1.0% to the General Partner and 99.0% to the Limited Partners (as a class), on a pari passu basis.

                  (c)      Sharing of Allocations to Partners.

                           (i) General Partners. All allocations of Profit and Loss (including allocations under Sections 4.3, 4.4, 4.5 and 4.6) to the General Partners (as a class) shall be shared by the General Partners, on a pari passu basis, in proportion to their respective percentage General Partner Partnership Interests as of the date of such allocations.

                      (ii) Class A Limited Partners. All allocations of Profit and Loss (including allocations under Sections 4.3, 4.4, 4.5 and 4.6) to the Class A Limited Partners (as a class) shall be shared by the Class A Limited Partners, on a pari passu basis, in proportion to their respective holdings of Units as of the date of such allocations; however, notwithstanding the foregoing, Profit or Loss relating to Periods during which one or more Class A Limited Partners are admitted to the Partnership shall be shared by the Limited Partners pro rata based on the number of days during such Period that each Class A Limited Partner is a Partner of the Partnership and on the number of Units that each Class A Limited Partner holds during such Period.

                    (iii) Class B Limited Partners. All allocations of Profit and Loss (including allocations under Sections 4.3, 4.4, 4.5 and 4.6) to the Class B Limited Partners (as a class) shall be shared by the Class B Limited Partners, on a pari passu basis, in proportion to their respective percentage Class B Limited Partner Class B Interests as of the date of such allocations.

                     (iv) Limited Partners. All allocations of Profit and Loss (including allocations under Sections 4.3, 4.4, 4.5 and 4.6) to the Limited Partners (as a class) shall be shared 99.0% by the Class A Limited Partners (as a class) and 1.0% by the Class B Limited Partners (as a class), on a pari passu basis.

SECTION 4.3    Special Allocations.

                  (a) Losses allocated pursuant to Section 4.2(b) to any Partner for any Year shall not exceed the maximum amount of Losses that can be so allocated without causing or increasing a Capital Account deficit with respect to such Partner as of the end of such Year. To the extent that Losses allocated to a Limited Partner pursuant to Section 4.2(b) would, but for this Section 4.3(b), exceed the limitation of the preceding sentence, such Losses shall be allocated first to other Partners in proportion to, and to the extent of, their positive Capital Account balances (computed with the adjustments taken into account in determining a Partner's Capital Account deficit, but disregarding the General Partner's obligation to make contributions to the Partnership upon liquidation), and then to the General Partner. The General Partner shall have the authority to allocate items of income and gain for subsequent Years so as to offset, as quickly as possible, any allocation of Losses under this Section 4.3(b).

                  (b) Notwithstanding anything in this Agreement to the contrary, items of Company income and gain shall be allocated, before any other allocation of Partnership items is made pursuant to this Agreement, so as to comply with the minimum gain chargeback requirements of Treas. Reg. ss.ss.1.704-2(f) and 1.704-2(i)(4), and this Section 4.3(c) shall be interpreted consistently therewith.

                  (c) Notwithstanding anything in this Agreement to the contrary, items of Company income and gain shall be allocated, before any other allocation of Partnership items is made pursuant to this Agreement, so as to comply with the "qualified income offset" rules of Treas. Reg. ss.1.704-1(b)(2)(ii)(d), and this Section 4.3(d) shall be interpreted consistently therewith. The General Partners shall have the authority to allocate items of deduction and loss for subsequent Years so as to offset, as quickly as possible, any prior allocation of income and/or gain under this
Section 4.3(d).

                  (d) If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss or deduction as a result of any transaction between such Partner and the Partnership pursuant to Code ss.ss.1272-1274, 7872, 483, 482 or any similar provision now or hereafter in effect, any corresponding item of income, gain, loss or deduction recognized by the Partnership shall be allocated to the Partner who was charged with such item.

                  (e) The Dealer-Manager Fees, Sales Commissions and O&O Expenses Reimbursement (except to the extent amortizable under Code ss.709) shall, immediately upon their payment by the Partnership, be allocated 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis. Items of income and gain for subsequent Years shall be allocated to the General Partner equal to the aggregate allocations to it under this Section 4.3(f), so as to offset, as quickly as possible, the allocations to the General Partner under this Section 4.3(f). Reimbursable Organizational and Offering Expenses in excess of the O&O Expenses Reimbursement shall, as such costs are amortized or deducted by the Partnership in accordance with the Code (or, if not amortizable or deductible, then immediately upon their payment on behalf of the Partnership), be allocated 100.0% to the General Partner.

                  (f) All items of Depreciation with respect to the Equipment and all items of loss resulting from Sales ("Loss On Sale") shall be allocated 100.0% to the Limited Partners (as a class), until such time as the cumulative amount of Depreciation and Loss On Sale allocated under this Section 4.3(g) to the Limited Partners equals their aggregate Net Capital Contributions.

                  (g) Notwithstanding anything in this Agreement to the contrary, and before any other allocation is made under Section 4.2, this
Section 4.3, or Sections  4.4 and 4.5,  items of income and gain for the current

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




Year (or Period) shall be allocated, as quickly as possible, to the General Partner to the extent of any deficit balance existing in the General Partner's Capital Account as of the closing of the immediately preceding Year, in order to restore the balance in the General Partner's Capital Account to zero.

                  (h) The General Partners shall allocate Profits, Losses and other items properly allocable to any Year or other period using any method approved by the General Partners and permitted by Code ss.706 and the Treasury Regulations thereunder.

                  (i) Nonrecourse Deductions for any Year or other period shall be specially allocated among the Partners in proportion to their interest in the Depreciation deductions attributable to the Equipment giving rise to such Nonrecourse Deductions as set forth in Section 4.3(g) above.

                  (j) Any Partner Nonrecourse Deductions for any Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions relate in accordance with Treas. Reg. ss.1.704-2(i).

                  (k) The purpose and the intent of the special allocations provided for in this Section 4.3 are to comply with the provisions of Code ss.ss.704 and 752 and the Treasury Regulations thereunder, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the General Partners, in allocating items of income, gain, loss, or deduction among the Partners, shall take into account the special allocations in such a manner that the net amount of allocations to each Partner shall be the same as such Partner's distributive share of Profits and Losses would have been had the events requiring the special allocations not taken place. The General Partners shall apply the provisions of this Section 4.3 in whatever order the General Partners reasonably believe will minimize any economic distortion that otherwise might result from the application of the special allocations and still comply with the requirements of Code ss.ss.704 and 752 and the Treasury Regulations thereunder.

SECTION 4.4    Tax Allocations.

                  (a) Except as otherwise provided in this Section 4.4, items of Partnership taxable income, gain, loss and deduction shall be determined in accordance with Code ss.703, and the Partners' distributive shares of such items for purposes of Code ss.702 shall be determined according to their respective shares of Profits or Losses to which such items relate in accordance with Code ss.704 and the Treasury Regulations thereunder.

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




                  (b) Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code ss.704(c) and Treas. Reg. ss.1.704-3(c) (the traditional method with curative allocations), so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

                  (c) If the Book Value of any Partnership asset is adjusted pursuant to Section 3.6, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code ss.704(c).

                  (d) Allocations of tax credits, tax credit recapture and any items related thereto shall be allocated to the Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treas. Reg.
ss.1.704-1(b)(4)(ii).

                  (e) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, distributions or other Partnership items pursuant to any provision of this Agreement.

                  (f) The Partners' shares of nonrecourse liabilities of the Partnership shall be determined in accordance with Treas. Reg. ss.1.752-3. For purposes of Treas. Reg. ss.1.752-3(a)(3), the interest of the General Partner in Profits and the interest of the Limited Partners (as a class) in Profits shall be determined in accordance with the Partners' respective interests in the Depreciation deductions attributable to the Equipment giving rise to such Nonrecourse Deductions as set forth in Sections 4.3(g) and (j) above.

                  (g) In the event the Partnership recognizes gain from the disposition of any property described in Section 1245 of the Code ("Section 1245 Property"), each Partner's distributive share of the gain recognized by the Partnership under Section 1245(a)(1) of the Code is equal to the lesser of the Partner's share of the total gain from the disposition of such Section 1245 Property or the Partner's share of the depreciation or amortization previously allowed to the Partnership with respect to such Section 1245 Property. Any gain recognized by the Partnership under Section 1245(a)(1) of the Code that is not allocated under the preceding sentence of this paragraph shall be allocated among the Partners whose shares of total gain from the disposition of such

Section 1245 Property exceed their shares of depreciation or amortization with respect to such Section 1245 Property and is allocated to those Partners in proportion to (but not in excess of) their shares of the total gain (including gain recognized under Section 1245(a)(1) of the Code) from the disposition of such Section 1245 Property.

                  (h)  In  the  event  that  Section  1245   Property  has  been
contributed to the Partnership by a Partner, such Partner's share of depreciation or amortization with respect to such Section 1245 Property shall, for purposes of Section 4.4(g) above, include the amount of depreciation or amortization allowed or allowable to the Partner for the period prior to the contribution of such Section 1245 Property. A Partner's share of depreciation or amortization with respect to property contributed by a Partner shall for this purpose be further adjusted to account for any curative allocations made under
Section 704(c) subsequent to the contribution of such property in accordance with the following rules:

                           (i)  The contributing Partner's share of depreciation
or amortization with respect to the contributed property shall be decreased (but not below zero) by the amount of any curative allocation of ordinary income to the contributing Partner with respect to such property and by the amount of any curative allocation of deduction or loss (other than capital loss) to the noncontributing Partners with respect to such property.

                           (ii)  A  noncontributing Partner's share of deprecia-
tion or amortization with respect to the contributed property shall be increased by the noncontributing Partner's share of any curative allocation of ordinary income to the contributing Partner with respect to such property and by the amount of any curative allocation of deduction or loss (other than capital loss) to the noncontributing Partner with respect to such property.

                           (iii) The Partners' share  of depreciation or amorti-
zation with respect to property from which curative allocations of depreciation or amortization are taken is determined without regard to such curative allocations.

                  (i) Sections 4.4(g) and 4.4(h) are intended to comply with Treas. Reg. ss. 1.1245-1(e)(2) and shall be interpreted in a manner consistent therewith.

SECTION 4.5    Curative Allocations; Uniformity of Units.

                  If the General Partner determines, after consultation with Tax Counsel, that (a) the allocation of any item of Partnership income, gain, loss, deduction or credit is not specified in this Article Four (an "unallocated item"), or (b) the allocation of any item of Partnership income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Partners' economic interests in the Partnership (determined by reference to Treas. Reg. ss.ss.1.704-1(b) and 1.704-2(c), Treas. Reg. ss.1.752-1 through -5 (a
"misallocated item"), or (c) the allocation of an item of Partnership income, gain, loss, deduction or credit is inconsistent with the general intent and purposes of this Article Four, as determined by the General Partner, in its sole and absolute discretion acting in its fiduciary capacity as a General Partner of the Partnership (an "erroneously allocated item"), then the General Partner may allocate such unallocated items, or reallocate such misallocated items, or reallocate such erroneously allocated items to reflect such economic interests and general intent and purposes of this Article Four. In addition, the General Partner is authorized to allocate specially items of income or gain to the extent necessary to achieve and maintain the financial uniformity of the Units for purposes of determining Payout for the Class A Limited Partners.

SECTION 4.6    Changes in Units or Partnership Interests.

                  (a) Except as otherwise provided in Section 4.6(b), the Partnership shall use a semi-monthly convention to determine the Class A Limited Partners' respective interests in Profits, Losses, other specially allocated items and distributions of Distributable Cash hereunder in any Year in which additional Class A Limited Partners are admitted to the Partnership. Under the convention, a Class A Limited Partner entering the Partnership on or before the 15th day of the month shall be treated as having entered on the first day of the month, and a Class A Limited Partner entering the Partnership after the 15th, and on or before the last day of the month, shall be treated as having entered on the first day of the next month.

                  (b) Class A Limited Partners who acquire Units during any month, other than from the Partnership, shall (except in cases where such Class A Limited Partners have acquired all of the Units held by a Class A Limited Partner) be treated as entering the Partnership on the first day of the next month for purposes of determining the interest of such Class A Limited Partners in Profits, Losses and other specially allocated items hereunder, and distributions of Distributable Cash.

                  (c) A Class A Limited Partner whose Units are repurchased by the Partnership pursuant to Section 7.6 shall, for purposes of the foregoing allocation provisions, be treated as having reduced or eliminated his Units as of the first day of the month immediately following the effective date of the repurchase.

                  (d) Notwithstanding the provisions of paragraphs (a) and (b) above, the General Partner shall treat Class A Limited Partners as being admitted to the Partnership on the day they acquire Units for purposes of determining the interest of such Class A Limited Partners in Profits, Losses and other specifically allocated items hereunder and in distributions of Distributable Cash hereunder in cases where the new Class A Limited Partners have acquired all the Units of former Class A Limited Partners and may, in its sole discretion, choose to apply the Actual Day Convention to other cases in which Class A Limited Partners are admitted to the Partnership.


                                  ARTICLE FIVE

                RIGHTS, OBLIGATIONS AND POWERS OF GENERAL PARTNER

SECTION 5.1 Multiple General Partners. If, at any time during the term of the Partnership, there is more than one General Partner, all rights, obligations and powers of the General Partner under this Agreement shall be shared among the then-existing General Partners as they may agree.

SECTION 5.2    Management of Partnership.

                  (a) The General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive right, power, authority and discretion to manage and control the business of the Partnership. In so doing, the General Partner shall take all actions and do all things necessary or appropriate to effectuate the purposes of the Partnership and to protect the interests of the Limited Partners. The General Partner shall devote such time as is necessary to the affairs of the Partnership and shall receive no compensation from the Partnership, other than as expressly provided in this Agreement. The General Partner shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

                  (b) All decisions made by the General Partner on behalf of the Partnership, pursuant to the authority granted in this Agreement and in the Delaware Act, shall be binding upon the Partnership.

                  (c) No Limited Partner (except one who may also be a General Partner, and then only in his capacity as General Partner) shall participate in or have any control over Partnership business or shall have any authority or right to act for or bind the Partnership.

                  (d) The General Partner shall, after the release of subscriptions for Units pursuant to Section 3.4(e), establish initial Reserves out of Capital Contributions in an amount equal to 1.0% of the Gross Offering Proceeds. Reserves shall be varied from time to time by the General Partner to such levels as the General Partner deems necessary and appropriate to serve the best interests of the Partnership, but in no case less than 1.0% of the Gross Offering Proceeds. The General Partner shall have the authority to pay Partnership operating expenses from such Reserves.

                  (e) All of the Partnership's expenses shall be billed directly to and paid by the Partnership; provided that the General Partner hereby agrees to pay any and all Reimbursable Organizational and Offering Expenses, including any amounts in excess of the O&O Expenses Reimbursement. The General Partner and its Affiliates shall be reimbursed for the actual cost to the General Partner and its Affiliates of services, goods and materials used for and by the Partnership and obtained from entities unaffiliated with the General Partner for use by the Partnership. The General Partner and its Affiliates shall be reimbursed for the administrative services provided by them necessary to the prudent operation of the Partnership; provided that such reimbursement shall be at the lower of the General Partner's and Affiliates' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location.

                  (f) The General Partner and its Affiliates shall not be reimbursed by the Partnership for the following expenses:

                      (i)  Services   for  which  the  General  Partner  or  its
         Affiliates are entitled to compensation in the form of a separate fee;

                      (ii) Rent or depreciation, utilities, capital equipment, other administrative items and salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or its Affiliates;

                     (iii) Reimbursable Organizational and Offering Expenses in excess of the O&O Expenses Reimbursement; and

                      (iv) Any expenses that are unrelated to the business of the Partnership.

                  (g) Subject to Section 5.2(e) and (f), the Partnership shall pay all expenses of the Partnership and all expenses of the General Partner and its Affiliates relating to the Partnership (none of which shall be deducted from compensation and fees to which the General Partner or its Affiliates are entitled as set forth in Section 5.4(a)), including without limitation: (i) all costs of borrowed money, taxes and assessments on Partnership property and other taxes applicable to the Partnership; (ii) legal, appraisal, audit, accounting, brokerage and other third party fees, including permitted Acquisition Expenses;

(iii) printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (iv) fees and expenses paid to independent contractors, bankers, brokers, servicers, leasing agents and consultants; (v) expenses payable to unaffiliated third parties in connection with the disposition, replacement, alteration, repair, re-leasing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing commissions and maintenance of such property); (vi) costs of insurance as required in connection with the business of the Partnership; (vii) expenses of revising or amending this Agreement or converting, modifying or terminating the Partnership; (viii) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and expenses of preparation of proxy statements and solicitations of proxies in connection therewith; (ix) expenses in connection with preparing and mailing reports necessary or appropriate to be furnished to Limited Partners for tax reporting or other purposes; (x) costs in connection with reports on the operations and activities of the Partnership; (xi) costs of preparation and dissemination of informational material relating to potential sale, refinancing, leasing or disposition of Equipment; (xii) costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (xiii) costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

                  (h) During the Reinvestment Period, the General Partner shall reinvest all Distributable Cash available, after the distributions provided for in Section 4.1(a)(i), in Equipment, unless it determines that such reinvestment is not in the best interests of the Partnership. After the Reinvestment Period, the General Partner may reinvest such amount of Distributable Cash that is available, after the distributions provided for in Section 4.1(a)(ii)(A) and (B) and before any distributions described in Section 4.1(a)(iii), as it determines to be reasonable in Equipment that it made commitments to purchase on behalf of the Partnership during the Reinvestment Period.

SECTION 5.3  Authority of General Partner.

                  (a) The General Partner, in the name and on behalf of the Partnership, is hereby specifically authorized, without limitation, to:

                      (i) acquire, hold, re-lease, finance and refinance, upgrade, sell, exchange or otherwise dispose of Equipment (except as limited by Section 5.5), provided that the General Partner and its Affiliates shall give the Partnership a right of first refusal with respect to all Upgrades leased by any of them with respect to Equipment owned by the Partnership and, provided, further, that Equipment that is used by a Lessee outside of the United States of America, Canada or Mexico shall, in the aggregate, have a total Equipment Purchase Price of less than 10.0% of the aggregate Equipment Purchase Price of all of the Partnership's Equipment at the time of the purchase of any Equipment to be used by the Lessee outside of said three countries;

                      (ii) maintain and operate the Equipment so as to comply with the provisions of any Lease or any indebtedness secured by the Equipment or by any receivable;

                     (iii) ensure the proper application of revenues of the Partnership;

                      (iv) maintain proper books of account for the Partnership and prepare all reports of operations and tax returns that are to be furnished to the Partners and Assignees pursuant to this Agreement or that are required by taxing bodies or other governmental agencies;

                      (v)  maintain  or  cause to be  maintained,  to the extent deemed necessary by the General Partner, adequate insurance with respect to general liability of the Partnership and with respect to the Equipment and any other insurable assets of the Partnership pursuant to policies of insurance in form and coverage customary to property similar to the Equipment and such other insurable assets;

                      (vi)  supervise the offer and sale of Units;

                     (vii) designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon;

                    (viii)  invest  Net  Offering   Proceeds  and,   during  the
         Reinvestment Period, reinvest Cash From Operations and Cash From Sales, pursuant to the policies and objectives set forth in the Prospectus;

                      (ix) hold all or any portion of the Equipment and other assets of the Partnership in the name of one or more trustees, nominees or other agents of or for the Partnership for the purpose of facilitating transactions involving those assets or permitting those assets or the owner of those assets to be registered as required by any applicable law, statute or regulation;

                      (x) establish and maintain sufficient Reserves for such purposes and in such amounts as the General Partner deems appropriate from time to time and to increase, reduce or eliminate Reserves as it deems appropriate from time to time, subject to the minimum Reserve requirements set forth in Section 5.2(d);

                      (xi) determine   the   appropriate  accounting  method  or
         methods to be used by the Partnership;

                     (xii) execute and file with any state tax authority, if necessary or appropriate to comply with or minimize withholding obligations under the law of any state, a statement on behalf of the Partners acknowledging and confirming their obligations to file tax returns with such state;

                    (xiii) determine the timing and amount of distributions to the Partners;

                     (xiv) amend this Agreement to reflect the addition or substitution of Partners or the reduction of Capital Contributions or Adjusted Capital Contributions without action by the Limited Partners;

                      (xv) make any  expenditures,  borrow  money as provided in
         Section 5.3(a)(xxv), guarantee or assume or contract for indebtedness and other liabilities, issue evidences of indebtedness and secure the same by mortgage, deed of trust or other lien or encumbrance, and incur any obligations it deems necessary for the conduct of the activities of the Partnership;

                     (xvi) subject to Section 5.5(a)(vi) and (a)(xxii), acquire, dispose of (including through an installment sale or other owner-financed sale), mortgage, pledge, encumber, hypothecate or exchange any or all of the assets of the Partnership and merge the Partnership with or into another entity in accordance with the requirements of the Delaware Act and any other applicable law;

                    (xvii) use the assets of the Partnership (including without limitation cash on hand) for any purpose and on any terms that are consistent with the investment objectives and policies of the Partnership, including without limitation to repay obligations of the Partnership incurred by borrowing as provided in Section 5.3(a)(xxv);

                   (xviii) negotiate, execute and perform any contracts, conveyances or other instruments (e.g., notes, evidences of indebtedness, agreements, assignments, deeds, Leases, loan agreements, mortgages, security instruments, etc.) that are useful or necessary to the conduct of Partnership operations and that are consistent with the investment objectives and policies of the Partnership;

                     (xix) select and dismiss employees, appraisers, attorneys, accountants, consultants and contractors, appoint agents to provide administrative and reporting services to the Partnership and determine their compensation and other terms of employment or hiring;

                      (xx) control any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal fees and expenses and the settlement of claims and litigation;

                     (xxi) bring and defend actions at law or in equity and indemnify any Person against liabilities and contingencies to the extent permitted by law and by this Agreement;

                    (xxii) make or revoke tax elections on behalf of the Partnership, including without limitation the elections provided by Code ss.ss.754 and 775;

                   (xxiii) engage in any kind of activity and perform and carry out contracts of any kind necessary to carry out the activities authorized in the preceding clauses of this subsection;

                    (xxiv) prepare and file "group" or "composite" state income tax returns on behalf of non-resident investors in states where the Partnership conducts business;

                    (xxv) borrow cash as it deems appropriate for the business of the Partnership, including, but not limited to, nonrecourse loans secured by items of Equipment and the refinancing of Equipment, whether or not such Equipment secures prior borrowings, provided that such borrowings shall not, in the aggregate, exceed 50.0% of the aggregate Equipment Purchase Price (excluding the amount of any Acquisition Fees included therein) of Equipment purchased by the Partnership as of the date of the borrowing;

                  (xxvi) allocate "unallocated items," reallocate "misallocated items" and/or"reallocate "erroneously allocated items" in accordance with Section 4.5 above; and

                  (xxvii) allocate specially items of income or gain to the extent necessary to achieve and maintain the financial uniformity of the Units for purposes of determining Payout for the Class A Limited Partners in accordance with Section 4.5 above.

                  (xxviii) elect to treat Class A Limited Partners as being admitted to the Partnership on the day they acquire Units for purposes of determining the interest of such Class A Limited Partners in Profits, Losses and other specifically allocated items and in distributions of Distributable Cash hereunder.

                  (b) Any Person dealing with the Partnership may rely upon a certificate signed by the General Partner as to:

                             (i)   the identity of any Partner;

                      (ii) the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the General Partner or are in any other manner germane to the affairs of the Partnership;

                     (iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership; or

                      (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

                  (c) Except as otherwise provided under this Agreement or by law, the General Partner may delegate all or any of its duties under this Agreement to any of its own officers, employees and agents and in furtherance of such delegation may elect, employ, contract or deal with any Person (including any Affiliate of the General Partner), provided that any fees payable in connection with any such delegation shall be paid by the General Partner.

                  (d) The General Partner shall use its best efforts to meet such requirements of the Code, as interpreted from time to time by the IRS, as necessary to assure that the Partnership shall be classified as a partnership for federal income tax purposes. Subject to the restriction provided in Section 5.5(a)(xxii), if, as a result of either existing or subsequently enacted federal tax legislation, Treasury Regulations or other IRS pronouncements, the Partnership is or would become taxable as a corporation, or if the General Partner determines that there is a material risk of such a result, the General Partner, with the Consent of a Majority Interest, may take any and all such actions it deems necessary or appropriate to prevent such result. Such actions may include without limitation amending this Agreement or reorganizing the Partnership into some other form of association such as a corporation or a business trust. The General Partner shall effectuate any such amendment or

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



reorganization so that, to the extent possible and legally permissible under the circumstances, the respective interests of the Partners in the assets and income of the Partnership (or successor entity) immediately following such qualification, amendment or reorganization are substantially equivalent to such interests immediately prior thereto.

SECTION 5.4    Authority of General Partner and Its
               Affiliates to Deal With Partnership.

                  (a) Without limiting the other powers set forth herein, the General Partner, in the name and on behalf of the Partnership, is expressly authorized to:

                      (i) pay to the Dealer-Manager (A) Sales Commissions in an amount equal to 8.0% of the Gross Offering Proceeds, which shall be reallowed to broker-dealers who make sales of Units to Class A Limited Partners, as set forth in the Dealer-Manager Agreement, and (B) the Dealer-Manager Fee in an amount equal to 2.0% of the Gross Offering Proceeds, as set forth in the Dealer-Manager Agreement;

                      (ii) pay to itself the O&O Expenses Reimbursement in an amount equal to 4.0% of Gross Offering Proceeds;

                      (iii) subject to the limitations of Section 3.10 hereof, pay to itself (A) the Origination Fee for arranging the acquisition of the Equipment and the negotiation of the Lease, if originated by the General Partner or its Affiliates, or the review and any necessary modification of the Lease if the Lease is originated by an unaffiliated party in an amount equal to 1.5% of the Equipment Purchase Price (excluding the amount of any Acquisition Fees included therein); and
         (B) the Evaluation Fee for services rendered in connection with evaluating the suitability of the Equipment and the credit worthiness of the Lessee and negotiation of nonrecourse loans, or the assignment of existing nonrecourse loans, secured by the Equipment in an amount equal to 2.0% of the Equipment Purchase Price (excluding the amount of any Acquisition Fees included therein); provided, however, that if the Partnership, or the General Partner or its Affiliates, in connection with the purchase of any Equipment pays any fees or reimburses any fees to unaffiliated finders and brokers, such fees shall be deducted from the Origination Fee otherwise payable to the General Partner in connection with the Equipment acquired through the efforts of such finders and brokers until such Origination Fee is reduced to zero, but the Partnership must bear the cost of the third-party Acquisition Fee to the extent that it exceeds the Origination Fee otherwise payable to the General Partner; provided, further, however that in no case shall any Acquisition Fees of any type be paid by the Partnership with respect to the purchase of Equipment by the Partnership, directly, with the funds contributed to the Partnership by the Class B Limited Partner;

                      (iv) pay to itself the Management Fee, monthly in arrears, equal to 2.0% of monthly Gross Rentals paid pursuant to all Leases, as compensation for services actually rendered in connection with the management of the Partnership's Equipment; provided if for any month the Class A Limited Partners do not receive the First Cash Distributions in full, then the General Partner shall subordinate and defer its receipt of Management Fees for such month, without any interest, until the receipt by the Class A Limited Partners of all accrued but previously unpaid and current installments of First Cash Distributions, provided, further, that any fees paid by the Partnership to third parties for equipment management shall be deducted from the General Partner's Management Fee;

                     (v)  reimburse  itself,  as  provided in Section 5.2(e) and
         (g);

                    (vi) pay interest on funds borrowed from the General Partner or any of its Affiliates, on terms consistent with Section 5.5(d); and

                   (vii) pay the Equipment Purchase Price on any item of Equipment to an Affiliate of the General Partner.

                  (b) Other than as specifically authorized in this Article Five, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with itself or any Affiliate. In addition, any agreements, contracts or arrangements specifically authorized in this Article Five shall be subject to the following prohibitions:

                       (i) neither   the   General  Partner   nor any  Affiliate
         shall be given an exclusive right to sell or exclusive employment to sell any Equipment for the Partnership;

                      (ii)  the   Sponsor   shall  not  be  paid,   directly  or
         indirectly, a commission or fee (except as permitted under Section IV of the NASAA Guidelines or the provisions of this Agreement) in connection with the distribution or reinvestment of Cash From Operations and Cash From Sales or the proceeds of the resale, exchange or refinancing of the Program Equipment; and

                     (iii) neither the General Partner nor any Affiliate shall receive any rebates or give-ups or, nor by the making of any reciprocal business arrangements, circumvent the restrictions contained in this Agreement the NASAA Guidelines or in applicable state securities laws and regulations relating to transactions between the Partnership and the General Partner and its Affiliates.

                  (c) Any agreements, contracts and arrangements with the General Partner or its Affiliates permitted by this Agreement shall be subject to the following conditions (except that Section 5.4(c)(iii), (iv) and (v) shall not apply to the fees and reimbursements set forth in Sections 5.2 and 5.4(a), provided, however, that Section 5.4(c)(iii) shall apply to any such agreements, contracts and arrangements for goods and services including those provided for in Section 5.2(e));

                      (i) any such agreements, contracts or arrangements shall be embodied in a written contract (which may be this Agreement) that precisely describes the services to be rendered and all compensation to be paid;

                      (ii) any such agreements, contracts or arrangements shall be fully disclosed in the Prospectus, dated _________ __, 1998, unless the goods and services are provided in extraordinary circumstances. (Where the services are available elsewhere from unaffiliated parties, there would be a presumption that there are no extraordinary circumstances. Extraordinary circumstances would only be presumed where there is an emergency situation requiring immediate action by the Sponsor, and the service is not immediately available from unaffiliated parties. Extraordinary circumstances shall, in no event, include general and administrative expenses, expect as otherwise provided herein.);

                     (iii) any such agreements, contracts or arrangements shall be terminable by either party, without penalty, upon 60 days prior written notice and may be modified only by vote of a Majority Interest of the Class A Limited Partners;

                      (iv) the compensation, price or fee charged for providing such services may not exceed the lesser of cost of such services to the General Partner or Affiliate of any General Partner or 90.0% of the competitive compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials in the same or comparable geographic location that could reasonably be made available to the Partnership; and

                      (v) the Person providing such services must be independently engaged in the business of rendering such services to Persons other than the Partnership or its Affiliates and at least 75.0% of such Person's gross revenue from providing such services must be derived from sources other than the General Partner or its Affiliates.

SECTION 5.5 Limitations and Restrictions on Exercise of Powers of General Partner.

                  (a)   Notwithstanding   anything  in  this  Agreement  to  the
contrary, the General Partner shall not:

                      (i) do any act in contravention of this Agreement or the Delaware Act;

                      (ii) invest Partnership funds in limited partnership interests or capital stock of other limited partnerships, corporations or other entities or associations, except as permitted under Sections 5.3(a)(ix) and 10.3;

                     (iii) admit a Person as a General or Limited Partner, except as permitted hereby;

                      (iv) underwrite or cause the Partnership to underwrite the securities of other issuers;

                       (v) perform any act required to be approved or ratified in writing by all or part of the Limited Partners under the Delaware Act, unless the right to do so is expressly granted in this Agreement;

                      (vi) without the Consent of a Majority Interest, sell, pursuant to a single transaction or a series of related transactions, all or substantially all of the assets of the Partnership other than in the ordinary course of its business as set forth in the Prospectus, except for sales in connection with the liquidation and winding up of Partnership business upon its dissolution;

                     (vii) borrow or allow an Affiliate to borrow from the Partnership;

                    (viii) without the Consent of a Majority Interest (or such greater number of Limited Partners as may then be required under the Delaware Act), elect to dissolve the Partnership;

                      (ix) perform any act that would make it impossible to carry on the ordinary business of the Partnership;

                       (x)  confess a judgment against the Partnership;

                      (xi)   possess   Partnership   property,   or  assign  the
         Partnership's right in specific Partnership property, for other than a Partnership purpose;

                     (xii) knowingly perform any act that the General Partner is aware would subject any Limited Partner to liability as a general partner in any jurisdiction;

                    (xiii)  cause  the   Partnership   to  reinvest   Cash  From
         Operations or Cash From Sales, other than as permitted in this Agreement;

                     (xiv) change the Partnership's purposes from those set forth in Section 2.3;

                      (xv) without the Consent of a Majority Interest, amend this Agreement, except as provided in Sections 5.3(a)(xiv), 13.1 and 13.2;

                     (xvi) commingle the funds of the Partnership with those of any other Person;

                    (xvii) cause the Partnership to distribute any Partnership assets in kind;

                   (xviii) permit any payment or award or commissions or other compensation to be paid directly or indirectly to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise such prospective purchaser to invest in the Partnership except as described in the Prospectus;

                     (xix) pay, or cause the Partnership to pay, any Acquisition Fee other than the Origination Fee, the Evaluation Fee and any additional fee described in Section 5.4(a)(iii);

                      (xx) cause the Partnership to enter into any contract or agreement with the General Partner or any Affiliate, except as provided in this Agreement;

                     (xxi) cause the Partnership to distribute Distributable Cash over the term of the Partnership to the General Partner pursuant to Section 4.1 of this Agreement in an aggregate amount in excess of the aggregate amount of such distributions that would be permitted under Section IV.D(1) of the NASAA Guideline;

                    (xxii) cause or permit the Partnership to engage in any transaction that is a Roll-Up; or

                   (xxiii) cause the Partnership to borrow funds solely for the purpose of making cash distributions to the Partners and use such funds to make distributions to the Partners.

                  (b) The General Partner shall cause the Partnership to follow the criteria under "Equipment Investment Criteria" set forth in the Prospectus. All funds held by the Partnership that are not invested in Equipment shall be invested by the General Partner as provided in Section 10.3.

                  (c) The Partnership may not acquire Equipment in which the Sponsor either has, or in the past has had, an interest, except for Equipment acquired on a temporary or interim basis (generally not longer than six months) by the Sponsor for the purpose of facilitating the acquisition by the Partnership of the Equipment or obtaining financing for the Partnership or any other purpose related to the business of the Partnership. The Partnership may acquire any such Equipment only if the Sponsor determines that: (i) such acquisition is in the best interests of the Partnership; (ii) such Equipment is to be purchased by the Partnership for a price no greater than the Cost of such Equipment to the Sponsor minus any rents or other proceeds that are received by the Sponsor in connection with the leasing of, or other arrangement with respect to, the Equipment, except compensation in accordance with Section IV of the NASAA Guidelines, unless the current value of Equipment to be acquired from it or an Affiliate is less than the price so calculated, in which case such Equipment shall be acquired at the lesser of (A) such price so calculated or (B) the then fair market value of such Equipment, as determined by an independent nationally-recognized equipment appraiser selected by the Sponsor; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Sponsor and the time acquired by the Partnership; and (iv) no other benefit arises out of such transaction to the Sponsor apart from compensation otherwise permitted by this Agreement. The Sponsor shall not purchase Equipment from an affiliated Program for sale to the Partnership under the preceding sentence. The Partnership shall neither purchase nor lease Equipment from, nor lease or sell Equipment to, the Sponsor, except as provided above and in accordance with Section V of the NASAA Guidelines. Any profits earned on Equipment temporarily held by the Sponsor will be paid to the Partnership.

                  (d) No loans may be made by the Partnership to the General Partner or any Affiliate. The General Partner or any Affiliate may lend funds on a short-term basis to the Partnership, but only with interest rates: (i) not in excess of the General Partner's or Affiliate's own cost of borrowing; (ii) in any event, not in excess of the interest rate charged (without reference to the General Partner's or any Affiliate's financial abilities or guaranties) by unrelated lenders on a comparable loan for the same purpose in the same geographic area; and (iii) that shall not exceed by more than 3.0% per annum the "prime rate" from time to time announced by Bank One Colorado, N.A. Neither the General Partner nor any Affiliate shall provide Permanent Financing for the Partnership. For this purpose "Permanent Financing" means that some portion of principal and interest on the financing provided by the General Partner or any Affiliates is due and payable more than 12 months after the date of the loan. Neither the General Partner nor any Affiliates may receive points or other financial charges or fees in any amount in respect of any loans to the Partnership, although the General Partner's compensation (such as the Evaluation Fees and the Management Fee) may be increased as an indirect result of such loans.

                  (e) If the Sponsor purchases Equipment in its own name and with its own funds in order to facilitate the ultimate purchase of such Equipment by the Partnership, the Sponsor shall be entitled to receive interest from the Partnership on the funds expended for such purpose on behalf of the Partnership as provided in the definition of "Cost," but interest shall not be paid for any period in excess of the six-month period permitted by Section 5.5(c) with respect to any item of Equipment. Interest on any such temporary purchases shall be at a rate not to exceed the Sponsor's own cost of borrowing and in any event shall not be in excess of the amounts that are charged (without reference to the Sponsor's financial abilities or guaranties) by unrelated banks on comparable loans for the same purpose in the same geographic area, and the annual interest charged on any such loan shall not exceed by more than 3.0% the "prime rate" from time to time announced by Bank One Colorado, N.A. until the purchase of the Equipment by the Partnership.

                  (f) The Partnership shall not acquire any Equipment in exchange for Units.

                  (g) The Partnership shall not acquire Equipment from a Program in which the General Partner or an Affiliate has an interest.

                  (h) The Partnership shall not make investments in affiliated general or limited partnership interests of any other affiliated Program, nor shall the Partnership enter into a joint venture or general partnership with an unaffiliated Person except for a general or limited partnership, joint venture, trust, or other Person or arrangement (collectively, a "Joint Venture") with respect to which each of the following conditions is satisfied. First, the

Partnership shall acquire a controlling interest in any such Joint Venture, which interest, in the case of a limited partnership, shall be as a general partner. For purposes hereof, the Partnership shall be deemed to have a "controlling interest" in the Joint Venture if the Partnership holds an interest of not less than 50.0% in the capital and profits of the Joint Venture, and the Joint Venture agreement or related documents grant to the Partnership the joint (or exclusive) right to make basic management decisions concerning the leasing, re-leasing, financing, refinancing, sale or other disposition of the Equipment. Second, no such Joint Venture shall be entered into by the Partnership that involves the payment of duplicative equipment management or other fees or that would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained in this Agreement. The Partnership may enter into Joint Ventures that satisfy the preceding requirements with respect to any item or items of Equipment at any time prior to the end of the Reinvestment Period.

                  Notwithstanding the foregoing, the Partnership may enter into Joint Ventures with Affiliates of the General Partner or Persons sponsored by the General Partner or their Affiliates (including Joint Ventures organized after the Partnership's Initial Closing Date) but only if (i) such Joint Ventures have substantially identical investment objectives and management compensation provisions to those of the Partnership, (ii) such Joint Venture does not involve the payment of duplicative equipment management or other fees and does not have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained in this Agreement, (iii) the compensation to the General Partner and its Affiliates with respect to such Joint Ventures is substantially identical to the compensation described in this Agreement, (iv) in the event of a proposed Sale of the Equipment or interest therein initiated by another Joint Venture partner, the Partnership has a right of first refusal, pro rata with the remaining parties, to purchase the other party's or parties' interest, (v) the Joint Venture is entered into either for the purpose of effecting appropriate diversification for the Partnership or for the purpose of relieving the General Partner or any Affiliate thereof from a commitment entered into in connection with the acquisition of Equipment which was acquired for subsequent transfer to the Partnership, and (vi) the investment by each party is on substantially the same terms and conditions, except as result from varying percentage interests in the Joint Venture. The parties to a Joint Venture must agree in writing as to the allocation of profits and losses and the distribution of cash from the Joint Venture. The Partnership may enter into Joint Ventures that satisfy the preceding requirements with respect to any item or items of Equipment at any time prior to the end of the Reinvestment Period.

                  The Partnership may also enter into a Joint Venture with one or more unaffiliated Persons and one or more Persons that are Affiliates of a General Partner, or a Person sponsored by a General Partner or its Affiliates (such joint venturers being referred to as the "Affiliated Venturers"), provided that (i) the Partnership and its Affiliated Venturers acquire collectively a "controlling interest" (as such term is described above) in such Joint Venture;
(ii) the conditions set forth in clauses (i)-(iii), (v) and (vi) of the foregoing paragraph are satisfied; (iii) the Joint Venture Agreement or related documents grant to the Partnership and its Affiliated Venturers the joint right to make basic management decisions concerning the leasing, financing, refinancing, sale or other disposition of the Equipment, and (iv) in the event of a proposed Sale of the Equipment or interest therein initiated by another Joint Venture partner, the Partnership has a right of first refusal, pro rata with the other Affiliated Venturers only, to purchase such other joint venturer's interest therein.

SECTION 5.6    Duties and Obligations of General Partner.

                  (a) The General Partner shall devote to the affairs of the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner nor the officers, directors or shareholders of the General Partner shall be expected to devote their full time to the performance of such duties. The General Partner shall provide both equipment management and additional services relating to the continued and active operation of the Equipment, such as on-going marketing and re-leasing of equipment and maintenance, repair and storage services.

                  (b) The General Partner shall take such action as may be necessary or appropriate for the continuation of the Partnership's valid existence under the laws of the State of Delaware and in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or in which such formation or qualification is necessary to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates, including limited partnership and fictitious name certificates and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction.

                  (c) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

                  (d) The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership and Partnership funds shall not be deposited with affiliated financial institutions or be used in compensating balance arrangements for the benefit of any entity other than the Partnership. The General Partner shall not delegate to any party the fiduciary duty owed by it to any Partner. In addition, no Partner shall be permitted to contract away the fiduciary duty owed to such Partner by the General Partner under the common law.

                  (e) Subject to Section 5.8(c), the General Partner is authorized, in its sole discretion, to cause the Partnership to acquire policies of limited partnership liability insurance, insuring the General Partner, its officers, directors, employees, shareholders and certain of its Affiliates against certain liabilities in connection with the business of the Partnership and insuring the Partnership against certain liabilities with respect to any indemnification that it is legally required or permitted to provide under this Agreement to such General Partner, its officers, directors, employees, shareholders and such Affiliates.

                  (f) Subject to the provisions of this Article Five, the General Partner may delegate any or all of the powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

                  (g) The General Partner shall use its best efforts to meet such requirements of the Code, as interpreted from time to time by the IRS, as necessary to assure that the Partnership shall be classified as a partnership for federal income tax purposes.

SECTION 5.7    Other Activities.

                  The   General   Partner   and  its   Affiliates   may   engage
independently or with others in other business ventures of every nature and description, including without limitation the rendering of advice or services of any kind to other investors and the making or management of other investments, including investments in equipment. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement or the partnership relationship created hereby, in or to such other ventures or activities, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Neither the General Partner nor any of its Affiliates shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership and each of such Persons shall have the right to take for its own account (individually or as a trustee) or to recommend to others any such particular investment opportunity. Whenever a conflict of interest arises between another investment entity sponsored by a General Partner or its Affiliates, and the Partnership or any Limited Partner, the General Partner shall, in resolving such conflict, consider the relative interests of the parties involved in such conflict or affected by such action, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles.

SECTION 5.8   Limitation on Liability of General Partner and
              Affiliates; Indemnification.

                  (a) Neither the General Partner nor its Affiliates, performing services for, or acting on behalf of, the Partnership and acting within the scope of the General Partner's authority as set forth in this Agreement (the "Indemnitees"), shall have any liability, responsibility or accountability in damages or otherwise to any Partners or the Partnership for any loss or liability suffered by the Partnership that arises out of any act or omission performed or omitted by such Indemnitee where such Indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and the Indemnitee was acting on behalf of or performing services for the Partnership, and such liability or loss was not the result of negligence or misconduct by such Indemnitee. Each Indemnitee shall be indemnified by the Partnership and the Partnership hereby agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, losses, damages, judgments, costs, and expenses ("Liabilities") provided that the same were not the result of negligence or misconduct on the part of the Indemnitee and the Indemnitee has determined, in good faith, that the course of conduct which caused the Liability was in the best interests of the Partnership, including without limitation all reasonable legal fees. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee, for any portion of such Liabilities that resulted from such Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner. Subject to Section 5.8(d), such Indemnitee shall have the right to employ separate counsel of its choice in such legal action and the reasonable legal expenses of such counsel and other costs incurred as a

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



result of such legal action shall constitute disbursements for the purposes of advances from the Partnership pursuant to Section 5.8(d). Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners. The payment of all such obligations shall be made before any distributions are made from Cash from Operations or Cash from Sales.

                  (b)  Notwithstanding  anything to the  contrary  contained  in
Section 5.8(a), the Partnership shall not furnish indemnification to an Indemnitee or to any person acting as a broker-dealer for any Liabilities imposed by judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of federal or state securities laws unless: a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if a successful defense is made; and in either case, (iii) the court shall have been apprised by the Indemnitee seeking indemnification hereunder as to the current positions of the Commission, the Massachusetts Securities Division, and any state securities regulatory authority which is specifically set forth in this Agreement and in which plaintiffs claim they were offered or sold Units with respect to the issue of indemnification for securities laws violations.

                  (c) The Partnership shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any Liability as to which such Indemnitee is prohibited from being indemnified under this Section 5.8.

                  (d) Advances from Partnership funds to an Indemnitee, for legal expenses and other costs incurred as a result of any legal action initiated against the Indemnitee by a Limited Partner of the Partnership in his capacity as such, are prohibited. Except as provided in the foregoing sentence, advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any initiated legal action, are permissible if the following conditions are satisfied: (i) such legal action relates to any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such legal action is initiated by a third party who is not a Limited Partner; and (iii) such Indemnitee undertakes to repay any funds advanced in cases in which such Indemnitee would not be entitled to indemnification pursuant to Section 5.8(a). If advances are permissible under Sections 5.8(a) and 5.8(d), the Indemnitee shall furnish the Partnership with an undertaking as set forth in subsection
(iii) of the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee has determined in good faith that such Indemnitee is entitled to indemnification under Section 5.8(a). The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined in
Section 5.8(a). In any case wherein the General Partner disputes such Indemnitee's entitlement to indemnification, the General Partner shall seek a final determination from the applicable court as to whether the Partnership is obligated to a particular Indemnitee. If a final determination is made by the applicable court that the Partnership is not so obligated in respect to any amount paid by it, such Indemnitee shall refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination and, if a final determination is made by the applicable court that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee, the Partnership shall pay such amount to such Indemnitee.


                                   ARTICLE SIX

                           CHANGES IN GENERAL PARTNER

SECTION 6.1    Certain Withdrawals of General Partner.

                  (a) The Voluntary Withdrawal of the General Partner pursuant to Section 17-602 of the Delaware Act is not permitted without the Consent of a Majority Interest. The designation of an Assignee to be a successor or additional General Partner, whose Partnership Interest in the Partnership shall be such as is agreed upon by the General Partner and such a successor or additional General Partner, is permitted, provided that the conditions contained in Section 6.2 have been met.

                  (b) If there is a Voluntary Withdrawal of the General Partner from the Partnership or such General Partner Assigns its entire Partnership Interest, such General Partner shall be and shall remain liable for all obligations and liabilities incurred by the Partnership before such Voluntary Withdrawal or Assignment becomes effective but, so long as such Voluntary
Withdrawal or Assignment was effected in accordance with the terms of this Agreement, such General Partner shall be free of any obligation or liability for wrongful withdrawal or incurred on account of the activities of the Partnership from and after such Voluntary Withdrawal or Assignment becomes effective.

                  (c) There shall be no Voluntary Withdrawal of the General Partner from the Partnership pursuant to Section 17-602 of the Delaware Act unless at least 60 days notice is given to each Limited Partner at his record address, or at such other address that he may have furnished in writing to the General Partner.

                  (d) The General Partner may be removed by the vote of the Class A Limited Partners as provided in Section 11.2(a)(iv).

SECTION 6.2   Admission of Additional or Successor General
              Partner.

                  A Person shall be admitted as an additional or successor General Partner of the Partnership only if each of the following conditions is satisfied:

                  (a) the admission of such Person shall have been Consented to, or ratified, in accordance with the terms of Section 11.2, by a Majority Interest, in accordance with the terms of Section 11.2 and a Class B Majority, taking into account only those Class B Limited Partners that are not Affiliates of the General Partner;

                  (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement, by executing a counterpart hereof, and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

                  (c) if such Person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

                  (d) counsel for the Partnership shall have rendered an opinion to the Partnership that the admission of such Person as a General Partner is in conformity with the Delaware Act and that none of the actions taken in connection with the admission of such Person is in violation of the Delaware Act, shall impair the limited liability of the Limited Partners, shall cause the termination or dissolution of the Partnership for tax purposes or otherwise, shall cause the Partnership to be classified other than as a partnership (including as a publicly-traded partnership) for federal income tax purposes or shall violate federal or state securities laws.

SECTION 6.3     Consent of Class A Limited Partners to
                Admission of Additional or Successor General
                Partner.

                  Unless otherwise prohibited by the Delaware Act at the time that such Consent is necessary, each of the Class A Limited Partners, by the execution of this Agreement, Consents to the admission of any Person as a successor or additional General Partner upon which there has been given the express Consent of a Majority Interest. Upon receipt of such Consent, such admission shall, without any further Consent or approval of the Class A Limited Partners, be the act of all the Class A Limited Partners.

SECTION 6.4 Effect of Voluntary Withdrawal of General Partner or Removal of General Partner by Class A Limited Partners.

                  (a) Upon the Voluntary Withdrawal of the General Partner or the removal of the General Partner by the Class A Limited Partners (other than removal for cause, as defined in Section 6.4(b)), the following shall apply:

                             (i) The Partnership shall pay the departing General Partner the then present fair market value of its General Partner Partnership Interest ("Fair Value"). The Fair Value of the departing General Partner's Partnership Interest shall be determined by agreement between the departing General Partner and the Partnership. If the departing General Partner and the Partnership cannot agree on such Fair Value within 30 days of the date of a Voluntary Withdrawal, or the date of the Notice referred to in Section 11.2(a)(iv), in the case of a removal, the Fair Value thereof shall be determined by arbitration in accordance with the then current rules of the American Arbitration
         Association, i.e., the departing General Partner to choose one arbitrator, the Partnership to choose one arbitrator and the two arbitrators so chosen to choose a third arbitrator. The decision of a majority of such arbitrators as to the Fair Value shall be final and binding and may be enforced by legal proceedings. The departing General Partner and the Partnership shall each compensate the arbitrator appointed by it. The compensation of the third arbitrator shall be borne equally by such parties. Upon the Voluntary Withdrawal of the General Partner or the removal of the General Partner by the Class A Limited Partners (other than removal for cause), the Class B Limited Partner shall retain the Class B Interest on the same terms and conditions as if the General Partner had not withdrawn.

                             (ii) Where the departing General Partner is removed by the Class A Limited Partners, payment of the Fair Value shall be in the form of an interest bearing promissory note maturing in no less than five years, which may be paid, unless the Partnership's capital would be impaired, in five equal annual installments, the first of which shall be paid on the first business day after the date one year after the date of such removal. The unpaid portion of such amount shall bear interest at the publicly announced "prime rate," from time to time, of Bank One Colorado, N.A. from the date such first installment is to be paid, such interest to accrue and be paid annually in addition to each such annual installment. Where the departing General Partner effects a Voluntary Withdrawal, payment of the Fair Value shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions that the departing General Partner otherwise would have received under this Agreement had the General Partner not voluntarily withdrawn. All loans and advances from the departing General Partner shall be repaid in the ordinary course according to their terms.

                             (iii) Subject to this Section 6.4, the departing General Partner shall, as of the effective date of a Voluntary Withdrawal or removal by the Class A Limited Partners, cease to share in any Partnership allocations or distributions with respect to its Partnership Interest as a General Partner.

                  (b) Upon the removal for cause of the General Partner by the Class A Limited Partners, the provisions of Section 6.4(a) shall apply, except that "Fair Value" of the removed General Partner's Partnership Interest for purposes of this Section 6.4(b) shall be zero. The Class B Limited Partner shall retain the Class B Interest on the same terms and conditions as if the removal of the General Partner had not occurred. As used in this Section 6.4(b), the term "cause" shall mean the commission of any act or the failure to take any action that, as determined by a court of competent jurisdiction in a final judgment subject to no further appeals, constitutes gross negligence, willful misconduct or fraud and has a material adverse effect on the Partnership.

                  (c) Following the Withdrawal of the General Partner, the remaining General Partners (including a successor General Partner, if any) shall receive and have transferred to one or more of them, and the departing General Partner shall transfer to one or more remaining General Partners (including a successor General Partner, if any), without cost, such Partnership Interest as the remaining General Partners (including a successor General Partner, if any) deem necessary to assure that the remaining General Partners (including a successor General Partner, if any) retain, in the aggregate, a Partnership Interest representing at least 1.0% interest in all items of Partnership Profit or Loss and cash distributions.

                  (d) If, at the time of Withdrawal of the General Partner, the departing General Partner was not the sole General Partner of the Partnership, the remaining General Partner or Partners shall immediately: (i) give Notice to the Limited Partners of such Withdrawal; and (ii) prepare such amendments to this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer or termination (as the case may be) of the Partnership Interest of the departing General Partner.

                  (e) All parties hereto hereby agree to take all actions and to
execute  all  documents   necessary  or  appropriate  to  effect  the  foregoing
provisions of this Section 6.4.


                                  ARTICLE SEVEN

                       ASSIGNMENT OF PARTNERSHIP INTERESTS
                               OF LIMITED PARTNERS

SECTION 7.1   Assignment.

                  There shall be no Assignment of a Limited Partner's Partnership Interest, in whole or in part, except in accordance with the terms and conditions set forth in this Article Seven. Any Assignment or purported Assignment of any such Partnership Interest not made in accordance with this Article Seven shall be null and void.

SECTION 7.2   Withdrawal of Limited Partners.

                  No Limited Partner shall have any right to withdraw from the Partnership; provided that when an Assignee of a Limited Partner's Units or Class B Interest, as the case may be, becomes a Record Holder, the rights of the assignor Limited Partner shall cease with respect to such rights or interests in the Units or Class B Interest so Assigned, but until such Assignee becomes a substituted Limited Partner such assignor Limited Partner shall continue to be the Limited Partner on the books and records of the Partnership and shall continue to have the rights provided in Article Eleven, which rights shall not be assignable.

SECTION 7.3   Assignment of Partnership Interests.

                  Except for  Assignments by operation of law, a Limited Partner may not Assign all or any part of his Units or Class B Interest and, in addition, no such Assignment may be effected unless such Limited Partner shall file with the Partnership, in form and substance satisfactory to the General Partner, a duly executed counterpart of the instrument making such Assignment, and such instrument: (i) evidences the written acceptance by the Assignee of all of the terms and provisions of this Agreement; (ii) represents that such Assignee has authority to enter into, and agrees to comply with and be bound by, all the provisions of this Agreement; (iii) gives the Consents, approvals, and waivers set forth herein; (iv) grants the Power of Attorney in Section 13.1; (v) represents that such Assignee is not an entity exempt from federal income tax, and is not controlled by any such entity, unless written notice thereof has been received by the Partnership; (vi) represents that such Assignment was made in accordance with all applicable laws and regulations (including without limitation such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and (vii) is accompanied by a fee set by the General Partner from time to time, in partial reimbursement of the Partnership's costs respecting the Assignment. All Assignments shall be effective for record purposes as of the first day of the month following the date upon which all of the conditions of this Section 7.3 shall have been satisfied.

SECTION 7.4    Distributions.

                  The Partnership shall be required to make each distribution in respect of Units or the Class B Interest only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment, by reason of an Assignment or otherwise.

SECTION 7.5    Restrictions on Assignment.

                  (a) Unless in each of the following instances the General Partner shall give its express written approval, no Units or Class B Interests may be Assigned or otherwise transferred:

                      (i)  to   a  minor  or  incompetent  (unless  a  guardian,
         custodian or conservator has been appointed to handle the affairs of such Person);

                      (ii) to any Person not permitted to be an Assignee under applicable law, including without limitation applicable federal and state securities laws;

                     (iii) to any Assignee of Units if such Assignee would hold after such Assignment an interest in fewer than 20 Units (8 Units in the case of an IRA or Qualified Plan) or if, following an Assignment of an interest in fewer than all his Units, an assignor would retain an interest in fewer Units than would have satisfied the minimum investment standards applicable to his initial purchase of Units;

                      (iv) to any Person if, in the opinion of Tax Counsel, such Assignment would result in the termination under the Code of the Partnership's Year or its status as a partnership for federal income tax purposes; or

                       (v) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business.

                  In the case of a proposed Assignment that is prohibited solely under Section 7.5(a)(iv), however, the Partnership shall be obligated to permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer have either of the adverse consequences under the Code that are specified in Section 7.5(a)(iv).

                  (b) The General Partner is expressly authorized to suspend transfers of Units if and when any such transfer would result in the transfer of 50.0% or more of the Units within a 12-month period.

                  So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any regulations promulgated thereunder (a "Secondary Market") and, if the General Partner determines, in its sole discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such Assignment is not in fact recognized. For purposes of this Section 7.5(b), an Assignment that results in a failure to meet one or more of the "safe harbor" provisions of Treas. Reg. ss.1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulation, shall be treated as causing the Units to be traded on a Secondary Market. The Class A Limited Partners agree to provide all information respecting Assignments that the General Partner deems necessary in order to determine whether a proposed transfer occurred on a Secondary Market. The General Partner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided that it acted in good faith.

SECTION 7.6    Redemption of Partnership Units.

                  (a) A Class A Limited Partner shall have the right, at any time after the expiration of 36 months from the Closing Date, to request that the Partnership repurchase all or any number of Units by submitting a written request to the General Partner. A Class A Limited Partner who has a Personal Emergency (or his representative) may request a repurchase of Units prior to the expiration of the 36-month period described in the preceding sentence. To the extent permitted by applicable laws and regulations and, if in the sole and absolute discretion of the General Partner, such repurchase shall not (i) cause the Partnership to be taxed as a corporation (or cease to be taxed as a partnership) under Code ss.7704 or under any other provision of the Code, (ii) impair the capital or operations of the Partnership or (iii) result in payment of an excessive price for the Units redeemed, the Partnership shall repurchase Units from one or more Class A Limited Partners (or assignees) who so request, up to a maximum of 2.0% of total outstanding Units per year. The Partnership may redeem Units in excess of this 2.0% amount if, in the General Partner's sole discretion, the standards set forth in the preceding sentence shall remain satisfied.

                  (b) No earlier than 60 days nor later than 75 days after receipt of a written request for redemption, the General Partner shall accept or deny the request. The General Partner shall, in its sole and absolute discretion, decide whether a repurchase is in the best interest of the Partnership and shall not be required to provide any reason for the denial of a repurchase request.

                  (c) The repurchase price for repurchased Units shall be determined by the General Partner as of the last day of the Quarter prior to the Quarter during which such request was received. The repurchase price per Unit shall equal the Unrecovered Capital Contribution of such Unit as of such day, reduced by all distributions after the date of determination of the Unrecovered Capital Contribution made with respect to the tendered Units.

                  (d) The Class A Limited Partner shall tender the repurchased Units upon the acceptance of the repurchase request by the General Partner, and the Partnership shall pay the repurchase price for the tendered Units in cash within 30 days after the end of the Quarter during which the request was received.

                  (e) Upon the repurchase of any Units by the Partnership, the tendered Units shall be cancelled and shall no longer be deemed to represent an interest in the Partnership.

                  (f) The General Partner shall, if necessary or appropriate, cause this Agreement or the Certificate to be amended to reflect the change in the interests of the Class A Limited Partners (including the person whose Units were repurchased) in the Partnership.

                  (g) Neither the General Partner nor its Affiliates may request the Partnership to repurchase any Units owned by them.

                                  ARTICLE EIGHT

                          ADMISSION OF LIMITED PARTNERS

                        AND SUBSTITUTED LIMITED PARTNERS

SECTION 8.1    Admission of Limited Partners.

                  On the Closing Date or the date provided in Section 3.4(g), the General Partner shall admit the Class A and Class B Limited Partners to the Partnership. Each such party shall either execute a counterpart of this Agreement (either individually or through the General Partner that is granted a power-of-attorney by such party in the Subscription Agreement and in Section
13.1 hereof) and thereby agree to be bound by the terms hereof, or, without such execution, take the actions required by Section 17-101(10) of the Delaware Act to become bound by the terms hereof.

SECTION 8.2    Admission of Substituted Limited Partners.

                  An Assignee of Units or the Class B Interest shall be admitted to the Partnership if all of the following conditions are satisfied:

                             (a) the  instrument of  Assignment  provided for in
         Section 7.3 sets forth the intentions of the assignor that the Assignee succeed to the assignor's interest as a Limited Partner in his place, and such assignor is a Limited Partner;

                             (b) the Assignee shall have fulfilled the require-ments of Section 7.3 and Section 13.2;

                             (c) the Assignee shall have paid all actual, necessary and reasonable administrative and filing expenses incurred by the Partnership in connection with his substitution as a Limited Partner;

                             (d) the General Partner shall have consented in writing to such substitution, which Consent may be withheld or given in the sole discretion of the General Partner; and

                             (e) if requested by the General Partner, the Partnership shall have received an Opinion of Counsel (at the cost and expense of the General Partner) to the effect that such substitution shall not cause the Partnership to cease to be treated as a partnership that is not a publicly-traded partnership for federal income tax purposes or cause a termination of the Partnership pursuant to Code ss.708 or applicable state law.

                  If all of the conditions of Section 7.3 and this Section 8.2 shall have been met, the Assignee of Units or the Class B Interest shall become a substituted Limited Partner on the date as of which the General Partner Consents in writing to his admission to the Partnership as a substituted Limited


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Partner,  which consent shall be evidenced by the filing, if required by law, of an amendment to the Certificate listing the name of such substituted Limited Partner, and the entry of the name of the Assignee on the books and records of the Partnership. Such an amendment, if any, shall be filed no later than the first day of the month following the completion of any Quarter of the Partnership during which all of the conditions of this Section 8.2 shall have been satisfied. All substitutions shall be effective for record purposes, and for purposes of Article Four, upon the filing of such amendment or, if not required, on the date of admission to the Partnership as a substituted Limited Partner. At least once each calendar quarter the General Partner shall prepare an Amendment to this Agreement reflecting any substitutions of Limited Partners as of the last business day of the prior calendar quarter.

                  An Assignee of Units or Class B Interest who does not become a substituted Limited Partner in accordance with this Section 8.2 and who desires to make a further Assignment of his Units or the Class B Interest shall be subject to all of the provisions of Sections 7.3, 7.5(c) and this Section 8.2 to the same extent and in the same manner as any Limited Partner desiring to make an Assignment of his Units or Class B Interest. Failure or refusal of the General Partner to admit an Assignee as a substituted Limited Partner shall in no way affect the right of such Assignee to receive distributions of Cash From Operations, Cash From Sales or Liquidation Proceeds and the share of the Profits or Losses for tax purposes to which his predecessor in interest would have been entitled in accordance with Articles Four and Nine or to receive Partnership reports to which his predecessor would have been entitled in accordance with
Section 10.4.

                  The admission of an Assignee as a substituted Limited Partner shall be effected without the Consent of any of the Partners, other than the General Partner.


                                  ARTICLE NINE

                   DISSOLUTION AND LIQUIDATION OF PARTNERSHIP

SECTION 9.1    Events Causing Dissolution.

                  (a) The Partnership shall dissolve upon the happening of any of the following events:

                             (i) the Withdrawal of the General Partner from the Partnership, unless the remaining General Partner or General Partners agree in writing to continue the business of the Partnership within 90 days after the occurrence of such an event, but the Partnership is not

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         dissolved  and   is  not  required  to be  wound  up by  reason  of any
         Withdrawal if, within 90 days after the Withdrawal, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of Withdrawal, of one or more additional General Partners if necessary or desired;

                      (ii) the Sale or other disposition of all or substan-tially all the assets of the Partnership;

                     (iii) the election by the General Partner, with the Consent of a Majority Interest or the vote by the Limited Partners pursuant to
         Section 11.2(a)(iii), to dissolve the Partnership;

                      (iv) the expiration of the term of the Partnership speci-fied in Section 2.4; or

                       (v) any other event causing the dissolution of the Partnership under the Delaware Act.

                  (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until after its affairs are wound up pursuant to the Delaware Act, the assets of the Partnership are distributed as provided in
Section 9.3 and a certificate of cancellation is filed with the Secretary of State of the State of Delaware. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement.

SECTION 9.2    Continuation of Business of Partnership After
               Dissolution.

                  Upon dissolution of the Partnership in accordance with Section
9.1 and, in the case of Section 9.1(a)(i), a failure of all Partners to agree to continue the business of the Partnership and appoint a successor General Partner 90 days after such event, then within 90 days thereafter, a Majority Interest and a Class B Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person elected by a Majority Interest and a Class B Majority. Upon any such election by a Majority Interest and a Class B Majority, all Partners shall be bound thereby and shall be deemed to have consented thereto and to have requested that the records of the new limited partnership reflect their admission thereto as partners. In determining a Class B Majority for purposes of this Section 9.2, the Partnership Interest of

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



a Class B Limited Partner that is an Affiliate of a General Partner or a withdrawing General Partner shall not be considered. If all Class B Limited Partners are Affiliates of a General Partner or a withdrawing General Partner, a Class B Majority shall not be necessary for purposes of this Section 9.2. Unless such an election is made within 180 days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within 180 days after dissolution, then:

                             (a) the reconstituted limited partnership shall continue until the end of the term set forth in Section 2.4 unless earlier dissolved in accordance with this Article Nine; and

                             (b) all necessary steps shall be taken to cancel the Certificate and file a new Certificate, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 13.1, provided that the right of a Majority Interest to select a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that: (i) the exercise of the right would not result in the loss of limited liability of any Limited Partner or any materially adverse federal income tax consequences to the Limited Partners; and (ii) neither the Partnership nor the reconstituted limited partnership would cease to be treated as a partnership that is not a publicly traded partnership, for federal income tax purposes upon the exercise of such right to continue.

SECTION 9.3    Liquidation.

                  (a) Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 9.2, the General Partner or, if all General Partners have withdrawn from the Partnership, then a liquidator or liquidating committee approved by a Majority Interest, shall be the liquidating trustee (the "Liquidating Trustee").

                  (b) The Liquidating Trustee (if other than a General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidating Trustee shall agree not to resign at any time without 15 days' prior written notice and may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall within 30 days thereafter be approved by a Majority Interest. The right to approve a


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



successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee shall be deemed to refer also to any such successor or substitute Liquidating Trustee approved in the manner herein provided. Except as expressly provided in this Article Nine, the Liquidating Trustee approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement to the extent reasonable and necessary to carry out the duties and functions of the Liquidating Trustee hereunder for and during such period of time as shall be reasonably required to complete the winding up and liquidation of the Partnership as provided for herein and only for such purposes. The Liquidating Trustee shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation, in the following order or priority (provided that no such distributions shall be made in kind), unless otherwise required by mandatory provisions of applicable law:

                      (i) First, to the payment to creditors of the Partnership, including Partners and Assignees who are creditors, in order of priority provided by law, and to the creation of a reserve of cash or other assets of the Partnership for contingent or unforeseen liabilities in an amount, if any, determined by the Liquidating Trustee to be appropriate for such purposes (which reserve shall be distributed as provided in Section 9.3(b)(ii) at such times as the Liquidating Trustee determines that it is no longer necessary); and

                      (ii) to the Partners, on a pari passu basis, in proportion to the positive balances in the Partners' respective Capital Accounts on the Record Date of the distribution, as determined after giving effect to all adjustments to Capital Accounts, including without limitation adjustments for allocations of Profits or Losses relating to the Liquidation Proceeds. Distributions of Liquidation Proceeds to Partners shall be made by the end of the Year of the Partnership in which the final liquidation occurs or, if later, within 90 days after the date of the final liquidation.

                  (c) Notwithstanding the foregoing, if the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the Liquidating Trustee may, after giving Notice to all the Limited Partners, to the extent not then prohibited by an applicable law of any jurisdiction in which the Partnership is then formed or

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



qualified, defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations.

                  (d) Each holder of Limited Partner Partnership Interests shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and shall have no recourse therefor, upon dissolution or otherwise, against the General Partner or any other Limited Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

SECTION 9.4    Cancellation of Certificate of Limited
               Partnership.

                  Upon the completion of the distribution of Partnership assets as provided in Section 9.3, the Partnership shall be terminated, and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 9.5    Reasonable Time for Winding Up.

                  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 9.3 in order to minimize any losses otherwise attendant upon such winding up.

SECTION 9.6    Return of Capital.

                  The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 9.7    No Capital Account Restoration.

                  No Limited Partner or Assignee shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.


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



                                   ARTICLE TEN

              BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

SECTION 10.1   Books and Records.

                  (a) The books and records of the Partnership shall be maintained at the office of the General Partner, at 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235 and shall there be available for examination by any Partner or his duly authorized representatives at all reasonable times. Any Partner or his duly authorized representatives shall be permitted access to all records of the Partnership at all reasonable times for inspection or copying.

                  (b) An alphabetical list of the names, addresses, and business telephone numbers of the Class A Limited Partners along with the number of Units held by each of them (the "Participant List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Class A Limited Partner or its designated agent at the home office of the Program upon the request of the Class A Limited Partner.

                  (c) The Participant List shall be updated at least quarterly to reflect changes in the information contained therein.

                  (d) A copy of the Participant List shall be mailed to any Class A Limited Partner requesting the Participant List within ten days of the request. The copy of the Participant List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership.

                  (e) The purposes for which a Class A Limited Partner may request a copy of the Participant List include, without limitation, matters relating to Class A Limited Partners' voting rights under this Agreement and the exercise of their rights under federal proxy laws.

                  (f) If the General Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the General Partner shall be liable to any Class A Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Class A Limited Partner for compelling the production of the Participant List, and for actual damages suffered by any Class A Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Participant List is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the

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



interest of the applicant as a Class A Limited Partner relative to the affairs of the Partnership. The General Partner may require the Class A Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to the Class A Limited Partner's interest in the Partnership. The remedies provided hereunder to Class A Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Class A Limited Partners under federal law, or the laws of any state.

                  (g) The General Partner, at the Partnership's expense, shall retain for five years any appraisal obtained with respect to the value of the Equipment.

                  (h)  The  General  Partner  or  the  Dealer-Manager,   at  the
Partnership's  expense,  shall  retain  for  the  term  of the  Partnership  all subscription agreements received from Class A Limited Partners and any additional written information utilized by the General Partner in determining that all subscribers who have been admitted as Class A Limited Partners have satisfied the suitability standards as set forth in the Prospectus.

SECTION 10.2   Accounting Method.

                  The books of the Partnership initially shall be kept on the accrual basis.

SECTION 10.3   Bank Accounts.

                  Except as otherwise provided in this Agreement, the bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine. All deposits and other funds not needed in the operation of the Partnership's business may be invested in United States government securities, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in state or national banks having capital (including subordinated capital notes), surplus and undivided profits aggregating more than $100,000,000, securities issued or guaranteed by states or municipalities, bank repurchase agreements, banker's acceptances, commercial paper having investment grade ratings, securities of mutual funds that invest either in government securities or tax-exempt securities, and other similar investments. The funds of the Partnership shall not be commingled with the funds of any other Person.

SECTION 10.4   Reports.

                  (a) Within 60 days after the end of each of the first 3 Quarters of each Year, the Partnership shall send to each Person who was a Record Holder during such Quarter: (i) a balance sheet; (ii) a statement of income for the Quarter then ended; (iii) a statement of Cash From Operations and

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



Cash From Sales for the Quarter then ended (none of which need be audited); (iv) if the Partnership is registered or required to file reports under Section 12 or
Section 15(d) of the Securities Exchange Act, any other financial information contained or required to be contained in the Partnership's Quarterly Report on Form 10-Q for such Quarter, pursuant to such Exchange Act; and (v) other pertinent information regarding the Partnership and its activities during such Quarter, including a detailed statement concerning fees received in such Quarter by the General Partner or its Affiliates for services rendered to the Partnership. Within 60 days following the end of each Quarter, until the proceeds of the offering pursuant to the Prospectus are fully invested or returned to the Partners, each Partner shall be furnished a report detailing Equipment purchases, which shall include a statement of the Equipment Purchase Price, the terms of the purchase, a statement of the total amount of cash expended by the Partnership to acquire such Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and a statement of the amount of Offering Proceeds that remain unexpended or uncommitted.

                  (b) The Partnership shall send to each Person who was a Record Holder at any time during the Year then ended such tax information as shall be necessary for inclusion by such Record Holder in his federal income tax return and required state income tax return and other tax information with regard to jurisdictions in which the Partnership is formed or qualified or owns investments. The Partnership shall send this information within 75 days after the end of each calendar Year.

                  (c) Within 120 days  after the end of each Year,  the  General
Partner shall send to each person who was a Record Holder at any time during the Year then ended an annual report, including: (i) the balance sheet of the Partnership as of the end of such Year and statements of operations, changes in Partners' capital, cash flow, Cash From Operations and Cash From Sales, all of which, except the statements of Cash From Operations and Cash From Sales, shall be prepared in accordance with generally accepted accounting principles consistently applied and accompanied by a report of the Accountants containing an opinion of the Accountants; (ii) a report of the activities of the Partnership during the period covered by the report; (iii) a breakdown of distributions to Partners for the period covered, showing separately (A) Cash From Operations, (B) Cash From Operations of previous periods that had been held as Reserves, (C) proceeds from disposition of Equipment and investments, and (D) Reserves attributable to the Gross Proceeds of the Offering; (iv) a detailed statement of any transactions with the General Partner or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the

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General  Partner or its  Affiliates for the Year  completed,  showing the amount paid or accrued to each recipient and the services performed; and (v) a breakdown of the goods, material and services provided by, and the amounts actually reimbursed to, the General Partner. Within the scope of the annual audit of the General Partner's financial statements, the Accountants shall issue a special report on the allocation of reimbursed costs to the Partnership in accordance with the Partnership Agreement. The special report shall at a minimum provide:

                        (i)  a   review   of   the   time  records of individual
         employees, the costs of whose services were reimbursed; and

                       (ii) a review of the specific nature of the work performed by each such employee.

The special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports. The additional costs of such special report shall be itemized on a Partnership by Partnership basis and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined above.

                  For each piece of Equipment acquired by the Partnership which individually represents at least 10.0% of the Partnership's total investment in Equipment, the General Partner shall include a status report as part of the annual report, which status report shall indicate: (i) condition of Equipment,
(ii) how equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the Equipment as the General Partner deems appropriate. The status report shall describe the method used or basis for valuation.

                  (d) A copy of each report referred to in this Section 10.4 shall be filed with all securities commissions requiring such filing at the time required by such commissions.

SECTION 10.5   Designation, Duties and Expenses of Tax Matters
               Partner.

                  (a) The General Partner shall be the Tax Matters Partner pursuant to Code ss.6231 and, if an election is made under ss.775, the partner designated to have sole authority to act on behalf of the Partnership pursuant to ss.6255 (in either capacity, the "Tax Matters Partner").


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                 (b) The Tax Matters Partner shall have the following duties:

                        (i) To the extent and in the manner required by applicable law and regulations, to furnish the name, address, profits interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

                       (ii) To the extent and in the manner required by applicable law and regulations, to keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes ("Judicial Review").

                 (c) Subject to Section 5.8, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages, incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash From Operations or Cash From Sales. Neither the General Partner nor any Affiliate, nor any other Person, shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.8 shall be fully applicable to the Tax Matters Partner in its capacity as such.

SECTION 10.6   Authority of Tax Matters Partner.

                  The  Tax  Matters  Partner  is  hereby  authorized,   but  not
required:

                  (a) to enter into any settlement with the IRS or the Secretary with respect to any tax audit or Judicial Review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner (but only to the extent such a filing is permitted under the Code and Regulations);

                  (b) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to

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



seek further Judicial Review of such final adjustment, including the filing of a petition for determination with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located or the United States Claims Court;

                  (c) to intervene in any action brought by any other Partner for Judicial Review of a final adjustment;

                  (d) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for further Judicial Review with respect to such request;

                  (e) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                  (f) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.


                                 ARTICLE ELEVEN

                 MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

SECTION 11.1   Meetings.

                  (a) Meetings of the Limited Partners for any purpose may be called by the General Partner at any time and shall be called by the General Partner following receipt of a written request for such a meeting signed by the holders of 10.0% or more of the Units (a "Written Request"). A Written Request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at such meeting. Meetings called by Written Request shall be held at such reasonable time and place specified by the General Partner. All other meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner. In addition, the General Partner may, and upon written request of Class A Limited Partners holding 10.0% or more of the Units shall, submit any matter upon which the Limited Partners are entitled to act to the Limited Partners for a vote by written Consent without a meeting.

                  (b) Notice of any meeting to be held pursuant to Section 11.1(a) shall be given to each Limited Partner at his record address, or at such other address that he may have furnished in writing to the General Partner. Written Notice (either in person or by certified mail) shall be given within 10 days following receipt of a Written Request. Such Notice shall state the place, date and hour of the meeting (which shall be held on a date not less than 15 days nor more than 60 days after distribution of such Notice, at the time and place specified in a Written Request, or if none, at a time and place convenient to the Class A Limited Partners) and shall indicate that the Notice is being issued at or by the direction of the Partner or Partners calling the meeting. The Notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided that if there be no such quorum, holders of a majority of Units so present or represented may adjourn the meeting from time to time without further Notice, until a quorum is obtained. No Notice of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy, except for a Limited Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner entitled to such Notice, who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

                  (c) For the purpose of determining the Limited Partners entitled to vote at any meeting of the Limited Partners, or any adjournment thereof, or to vote by written Consent without a meeting, the General Partner or the Limited Partners requesting such meeting or vote may fix, in advance, a date as the Record Date of any such determination of Limited Partners. Such date shall not be more than 50 days nor less than 10 days before any such meeting or submission of a matter to the Limited Partners for a vote by written Consent.

                  (d) At each meeting of Limited Partners, the Limited Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

SECTION 11.2   Voting Rights of Limited Partners.

                  (a) Without the concurrence of the General Partner and any Affiliates, Class A Limited Partners may, by the vote of a Majority Interest:

                       (i) amend this Agreement, subject to the conditions that such amendment may not (A) in any manner allow the Limited Partners to take part in the management or control of the Partnership's business or otherwise modify their limited liability, (B) without the Consent of the General Partner affected, alter any of the rights, powers and duties of such General Partner as set forth in Article Five, the percentage interest of such General Partner in Profits or Losses or distributions as set forth in this Agreement, or (C) without the Consent of a Class B Majority, adversely affect the percentage interest of the Class B Limited Partner in Profits or Losses or distributions as set forth in this Agreement;

                      (ii) approve or disapprove the sale of all or substantially all of the assets of the Partnership, other than in the ordinary course of its business as set forth in the Prospectus or sales in connection with the liquidation and winding up of Partnership business upon its dissolution;

                     (iii)  dissolve the Partnership; or

                      (iv) remove any General Partner and elect a replacement therefor, which replacement shall become a General Partner only in accordance with Section 6.2. If the Limited Partners vote to remove a General Partner pursuant to this Section 11.2, they shall provide the removed General Partner with notice thereof, which notice shall set forth the Removal Effective Date, which under this Article Eleven, shall be the date of the vote of a Majority Interest to remove any General Partner. Any General Partner removed pursuant to this Article Eleven shall remain liable for all obligations and liabilities incurred by it as a General Partner arising out of events occurring before the Removal Effective Date, but shall be free of any obligation or liability as a General Partner incurred on account of the activities of the Partnership from and after the Removal Effective Date.

                  (b) A Class A Limited Partner shall be entitled to cast one vote for each Unit that he owns: (i) at a meeting, in person, by written proxy or other signed writing directing the manner in which he desires that the vote be cast ("Proxy"), which writing must be received by the General Partner prior to such meeting; or (ii) without a meeting, by a Proxy, which must be received by the General Partner prior to the date upon which the votes of Limited Partners are to be counted. Every Proxy must be signed by the Class A Limited Partner or his attorney-in-fact. A Proxy shall not be valid after the expiration of 12 months from the date thereof, unless otherwise provided in the Proxy, and shall be revocable at any time at the pleasure of the Class A Limited Partner executing it. Only the votes of Limited Partners of record on the Record Date, whether at a meeting or otherwise, shall be counted. The General Partner shall not be entitled to vote in its capacity as General Partner. In matters submitted to Limited Partners regarding the removal of a General Partner or any transaction between the Partnership and a General Partner, units beneficially owned by a General Partner (or its Affiliates) which (i) is proposed to be removed by the vote of a Majority Interest, or (ii) has an interest in the transaction which is the subject of the vote, shall not be voted on any such question and shall not be counted as outstanding in calculating whether the vote of a Majority Interest has been obtained. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners.

                  (c) The Class B Limited Partner shall not be permitted a vote on any matter except as provided in Sections 6.2(a), 9.2 and 11.2(a)(i). To the extent the Class B Limited Partner is not permitted a vote on any matter pursuant to this Section 11.2(c), the General Partner may execute any amendment hereto or other required document on its behalf pursuant to the power-of-attorney granted in Section 13.1.

SECTION 11.3   Management of the Partnership.

                  No Limited Partner in his capacity as such shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner shall have any power or authority with respect to the Partnership except insofar as the Consent of the Limited Partners shall be expressly required by this Agreement. The exercise by the Limited Partners of any of their voting or other rights pursuant to and in accordance with this Agreement shall not constitute participating in or management or control over Partnership business.

SECTION 11.4   Other Activities.

                  The Limited Partners may engage in or possess interests in other business ventures of any kind and description for their own accounts. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

                                 ARTICLE TWELVE

                               NON-FOREIGN STATUS

SECTION 12.1   Certification of Non-Foreign Status.

                  (a) Each Limited Partner shall, upon subscribing for a Unit, certify whether he is a "United States Person" within the meaning of Code ss.7701(a)(30) on forms to be provided by the General Partner at the time of subscription. If at any time a Unit is transferred or Assigned, the transferee shall certify as to whether he is a United States Person.

                  (b) Each Partner shall notify the General Partner if he is no longer a United States Person within 30 days of such change.

                  (c) Prior to a distribution by the Partnership (or other event that may create an obligation on the Partnership to withhold tax under Chapter 3 of the Code), each Partner may be required by the General Partner to certify as to whether he is a United States Person.

                  (d) All certifications under this Section 12.1 shall be made on a form to be provided by the General Partner.

SECTION 12.2 Withholding on Certain Amounts Attributable to Interests of Non-Resident Alien Partners.

                  Any tax required to be withheld under Chapter 3 of the Code shall be charged to that non-resident alien Partner's Capital Account as if the amount of such tax had been distributed to such Partner. For purposes of this
Section 12.2, any person who fails to provide a certification that he is a United States Person when requested to do so by the General Partner shall be treated as a non-resident alien.


                                ARTICLE THIRTEEN

                            MISCELLANEOUS PROVISIONS

SECTION 13.1   Appointment of General Partner As Attorney-
               In-Fact.

                  (a) Each Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints, with full power of substitution, the General Partner, the President and any Vice-President or Director of any corporate General Partner, the general partner of any partnership General Partner and each of them acting singly, his true and lawful attorney-in-fact with full power and authority in his name, place and stead, to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including without limitation the following:

                       (i)  execution and filing of all  certificates  and other
         instruments (including counterparts of this Agreement and the Certificate, and any amendment thereof, that any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners shall have limited liability comparable to that provided by the Delaware Act on the date hereof) in any jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners;

                      (ii) execution and filing of any other instrument or document that may be required to be filed by the Partnership under the laws of any state or that any such Person deems advisable to file;

                     (iii) execution and filing of all amendments to this Agreement and the Certificate adopted in accordance with the terms hereof and all instruments that any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

                      (iv) execution and filing of any instrument or document, including amendments to this Agreement and the Certificate, that may be required to effect the continuation of the Partnership, the admission of a Limited Partner or substituted Limited Partner or an additional or successor General Partner, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in the amount of Capital Contributions.

                  (b) The appointment by each Limited Partner of each such Person as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement shall be relying upon the power of such Person to act as contemplated by this Agreement in any filing and other action by such Person on behalf of the Partnership, and shall survive the Bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Partnership Interests of such Person; provided that, in the event of the transfer by a Limited Partner of all or any part of his Partnership Interests, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time, if any, as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed to effect such substitution.

SECTION 13.2   Signatures; Amendments.

                  (a) Each Limited Partner, General Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing, directly or by an attorney-in-fact, this Agreement and such other instrument or instruments, and in such manner and at such time, as the General Partner shall determine. By so signing, each such Limited Partner, General Partner, or additional or successor General Partner shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided that no such counterpart shall be binding until it shall have been accepted by the General Partner.

                  (b) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of the Limited Partners, to: (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein or make any other provision with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; (iii) change the name of the Partnership; and (iv) delete or add any provision of this Agreement required to be deleted or added by the staff of the Commission or other federal agency or by a state securities commissioner or other governmental official, which deletion or addition is deemed by such Commission, agency or official to be for the benefit or protection of, or not adverse to, the Limited Partners; provided that no amendment shall be adopted pursuant to this Section 13.2(b) unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Limited Partners, (B) is consistent with Section 11.3, (C) does not affect the distribution of Cash From Operations, Cash From Sales, Liquidation Proceeds or the allocation of Profits and Losses for tax purposes among the Limited Partners, and (D) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

                  (c) If this Agreement shall be amended as a result of adding or substituting a Limited Partner, the amendment to this Agreement need only be signed by one General Partner. If this Agreement or the Certificate shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by at least one General Partner and by such additional General Partner. If this Agreement or the Certificate shall be amended to reflect the Withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by at least one General Partner other than the withdrawing General Partner; provided that, in each such case, such signature shall have been authorized by all General Partners other than the withdrawing General Partner.

                  (d) In making any amendments, there shall be prepared and filed by the General Partner for recording such documents and certificates as shall be required to be prepared and filed under the Delaware Act and under the laws of any other jurisdictions under which the Partnership is then formed or qualified.

                  (e) Any provision to the contrary herein notwithstanding, the General Partner may, without the consent of a Majority Interest, make any technical changes to the provisions of this Agreement to conform the allocations set forth in Article Four to the requirements of regulations under Code ss.ss.704(b) and 704(c). Any amendment made by the General Partner in accordance with this Section 13.2(e) shall be made pursuant to appropriate advice of counsel, and shall be deemed to have been made pursuant to the fiduciary obligations of the General Partner to the Partnership and the Limited Partners.

SECTION 13.3 Ownership By Limited Partners of General Partner or Its Affiliates.

                  Except as to the holding of any Class A Units by the General Partner and its Affiliates for their own accounts, as permitted by Section 3.4, no Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in any General Partner or in any Affiliate of any General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the Opinion of Counsel, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. Each Limited Partner shall promptly supply any information requested by the General Partner in order to establish compliance by the Limited Partner with the provisions of this Section 13.3.

SECTION 13.4   Notices.

                  All Notices under this Agreement shall be in writing and shall be given to the Partners entitled thereto by personal service or by certified or registered mail, return receipt requested, to the Limited Partners, at their respective addresses on file with the General Partner and, to the General Partner, at the principal place of business of the Partnership as set forth in this Agreement or as changed by Notice given pursuant hereto. The date of personal delivery or the third business day after the date of mailing thereof, as the case may be, shall be deemed the date of receipt of Notice.

SECTION 13.5   Binding Provisions.

                  The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

SECTION 13.6   Applicable Law.

                  This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 13.6.

SECTION 13.7   Counterparts.

                  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not executed the same counterpart, except that no counterpart shall be binding unless executed by the General Partner.

SECTION 13.8   Separability of Provisions.

                  Each provision of this Agreement shall be considered separable and if, for any reason, any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

SECTION 13.9   Captions.

                  Article and Section titles and any table of contents are for convenience of reference only and shall not control or alter the meaning of this Agreement as set forth in the text.

SECTION 13.10  Partnership Property; No Partition.

                  No Partner or successor in interest to any Partner may have any property of the Partnership partitioned or, except as provided by applicable law, file a complaint or institute any proceeding at law or in equity to have the property partitioned, and each Partner, for itself, its successors, representatives and permitted assigns, hereby waives any right to proceed under any applicable law or otherwise to partition any Partnership property. Any creditor of a Partner shall have recourse only against such Partner's interest in the Partnership, but such creditor shall not have any recourse against the property of the Partnership.

SECTION 13.11  No Benefit to Third Parties.

                  The provisions of this Agreement shall not be construed for the benefit of or enforceable by a Person not a party hereto, including without limitation limited to any creditor of any Partner or any of their Affiliates.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement as of the date first above written.


                                   GENERAL PARTNER:

                                   CAI Equipment Leasing VI Corp.



                                   By:
                                      ------------------------------------------
                                      John F. Olmstead, President


                                   CLASS B LIMITED PARTNER:

                                   Capital Associates International, Inc.



                                   By:
                                      ------------------------------------------
                                      Title:  Vice President


                                   WITHDRAWING ORIGINAL LIMITED PARTNER:



                                   ---------------------------------------------
                                   John F. Olmstead


                                   CLASS A LIMITED PARTNERS:


                                   By: CAI Equipment Leasing VI Corp.

                                        By:
                                            ------------------------------------
                                            John F. Olmstead, President
                                            As Attorney-in-Fact for such Class A
                                            Limited Partners

                                                                       EXHIBIT B


                            PRIOR PERFORMANCE TABLES

The following unaudited Tables update certain information relating to the six prior public programs sponsored by CAI. See "PERFORMANCE OF PRIOR INVESTMENT PROGRAMS" in the text of the Prospectus and Exhibit B to the Prospectus for earlier information about such programs. All of the six prior public programs were structured as limited partnerships, purchased a diversified portfolio of equipment subject to Triple Net Leases to the end users of such equipment, reinvested substantial portions of cash from operations by purchasing additional equipment subject to Triple Net Leases and expect to liquidate their portfolios and make liquidating distributions to investors within eight years of the date their respective offering period is terminated. Thus, they have investment objectives similar to those of the Partnership.

The Tables consist of:

Table I   Experience   in   Raising   and  Investing  Funds:   Presents  general
          information relating to prior partnerships.

Table II  Compensation    to   General   Partner   and  Affiliates:   Summarizes
          compensation paid in connection with prior partnerships.

Table III Annual Operating Results: Summarizes certain operating results for the last five years for each prior partnership.

Table IV  Sales  or  Dispositions   of   Equipment  by  Prior  Public  Programs:
          Summarizes sales proceeds, profit or loss and holding periods for equipment sold.

Table V   Historic    Cash    Distributions:    Presents    annual   gross  cash
          distributions for each prior partnership.

Table VI  Historic  Taxable  Gain  (Loss):   Presents  gross annual taxable gain
          (loss) for each prior partnership.

Table VII Information   Regarding   Prior   Program   Lessees:  Lists  names  of
          Lessees and distribution of equipment by industry.

PURCHASERS OF UNITS WILL HAVE NO OWNERSHIP INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.

                                     TABLE I
                    Experience in Raising and Investing Funds
                           (on a Percentage Basis)(1)
                                   (Unaudited)
                               As of June 30, 1997
                                   Page 1 of 2

                                    Leastec                                      PaineWebber               Capital
                                  Income Fund           Northstar                 Preferred               Preferred
                                       V              Income Fund I              Yield Fund (2)          Yield Fund
                         ---------------------------------------------------------------------------------------------------

Dollar Amount Offered             $55,000,000         $150,000,000              $75,000,000             $100,000,000
Dollar Amount Raised (100%)       $50,368,000          $52,401,000              $71,064,000             $ 63,660,750

Less Offering Expenses:
     Selling Commissions                       10.00%               10.00%                    9.70%                  10.00%
     Retained by Affiliates                     0.00%                0.00%                    0.00%                   0.00%
     Organizational Expenses                    0.26%                0.00%                    0.00%                   0.00%
     Offering Expenses                          4.74%                3.00%(3)                 3.00%(3)                3.14%(3)
Reserves                                        0.00%                1.00%                    0.25%                   0.00%
                                             -------              -------                  -------                 -------
Percent Available for Investment               85.00%               86.00%                   87.05%                  86.86%

Acquisition Costs:
   Cash Down Payment                           81.69%               83.85%                   84.87%                  83.47%
   Acquisition Fees                             3.31%                2.15%                    2.18%                   3.39%
                                             -------              -------                  -------                 -------
Total Acquisition Cost (4)                     85.00%               86.00%                   87.05%                  86.86%

Percent Leverage (5)                           39.00%                0.00%                    0.00%                  45.00%

Date Offering Began                          10/01/87             11/23/88                 05/21/90                 01/05/90

Length of Offering                            24 mos.               6 mos.                  11 mos.                  24 mos.

Months to invest 90% of amount
     available for investment (measured
     from beginning of offering)              26 mos.               6 mos.                  22 mos.                  28 mos.

(1) The percentages are based on the assumption that all fees and expenses of the offering were paid from the proceeds of the offering and not from the proceeds of borrowings.
(2)  As of December 31, 1996
(3)  Combined   Organizational  and  Offering  Expenses.
(4)  Includes amounts allocated to working capital reserves.
(5) Percentage leverage is calculated by dividing the principal amount of indebtedness by the total cost of the equipment.

                                     TABLE I
                    Experience in Raising and Investing Funds
                           (on a Percentage Basis)(1)
                                   (Unaudited)
                               As of June 30, 1997
                                   Page 2 of 2



                                    Capital                                 Capital                            Capital
                                   Preferred                              Preferred                           Preferred
                                 Yield Fund II                          Yield Fund III                      Yield Fund IV
                              --------------------------------------------------------------------------------------------------
Dollar Amount Offered             $65,000,000                             $50,000,000                        $50,000,000
Dollar Amount Raised (100%)       $33,943,500                             $50,000,000                        $31,125,349

Less Offering Expenses:
     Selling Commissions                       10.00%                                  10.00%                             10.00%
     Retained by Affiliates                     0.00%                                   0.00%                              0.00%
     Organizational Expenses                    0.00%                                   0.00%                              0.00%
     Offering Expenses                          4.37% (3)                               4.37%                              4.39%
Reserves                                        1.00%                                   1.00%                              1.00%
                                             -------                                 --------                          --------
Percent Available for Investment               84.63%                                  84.63%                             84.61%

Acquisition Costs:
     Cash Down Payment                         81.45%                                  81.82%                             81.80%
     Acquisition Fees                           3.18%                                   2.81%                              2.81%
                                             -------                                 -------                           --------
Total Acquisition Cost (4)                     84.63%                                  84.63%                             84.61%

Percent Leverage (5)                           42.89%                                  42.02%                             50.00%

Date Offering Began                           04/15/92                               04/16/94                           04/16/96

Length of Offering                            24 mos.                                 24 mos.                            24 mos.

Months to invest 90% of amount
     available for investment (measured
     from  beginning of offering)             26 mos.                                 26 mos.                            12 mos.

(1) The percentages are based on the assumption that all fees and expenses of the offering were paid from the proceeds of the offering and not from the proceeds of borrowings.
(2)  As of December 31, 1996
(3)  Combined   Organizational  and  Offering  Expenses.
(4)  Includes amounts allocated to working capital reserves.
(5) Percentage leverage is calculated by dividing the principal amount of indebtedness by the total cost of the equipment.


                                    TABLE II
                 Compensation to General Partner and Affiliates
                                   (Unaudited)
                               As of June 30, 1997

                                   Page 1 of 2


                                                     Leastec             Northstar          PaineWebber            Capital
                                                      Income              Income             Preferred            Preferred
                                                      Fund V               Fund I           Yield Fund (3)        Yield Fund
                                                     -------             --------          --------------        -----------

Date offering commenced                               10/01/87            11/23/88             5/21/90              1/05/90
Dollar amount raised                                $50,368,000         $52,401,000         $71,064,000          $63,660,750
Amount paid to General Partner and Affiliates:
   Commissions (1)                                    5,036,800           5,240,100           6,893,208            6,366,075
   Acquisition fees                                   3,631,407           1,593,944           2,907,477            5,146,564
   Organization and offering expense allowance        2,518,400           1,572,030           2,131,920            2,000,061
Dollar amount of cash generated from operations
before deducting payments to General Partner
and Affiliates                                       77,416,544          65,957,080          95,104,756          118,278,119
Amount paid to General Partner and Affiliates
from operations:
   Management fees                                    4,639,855           2,017,804           3,597,678            6,977,439
   Reimbursements                                     1,111,406             735,850             110,673              788,306
Dollar amount of property sales before deducting
payments to General Partner and Affiliates           12,646,588          12,294,185          11,133,550           17,890,788
Amount paid to General Partner and Affiliates
from property sales:
   Resale fees                                              -0-                 -0-                 -0-                  -0-
   Management fees                                          -0-                 -0-                 -0-                  -0-
   Promotional interest (cash distribution) to        2,350,666           2,103,433           3,541,088            2,869,546
   General Partner

(1)  Affiliates of the sponsor re-allocated $4,153,665;  $5,240,100; $6,893,208;
     $5,577,777;  $2,980,399  and  $4,316,003  of  commissions  to  unaffiliated broker-dealers with respect to Leastec Income Fund V, Northstar Income Fund I, PaineWebber Preferred Yield Fund, Capital Preferred Yield Fund, Capital Preferred Yield Fund-II and Capital Preferred Yield Fund-III.
(2) Reflects aggregate payments to the sponsor in 1985 through 1993 with respect to nine other programs.
(3)  As of December 31, 1996


                                    TABLE II
                 Compensation to General Partner and Affiliates
                                   (Unaudited)
                               As of June 30, 1997

                                   Page 2 of 2


                                                                 Capital             Capital             Capital
                                                                Preferred           Preferred           Preferred           Other
                                                              Yield Fund-II      Yield Fund-III       Yield Fund-IV       Programs
                                                              -------------      --------------       -------------       --------
Date offering commenced                                          4/15/92             4/16/94             04/16/96
Dollar amount raised                                           $33,943,500         $50,000,000         $31,124,349           -0-
Amount paid to General Partner and Affiliates:
Commissions (1)                                                  3,394,350           5,000,000           3,112,535           -0-
   Acquisition fees                                              2,795,933           2,850,554           1,504,171           -0-
   Organization and offering expense allowance                   1,483,994           2,184,603           1,364,877           -0-
Dollar amount of cash generated from operations
before deducting payments to General Partner
and Affiliates                                                  45,911,637          35,546,634           5,244,777           -0-
Amount paid to General Partner and Affiliates
from operations:
   Management fees                                               1,074,117             771,912             108,386           -0-
   Reimbursements                                                  471,961             272,719              82,786           -0-
Dollar amount of property sales before deducting                                                               -0-           -0-
payments to General Partner and Affiliates                       4,601,870           3,571,020
Amount paid to General Partner and Affiliates from property sales:
   Resale fees                                                         -0-                 -0-                 -0-           -0-
   Management fees                                                     -0-                 -0-                 -0-           -0-
   Promotional interest (cash distribution) to
   General Partner                                                 161,571             109,731              15,909       754,288 (2)

(1)  Affiliates of the sponsor re-allocated $4,153,665;  $5,240,100; $6,893,208;
     $5,577,777;  $2,980,399  and  $4,316,003  of  commissions  to  unaffiliated broker-dealers with respect to Leastec Income Fund V, Northstar Income Fund I, PaineWebber Preferred Yield Fund, Capital Preferred Yield Fund, Capital Preferred Yield Fund-II and Capital Preferred Yield Fund-III.
(2) Reflects aggregate payments to the sponsor in 1985 through 1993 with respect to nine other programs.
(3)  As of December 31, 1996


                                    TABLE III
                            Annual Operating Results
                     For the Six Months Ended June 30, 1997
                                   (Unaudited)
                                   Page 1 of 6

                                                                                                                       PaineWebber
                                                                                                                     Preferred Yield
                                                        Leastec Income Fund V           Northstar Income Fund I          Fund (6)
                                                     -------------------------        --------------------------     ---------------
                                                       1996            1997             1996             1997             1996
                                                       ----            ----             ----             ----             ----
Gross Revenues                                      $2,425,882       $ 686,033       $1,826,527        $ 521,874       $11,757,293
Profit (loss) on sale of properties                    525,245         121,950          940,938           91,906           572,568
Less:  Operating expenses                              466,480         157,127          373,176          140,643         1,421,266
       Interest expense                                122,830          29,043              -0-              -0-           820,851
       Depreciation                                  1,172,100         242,484        1,142,542          290,807         7,116,362
       Direct Services from General Partner(s)          66,223          32,744           65,750           30,282            18,750
Net income (loss)                                    1,123,494         346,585        1,185,997          152,048         2,952,632
Taxable income (loss)                                2,036,484             (5)        1,753,483              (5)         2,012,679
-      from operations                               1,214,458             (5)          806,795              (5)           951,937
-      from gain (loss) on sale                        822,026             (5)          946,688              (5)         1,060,742
Cash generated (deficiency) from operations          2,546,972         760,919        2,368,893        (101,094)         8,857,119
Cash generated from sales                            1,226,238         157,950        2,396,640          173,886         2,343,133
Cash generated from refinancing                            -0-             -0-              -0-              -0-               -0-
Cash generated from operations, sales and
refinancing                                          3,773,210         918,869        4,765,533           72,792        11,200,252
Less cash distributions to investors:
-      from operating cash flows                     2,403,187         782,862       4, 038,489        1,489,574         8,547,640
-      from sales and refinancing                                          -0-              -0-              -0-               -0-
-      from other                                          -0-             -0-              -0-              -0-               -0-
Cash generated (deficiency) after cash
distributions                                        1,370,023         136,007          727,044      (1,416,782)         2,652,612

                                    TABLE III
                            Annual Operating Results
                     For the Six Months Ended June 30, 1997
                                   (Unaudited)
                                   Page 2 of 6



                                                        Capital Preferred Yield Fund              Capital Preferred Yield Fund-II
                                                      --------------------------------          ---------------------------------
                                                          1996                 1997                 1996                 1997
                                                          ----                 ----                 ----                 ----
Gross Revenues                                       $  9,969,567         $  3,725,036         $ 10,680,648          $ 5,109,049
Profit (loss) on sale of properties                     1,350,258              237,562              189,435               94,620
Less:  Operating expenses                               2,263,507              639,904            1,471,396              440,080
       Interest expense                                   591,457              125,223            1,151,707              512,666
       Depreciation                                     6,124,604            1,944,767            7,856,952            3,869,628
       Direct Services from General Partner(s)            101,145               84,149              158,770               54,728
Net income (loss)                                       2,239,112            1,168,555              231,258              326,567
Taxable income (loss)                                   1,193,887                  (5)              643,311                  (5)
-      from operations                                  2,424,935                  (5)              830,977                  (5)
-      from gain (loss) on sale                       (1,231,048)                  (5)            (187,666)                  (5)
Cash generated (deficiency) from operations            11,544,754            4,377,732            9,887,732            4,846,593
Cash generated from sales                               4,825,150            1,478,046            2,865,442              489,422
Cash generated from refinancing                               -0-                  -0-                  -0-                  -0-
Cash generated from operations, sales and
refinancing                                            16,369,904            5,855,778           12,753,174            5,336,015
Less cash distributions to investors:
-      from operating cash flows                       11,744,201            5,287,568            4,104,137            2,048,303
-      from sales and refinancing                             -0-                  -0-                  -0-                  -0-
-      from other                                             -0-                  -0-                  -0-                  -0-
Cash generated (deficiency) after cash
distributions                                           4,625,703              568,210            8,649,037            3,287,712


                                    TABLE III
                            Annual Operating Results
                     For the Six Months Ended June 30, 1997
                                   (Unaudited)
                                   Page 3 of 6



                                                          Capital Preferred Yield Fund-III          Capital Preferred Yield Fund-IV
                                                         ----------------------------------        ---------------------------------
                                                              1996                1997                1996                 1997
                                                              ----                ----                ----                 ----
Gross Revenues                                           $ 17,134,300         $ 9,704,101           $ 940,346          $ 4,544,454
Profit (loss) on sale of properties                           110,831             908,899                 -0-                  -0-
Less:  Operating expenses                                     705,819             377,489             110,227              163,323
       Interest expense                                     1,785,640             826,686              26,542              508,849
       Depreciation                                        12,585,981           7,194,029             659,574            3,497,553
       Direct Services from General Partner(s)                 93,690              48,556              41,376               41,410
Net income (loss)                                           2,074,001           2,166,240             102,627              333,319
Taxable income (loss)                                     (1,675,210)                 (5)                 (5)                  (5)
-      from operations                                    (1,810,672)                 (5)                 (5)                  (5)
-      from gain (loss) on sale                               135,462                 (5)                 (5)                  (5)
Cash generated (deficiency) from operations                17,781,264           9,881,741           1,432,667            3,812,110
Cash generated from sales                                     454,045           3,116,975                 -0-                  -0-
Cash generated from refinancing                                   -0-                 -0-                 -0-                  -0-
Cash generated from operations, sales and
refinancing                                                18,235,309          12,998,716           1,432,667            3,182,110
Less cash distributions to investors:
-      from operating cash flows                            5,030,230           2,658,663             319,339            1,099,277
-      from sales and refinancing                                 -0-                 -0-                 -0-                  -0-
-      from other                                                 -0-                 -0-                 -0-                  -0-
Cash generated (deficiency) after cash
distributions                                              13,205,079          10,340,053           1,113,328            2,712,833


                              TABLE III (Continued)
                            Annual Operating Results
                     For the Six Months Ended June 30, 1997
                                   (Unaudited)
                                   Page 4 of 6


                                                                                                                        PaineWebber
                                                                                                                     Preferred Yield
                                                    Leastec Income Fund V              Northstar Income Fund I            Fund (6)
                                               -----------------------------        ----------------------------     ---------------
                                                  1996             1997                1996              1997                1996
                                                  ----             ----                ----              ----                ----
Less Special items
 (not including sales and refinancing):
     Purchase of equipment                           -0-               -0-                -0-               -0-           8,649,624
     Net change in partnership debt            1,339,784           243,466                -0-               -0-           1,585,298
     Other (1)                                    11,685               -0-                -0-               -0-            (792,092)
Cash generated (deficiency) after
cash  distributions and special items             18,554         (107,459)            727,044       (1,416,782)          (6,790,218)
Tax & Distribution Data per $1,000
Invested (2):
Federal Income Tax Results:
     Ordinary income (loss)                           41               (5)                 33               (5)                  33
     -   from operations                              22               (5)                 11               (5)                  15
     -   from recapture                               19               (5)                 22               (5)                  18
Capital gain (loss)                                   -3               (5)                 -6               (5)                  -5
Cash distribution to Investors
     Source (on GAAP basis):
     -   investment income                         22.69              6.99              22.63              2.90               41.55
     -   return of capital                         25.85              8.80              54.44             25.52               78.73
     Source (on cash basis):
     -   sales                                       -0-               -0-                -0-               -0-                 -0-
     -   refinancing                                 -0-               -0-                -0-               -0-                 -0-
     -   operations                                48.54             15.79              77.07             28.43              120.28
     -   other                                       -0-               -0-                -0-               -0-                 -0-
Original portfolio remaining (3)                     22%               20%               -20%              -22%                  29%
Current portfolio amount as a
percentage of original portfolio (4)                 42%               40%                10%                9%                 103%



(1) Includes increases/decreases to direct finance leases and/or redemption of capital units.
(2) Excludes the units redeemed by the partnership pursuant to the Limited Partnership Agreement, if any.
(3) Original total acquisition cost of original equipment retained, divided by original total acquisition cost of all original equipment acquired.
(4) Current portfolio amount is calculated by dividing original cost of equipment portfolio at year end by total cost of the original equipment acquired.
(5)  To be calculated for the annual period ended December 31, 1997.
(6)  As of December 31, 1996.

                              TABLE III (Continued)
                            Annual Operating Results
                     For the Six Months Ended June 30, 1997
                                   (Unaudited)
                                   Page 5 of 6

                                                  Capital Preferred Yield Fund                    Capital Preferred Yield Fund-II
                                                --------------------------------                -----------------------------------
                                                   1996                   1997                    1996                    1997
                                                   ----                   ----                    ----                    ----
Less Special items
 (not including sales and refinancing):
     Purchase of equipment                       1,142,624                    -0-               7,887,705                 749,703
     Net change in partnership debt              5,048,721              1,604,591                 842,214               2,560,486
     Other (1)                                     254,733                 15,669                 242,985                  22,469
Cash generated (deficiency) after
cash distributions and special items            (1,820,375)            (1,052,050)               (323,867)                (44,946)
Tax & Distribution Data per $1,000
Invested (2):
Federal Income Tax Results:
     Ordinary income (loss)                             48                    (5)                      35                     (5)
     -   from operations                                26                    (5)                      25                     (5)
     -   from recapture                                 22                    (5)                      10                     (5)
Capital gain (loss)                                    -40                    (5)                     -16                     (5)
Cash distribution to Investors
     Source (on GAAP basis):
     -   investment income                           35.53                  18.56                    6.89                    9.75
     -   return of capital                          150.85                  65.44                  115.35                   51.40
     Source (on cash basis):
     -   sales                                         -0-                    -0-                     -0-                     -0-
     -   refinancing                                   -0-                    -0-                     -0-                     -0-
     -   operations                                 186.38                  84.00                  122.24                   61.15
     -   other                                         -0-                    -0-                     -0-                     -0-
Original portfolio remaining (3)                       40%                    36%                     77%                     72%
Current portfolio amount as a
percentage of original portfolio (4)                   71%                    67%                    101%                     98%


(1) Includes increases/decreases to direct finance leases and/or redemption of capital units.
(2) Excludes the units redeemed by the partnership pursuant to the Limited Partnership Agreement, if any.
(3) Original total acquisition cost of original equipment retained, divided by original total acquisition cost of all original equipment acquired.
(4) Current portfolio amount is calculated by dividing original cost of equipment portfolio at year end by total cost of the original equipment acquired.
(5)  To be calculated for the annual period ended December 31, 1997.
(6)  As of December 31, 1996.

                              TABLE III (Continued)
                            Annual Operating Results
                     For the Six Months Ended June 30, 1997
                                   (Unaudited)
                                   Page 6 of 6


                                                 Capital Preferred Yield Fund-III                 Capital Preferred Yield Fund-IV
                                               -----------------------------------              ----------------------------------
                                                    1996                   1997                    1996                    1997
                                                    ----                   ----                    ----                    ----
Less Special items
 (not including sales and refinancing):
Purchase of equipment                            23,483,867              2,434,938              12,939,697              13,968,184
Net change in partnership debt                    4,794,494              5,804,527              (1,915,995)             (1,536,311)
   Other (1)                                     (9,097,350)                92,613             (13,196,446)            (13,035,376)
Cash generated (deficiency) after
cash distributions and special items             (5,975,932)             2,007,975               3,286,072               3,316,336
Tax & Distribution Data per $1,000
Invested (2):
Federal Income Tax Results:
     Ordinary income (loss)                             -31                    (5)                     (5)                     (5)
     -   from operations                                -35                    (5)                     (5)                     (5)
     -   from recapture                                   4                    (5)                     (5)                     (5)
Capital gain (loss)                                      -2                    (5)                     (5)                     (5)
Cash distribution to Investors
     Source (on GAAP basis):
     -   investment income                            41.76                  43.68                    6.64                   10.71
     -   return of capital                            59.52                   9.93                   14.03                   24.61
     Source (on cash basis):
     -   sales                                          -0-                    -0-                     -0-                     -0-
     -   refinancing                                    -0-                    -0-                     -0-                     -0-
     -   operations                                  101.28                  53.61                   20.67                   35.32
     -   other                                          -0-                    -0-                     -0-                     -0-
Original portfolio remaining (3)                        99%                    89%                    100%                    100%
Current portfolio amount as a
percentage of original portfolio (4)                   142%                   137%                    100%                    100%


(1) Includes increases/decreases to direct finance leases and/or redemption of capital units.
(2) Excludes the units redeemed by the partnership pursuant to the Limited Partnership Agreement, if any.
(3) Original total acquisition cost of original equipment retained, divided by original total acquisition cost of all original equipment acquired.
(4) Current portfolio amount is calculated by dividing original cost of equipment portfolio at year end by total cost of the original equipment acquired.
(5)  To be calculated for the annual period ended December 31, 1997.
(6)  As of December 31, 1996.

                                    TABLE IV
           Sales or Dispositions of Equipment by Prior Public Programs
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 1 of 4

The following table sets forth the sales and dispositions of equipment by the Prior Public Programs on various types of equipment.

                                                                                                                Holding Period(4)
                                  Year                                          Excess        GAAP Profit    ---------------------
                                   of           Net         Unrecovered      (Deficiency)      (Loss) on      Average      Range
             Equipment           Sales      Proceeds (1)      Cost (2)        of Proceeds       Sales (3)    Term (mos.)  (Months)
             ---------           -----      ------------    ----------        ----------      -----------    ----------   --------
Leastec Income Fund V
   Data Processing Equipment      1996      $   171,959   $      (8,598)     $   180,557    $     96,608       60          27 - 92
   Furniture & Fixtures           1996           69,464         (65,174)         134,638               0       60            60
   Medical Equipment              1996          200,000         118,857           81,143         194,884       45            45
   Transportation Equipment       1996          502,500          39,778          462,722         229,973       49            49
   Mining Equipment               1996          284,000        (137,626)         421,625           1,500       66          64 - 67
   Manufacturing Equipment        1996              316         174,081         (173,765)            281       57          35 - 84
                                            -----------    -------------     ----------- ---------------
            TOTALS                          $ 1,228,238    $    121,318      $ 1,106,920    $    525,245
                                            ===========    =============     ===========    ============

   Data Processing Equipment      1997      $    56,530    $   (278,663)     $   335,193    $     56,530       69          41 - 96
   Manufacturing Equipment        1997          101,420          45,323           56,097          54,450       74          54 - 91
                                            -----------    -------------     ----------- ---------------
            TOTALS                          $   157,950    $   (233,340)     $   391,290    $    110,980
                                            ===========    ============      ===========    ============

Northstar Income Fund I
   Manufacturing Equipment        1996      $ 1,341,965    $   (737,554)     $ 2,079,519    $    452,931       50          35 - 80
   Transportation Equipment       1996          235,000        (247,023)         482,023         171,991       49          41 - 54
   Data Processing Equipment      1996          819,675        (558,036)       1,377,711         325,343       63          57 - 80
                                            -----------        ---------     -----------   -------------
            TOTALS                          $ 2,396,640    $ (1,542,613)     $ 3,939,253    $    950,266
                                            ===========    ============      ===========    ============

   Manufacturing Equipment        1997      $   122,418    $    199,563      $   (77,145)   $     50,425       41          28 - 50
   Transportation Equipment       1997           51,467           6,392           45,076          30,341       65          65 - 65
                                            -----------    --------------    -------------  ------------
            TOTALS                          $   173,886    $    205,955      $   (32,069)   $     80,767
                                            ===========    =============     ============    ===========

PaineWebber Preferred Yield Fund
   Data Processing Equipment      1996      $   132,940    $    (81,360)     $   214,300    $    134,267       46          36 - 66
   Manufacturing Equipment        1996        1,139,072         (85,765)        ,224,837         326,439       56          24 - 79
   Transportation Equipment       1996           74,900            (546)          75,446          33,297       53            53
   Office Technology Equipment    1996           50,000        (125,869)         175,869          42,983       66          63 - 69
   Furniture & Fixtures           1996          873,142         941,864          (68,723)              0       26            26
   Medical Equipment              1996           59,000        (202,391)         261,391          32,517       51          12 - 66
                                            -----------    ------------      -----------    ------------
            TOTALS                          $ 2,329,054    $    445,933      $ 1,883,121    $    569,502
                                            ===========    ============      ===========    ============


                                    TABLE IV
           Sales or Dispositions of Equipment by Prior Public Programs
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 2 of 4
                                                                                                                Holding Period(4)
                                  Year                                          Excess        GAAP Profit    ---------------------
                                   of           Net         Unrecovered      (Deficiency)      (Loss) on      Average      Range
             Equipment           Sales      Proceeds (1)      Cost (2)        of Proceeds       Sales (3)    Term (mos.)  (Months)
             ---------           -----      ------------    ----------        ----------      -----------    ----------   --------
Capital Preferred Yield Fund
     Data Processing Equipment    1996      $   393,218   $       21,555     $     371,662    $    182,502       40          27 - 68
     Manufacturing Equipment      1996        3,771,978          282,409         3,489,570         912,656       49          19 - 71
     Transportation Equipment     1996           63,299            9,592            53,707          31,550       48          38 - 57
     Mining Equipment             1996          125,000           21,944           103,056               0       59            59
     Furniture & Fixtures         1996          515,332        (110,930)           626,262         267,228       57          24 - 70
     Medical                      1996                0         (30,544)            30,544               0       66            66
                                            -----------   -------------      -------------    ------------
              TOTALS                        $ 4,868,827   ($    194,026)     $   4,674,801    $  1,393,936
                                            ===========   ==============     =============    ============

     Data Processing Equipment    1997      $   236,547   $     (82,811)     $     319,358    $     76,281       38          37 - 72
     Manufacturing Equipment      1997        1,167,443          719,620           447,823         134,649       58           9 - 83
     Transportation Equipment     1997           24,826         (70,561)            95,388          23,187       65            65
     Mining Equipment             1997           14,000            4,235             9,765           6,488       75            75
     Furniture & Fixtures         1997           27,230        (137,369)           164,599          (5,602)      82          79 - 85
     Medical                      1997            8,000         ( 1,924)             9,924         (14,493)      60            60
                                            ----------------------------     -------------    ------------
              TOTALS                        $ 1,478,046   $      431,190     $   1,046,856    $    220,511
                                            ===========   ==============     =============    ============

Capital Preferred Yield Fund II
     Data Processing Equipment    1996     $    804,414   $    2,558,463     $  (1,754,049)   $     58,458       33          22 - 44
     Manufacturing Equipment      1996          551,300          141,853           409,447           4,760       36          35 - 38
     Furniture & Fixtures         1996          889,990            8,752           881,239           7,132       36          26 - 43
     Transportation Equipment     1996          336,738          158,314           178,423         104,523       26            26
     Medical Equipment            1996          283,000          113,251           169,749          15,009       38          37 - 38
                                               --------     ------------     -------------    ------------
              TOTALS                        $ 2,865,442   $    2,980,634     $    (115,192)   $    189,883
                                            ===========     ============     =============    ============

     Data Processing Equipment    1997     $    144,612   $     (75,958)     $     220,570    $     15,670       34          23 - 43
     Manufacturing Equipment      1997          322,410          118,719           203,691        (24,615)       38          32 - 49
     Furniture & Fixtures         1997           22,400            7,741            14,659         (3,106)       7            7 - 7
                                           ------------   ---------------    ------------- --------------
              TOTALS                       $    489,422   $       50,502     $     438,920   $    (12,051)
                                           ============   ==============     =============   =============



                                    TABLE IV
           Sales or Dispositions of Equipment by Prior Public Programs
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 3 of 4
                                                                                                                Holding Period(4)
                                  Year                                          Excess        GAAP Profit    ---------------------
                                   of           Net         Unrecovered      (Deficiency)      (Loss) on      Average      Range
             Equipment           Sales      Proceeds (1)      Cost (2)        of Proceeds       Sales (3)    Term (mos.)  (Months)
             ---------           -----      ------------    ----------        ----------      -----------    ----------   --------
Capital Preferred Yield Fund III
     Manufacturing Equipment       1996    $     53,730     $    187,328     $    (133,598)    $         0       21        21 - 22
     Transportation Equipment      1996         311,123          215,873            95,251          93,520       15           15
     Furniture and Fixtures        1996          77,795           62,714            15,081           9,833       11           11
     Data Processing Equipment     1996          11,397            5,530             5,867           7,478       12           12
                                           ------------     ------------      -------------    -----------
              TOTALS                       $    454,045     $    471,445      $    (17,399)    $   110,831
                                           ============     ============      ============     ===========

     Manufacturing Equipment       1997    $  1,432,330     $    876,989     $     555,341     $   449,477       23         4 - 35
     Transportation Equipment      1997          14,135           16,053            (1,918)         (2,665)      12           12
     Furniture and Fixtures        1997          68,662          157,446           (88,783)         24,245       16         9 - 23
     Mining Equipment              1997       1,004,320          528,564           475,756         396,603       24        22 - 26
     Data Processing Equipment     1997         597,528           63,083           534,445          28,062       20        18 - 22
                                           ------------     ------------     -------------     -----------
              TOTALS                       $  3,116,975     $  1,642,135     $   1,474,841     $   895,722
                                           ============     ============     =============     ===========

(1) Proceeds received at disposition, net of direct selling cost.

(2) Original equipment investment less rents received from operations.

(3) Net proceeds received at disposition less the net book value of the equipment at time of disposition.

(4) Holding Period is the number of months the assets are owned by the Partnership. This is expressed as the average period for assets sold and the range from shortest to longest period for assets sold.

                                    TABLE IV
           Sales or Dispositions of Equipment by Prior Public Programs
                                   (Unaudited)
                               As of June 30, 1997
                                     4 of 4

     The following table sets forth the total annual ordinary and capital gains from the sales and disposition of equipment by the Prior Public Programs.

                                                                                 Ordinary                   Capital
                                                                                Gain/(Loss)               Gain/(Loss)
                                                                                ----------                ----------
Leastec Income Fund V
     1996                  ..................................................  $   822,026                   $ 0
     1997                  ..................................................           (1)                   (1)

Northstar Income Fund I
     1996                  ..................................................  $   946,688                   $ 0
     1997                  ..................................................           (1)                   (1)

PaineWebber Preferred Yield Fund
     1996                  ................................................... $ 1,060,742                   $ 0
     1997                  ...................................................          (1)                   (1)

Capital Preferred Yield Fund
     1996                  ................................................... $(1,231,048)                  $ 0
     1997                  ...................................................          (1)                   (1)

Capital Preferred Yield Fund-II
     1996                  ..................................................  $  (187,666)                  $ 0
     1997                  ..................................................           (1)                   (1)

Capital Preferred Yield Fund-III
     1996                  .................................................   $   135,462                   $ 0
     1997                  .................................................            (1)                   (1)



     (1) To be calculated for the annual period ended December 31, 1997.

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 1 of 5

Leastec Income Fund V
---------------------                                      Class A                       Class B
                      General Partner(s)               Limited Partners              Limited Partners                Total
                      -----------------                ----------------              ----------------                -----
     1996              $ 122,105                       $   2,320,000                  $       -0-               $   2,442,105
     1997              $  34,737                       $     660,000                  $       -0-               $     694,737

Northstar Income Fund I
-----------------------                                    Class A                       Class B
                      General Partner(s)               Limited Partners              Limited Partners                Total
                      -----------------                ----------------              ----------------                -----
     1996              $ 157,559                       $   4,112,842                  $ 231,276                  $  4,501,676
     1997              $  14,662                       $     387,463                  $  16,780                  $    418,905

PaineWebber Preferred Yield Fund (as of December 31, 1996)
--------------------------------                           Class A                       Class B
                      General Partner(s)               Limited Partners              Limited Partners                Total
                      -----------------                ----------------              ----------------                -----
     1996              $ 525,812                       $   9,118,932                  $ 871,487                  $ 10,516,231


Capital Preferred Yield Fund
----------------------------                               Class A                       Class B
                      General Partner(s)               Limited Partners              Limited Partners                Total
                      -----------------                ----------------              ----------------                -----
     1996              $ 544,780                        $ 10,960,526                  $ 600,923                  $ 12,106,229
     1997              $ 217,952                        $  4,320,681                  $ 304,634                  $  4,843,268


Capital Preferred Yield Fund-II
-------------------------------                            Class A                       Class B
                      General Partner(s)               Limited Partners              Limited Partners                Total
                      -----------------                ----------------              ----------------                -----
     1996             $   41,018                        $  4,024,490                  $   36,300                 $  4,101,808
     1997             $   20,483                        $  2,009,670                  $   18,150                 $  2,048,303

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 2 of 5


Capital Preferred Yield Fund-III
--------------------------------                           Class A                       Class B
                      General Partner(s)               Limited Partners              Limited Partners                Total
                      -----------------                ----------------              ----------------                -----
     1996             $   51,487                       $   5,052,804                  $   50,389                  $  5,154,680
     1997             $   26,582                       $   2,605,349                  $   26,250                  $  2,658,181

Capital Preferred Yield Fund-IV
-------------------------------                            Class A                       Class B
                      General Partner(s)               Limited Partners              Limited Partners                Total
                      -----------------                ----------------              ----------------                -----
     1996             $    3,968                       $     439,720                  $    4,550                  $    448,237
     1997             $   11,941                       $   1,238,420                  $   12,600                  $  1,262,962


                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 2 of 5

The following tables compare the distributions paid, income or loss allocated for tax purposes and cumulative income/loss for tax purposes for a $10,000 investment in each of the funds listed below, assuming that such investment was made on the investment date indicated in parenthesis in the heading for each table. Tax losses allocated for a particular year are carried forward and may shelter tax income generated in subsequent years.

                                            Leastec Income Fund V (11/16/87)(1)
                                         ----------------------------------------
                                         Distributions     Income/    Cumulative
                                             Paid           Loss      Income/Loss
                                         -------------     ------     -----------
     1987                                 $   138.63   $ (291.94)   $  (291.94)
     1988                                   1,150.52    (1,831.75)   (2,123.69)
     1989                                   1,200.02         0       (2,123.69)
     1990                                   1,200.01      (350.29)   (2,473.98)
     1991                                   1,300.00       175.55    (2,298.43)
     1992                                   1,400.04       504.37    (1,794.06)
     1993                                   1,500.00       211.64    (1,582.42)
     1994                                   1,046.31     1,026.97      (555.45)
     1995                                     344.70     1,202.92       647.47
     1996                                     468.00       381.00     1,028.00
     1997                                         (2)          (2)          (2)

                                               Northstar Income Fund (12/08/88)
                                         ----------------------------------------
                                         Distributions     Income/    Cumulative
                                             Paid           Loss      Income/Loss
                                         -------------     ------     -----------

     1987                                 $        0   $        0   $        0
     1988                                          0            0            0
     1989                                   1,380.56        83.74        83.74
     1990                                   1,493.41      (282.96)     (199.22)
     1991                                   1,769.38       258.68        59.46
     1992                                   1,400.00       488.24       547.70
     1993                                   1,400.00       295.33       843.03
     1994                                   1,407.66       410.75     1,253.78
     1995                                     859.53       377.59     1,631.37
     1996                                     785.00       274.00     1,905.00
     1997                                         (2)          (2)          (2)


                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 4 of 5

                                             PaineWebber Preferred Yield Fund
                                         ----------------------------------------
                                         Distributions     Income/    Cumulative
                                             Paid           Loss      Income/Loss
                                         -------------     ------     -----------
     1990                                 $   735.33   $  (377.00)  $  (377.00)
     1991                                   1,398.75      (296.00)     (673.00)
     1992                                   1,400.00       257.00      (416.00)
     1993                                   1,400.00       317.00        99.00
     1994                                   1,400.00       134.00        35.00
     1995                                   1,400.00     1,838.00     1,873.00
     1996                                   1,400.00       276.00     2,149.00
     1997                                        (2)           (2)          (2)

                                          Capital Preferred Yield Fund (01/24/90)
                                         ----------------------------------------
                                         Distributions     Income/    Cumulative
                                             Paid           Loss      Income/Loss
                                         -------------     ------     -----------

     1990                                 $ 1,029.03   $(1,825.54)   $(1,825.54)
     1991                                   1,200.01      (192.71)    (2,018.25)
     1992                                   1,200.01     1,373.04       (645.21)
     1993                                   1,291.50     1,110.59        465.38
     1994                                   1,299.99        92.81        558.19
     1995                                   1,299.99       844.30      1,402.49
     1996                                   1,736.00        82.00      1,484.00
     1997                                         (2)          (2)           (2)

                                        Capital Preferred Yield Fund-II (05/04/92)
                                        -----------------------------------------
                                         Distributions     Income/    Cumulative
                                             Paid           Loss      Income/Loss
                                         -------------     ------     -----------
     1990                                 $        0     $      0    $        0
     1991                                          0            0             0
     1992                                     662.29       158.21        158,21
     1993                                   1,200.00    (1,661.33)    (1,503.12)
     1994                                   1,200.00      (572.78)    (2,075.90)
     1995                                   1,200.00       320.09     (1,755.81)
     1996                                   1,200.00       197.00     (1,559.00)
     1997                                         (2)          (2)           (2)

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 4 of 4

                                       Capital Preferred Yield Fund-III (04/29/94)
                                       ------------------------------------------
                                         Distributions     Income/    Cumulative
                                             Paid           Loss      Income/Loss
                                         -------------     ------     -----------
     1994                                $    612.50    $  (753.87)  $  (753.87)
     1995                                   1,050.00       (961.60)   (1,715.47)
     1996                                   1,050.00       (334.00)   (2,049.00)
     1997                                        (2)            (2)          (2)


                                       Capital Preferred Yield Fund-IV (04/16/96)
                                       ------------------------------------------
                                         Distributions     Income/    Cumulative
                                             Paid           Loss      Income/Loss
                                         -------------     ------     -----------

     1996                                     706.00       (548.00)     (548.00)
     1997                                         (2)           (2)          (2)



(1) Due to the sale of all or substantially all of the assets of Leastec Income Fund V, ("Partnership") the General Partner has determined that final termination and dissolution of the Partnership will occur on or before December 31, 1997. Based upon the remaining assets of the Partnership, it is the General Partner's estimate that the Partnership will return to its Limited Partners approximately 90% of their original investment.

(2)      To be calculated for the annual period ended December 31, 1997.

                                    TABLE VI
                          Historic Taxable Gain (Loss)
                                   (Unaudited)


Typically, the Partnerships have generated taxable losses to be allocated to their partners during the first two years of operations. After that taxable income is allocated to the partners annually.

                    Leastec           Northstar            Preferred
Date              Income Fund V      Income Fund I         Yield Fund
----              -------------      -------------         ----------
1996              $ 2,036,484         $ 1,753,483        $ 2,012,679

1997                       (1)                (1)                 (1)



                    Capital              Capital           Capital            Capital
                   Preferred            Preferred         Preferred          Preferred
Date               Yield Fund         Yield Fund-II     Yield Fund-III     Yield Fund-IV
----               ----------         -------------     --------------     -------------
1996               $ 1,193,887        $ 643,311         $ (1,675,210)      $ ( 358,106)

1997                        (1)              (1)                  (1)               (1)





(1)  To be calculated for the annual period ended December 31, 1997.

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 1 of 11

The following is a list of all lessees of equipment owned by Capital Preferred Yield Fund as of June 30, 1997:

        AMPCO Pittsburgh                            Dow Chemical
        AO Smith Corp.                              Dun & Bradstreet
        Addington                                   E I Dupont
        Aetna Life                                  Embrex
        Air National Guard                          Empire Blue Cross
        Alliant Techsystems                         Exel Logistics
        Allied Signal                               FMC Corp.
        Ambrose                                     Federal Paper Board
        American Freightways                        Financial News Network
        Anchor Glass                                First Bank of Illinois
        Apache Corporation                          Ford Motor Company
        Apple River Hospital                        Fourth Financial Corp.
        Aristech Chemical                           Fred Meyer
        Avon                                        GE (Aero)
        BSE Management                              GE (Transport)
        Ball Corp.                                  GM Powertrain
        Bartow Memorial Hospital                    General Electric
        BioSafe, Inc.                               General Felt
        Boeing Computer equipment                   General Motors Corp.
        Boston University                           Georgia Power
        Branham & Baker Coal                        Glamis Gold
        Cablec Corporation                          Goodyear
        Carrier Corp.                               Gottschalks, Inc.
        Chambers Development                        Gould, Inc.
        Chrysler Corp.                              HM Investment
        Citibank N.A.                               HP Casino Management
        Commercial Union Insurance                  HP, Inc.
        Community General Hospital                  Hamline University
        Compression Labs                            Hartford Fire
        Computer equipment Science                  Hartz Foods
        Con Agra                                    Helvetia Coal
        Conner Peripherals                          Henry General Hospital
        Consolidated Diesel                         Hoyle, Morris & Kerr
        Costain Coal                                Hughes Aircraft
        Cyprus Tonopah Mining                       Hughes Network
        Danskin, Inc.                               Hyplains Beef
        Door County Hospital                        IBM

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 2 of 11

          ICF                                       Phoenix Mutual
          ICI Americas                              Plasma Quest
          ITO Corp of Baltimore                     Prudential
          International Rectifier                   Quaker Fabric
          Isomedix                                  Quality Products
          Jamesway Corp.                            Ralph's Grocery
          Kaiser Cement                             Reliance Insurance
          Key Services                              Rorer Group
          Kimberly-Clark                            Rose Acres Farm
          Kraft                                     Sarif, Inc.
          LAM Research                              Savannah Electric
          LSI Logic                                 Schneider National
          Lakeview Hospital                         Science Applications
          Lever Brothers                            Sears Technology
          Lockheed                                  Shareholder Services
          Louisiana Workers Comp.                   Shell Mining
          Marriott                                  Sigma Designs
          Marshalls                                 Skywest Airlines
          Maryland Casualty                         Smitty's Super Valu
          Maxtor Corp.                              Springfield Sugar & Products
          McCray Memorial                           Southern Pacific Trans
          Miami Dade                                Southwest Health Center
          Miltope                                   Southwest Health Center
          Motorola                                  Spring Arbor
          National Recovery                         Standish Community
          Neenah Foundry                            Stater Brothers
          Niagara Mohawk                            Stress Management
          Norcross Footwear                         TRW
          North American Chemical                   The Company Store
          Norton Company                            Thompson Pipe & Steel
          Occidental Chemical                       Thomson Saginaw
          Otis Elevator                             Timken Company
          Pentagon Systems                          Tokos
          Phillips Petroleum                        Triad International

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 3 of 11

          Tyler Corp.                               Wayne Farms
          US Navy                                   Western Digital
          United Tech                               Wharf Resources
          United Track (Wembley)                    Williamsport Hospital
          United Waste                              Wisconsin Packaging
          USS/Kobe Steel                            Woodward & Lothrup
          Valley Camp Coal                          Xerox
          Wagner College


The percentage breakdown by the industry of equipment owned and leased by Capital Preferred Yield Fund as of June 30, 1997:


Above ground mining                                   2.36        Medical                                              2.00
Agriculture/food process                              2.99        Manufacturing - other                                2.70
Banking                                               0.23        Miscellaneous packaging                              0.73
Below ground mining                                   5.30        Modular                                              1.14
Boot manufacturing                                    0.49        Networking equipment                                 0.54
CPU'S - DEC                                           4.45        Office automation                                    1.23
CPU'S - IBM                                           3.62        PBX Systems                                          3.36
CPU'S - other                                         1.87        Point-of-sale                                        0.95
Communication                                         5.19        Peripherals-controllers                              0.96
Construction                                          2.64        Peripherals-disk                                     3.68
Desktop PC                                            4.04        Peripherals-printers                                 0.04
Dry vans                                              0.56        Printed circuit board                                0.17
Forklifts                                             5.59        Research                                             3.04
Furniture                                             5.44        Semiconductor test                                   4.13
Glass packaging                                       1.16        Textile equipment                                    1.25
Grocery                                               3.31        Truck leasing                                        2.89
Loan                                                  2.02        Transport aircraft/truck                             5.29
Locomotives                                           0.64        Wafer fabrication                                    5.37
Machine tools                                         0.71        Warehousing                                          0.97
Maintenance                                           3.63        Workstations                                         3.32
                                                                                                                   --------
                                                                                                                     100.00





                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 4 of 11

The following is a list of all lessees of equipment owned by Capital Preferred Yield Fund-II as of June 30, 1997:

         Alliant Techsystems, Inc.             International Rectifier
         Allied Waste Industries               JP Food Service
         Anchor Glass                          James D. Hughes Insurance
         Atlantic Steel Industries             Kaman Corporation
         Auto Alliance                         LSI Logic
         Barney's                              Lever Brothers
         Basic Vegetable Products              Lexmark International
         Blue Cross & Blue Shield              Londonderry
         CIBA Geigy                            Maryland Casualty
         Chrysler Corporation                  Mascotech Braun
         Chyron Corporation                    Matsushita Electric
         Communicorp, Inc.                     Miami Dade
         Community General Hospital            Norcross Footwear
         Consolidated Diesel                   Northern Telecom
         Danskin                               Owens-Corning Fiberglass
         Diamond Shamrock                      Pacific Coast Producers
         Dow Jones                             Parke-Davis Pharmaceutical
         E-Trade Group                         Pen Interconnect
         Ernst Home Center                     Pepperidge Farm
         First Miss Steel                      Plexus Corporation
         G.E. Industrial Power                 Ralph's Grocery
         G.E. (Aero-Eng)                       Robertshaw Controls Company
         G.E. Regional Electronics             Rose Acres Farm
         GM Powertrain                         Savannah Electric & Power
         General Motors                        Sears Technology
         Georgia Power                         Smithfield Foods
         Goodings Supermarket                  Solectron Corporation
         HBO & Company                         Southern Pacific
         H.E. Butt Grocery                     Southwestern States Bank
         HP Casino Management                  Staples
         Hartford Fire                         State Street
         Hexcel                                Stone Container
         Honeywell Space Systems               Sybron Chemicals
         IBM Corporation                       System One Information Management
         ICI America's                         Teledyne Industries, Inc.
         ITO Corp.                             The Budd Company
         Ina Bearing Company                   The Cerplex Group

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 5 of 11

         The Falkirk Mining Company            United Track Racing
         The Forum Corporation                 USS/Kobe Steel
         The Good Guys                         Westchester County
         The Stop and Shop Supermarkets        Westinghouse
         Timken Company                        Wharf Resources
         Tip Top Nurseries, Inc.               Whirlpool
         Town of Wellsley                      Wolfe Nursery
         United States Sugar Corporation       Walker Manufacturing
         United Technologies                   Xerox

The percentage breakdown by the industry of equipment owned and leased by Capital Preferred Yield Fund-II as of June 30, 1997:



Above ground mining                                   2.34        Modular                                              1.75
Agriculture/food process                              1.15        Networking equipment                                 4.20
Banking                                               3.56        Office automation                                    2.24
Boot manufacturing                                    0.76        PBX systems                                          0.18
Communication                                         0.29        PC's networking                                      0.23
Construction                                          2.15        Peripherals-disk                                     0.66
CPU's - DEC                                           0.15        Peripherals-printers                                 0.91
CPU's - IBM                                           0.30        Peripherals-tape                                     0.19
CPU's -other                                          6.36        Portable PC's                                        1.54
Desktop PC's                                         10.95        Point-of-sale                                        4.22
Forklifts                                             9.29        Printed circuit board                                5.38
Furniture                                             1.07        Printing equipment                                   0.01
Glass Packaging                                       1.53        Research                                             1.01
Grocery FF&E                                          2.20        Retail                                               2.89
Injection molding                                     9.83        Semiconductor test                                   4.48
Loan                                                  1.03        Textile equipment                                    0.33
Locomotives                                           1.26        Track leasing                                        1.54
Medical                                               0.95        Transport trucks                                     3.64
Machine tools                                         3.45        Wafer fabrication                                    0.96
Manufacturing - semiconductor                         0.11        Workstations                                         2.24
                                                                                                                   --------
Manufacturing - other                                 2.67                                                           100.00


                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 6 of 11

The following is a list of all lessees of equipment owned by Capital Preferred Yield Fund-III as of June 30, 1997:

      Acme Battery Manufacturing                 Compsource, Inc.
      Alliant Techsystems, Inc.                  Consolidated Diesel
      Allied Signal                              Consolidated Systems
      Allied Waste Industries                    Container Care
      Alloy Polymers, Inc.                       Country Cupboard
      Alterations Plus                           Crystal Ford & Mercury
      American Assoc. of Retired People          D.L. Phillips Investment
      American Laminates, Inc.                   DSL Transportation Service
      Anchor Glass                               Dairymans Cooperative
      Appalachian Power                          David Tire Co.
      Applied Graphics                           Decamps, William
      Applied Radiological Control               Diamond Shamrock
      Atlantic Steel                             E&R, Inc.
      Autry Greer & Sons, Inc.                   Eastern Associated Coal
      Ball-Foster Glass Container                Ebenoburg Power
      Barber-Coleman Company                     Elmore-Pisgah, Inc.
      Basic Vegetable                            Envirosafe Services
      Bell South Telecommunications              Equimed Leasing
      Bickerstaff Imports                        Esselte Pendaflex Corp.
      Bob King Pontiac GMC                       F&M Distributors
      Bojangles Restaurants                      Feurer, Dennis
      Bonar Fabrics                              Fingerhut
      Brickhouse Enterprises                     Floyd Marine Storage
      Bristol-Myers Squibb                       Foote & Davies, Inc.
      Brown Strauss Steel                        Freestate Petroleum
      C&H Knit Products                          GM Powertrain
      CIBA Geigy                                 General Motors Corp.
      CT Harris, Inc.                            Georgetown Steel
      Calgon Carbon                              Georgia Power
      Canoak USA                                 Good Times Drive Thru
      Cardiac Pacemakers                         HBO & Company
      Central Air Freight                        HK Systems, Inc.
      Ceradyne, Inc.                             HP Casino Management
      Champion Business Forms                    Haldex Corp.
      Chesebrough Ponds                          Harry's Farmer's Market
      Columbus Southern Power                    Heilig Meyers

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 7 of 11

    Hokkins Systemation                       National Beef Packing Co.
    Home Depot                                National Broadcasting Co.
    Honeywell                                 North American Packaging
    Hough Petroleum                           Ohio Power Company
    IBM Corp.                                 Oklahoma Dept. of Tourism
    ICI Americas                              Owens-Corning Fiberglass
    ITT Automotive Electrical                 Pacific Coast Producers
    ITT Corporation                           Paramount Packaging Corp.
    In Home Health                            Peabody Coal Company
    Indiana Michigan Power                    Pen Interconnect
    Indy Electronics                          Perimeter Oil Company
    Interactive Marketing                     Plexus Corp.
    Intergraph                                Pretech Corporation
    International Paper Co.                   Prudential
    JJ Collins Sons, Inc.                     PTC Aerospace
    Jack Eckerd Company                       Quaker Coal Company
    KOVCO                                     Quality Oil Company
    Kansas Oxide Corp.                        Rainbow Marketers
    Kelley, Donald                            Ralph's Grocery
    Kentucky Power Co.                        Rawling Sporting Goods
    Kessel Food Markets                       Recycled Materials Company
    Keystone Consolidated                     Riverside Chrysler Plymouth
    Keystone Investment Management            Roadmaster Corporation
    Kop. Flex, Inc.                           Rogers Petroleum
    Lakeland Chrysler                         SOS Transport
    Land O'Lakes                              Saturn Corp.
    Lane Steel, Inc.                          Scott Company
    Lever Brothers Company                    Sea-Lect Wholesale Seafood
    Louisiana Workers Compensation            Shapiro Packing
    Lucas Industries                          Shoex, Inc.
    Lucas Western                             Shroeder's Wholesale
    Lucent Technologies                       Silverado Foods
    Lykins Oil Co.                            Smoky Jennings Chevrolet
    Madden Services                           Southway Tire & Automotive
    Major Brands                              Stampede Meat, Inc.
    Marriott                                  Staples
    Maryland Casualty                         Straight-Line Water Sports
    McGavren Guild, Inc.                      System One Information Management
    McKay, Dave                               TRW
    Merrit, Ford                              Television City
    Midstate Construction                     Tennessee River

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 8 of 11

    Texas Utilities Co.                       Tracy-Locke
    The Cerplex Group                         Trammel Crow Distribution
    The Falkirk Mining Company                Tricord Systems
    The Foxboro Company                       United Artists Theatre
    The Hanson-Whitney Company                United States Mineral
    The Iams Company                          USS/Kobe Steel
    The Robert Plan Corp.                     VFL Technology
    The Stop & Shop Supermarket               Valley Innovative Management
    The Warehouse, Inc.                       Visionart Design
    Thomson Industries                        Wayne Farms
    Thomson Micron                            Whaley, Jane Co.
    Thomson Saginaw Ball Screw Co.            White Consolidated
    Three Rivers Motor Co.                    Williams-Sonoma Stores
    Tom's Tire & Service Center               Xerox

The percentage breakdown by the industry of equipment owned and leased by Capital Preferred Yield Fund-III as of June 30, 1997:


Above ground mining                                   3.17        PBX systems                                          0.95
Agriculture/food processing                           4.34        Peripherals - controllers                            0.03
Automotive FF&E                                       0.46        Peripherals - printers                               0.39
Below ground mining                                   2.90        Peripherals - tape                                   0.03
Communication                                         2.02        Peripherals - terminals                              0.24
Construction                                          2.60        Portable PC's                                        1.38
CPU's - DEC                                           0.32        Point-of-sale                                        1.83
CPU's - other                                         0.24        Printed circuit board                                2.84
Desktop PC's                                          6.43        Printing equipment                                   6.94
Dry vans                                              1.12        Research                                             0.22
Forklifts                                            15.19        Restaurant FF&E                                      1.01
Furniture                                             6.67        Retail FF&E                                          1.79
Golf course equipment                                 0.60        Semiconductor test equipment                         2.93
Grocery FF&E                                          5.35        Software                                             0.90
Injection molding                                     0.15        Textile equipment                                    1.12
Machine tools                                         8.10        Track leasing                                        0.04
Manufacturing - other                                 4.82        Transportation - containers                          0.15
Manufacturing - semiconductor                         0.32        Transportation - trucks                              0.36
Miscellaneous - packaging                             0.49        Wafer fabrication                                    1.70
Networking equipment                                  4.85        Warehouse - miscellaneous                            0.99
Office automation                                     2.15        Workstations                                         1.87
                                                                                                                   --------
                                                                                                                     100.00

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 9 of 11

The following is a list of all lessees of equipment owned by Capital Preferred Yield Fund-IV as of June 30, 1997:

     Addison Wesley Longman                    Lexmark International
     Alcoa Alumina                             Louisiana Workers Comp.
     Alcoa Fujikura                            Lucas Industries
     Alliant Techsystems, Inc.                 Lucent Technologies, Inc.
     Applied Magnetics                         Matsushita Electric
     Arqule                                    Medtronic, Inc.
     Ball-Foster Glass Container               Morgan Construction
     Basic Vegetable Products                  Nabisco
     Brown Strauss Steel                       National Broadcasting Co.
     Burlingame Industries                     Northwestern University
     Christy's Market                          Oklahoma Gas & Electric
     Chrysler Corporation                      Owens-Corning Fiberglass
     Consolidated Diesel                       Precision Castparts
     Daugold                                   Robertshaw Controls Company
     Enogex                                    Staples, Inc.
     GM Powertrain Division                    Texas Instruments
     GS Technologies                           The Dewolfe Company
     General Motors Corporation                The Foxboro Company
     Genetics Institute                        The New York Hospital
     Georgetown Steel                          Thomson Industries, Inc.
     Harsco Corporation                        Total System Services
     Heluva Good Cheese                        Triconex Corporation
     Home Depot, Inc.                          Unicco Service Co.
     Hughes Aircraft                           United Artist Theatre
     Hughes Space & Comm.                      United States Sugar Corp.
     ITT Automotive Electrical                 Universal Forest Products
     In Home Health                            USS/Kobe Steel
     International Paper Company               Xerox
     Lear Corporation

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 10 of 11

The percentage breakdown by the industry of equipment owned and leased by all of Capital Preferred Yield Fund-IV as of June 30, 1997:


Communication                                         1.00        Modular                                              5.15
Construction                                          2.18        Networking equipment                                 4.84
Desktop PC's                                         13.33        Office automation                                    8.30
Dry vans                                              0.09        PBX systems                                          0.87
Forklifts 1                                           2.53        Peripherals - disk                                   0.27
Forklifts 2                                          17.83        Portable PC's                                        1.29
Forklifts 3                                           1.10        Printed circuit board manufacturing                  2.96
Furniture                                             2.11        Research                                             8.47
Grocery FF&E                                          1.44        Retail FF&E                                          1.52
Machine tools                                        10.94        Semiconductor test                                   0.91
Medical                                               0.52        Software                                             0.35
Manufacturing - other                                 8.26        Wafer fabrication manufacturing                      2.71
                                                                                                                   --------
Miscellaneous packaging                               1.03                                                           100.00

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 11 of 11

The percentage breakdown by the industry of equipment owned and leased by Capital Preferred Yield Fund, Capital Preferred Yield Fund-II, Capital Preferred Yield Fund-III and Capital Preferred Yield Fund-IV as of June 30, 1997:


Above ground mining                                   2.19        Miscellaneous packaging                              0.51
Agriculture/food process                              2.47        Modular buildings                                    1.47
Automotive FF&E                                       0.11        Networking equipment                                 2.96
Banking                                               0.84        Office automation                                    2.56
Below ground mining                                   2.80        PBX systems                                          1.71
Boot manufacturing                                    0.36        Peripherals - controllers                            0.39
Communication                                         2.74        Peripherals - disk                                   1.63
CPU's - DEC                                           1.88        Peripherals - printers                               0.30
CPU's - IBM                                           1.54        Peripherals - tape                                   0.05
CPU's - Other                                         0.27        Peripherals - terminals                              0.06
CPU's - Teredata                                      1.86        Portable PC's                                        0.92
Desktop PC's                                          7.36        Point-of-Sale                                        2.67
FF&E                                                  0.63        Printed circuit board manufacturing                  2.57
Forklifts 1                                           2.14        Printing equipment                                   1.69
Forklifts 2                                           8.14        Research                                             2.56
Forklifts 3                                           0.70        Restaurant FF&E                                      0.25
Furniture                                             3.68        Retail FF&E                                          1.24
Glass packaging                                       0.78        Semiconductor test equipment                         3.44
Golf Course equipment                                 0.15        Software                                             0.27
Grocery FF&E                                          3.25        Textile equipment                                    0.84
Industrial - construction                             2.42        Track leasing                                        1.48
Industrial - maintenance                              1.44        Transportation - aircraft                            0.59
Injection molding                                     2.10        Transportation - container                           0.04
Loan                                                  1.02        Transportation - dry vans                            0.50
Locomotives                                           0.52        Transportation - trucks                              2.40
Machine tools                                         4.38        Wafer fabrication                                    3.15
Manufacturing - semiconductor                         0.10        Warehousing - miscellaneous                          0.63
Manufacturing - other                                 3.86        Workstations                                         2.24
                                                                                                                   --------
Medical                                               1.15                                                           100.00


                          CAPITAL PREFERRED YIELD FUNDS
                            SAMPLE LESSEES BY REGION
                                   (Unaudited)
                                     1 of 2

       Northeastern Region                   Southeastern Region
       -------------------                   -------------------

       Avon Products                         Anchor Glass
       BioSafe, Inc.                         Appalachian Power Co.
       Bristol-Myers Squibb Co.              Bartow Memorial Hospital
       Columbus Southern Power               Branham & Baker Coal Co.
       Dow Jones & Company                   Ciba Geigy
       G.E. Regional Electronics Center      Compression Labs
       Lever Brothers                        General Electric Supply
       Marriott Corp.                        Georgia Power Company
       Maryland Casualty                     HBO & Company
       Ohio Power Co.                        Honeywell Space Systems, In.
       Otis Elevator                         ICF, Inc.
       Pepperidge Farm                       Intergraph Corporation
       Shareholder Services                  Kentucky Power Co.
       Staples, Inc.                         Kraft, Inc.
       State Street                          Peabody Coal Co.
       Thomson Saginaw Ball Screw Co.        Plexus Corp.
       TRW                                   Savannah Electric & Power Co.
                                             Shell Mining Co.
       Western Region                        Timken Co.
       --------------                        Whirlpool
       Boeing Computer Equipment Systems
       Brown-Strauss Steel Division          Midwestern Region
                                             -----------------
       Chesebrough-Ponds, Inc.
       Chyron Corporation                    Alliant Techsystems, Inc.
       Fred Meyers, Inc.                     Allied Signal, Inc.
       General Felt Industries               Apache Corp.
       Hughes Aircraft Company               Applied Graphics Technologies
       General Motors Corporation            Blue Cross & Blue Shield of Texas
       Hughes Network Systems, Inc.          Cardiac Pacemakers, Inc.
       International Rectifier Corp.         Carrier Corp.
       Kaiser Cement                         Diamond Shamrock Refining
       Lam Research Corp.                    Fingerhut
       LSI Logic Corp.                       First Bank of Illinois
       Lucas Western, Inc.                   Ford Motor Company

                          CAPITAL PREFERRED YIELD FUNDS
                            SAMPLE LESSEES BY REGION
                                   (Unaudited)
                                     2 of 2



       Western Region                        Midwestern Region
       --------------                        -----------------

       Marshalls                             Fourth Financial Corp.
       Northern Telecom, Inc.                General Motors Corporation
       Ralph's Grocery                       Hyplains Beef, L.C.
       Southern Pacific                      Indiana Michigan Power Co.
       Stater Brothers                       Land O'Lakes
       Teledyne Industries, Inc.             Motorola
       Valley Camp Coal                      Occidental Chemical Corp.
       Wharf Resources USA, Inc.             Reliance Insurance
                                             Sears Technology

                                                                       EXHIBIT C
















                     CAPITAL PREFERRED YIELD FUND - V, L.P.
                             SUBSCRIPTION AGREEMENT

                           INSTRUCTIONS FOR COMPLETING
          CAPITAL PREFERRED YIELD FUND - V, L.P. SUBSCRIPTION AGREEMENT

Please be certain that all applicable sections of the Subscription Agreement are complete.

 1.      Month, day and year application is signed.

 2. It is imperative that all CHECKS BE MADE PAYABLE to "CAPITAL PREFERRED YIELD FUND - V, L.P., Escrow Account" or "CAPITAL PREFERRED YIELD FUND
         - V, L.P." as applicable.

         Amount of Investment:  Dollar amount invested.

         Unit amount:  ($100 per unit).

         Are you a "United States Person":  Mark yes or no.

         Additional investment: If you previously invested in this Fund, mark yes; include your account number.

         Point of sale:  The state where purchase is made.

 3. Social Security/Tax Identification Number: Please provide your Social Security Number here. Any tax identification number should be provided in addition to your Social Security Number when applicable (i.e. family trust, corporation, etc.).

 4.      Registration:  Please mark one box only.

 5. Name(s) in which ownership is to be registered: Please complete this section exactly as it should appear on your certificate (i.e. Investors Bank, FBO John Jones IRA DTD 7/1/93).

 6. Investor(s) Signature: Please sign where indicated. If you are using a trustee, the authorized trustee signature must appear.

 7.      Investor(s) Legal Residence:  Legal address.

 8. Custodian or Trust Company Address: Address of Custodian or Trust Company. If you choose to direct your distributions to multiple payees, please complete and sign a Split Distribution Form. In the event your check amount does not equal the minimum deposit requirement of your financial institution and is returned to us a $5.00 service charge will be deducted from the amount of your check.

9. Mailing Address for Checks: You may wish for your checks to be deposited directly to a bank account (include account number, address of bank, etc.). If a custodian or trust company is named, checks will be mailed to #8 above. If you would like distributions to be sent to two persons, complete all information under #9.

10. Check here if you would like your distributions reinvested during the Offering Period.

11. You may elect to receive payment of your cash distributions from the Partnership on a monthly basis or a quarterly basis. Please indicate your choice clearly in response to this question.

                              TO THE BROKER/DEALER

12. Please complete the Broker/Dealer section in full. This application must be signed by a Registered Principal or Branch Manager of the firm. The order cannot be completed without such a signature.

13. Please direct all copies as noted on the application. Note: When a trustee is used, both original and trustee copy should be sent to the trustee for signature and forwarding to CAI Securities Corporation. If you have any questions, please call toll free in the Continental U.S.:
         (800) 821-2456.

          CAPITAL PREFERRED YIELD FUND - V, L.P. SUBSCRIPTION AGREEMENT
                              AND POWER OF ATTORNEY
                                 SIGNATURE PAGE

Please type or print

 1.      IN WITNESS WHEREOF, I have executed  this subscription on this ---- day
         of           19  .
            ---------   --
 2. Make checks payable to: "CAPITAL PREFERRED YIELD FUND-V, L.P., Escrow Account" (if before the Minimum Offering of 12,000 Units) or "CAPITAL PREFERRED YIELD FUND-V, L.P." (if after the Minimum Offering). (Investors investing through a Qualified Retirement Plan should furnish a check from the Plan's Custodian/Trustee.)

         Amount of this investment ($100 per unit):  $-----------
         No. of Units ----   United States Person* ----- Yes  ------ No
         Add'l Investment ------- Yes --------- No  Acct. # --------------------
         Point of Sale (State):
                                ------------------------------------------------
 3.      Social Security Number:
                  OR
         Tax Identification Number:

         Custodian Tax Identification Number
                                             -----------------------------------
 4.      REGISTRATION (Check one)

              IRA                    Profit Sharing Plan      Community Property
          ---                    ---                      ---
              Tenants in Common      Individual               KEOGH
          ---                    ---                      ---
              Other                  Partnership              Trust
          ---       ----------   ---                      ---
                     (Specify)

              Joint Tenants          Custodian                Pension Plan
          ---                    ---                      ---
--------------

* "United States Person" means a citizen or resident of the United States, a partnership or corporation formed under the laws of any State and a trust or estate the income from which is partly or wholly subject to U.S. federal income tax. A "resident" of the United States is defined in Internal Revenue Code Section 7701(b) to include permanent residents of the United States, certain part-time residents and certain persons who elect to be taxed as residents. Non-U.S. citizens should consult their tax advisors regarding these residency rules.

5. NAME(S) IN WHICH UNITS ARE TO BE REGISTERED: (Use only spaces provided if abbreviation is necessary use preferred abbreviation)

     ------------------------------------------------------------------

     ------------------------------------------------------------------

6.      X                                   X
          -----------------------------      -----------------------------------
          Investor's Signature               Authorized Signature (Custodian or
                                             Trustee)

         X                                   X
          -----------------------------      -----------------------------------
          Investor's Signature                Please print name and title of
                                              above

7.      LEGAL RESIDENCE OF INVESTOR(S)

        ------------------------------------------------------------------------
        Street Address

        -------------------------------           ------      ----- - ----
        City                                      State       Zip Code

         --- - --- - ----                         ------------
         Day Telephone No.                        Evening Telephone No.

8.      CUSTODIAN OR TRUST COMPANY ADDRESS:

        ------------------------------------------------------------------------
        Street Address

        -------------------------------            -----      ------ - ----
        City                                       State      Zip Code

        --- - --- - ----
        Telephone No.


9.      MAILING ADDRESS FOR CHECKS:  (if different than #7 above)

        If you want to split the distribution by dollar amount or percentage, indicate these numbers below.


        Check #1 $          or          %    Check #2 $          or           %
                  ---------    ---------               ---------    ----------
        Company or Bank Name                 Company or Bank Name
                             -----------                          ------------
        Account Number                       Account Number
                       -----------------                    ------------------
        Street Address                       Street Address
                       -----------------                    ------------------
        City, State, Zip                     City, State, Zip
                         ---------------                      ----------------
        Telephone                            Telephone
                  ----------------------               -----------------------

10. Check here if you elect to have distributions of the Partnership reinvested in additional units during the Offering Period. ____

         You will receive updated Supplements throughout the Offering Period.

11.      FREQUENCY OF CASH DISTRIBUTIONS:

         I elect to receive payment of cash distributions from the Partnership (choose one): Monthly ____ or Quarterly ____.

To be completed by Broker/Dealer

The undersigned Firm Principal and Registered Representative under his or her supervision hereby represents the following with regard to the investor named in the Subscription Agreement and Power of Attorney.

                  1. The required suitability verification has been conducted in accordance with Rule 2810(b)(2) of the NASD Conduct Rules.

                  2. The required disclosure of all pertinent facts relating to the liquidity and marketability of the program during the term of the investment has been done in accordance with Rule 2810(b)(3) of the NASD Conduct Rules.

                  3. The investor will receive a final prospectus at least five business days prior to the completion of the sale.

                  4. The investor will receive a confirmation of his or her purchase.

      -----------------------------------------------------------------------
12.   | Name of Registered                                   -              |
      |   Representative:                             --- --- ----          |
      |                   ------------------------      Telephone           |
      | Soliciting Broker Firm:                                             |
      |                         ------------------                          |
      |   Registered Representative's                                       |
      |   Office Address:                                                   |
      |                   -----------------------                           |
      |   City:                                                             |
      |                   ------------------------                          |
      |   State and Zip Code:                                               |
      |                        -------------------                          |
      |        --------------------------------------------------------     |
      |        Registered Representative's Signature                        |
      |                                                                     |
      |        --------------------------------------------------------     |
      |        Authorized Signature of Registered Principal or Branch       |
      |     Manager                                                         |
      |       (ORDER CANNOT BE COMPLETED WITHOUT SIGNATURE)                 |
      -----------------------------------------------------------------------

                           ----------------------------------------
                           |        FOR FUND USE ONLY:            |
                           |         -----------------            |
                           |                                      |
                           |        ADMIT DATE                    |
                           |                   -----------------  |
                           |        AMOUNT                        |
                           |                   -----------------  |
                           |        BLUE SKY                      |
                           |                   -----------------  |
                           |        TERRITORY                     |
                           |                   -----------------  |
                           |        ORDER NO.                     |
                           |                   -----------------  |
                           |        SALES CODE                    |
                           |                   -----------------  |
                           |        TRUST CO.                     |
                           |                   -----------------  |
                           ----------------------------------------

         Accepted:         Capital Preferred Yield Fund - V, L.P.

                        By:      CAI Equipment Leasing VI Corp., General Partner


                                 By:
                                    --------------------------------------------
                                            Authorized Officer

13. WHITE COPY - Mail to: YOUR BROKER/DEALER OR CAI SECURITIES CORP. at 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235 GREEN COPY - Investor CANARY COPY - Sales Representative PINK COPY - Broker/Dealer GOLDENROD COPY - Trustee

                     CAPITAL PREFERRED YIELD FUND - V, L.P.

                             SUBSCRIPTION AGREEMENT


CAI Equipment Leasing VI Corp.
General Partner of Capital Preferred Yield Fund - V, L.P.
7175 West Jefferson Avenue, Suite 4000
Lakewood, Colorado  80235

                  The undersigned hereby makes application to purchase limited partnership interests ("Units") in Capital Preferred Yield Fund - V, L.P., a Delaware limited partnership. The undersigned will sign the attached Signature Page to the Subscription Agreement and Power of Attorney indicating thereon the number of Units applied for ($100 per Unit; minimum subscription $2,500 except that, in the case of an IRA or qualified plan, the minimum investment may be $1,000), and enclose a check made payable to "CAPITAL PREFERRED YIELD FUND - V, L.P., Escrow Account" (if before the Minimum Offering of 12,000 Units) or "CAPITAL PREFERRED YIELD FUND -V, L.P." (if after the Minimum Offering).

                  The sale of Units may not be completed until five days after the investor has received the final Prospectus. An investor may receive a refund of his or her investment within five days after subscribing if that investor received a final Prospectus only at the time of subscription.

                  The undersigned hereby acknowledges receipt of a copy of the Prospectus, dated __________ __, 1998.

                  The undersigned hereby represents and warrants to you as follows (Michigan, Nebraska, Ohio, Oklahoma and Texas investors must initial each representation in the space provided in the left margin):

                          (1)     I have received the Prospectus and the form of
----- the Agreement of Limited Partnership (the "Partnership Agreement") attached as Exhibit A thereto, and hereby specifically adopt every provision of the Partnership Agreement and agree to be bound thereby;

                            (2)     I (a) am purchasing Units for my own account
----- and have a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and personal property and motor vehicles or automobiles) at least equal to $45,000 in excess of my capital contribution, or (b) am purchasing Units for my own account and have net worth (exclusive of home, home furnishings and personal property and motor vehicles or automobiles) at least equal to $150,000 in excess of my capital contribution, or (c) am purchasing in a fiduciary capacity for a person or entity, and either each beneficiary of the fiduciary account or the donor who is directly or indirectly supplying the funds to purchase the Units subscribed for meets the suitability standards set forth in clause (a) or clause (b). If I am purchasing in a state requiring suitability standards different from those set forth above, I represent that I meet, or am purchasing in a fiduciary capacity for a person or entity that meets, the suitability standards set forth for such state as reflected in the following table;

                                                                                                  Subscription
                          Minimum Investment             Suitability Standards                     Agreement
                          ------------------      ---------------------------------              -------------
                             (In Units)

                                    IRAs and                         Annual
                                   Qualified       Net               Gross                 Net      Signature
State                  Regular       Plans        Worth     plus     Income      or       Worth     Required
-----                  -------     ---------      -----     ----     ------      --       -----     ---------

Alabama                   25           10        $45,000           $45,000              $150,000        No
Alaska                    25           10         45,000            45,000               150,000        No
Arizona                   25           10         45,000            45,000               150,000        No
Arkansas                  25           10         45,000            45,000               150,000        No
California                25           10         45,000            45,000               150,000        No
Colorado                  25           10         45,000            45,000               150,000        No
Connecticut               25           10         45,000            45,000               150,000        No
Delaware                  25           10         45,000            45,000               150,000        No
Dist. of Columbia         25           10         45,000            45,000               150,000        No
Florida                   25           10         45,000            45,000               150,000        No
Georgia                   25           10         45,000            45,000               150,000        No
Hawaii                    25           10         45,000            45,000               150,000        No
Idaho                     25           10         45,000            45,000               150,000        No
Illinois                  25           10         45,000            45,000               150,000        No
Indiana                   25           10         45,000            45,000               150,000        No
Iowa                      25           25         45,000            45,000               150,000       Yes
Kansas                    25           10         45,000            45,000               150,000        No
Kentucky                  25           10         45,000            45,000               150,000        No
Louisiana                 25           10         45,000            45,000               150,000        No
Maine                     25           10         45,000            45,000               150,000       Yes
Maryland                  25           10         45,000            45,000               150,000        No
Massachusetts             25           10         60,000            60,000               225,000       Yes
Michigan*                 25           10         45,000            45,000               150,000       Yes
Minnesota                 25           20         45,000            45,000               150,000       Yes
Mississippi               25           10         45,000            45,000               150,000        No
Missouri                  25           10         60,000            60,000               225,000       Yes
Montana                   25           10         45,000            45,000               150,000        No
Nebraska                  50           10         45,000            45,000               150,000       Yes
Nevada                    25           10         45,000            45,000               150,000        No
New Hampshire             25           10         45,000            45,000               150,000       Yes
New Jersey                25           10         45,000            45,000               150,000       Yes
New Mexico                25           10         45,000            45,000               150,000       Yes
New York                  25           10         45,000            45,000               150,000        No
North Carolina            25           10         60,000            60,000**             225,000       Yes
North Dakota              25           10         45,000            45,000               150,000        No
Ohio*                     25           10         45,000            45,000               150,000       Yes
Oklahoma                  25           10         45,000            45,000               150,000       Yes
Oregon                    25           10         45,000            45,000               150,000        No
Pennsylvania*             25           10         45,000            45,000               150,000        No
Rhode Island              25           10         45,000            45,000               150,000        No
South Carolina            25           10         45,000            45,000               150,000        No
South Dakota              25           10         45,000            45,000               150,000       Yes
Tennessee                 25           10         45,000            45,000               150,000       Yes
Texas                     25           10         45,000            45,000               150,000       Yes
Utah                      25           10         45,000            45,000               150,000        No
Vermont                   25           10         45,000            45,000               150,000        No
Virginia                  25           10         45,000            45,000               150,000        No
Washington                25           10         45,000            45,000               150,000       Yes
West Virginia             25           10         45,000            45,000               150,000        No
Wisconsin                 25           10         45,000            45,000               150,000        No
Wyoming                   25           10         45,000            45,000               150,000        No

--------------------

*    The investment in Units may not exceed 10.0% of the investor's net worth.
** In North Carolina, income requirements apply to taxable income, rather than gross income.
--------------------

                          (3)     I have reached the age of majority in my state
------            of residence;

                          (4)     I  acknowledge  that  this  is  not  a  liquid
------ investment (this representation shall not apply to Minnesota or Missouri investors);

                          (5)    If I am acting in a representative capacity for
------ a corporation, partnership, trust or other entity, or as agent for any person or entity, I hereby represent and warrant that I have full authority to enter into this agreement in such capacity; and

                          (6)    In  the case of  investment by a qualified plan
------            or IRA:  (a) I am the fiduciary of the qualified plan or IRA;
                  and (b) the acquisition and holding of Units by the qualified plan or IRA will not violate the provisions of ERISA or constitute a "prohibited transaction" under ERISA or the Internal Revenue Code.

Disclosures to Investors.

                          (1)     The  assignability and  transferability of the
----- Units will be governed by the Agreement and all applicable laws. You should consider that the Units may not be sold if necessary to provide liquidity and whether you have adequate means of providing for your current needs and personal contingencies.

                          (2)     If you are purchasing the Units subscribed for
----- hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom you are so purchasing.

                          (3)    The General Partner of the Partnership may rely
------ on the representations and warranties made by you in this Subscription Agreement.

                  IN STATES WHERE (AS REFLECTED IN THE FOREGOING TABLE) INVESTORS ARE NOT REQUIRED TO EXECUTE SUBSCRIPTION AGREEMENTS, AND SUBJECT TO ACCEPTANCE OF THE INVESTOR'S SUBSCRIPTION FOR UNITS, PAYMENT TO THE DEALER-MANAGER OR A SELLING DEALER FOR THE UNITS PURCHASED SHALL CONSTITUTE THE INVESTOR'S AGREEMENT TO THE TERMS AND CONDITIONS OF THIS SUBSCRIPTION AGREEMENT AND THE PARTNERSHIP AGREEMENT, THE AUTHORITY OF THE GENERAL PARTNER TO EXECUTE THIS SUBSCRIPTION AGREEMENT AND THE IRREVOCABLE APPOINTMENT OF THE GENERAL PARTNER AS THE INVESTOR'S ATTORNEY-IN-FACT TO EXECUTE ON BEHALF OF THE INVESTOR THE PARTNERSHIP AGREEMENT AND SUCH OTHER DOCUMENTS AS MAY BE REQUIRED TO CARRY OUT THE BUSINESS OF THE PARTNERSHIP.

                  The undersigned hereby acknowledges that by his, her or its signature below, whether personally, pursuant to the authority set forth in the preceding paragraph or otherwise, the undersigned irrevocably constitutes and appoints the General Partner of the Partnership the true and lawful attorney-in-fact of such person with full power and authority in the name, place and stead of such person to execute, acknowledge, swear to, file and record at the appropriate public offices the Partnership Agreement and amendments thereof and to take such other actions as may be necessary or appropriate to carry out the provisions of the Partnership Agreement and the Prospectus of the Partnership as the General Partner deems appropriate.

                  The power of attorney contained in the preceding paragraph is irrevocable and shall survive and not be affected by the subsequent death, disability or incapacity of the undersigned investor.

                  The undersigned hereby agrees that the undersigned is not entitled to cancel, terminate or revoke this subscription or any agreements of the undersigned hereunder and that such subscription and agreements shall survive the death or disability of the undersigned.

                  This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware. If for any reason any provision or provisions hereof are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the provisions of the Agreement that are valid.

                  IN WITNESS WHEREOF, the undersigned executes and agrees to be bound by this Subscription Agreement by executing the Signature Page (which may be executed through the authorization granted to the General Partner only in the case of a purchase of Units through the Dealer-Manager or a Selling Dealer, and only in states that permit such execution, as described herein) on the date therein indicated.



         WHITE COPY - Mail to:  YOUR BROKER/DEALER OR CAI SECURITIES
         CORP. at 7175 West Jefferson Avenue, Suite 4000, Lakewood,
         Colorado 80235
         GREEN COPY - Investor CANARY COPY - Sales Representative PINK COPY - Broker/Dealer GOLDENROD COPY - Trustee

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of October, 1997.

                  CAPITAL PREFERRED YIELD FUND-V, L.P.

                           By:  CAI EQUIPMENT LEASING VI CORP.
                                    a Colorado corporation and
                                    a General Partner of the Registrant


                                    By:  /s/ John F. Olmstead
                                        ----------------------------------------
                                        John F. Olmstead, President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on October 20, 1997 by the following persons in the capacities indicated.

                  Know all by these presents, that each person whose signature appears below constitutes and appoints John F. Olmstead, Anthony M. DiPaolo and Dennis J. Lacey, and each of them, with full power to act, without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, of Capital Preferred Yield Fund - V, L.P. and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and state securities agencies, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substititutes, may lawfully do or cause to be done by virtue thereof.

         Signature                                     Title
         ---------                                     -----
/s/  John F. Olmstead              President (Principal Executive Officer) and
-------------------------------    Director of CAI Equipment Leasing VI Corp.,
John F. Olmstead                   the General Partner of the Registrant

/s/  Dennis J. Lacey               Senior Vice President and Director of CAI
-------------------------------    Equipment Leasing VI Corp., the General
Dennis J. Lacey                    Partner of the Registrant

/s/  Anthony M. DiPaolo            Senior Vice President, Chief Administrative
-------------------------------    Officer (Principal Financial Officer) and
Anthony M. DiPaolo                 Director of CAI Equipment Leasing VI Corp.,
                                   the General Partner of the Registrant

/s/ Daniel J. Waller               Director of CAI Equipment Leasing VI Corp.,
-------------------------------    the General Partner of the Registrant
Daniel J. Waller

/s/ Richard H. Abernethy           Director of CAI Equipment Leasing VI Corp.,
-------------------------------    the General Partner of the Registrant
Richard H. Abernethy

/s/ John A. Reed                   Director of CAI Equipment Leasing VI Corp.,
-------------------------------    the General Partner of the Registrant
John A. Reed

/s/ David J. Anderson              Chief Accounting Officer (Principal
-------------------------------    Accounting Officer) and Secretary of CAI
David J. Anderson                  Equipment Leasing VI Corp., the General
                                   Partner of the Registrant

                                  EXHIBIT INDEX

Exhibits            Exhibit Description                                    Page
--------            -------------------                                    ----

1(a)                -Form of Dealer-Manager Agreement
1(b)                -Form of Selling Dealer Agreement
3(a)                -Articles of Incorporation of CAI Equipment
                    Leasing VI Corp.
3(b)                -Bylaws of CAI Equipment Leasing VI Corp.
4(a)                -Organizational Partnership Agreement of
                    Capital Preferred Yield Fund - V, L.P.
4(b)                -Form of Amended and Restated Agreement of
                    Limited Partnership (included in the
                    Prospectus as Exhibit A)
5                   -Opinion of Lyle B. Stewart, P.C., as to
                    the legality of the securities being
                    registered
8                   -Opinion of Ballard Spahr Andrews &
                    Ingersoll as to tax matters*
10(a)               -Form of Escrow Agreement
10(b)               -Form of Subscription Agreement (included
                    in the Prospectus as Exhibit C)
23(a)               -Consent of Lyle B. Stewart, P.C. is
                    contained in its opinion (filed as
                    Exhibit 5)
23(b)               -Consent of Ballard Spahr Andrews &
                    Ingersoll is contained in its opinion
                    (filed as Exhibit 8)
23(c)               -Consent of KPMG Peat Marwick LLP relating
                    to its audit of the balance sheet of CAI
                    Equipment Leasing VI Corp.
23(d)               -Consent of KPMG Peat Marwick LLP relating
                    to its audit of the  balance  sheet of
                    Capital Preferred Yield Fund - V, L.P.
23(e)               -Consent of KPMG Peat Marwick LLP relating
                    TO its audit of the  balance  sheet of
                    Capital Associates, Inc.
24                  -Power of Attorney (included on Signature
                    Page of the Registration Statement)

*    To be filed by amendment.